     As filed with the Securities and Exchange Commission on April 2, 2013

                              FILE NO. 333-180370

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           (Exact Name of Registrant)

                               NEW YORK 36-2608394
                  (State or Other Jurisdiction (I.R.S. Employer
            of Incorporation or Organization) Identification Number)

                                      6300
            (Primary Standard Industrial Classification Code Number)

                                100 MOTOR PARKWAY
                                    SUITE 132
                            HAUPPAUGE, NEW YORK 11788
                                  631/357-8920
            (Address and Phone Number of Principal Executive Office)

                             CT CORPORATION SYSTEM
                               111 EIGHTH  AVENUE
                                   13TH FLOOR
                               NEW YORK, NY 10011
                                 (212) 894-8800
       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

                              JOCELYN LIU, ESQUIRE
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           3100 SANDERS ROAD SUITE J5B
                              NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]   Accelerated filer [ ]

Non-accelerated filer [X] (Do not check if a smaller reporting company)

Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

                                     Proposed maximum   Proposed maximum
Title of securities   Amount to be    offering price   aggregate offering      Amount of
to be registered     registered (1)      per unit          price (1)       registration fee (2)
-------------------  --------------  ----------------  ------------------  --------------------
Deferred annuity
interests and
participating
interests therein    $          N/A  $            (1)  $             N/A   $                N/A

(1) The Contract does not provide for a predetermined amount or number of units.

(2) By filing dated March 27, 2012, Allstate Life Insurance Company of New York
    registered $20,000,000 ($20 million) in market value adjusted annuity contract securities and paid a filing fee of $2,292.00 therefor. In this
    Registration Statement, Registrant continues that offering.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, LLC ("ADLLC") serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of
Allstate Life Insurance Company of New York, is a wholly owned subsidiary of
Allstate Life Insurance Company. ADLLC is a registered broker dealer under the
Securities and Exchange Act of 1934, as amended, and is a member of the
Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading "Broker-Dealer
Agreements." The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Supplement Dated May 1, 2013

To the following Prospectuses, as supplemented

ALLSTATE PROVIDER PROSPECTUS DATED MAY 1, 2002

SELECTDIRECTIONS PROSPECTUS DATED APRIL 30, 2005

AIM LIFETIME PLUS PROSPECTUS DATED APRIL 30, 2005

AIM LIFETIME PLUS II PROSPECTUS DATED APRIL 30, 2005

CUSTOM PORTFOLIO PROSPECTUS DATED APRIL 30, 2005

The following information supplements the prospectus for your variable annuity contract issued by Allstate Life Insurance Company of New York.

Item 3(c). Risk Factors

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer and a provider of other products and financial services. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.

Changes in underwriting and actual experience could materially affect profitability and financial condition

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of the business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target new business returns on a portfolio basis, which could result in the discontinuation or de-emphasis of products or distribution relationships and a decline in sales. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses, and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability and financial condition.

Changes in reserve estimates may adversely affect our operating results

The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. We periodically review the adequacy of these reserves on an aggregate basis and if future experience differs significantly from assumptions, adjustments to reserves and amortization of deferred policy acquisition costs (“DAC”) may be required which could have a material effect on our operating results.

Changes in market interest rates may lead to a significant decrease in the sales and profitability of spread-based products

Our ability to manage our spread-based products, such as fixed annuities, is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, proceeds from investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to lower sales and/or changes in the level of policy loans, surrenders and withdrawals. Non-parallel shifts in interest rates, such as increases in short-term rates without accompanying increases in medium- and long-term rates, can influence customer demand for fixed annuities, which could impact the level and profitability of new customer deposits. Increases in market interest rates can also have negative effects, for example by increasing the attractiveness of other investments to our customers, which can lead to increased surrenders at a time when our fixed income investment asset values are lower as a result of the increase in interest rates. This could lead to the sale of fixed income securities at a loss. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability. Unanticipated surrenders could result in accelerated amortization of DAC or affect the recoverability of DAC and thereby increase expenses and reduce profitability.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of DAC

DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “DAC unlocking”) could adversely affect our profitability and financial condition.

Reducing our concentration in spread-based business may adversely affect reported results

We have been reducing our concentration in spread-based business and may take additional operational and financial actions. Lower new sales of these products could negatively impact investment portfolio levels, complicate settlement of expiring contracts including forced sales of assets with unrealized capital losses, and affect insurance reserves deficiency testing.

Changes in tax laws may decrease sales and profitability of products and adversely affect our financial condition

Under current federal and state income tax law, certain products we offer, primarily life insurance and annuities, receive favorable tax treatment. This favorable treatment may give certain of our products a competitive advantage over noninsurance products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of our products making them less competitive. Such proposals, if adopted, could have a material effect on our profitability and financial condition or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

We may not be able to mitigate the capital impact associated with statutory reserving requirements, potentially resulting in a need to increase prices, reduce sales of term or universal life products, and/or a return on equity below priced levels

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance for mitigating a portion of our statutory reserve requirements deemed to be non-economic. As we continue to underwrite term and universal life business, we expect to have additional financing needs to mitigate the impact of these reserve requirements. If we do not obtain additional reinsurance or financing as a result of market conditions or otherwise, this could require us to increase prices, reduce our sales of term or universal life products, and/or result in a return on equity below priced levels.

Risks Relating to Investments

We are subject to market risk and declines in credit quality which may adversely affect investment income and cause realized and unrealized losses

Although we continually reevaluate our investment management strategies, we remain subject to the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. Adverse changes to these rates, spreads and prices may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance.

We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e. increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. Although we have the ability to use derivative financial instruments to manage these risks, the effectiveness of such instruments is subject to the same risks. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities.

A decline in market interest rates or credit spreads could have an adverse effect on our investment income as we invest cash in new investments that may earn less than the portfolio’s average yield. In a declining interest rate environment, borrowers may prepay or redeem securities more quickly than expected as they seek to refinance at lower rates. A decline could also lead us to purchase longer-term or riskier assets in order to obtain adequate investment yields resulting in a duration gap when compared to the duration of liabilities. Alternatively, longer-term assets may be sold and reinvested in shorter-term assets in anticipation of rising interest rates. An increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Deteriorating financial performance impacting securities collateralized by residential and commercial mortgage loans, collateralized corporate loans, and commercial mortgage loans may lead to write-downs and impact our results of operations and financial condition

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition

The determination of the amount of realized capital losses recorded for impairments vary by investment type and is based upon our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

The determination of the fair value of our fixed income and equity securities is subjective and could materially impact our operating results and financial condition

In determining fair values we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain DAC, certain deferred sales inducement costs, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Risks Relating to the Insurance Industry

Our future growth and profitability are dependent in part on our ability to successfully operate in an insurance industry that is highly competitive

The insurance industry is highly competitive. Our competitors include other insurers and, because some of our products include a savings or investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. Many of our competitors have well-established national reputations and market similar products.

Because of the competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressures will not have a material effect on our business, operating results or financial condition. This includes competition for producers such as exclusive agents and their licensed sales professionals. In the event we are unable to attract and retain these producers or they are unable to attract customers for our products, growth could be materially affected. Furthermore, certain competitors operate using a mutual insurance company structure and therefore may have dissimilar profitability and return targets. Our ability to successfully operate may also be impaired if we are not effective in filling critical leadership positions, in developing the talent and skills of our human resources, in assimilating new executive talent into our organization, or in deploying human resource talent consistently with our business goals.

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results and these conditions may not improve in the near future

As with most businesses, we believe difficult conditions in the global economy and capital markets, such as significant negative macroeconomic trends, including relatively high and sustained unemployment, reduced consumer spending, lower residential and commercial real estate prices, substantial increases in delinquencies on consumer debt, including defaults on home mortgages, and the relatively low availability of credit could have an adverse effect on our business and operating results.

Stressed conditions, volatility and disruptions in global capital markets, particular markets or financial asset classes could adversely affect our investment portfolio. Disruptions in one market or asset class can also spread to other markets or asset classes. Although the disruption in the global financial markets has moderated, not all global financial markets are functioning normally, and the rate of recovery from the U.S. recession has been below historic averages. Several governments around the world have announced austerity actions to address their budget deficits that may lead to a decline in economic activity. While European policy makers have developed mechanisms to address funding concerns, risks to the European economy and financial markets remain.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Consumer behavior changes could include decreased demand for our products. In addition, holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

There can be no assurance that actions of the U.S. federal government, Federal Reserve and other regulatory bodies for the purpose of stabilizing the financial markets and stimulating the economy will achieve the intended effect

In response to the financial crises affecting the banking system, the financial markets and the broader economy in recent years, the U.S. federal government, the Federal Reserve and other regulatory bodies have taken actions such as purchasing mortgage-backed and other securities from financial institutions; investing directly in banks, thrifts, and bank and savings and loan holding companies; and increasing federal spending to stimulate the economy. There can be no assurance as to the long term impact such actions will have on the financial markets or on economic conditions, including potential inflationary effects. Continued volatility and any further economic deterioration could materially and adversely affect our business, financial condition and results of operations.

Losses from legal and regulatory actions may be material to our operating results, cash flows and financial condition

As is typical for a large company, we are involved in various legal actions, some of which involve claims for substantial or indeterminate amounts. We are also involved in various regulatory actions and inquiries, including market conduct exams by state insurance regulatory agencies. In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently accrued and may be material to our operating results or cash flows for a particular quarter or annual period and to our financial condition.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs and limit our growth

As an insurance company, we are subject to extensive laws and regulations. These laws and regulations are complex and subject to change. Changes may sometimes lead to additional expenses, increased legal exposure, and additional limits on our ability to grow or to achieve targeted profitability. Moreover, laws and regulations are administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators; state securities administrators; state attorneys general; and federal agencies including the SEC, the Financial Industry Regulatory Authority and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue changing, cause us to change our views regarding the actions we need to take from a legal risk management perspective, thus necessitating changes to our practices that may, in some cases, limit our ability to grow or to improve the profitability of our business. Furthermore, in some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations limit our ability to grow or to improve the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation.

These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow or to achieve profitability.

Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business

Market conditions beyond our control impact the availability and cost of the reinsurance we purchase. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our risk exposure, reduce our insurance writings, or develop or seek other alternatives.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results and financial condition

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results and financial condition.

A large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, marketability of product offerings, liquidity and operating results

A large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from declines in the equity markets and from interest rate changes in the United States, Europe and elsewhere, and result in loss of life, property damage, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on the sales, profitability, competitiveness, marketability of product offerings, liquidity, and operating results.

A downgrade in our financial strength ratings may have an adverse effect on our competitive position, the marketability of our product offerings, our liquidity, operating results and financial condition

Financial strength ratings are important factors in establishing the competitive position of insurance companies and generally have an effect on an insurance company’s business. On an ongoing basis, rating agencies review our financial performance and condition and could downgrade or change the outlook on our ratings due to, for example, a change in our statutory capital; a change in a rating agency’s determination of the amount of risk-adjusted capital required to maintain a particular rating; an increase in the perceived risk of our investment portfolio; a reduced confidence in management or our business strategy; as well as a number of other considerations that may or may not be under our control. Our insurance financial strength ratings from A.M. Best, Standard & Poor’s and Moody’s are subject to continuous review, and the retention of current ratings cannot be assured. A downgrade in any of these ratings could have a material effect on our sales, our competitiveness, the marketability of our product offerings, our liquidity, operating results and financial condition.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses may be limited, and the cost of any such capital may be significant. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient and in such case, we may not be able to successfully obtain additional financing on favorable terms.

Changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our results of operations and financial condition

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected. For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The change in our unrecognized tax benefit during the next 12 months is subject to uncertainty

We have disclosed our estimate of net unrecognized tax benefits and the reasonably possible increase or decrease in its balance during the next 12 months in Note 12 of the financial statements. However, actual results may differ from our estimate for reasons such as changes in our position on specific issues, developments with respect to the governments’ interpretations of income tax laws or changes in judgment resulting from new information obtained in audits or the appeals process.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning or a support failure from external providers during a disaster could impair our ability to conduct business effectively

The occurrence of a disaster such as a natural catastrophe, an industrial accident, a terrorist attack or war, cyber attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems could be subject to cyber attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other global companies, we have experienced threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

Loss of key vendor relationships or failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations

We rely on services and products provided by many vendors in the United States and abroad. These include, for example, vendors of computer hardware and software. In the event that one or more of our vendors suffers a bankruptcy or otherwise becomes unable to continue to provide products or services, or fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of operations.

Item 11(a).	Description of Business

Allstate Life Insurance Company of New York (“Allstate Life of New York” or “ALNY”) was incorporated in 1967 as a stock life insurance company under the laws of the State of New York. In 1984, Allstate Life of New York was purchased by Allstate Life Insurance Company (“ALIC”). Allstate Life of New York is a wholly owned subsidiary of ALIC, a stock life insurance company incorporated under the laws of the State of Illinois. ALIC is a wholly owned subsidiary of Allstate Insurance Company (“AIC”), a stock property-liability insurance company organized under the laws of the State of Illinois. All of the outstanding capital stock of AIC is owned by Allstate Insurance Holdings, LLC, which is wholly owned by The Allstate Corporation (the “Corporation” or “Allstate”), a publicly owned holding company incorporated under the laws of the State of Delaware. The Allstate Corporation is the largest publicly held personal lines insurer in the United States. Widely known through the “You’re In Good Hands With Allstate®” slogan, Allstate is reinventing protection and retirement to help individuals in approximately 16 million households protect what they have today and better prepare for tomorrow. Customers can access Allstate products and services such as auto and homeowners insurance through 11,200 exclusive Allstate agencies and financial representatives in the United States and Canada, as well as through independent agencies, call centers and the internet. Allstate is the 2nd largest personal property and casualty insurer in the United States on the basis of 2011 statutory direct premiums earned. In addition, according to A.M. Best, it is the nation’s 16th largest issuer of life insurance business on the basis of 2011 ordinary life insurance in force and 23rd largest on the basis of 2011 statutory admitted assets.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

We provide life insurance, retirement and investment products, and voluntary accident and health insurance to customers in the state of New York. Our principal products are interest-sensitive, traditional and variable life insurance; fixed annuities including deferred and immediate; and voluntary accident and health insurance.

We sell products through multiple intermediary distribution channels including Allstate exclusive agencies and exclusive financial specialists, workplace enrolling independent agents, directly through call centers, and through March 22, 2013, specialized structured settlement brokers.

We compete on a wide variety of factors, including the type and level of service provided by distribution systems, product offerings, the positioning of brands, financial strength and ratings, prices and the level of customer service.

The market for life insurance, retirement and investment products continues to be highly fragmented and competitive. As of December 31, 2012, there were approximately 430 groups of life insurance companies in the United States, most of which offered one or more similar products. In addition, because many of these products include a savings or investment component, our competition includes domestic and foreign securities firms, investment advisors, mutual funds, banks and other financial institutions. Competitive pressure continues to grow due to several factors, including cross marketing alliances between unaffiliated businesses, as well as consolidation activity in the financial services industry.

Allstate Life of New York is subject to extensive regulation, primarily, but not exclusively, from the New York State Insurance Department. The method, extent, and substance of such regulation generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to the New York State Insurance Department. In general, such regulation is intended for the protection of those who purchase or use insurance products. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices, and corporate governance. For a discussion of statutory financial information, see Note 13 of the financial statements. For a discussion of regulatory contingencies, see Note 11 of the financial statements. Notes 11 and 13 are incorporated in this, Item 11(a) by reference.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

In recent years, the state insurance regulatory framework has come under increased federal scrutiny. As part of an effort to strengthen the regulation of the financial services market, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) was enacted in 2010. Hundreds of regulations required pursuant to this law must still be finalized, and we cannot predict what the final regulations will require but do not expect a material impact on Allstate Life of New York’s operations. The law also created the Federal Insurance Office (“FIO”) within the Treasury Department. The FIO monitors the insurance industry, provides advice to the Financial Stability Oversight Council, represents the U.S. on international insurance matters and studies the current regulatory system, and is expected to submit a report to Congress in 2013. In addition, state legislators and insurance regulators continue to examine the appropriate nature and scope of state insurance regulation. We cannot predict whether any specific state or federal measures will be adopted to change the nature or scope of the regulation of insurance or what effect any such measures would have on Allstate Life of New York.

Item 11(b).	Description of Property

Allstate Life of New York occupies office space in Hauppauge, New York and Northbrook, Illinois that is owned or leased by Allstate Insurance Company. Expenses associated with these facilities are allocated to us on both a direct and an indirect basis, depending on the nature and use. We believe that these facilities are suitable and adequate for our current operations.

Item 11(c). Legal Proceedings

Information required for Item 11(c) is incorporated by reference to the discussion under the heading “Regulation and Compliance” in Note 11 of the financial statements.

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

Item 11(e).	Financial Statements and Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Allstate Life Insurance Company of New York

Hauppauge, NY

We have audited the accompanying Statements of Financial Position of Allstate Life Insurance Company of New York (the “Company”), an affiliate of The Allstate Corporation, as of December 31, 2012 and 2011, and the related Statements of Operations and Comprehensive Income, Shareholder’s Equity, and Cash Flows for each of the three years in the period ended December 31, 2012. Our audits also included Schedule I-Summary of Investments-Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Allstate Life Insurance Company of New York as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, Schedule I-Summary of Investments-Other Than Investments in Related Parties, Schedule IV-Reinsurance, and Schedule V-Valuation Allowances and Qualifying Accounts, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 2 to the financial statements, the accompanying financial statements have been retrospectively adjusted for the Company’s adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 8, 2013

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

($ in thousands)	Year Ended December 31,
	2012	2011	2010
Revenues
Premiums (net of reinsurance ceded of $32,920, $30,271 and $30,578	$38,037	$43,806	$45,087
Contract charges (net of reinsurance ceded of $26,401, $28,097 and $29,092)	55,688	54,845	52,063
Net investment income	346,195	356,269	368,695
Realized capital gains and losses:
Total other-than-temporary impairment losses	(2,195)	(21,804)	(45,075)
Portion of loss recognized in other comprehensive income	(3,259)	2,226	2,479

Net other-than-temporary impairment losses recognized in earnings	(5,454)	(19,578)	(42,596)
Sales and other realized capital gains and losses	23,197	62,485	(3,253)

Total realized capital gains and losses	17,743	42,907	(45,849)

	457,663	497,827	419,996
Costs and expenses
Contract benefits (net of reinsurance ceded of $16,258, $24,285 and $25,524)	180,914	184,166	182,786
Interest credited to contractholder funds (net of reinsurance ceded of $6,032, $6,855 and $8,457)	144,340	154,447	168,085
Amortization of deferred policy acquisition costs	13,145	11,102	12,370
Operating costs and expenses	41,564	41,880	43,558

	379,963	391,595	406,799

Income from operations before income tax expense	77,700	106,232	13,197
Income tax expense	27,546	37,362	4,818

Net income	50,154	68,870	8,379

Other comprehensive income, after-tax
Change in unrealized net capital gains and losses	48,626	53,507	116,418
Change in unrealized foreign currency translation adjustments	(417)	(170)	—

Other comprehensive income, after-tax	48,209	53,337	116,418

Comprehensive income	$98,363	$122,207	$124,797

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF FINANCIAL POSITION

($ in thousands, except par value data)	December 31,
	2012	2011
Assets
Investments
Fixed income securities, at fair value (amortized cost $5,411,880 and $5,688,505)	$6,139,925	$6,253,484
Mortgage loans	570,365	564,847
Equity securities, at fair value (cost $133,733 and $83,801)	164,971	104,178
Limited partnership interests	99,820	71,383
Short-term, at fair value (amortized cost $61,947 and $148,832)	61,948	148,829
Policy loans	41,150	42,213
Other	3,139	5,581
Total investments	7,081,318	7,190,515

Cash	16,882	3,582
Deferred policy acquisition costs	130,201	132,614
Reinsurance recoverable	279,220	294,054
Accrued investment income	62,745	66,969
Current income taxes receivable	—	7,417
Other assets	60,791	45,858
Separate Accounts	436,380	472,048

Total assets	$8,067,537	$8,213,057

Liabilities
Contractholder funds	$3,958,440	$4,344,897
Reserve for life-contingent contract benefits	2,310,881	2,184,576
Current income taxes payable	5,714	—
Deferred income taxes	206,055	159,836
Other liabilities and accrued expenses	107,158	107,437
Payable to affiliates, net	5,083	5,745
Reinsurance payable to parent	4,878	3,933
Separate Accounts	436,380	472,048

Total liabilities	7,034,589	7,278,472

Commitments and Contingent Liabilities (Note 11)
Shareholder’s equity
Common stock, $25 par value, 100 thousand shares authorized, issued and outstanding	2,500	2,500
Additional capital paid-in	140,529	140,529
Retained income	647,199	597,045
Accumulated other comprehensive income:
Unrealized net capital gains and losses:
Unrealized net capital gains and losses on fixed income securities with OTTI	136	(4,731)
Other unrealized net capital gains and losses	493,481	385,229
Unrealized adjustment to DAC, DSI and insurance reserves	(250,310)	(185,817)

Total unrealized net capital gains and losses	243,307	194,681
Unrealized foreign currency translation adjustments	(587)	(170)

Total accumulated other comprehensive income	242,720	194,511

Total shareholder’s equity	1,032,948	934,585

Total liabilities and shareholder’s equity	$8,067,537	$8,213,057

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF FINANCIAL POSITION

($ in thousands)	Year Ended December 31,
	2012	2011	2010
Common stock	$2,500	$2,500	$2,500

Additional capital paid-in	140,529	140,529	140,529

Retained income
Balance, beginning of year	597,045	527,824	519,445
Net income	50,154	68,870	8,379
Forgiveness of payable due to an affiliate	—	351	—

Balance, end of year	647,199	597,045	527,824

Accumulated other comprehensive income
Balance, beginning of year	194,511	141,174	24,756
Change in unrealized net capital gains and losses	48,626	53,507	116,418
Change in unrealized foreign currency translation adjustments	(417)	(170)	—

Balance, end of year	242,720	194,511	141,174

Total shareholder’s equity	$1,032,948	$934,585	$812,027

See notes to financial statements.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STATEMENTS OF CASH FLOWS

($ in thousands)	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities
Net income	$50,154	$68,870	$8,379
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and other non-cash items	(38,127)	(36,228)	(35,349)
Realized capital gains and losses	(17,743)	(42,907)	45,849
Interest credited to contractholder funds	144,340	154,447	168,085
Changes in:
Policy benefits and other insurance reserves	(29,081)	(22,697)	(18,993)
Deferred policy acquisition costs	(6,278)	(6,740)	(5,315)
Income taxes	33,391	43,297	8,254
Other operating assets and liabilities	(2,664)	1,199	(3,523)

Net cash provided by operating activities	133,992	159,241	167,387

Cash flows from investing activities
Proceeds from sales
Fixed income securities	641,599	676,468	1,032,677
Equity securities	—	25,121	69,836
Limited partnership interests	6,131	5,684	6
Mortgage loans	—	—	7,480
Investment collections
Fixed income securities	451,878	349,578	327,791
Mortgage loans	83,394	28,155	57,603
Investment purchases
Fixed income securities	(775,407)	(668,237)	(1,272,428)
Equity securities	(49,931)	—	(50,006)
Limited partnership interests	(33,970)	(63,732)	(4,965)
Mortgage loans	(87,011)	(98,131)	(45,491)
Change in short-term investments, net	85,850	(16,744)	129,007
Change in policy loans and other investments, net	342	15,000	(33,138)

Net cash provided by investing activities	322,875	253,162	218,372

Cash flows from financing activities
Contractholder fund deposits	115,184	121,937	158,042
Contractholder fund withdrawals	(558,751)	(537,292)	(546,244)

Net cash used in financing activities	(443,567)	(415,355)	(388,202)

Net increase (decrease) in cash	13,300	(2,952)	(2,443)
Cash at beginning of year	3,582	6,534	8,977

Cash at end of year	$16,882	$3,582	$6,534

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

1.	General

Basis of presentation

The accompanying financial statements include the accounts of Allstate Life Insurance Company of New York (the “Company”), a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”), which is wholly owned by Allstate Insurance Company (“AIC”). All of the outstanding common stock of AIC is owned by Allstate Insurance Holdings, LLC, a wholly owned subsidiary of The Allstate Corporation (the “Corporation”). These financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

To conform to the current year presentation, certain amounts in the prior years’ financial statements and notes have been reclassified.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Nature of operations

The Company sells life insurance, retirement and investment products and voluntary accident and health insurance to customers in the State of New York. The principal products are interest-sensitive, traditional and variable life insurance; fixed annuities including deferred and immediate; and voluntary accident and health insurance. The following table summarizes premiums and contract charges by product.

($ in thousands)	2012	2011	2010
Premiums
Traditional life insurance	$19,828	$20,728	$20,215
Immediate annuities with life contingencies	6,653	12,434	14,610
Accident and health insurance	11,556	10,644	10,262

Total premiums	38,037	43,806	45,087
Contract charges
Interest-sensitive life insurance	54,357	52,228	48,453
Fixed annuities	1,331	2,617	3,610

Total contract charges	55,688	54,845	52,063

Total premiums and contract charges	$93,725	$98,651	$97,150

The Company distributes its products to individuals through multiple distribution channels, including Allstate exclusive agencies and exclusive financial specialists, workplace enrolling independent agents, directly through call centers, and through March 22, 2013, specialized structured settlement brokers. Effective March 22, 2013, the Company will no longer offer structured settlement annuities. The Company will continue to service the in-force structured settlement contracts.

The Company has exposure to market risk as a result of its investment portfolio. Market risk is the risk that the Company will incur realized and unrealized net capital losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. The Company’s primary market risk exposures are to changes in interest rates, credit spreads and equity prices. Interest rate risk is the risk that the Company will incur a loss due to adverse changes in interest rates relative to the interest rate characteristics of its interest bearing assets and liabilities. This risk arises from many of the Company’s primary activities, as it invests substantial funds in interest-sensitive assets and issues interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields. Credit spread risk is the risk that the Company will incur a loss due to adverse changes in credit spreads. This risk arises from many of the Company’s primary activities, as the Company invests substantial funds in spread-sensitive fixed income assets. Equity price risk is the risk that the Company will incur losses due to adverse changes in the general levels of the equity markets.

The Company monitors economic and regulatory developments that have the potential to impact its business. Federal and state laws and regulations affect the taxation of insurance companies and life insurance and annuity products. Congress and various state legislatures from time to time consider legislation that would reduce or eliminate the favorable policyholder tax treatment currently applicable to life insurance and annuities. Congress and various state legislatures also consider proposals to reduce the taxation of certain products or investments that may compete with life insurance or annuities. Legislation that increases the taxation on insurance products or reduces the taxation on competing products could lessen the advantage or create a disadvantage for certain of the Company’s products making them less competitive. Such proposals, if adopted, could have an adverse effect on the Company’s financial position or ability to sell such products and could result in the surrender of some existing contracts and policies. In addition, changes in the federal estate tax laws could negatively affect the demand for the types of life insurance used in estate planning.

2.	Summary of Significant Accounting Policies

Investments

Fixed income securities include bonds, residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), asset-backed securities (“ABS”) and redeemable preferred stocks. Fixed income securities, which may be sold prior to their contractual maturity, are designated as available for sale and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, certain deferred policy acquisition costs (“DAC”), certain deferred sales inducement costs (“DSI”) and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments is reflected as a component of proceeds from sales and cash received from maturities and pay-downs, including prepayments, is reflected as a component of investment collections within the Statements of Cash Flows.

Mortgage loans are carried at outstanding principal balances, net of unamortized premium or discount and valuation allowances. Valuation allowances are established for impaired loans when it is probable that contractual principal and interest will not be collected.

Equity securities primarily include exchange traded funds. Equity securities are designated as available for sale and are carried at fair value. The difference between cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income.

Investments in limited partnership interests, including interests in private equity/debt funds, where the Company’s interest is so minor that it exercises virtually no influence over operating and financial policies are accounted for in accordance with the cost method of accounting; all other investments in limited partnership interests are accounted for in accordance with the equity method of accounting (“EMA”).

Short-term investments, including money market funds, commercial paper and other short-term investments, are carried at fair value. Policy loans are carried at unpaid principal balances. Other investments consist of notes due from related party and derivatives. Notes due from related party are carried at outstanding principal balances. Derivatives are carried at fair value.

Investment income primarily consists of interest, dividends, income from certain derivative transactions, income from cost method limited partnership interests, and, in 2012, income from EMA limited partnership interests. Interest is recognized on an accrual basis using the effective yield method and dividends are recorded at the ex-dividend date. Interest income for certain RMBS, CMBS and ABS is determined considering estimated pay-downs, including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. For beneficial interests in securitized financial assets not of high credit quality, the effective yield is recalculated on a prospective basis. For other RMBS, CMBS and ABS, the effective yield is recalculated on a retrospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed income securities when the timing and amount of cash flows expected to be received is not reasonably estimable. Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on investments on nonaccrual status are generally recorded as a reduction of carrying value. Income from cost method limited partnership interests is recognized upon receipt of amounts distributed by the partnerships. Income from EMA limited partnership interests is recognized based on the Company’s share of the overall earnings of the partnerships, and is recognized on a delay due to the availability of the related financial statements. Income recognition on private equity/debt funds is generally on a three month delay.

Realized capital gains and losses include gains and losses on investment sales, write-downs in value due to other-than-temporary declines in fair value, adjustments to valuation allowances on mortgage loans, periodic changes in fair value and settlements of certain derivatives including hedge ineffectiveness, and, in 2011 and 2010, income from EMA limited partnership interests. Realized capital gains and losses on investment sales, including calls and principal payments, are determined on a specific identification basis.

Derivative and embedded derivative financial instruments

Derivative financial instruments include interest rate swaps and caps, foreign currency swaps and a reinvestment related risk transfer reinsurance agreement with ALIC that meets the accounting definition of a derivative (see Note 4). Derivatives required to be separated from the host instrument and accounted for as derivative financial instruments (“subject to bifurcation”) are embedded in certain fixed income securities, equity-indexed life contracts and reinsured variable annuity contracts.

All derivatives are accounted for on a fair value basis and reported as other investments, other assets, other liabilities and accrued expenses or contractholder funds. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis and are reported together with the host contract. The change in fair value of derivatives embedded in certain fixed income securities and subject to bifurcation is reported in realized capital gains and losses. The change in fair value of derivatives embedded in life and annuity product contracts and subject to bifurcation is reported in contract benefits or interest credited to contractholder funds. Cash flows from embedded derivatives subject to bifurcation and derivatives receiving hedge accounting are reported consistently with the host contracts and hedged risks, respectively, within the Statements of Cash Flows. Cash flows from other derivatives are reported in cash flows from investing activities within the Statements of Cash Flows.

When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The hedged item may be either all or a specific portion of a recognized asset, liability or an unrecognized firm commitment attributable to a particular risk for fair value hedges. At the inception of the hedge, the Company formally documents the hedging relationship and risk management objective and strategy. The documentation identifies the hedging instrument, the hedged item, the nature of the risk being hedged and the methodology used to assess the effectiveness of the hedging instrument in offsetting the exposure to changes in the hedged item’s fair value attributable to the hedged risk. For a cash flow hedge, this documentation includes the exposure to changes in the variability in cash flows attributable to the hedged risk. The Company does not exclude any component of the change in fair value of the hedging instrument from the effectiveness assessment. At each reporting date, the Company confirms that the hedging instrument continues to be highly effective in offsetting the hedged risk. Ineffectiveness in fair value hedges and cash flow hedges, if any, is reported in realized capital gains and losses.

Cash flow hedges For hedging instruments used in cash flow hedges, the changes in fair value of the derivatives representing the effective portion of the hedge are reported in accumulated other comprehensive income. Amounts are reclassified to net investment income or realized capital gains and losses as the hedged or forecasted transaction affects income. Accrued periodic settlements on derivatives used in cash flow hedges are reported in net investment income. The amount reported in accumulated other comprehensive income for a hedged transaction is limited to the lesser of the cumulative gain or loss on the derivative less the amount reclassified to income, or the cumulative gain or loss on the derivative needed to offset the cumulative change in the expected future cash flows on the hedged transaction from inception of the hedge less the derivative gain or loss previously reclassified from accumulated other comprehensive income to income. If the Company expects at any time that the loss reported in accumulated other comprehensive income would lead to a net loss on the combination of the hedging instrument and the hedged transaction which may not be recoverable, a loss is recognized immediately in realized capital gains and losses. If an impairment loss is recognized on an asset or an additional obligation is incurred on a liability involved in a hedge transaction, any offsetting gain in accumulated other comprehensive income is reclassified and reported together with the impairment loss or recognition of the obligation.

Termination of hedge accounting If, subsequent to entering into a hedge transaction, the derivative becomes ineffective (including if the hedged item is sold or otherwise extinguished, the occurrence of a hedged forecasted transaction is no longer probable or the hedged asset becomes other-than-temporarily impaired), the Company may terminate the derivative position. The Company may also terminate derivative instruments or redesignate them as non-hedge as a result of other events or circumstances.

When a derivative instrument used in a cash flow hedge of an existing asset or liability is no longer effective or is terminated, the gain or loss recognized on the derivative is reclassified from accumulated other comprehensive income to income as the hedged risk impacts income. If the derivative instrument is not terminated when a cash flow hedge is no longer effective, the future gains and losses recognized on the derivative are reported in realized capital gains and losses. When a derivative instrument used in a cash flow hedge of a forecasted transaction is terminated because it is probable the forecasted transaction will not occur, the gain or loss recognized on the derivative is immediately reclassified from accumulated other comprehensive income to realized capital gains and losses in the period that hedge accounting is no longer applied.

Non-hedge derivative financial instruments For derivatives for which hedge accounting is not applied, the income statement effects, including fair value gains and losses and accrued periodic settlements, are reported either in realized capital gains and losses or in a single line item together with the results of the associated asset or liability for which risks are being managed.

Securities loaned

The Company’s business activities include securities lending transactions, which are used primarily to generate net investment income. The proceeds received in conjunction with securities lending transactions are reinvested in short-term investments and fixed income securities. These transactions are short-term in nature, usually 30 days or less.

The Company receives cash collateral for securities loaned in an amount generally equal to 102% of the fair value of securities and records the related obligations to return the collateral in other liabilities and accrued expenses. The carrying value of these obligations approximates fair value because of their relatively short-term nature. The Company monitors the market value of securities loaned on a daily basis and obtains additional collateral as necessary under the terms of the agreements to mitigate counterparty credit risk. The Company maintains the right and ability to repossess the securities loaned on short notice.

Recognition of premium revenues and contract charges, and related benefits and interest credited

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Voluntary accident and health insurance products are expected to remain in force for an extended period. Premiums from these products are recognized as revenue when due from policyholders. Benefits are reflected in contract benefits and recognized in relation to premiums, so that profits are recognized over the life of the policy.

Immediate annuities with life contingencies, including certain structured settlement annuities, provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums. Profits from these policies come from investment income, which is recognized over the life of the contract.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the contractholder, interest credited to the contractholder account balance and contract charges assessed against the contractholder account balance. Premiums from these contracts are reported as contractholder fund deposits. Contract charges consist of fees assessed against the contractholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the contract prior to contractually specified dates. These contract charges are recognized as revenue when assessed against the contractholder account balance. Contract benefits include life-contingent benefit payments in excess of the contractholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as contractholder fund deposits. Contract charges for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the contractholder account balance.

Interest credited to contractholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life contracts are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index. Interest credited also includes amortization of DSI expenses. DSI is amortized into interest credited using the same method used to amortize DAC.

Contract charges for variable life and variable annuity products consist of fees assessed against the contractholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Contract benefits incurred for variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits. All of the Company’s variable annuity business is ceded through reinsurance agreements and the contract charges and contract benefits related thereto are reported net of reinsurance ceded.

Deferred policy acquisition and sales inducement costs

Costs that are related directly to the successful acquisition of new or renewal life insurance and investment contracts are deferred and recorded as DAC. These costs are principally agents’ and brokers’ remuneration and certain underwriting expenses. DSI costs, which are deferred and recorded as other assets, relate to sales inducements offered on sales to new customers, principally on annuity and interest-sensitive life contracts. These sales inducements are primarily in the form of additional credits to the customer’s account balance or enhancements to interest credited for a specified period which are in excess of the rates currently being credited to similar contracts without sales inducements. All other acquisition costs are expensed as incurred and included in operating costs and expenses. Amortization of DAC is included in amortization of deferred policy acquisition costs and is described in more detail below. DSI is amortized into income using the same methodology and assumptions as DAC and is included in interest credited to contractholder funds. DAC and DSI are periodically reviewed for recoverability and adjusted if necessary.

For traditional life insurance, DAC is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Assumptions used in the amortization of DAC and reserve calculations are established at the time the policy is issued and are generally not revised during the life of the policy. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies.

For interest-sensitive life, fixed annuities and other investment contracts, DAC and DSI are amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC and DSI amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP. When DAC or DSI amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC or DSI balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC or DSI balance is determined to be recoverable based on facts and circumstances. Recapitalization of DAC and DSI is limited to the originally deferred costs plus interest.

AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits; investment income and realized capital gains and losses less interest credited; and surrender and other contract charges less maintenance expenses. The principal assumptions for determining the amount of EGP are persistency, mortality, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. For products whose supporting investments are exposed to capital losses in excess of the Company’s expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC and DSI amortization may be modified to exclude the excess capital losses.

The Company performs quarterly reviews of DAC and DSI recoverability for interest-sensitive life, fixed annuities and other investment contracts in the aggregate using current assumptions. If a change in the amount of EGP is significant, it could result in the unamortized DAC or DSI not being recoverable, resulting in a charge which is included as a component of amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

The DAC and DSI balances presented include adjustments to reflect the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized capital gains or losses in the respective product investment portfolios were actually realized. The adjustments are recorded net of tax in accumulated other comprehensive income. DAC, DSI and deferred income taxes determined on unrealized capital gains and losses and reported in accumulated other comprehensive income recognize the impact on shareholder’s equity consistently with the amounts that would be recognized in the income statement on realized capital gains and losses.

Customers of the Company may exchange one insurance policy or investment contract for another offered by the Company, or make modifications to an existing investment or life contract issued by the Company. These transactions are identified as internal replacements for accounting purposes. Internal replacement transactions determined to result in replacement contracts that are substantially unchanged from the replaced contracts are accounted for as continuations of the replaced contracts. Unamortized DAC and DSI related to the replaced contracts continue to be deferred and amortized in connection with the replacement contracts. For interest-sensitive life and investment contracts, the EGP of the replacement contracts are treated as a revision to the EGP of the replaced contracts in the determination of amortization of DAC and DSI. For traditional life insurance policies, any changes to unamortized DAC that result from replacement contracts are treated as prospective revisions. Any costs associated with the issuance of replacement contracts are characterized as maintenance costs and expensed as incurred. Internal replacement transactions determined to result in a substantial change to the replaced contracts are accounted for as an extinguishment of the replaced contracts, and any unamortized DAC and DSI related to the replaced contracts are eliminated with a corresponding charge to amortization of deferred policy acquisition costs or interest credited to contractholder funds, respectively.

Reinsurance

In the normal course of business, the Company seeks to limit aggregate and single exposure to losses on large risks by purchasing reinsurance. The Company has also used reinsurance to effect the disposition of certain blocks of business. The amounts reported as reinsurance recoverables include amounts billed to reinsurers on losses paid as well as estimates of amounts expected to be recovered from reinsurers on insurance liabilities and contractholder funds that have not yet been paid. Reinsurance recoverables on unpaid losses are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Insurance liabilities are reported gross of reinsurance recoverables. Reinsurance premiums are generally reflected in income in a manner consistent with the recognition of premiums on the reinsured contracts. Reinsurance does not extinguish the Company’s primary liability under the policies written. Therefore, the Company regularly evaluates the financial condition of its reinsurers and establishes allowances for uncollectible reinsurance as appropriate.

The Company has a reinsurance treaty with ALIC through which it primarily cedes reinvestment related risk on its structured settlement annuities. The terms of the treaty meet the accounting definition of a derivative. Accordingly, the treaty is recorded in the Statement of Financial Position at fair value. Changes in the fair value of the treaty and premiums paid to ALIC are recognized in realized capital gains and losses.

Income taxes

The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities at the enacted tax rates. The principal assets and liabilities giving rise to such differences are unrealized capital gains and losses, differences in tax bases of invested assets and DAC. A deferred tax asset valuation allowance is established when there is uncertainty that such assets will be realized.

Reserve for life-contingent contract benefits

The reserve for life-contingent contract benefits payable under insurance policies, including traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. To the extent that unrealized gains on fixed income securities would result in a premium deficiency if those gains were realized, the related increase in reserves for certain immediate annuities with life contingencies is recorded net of tax as a reduction of unrealized net capital gains included in accumulated other comprehensive income.

Contractholder funds

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Contractholder funds primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals, maturities and contract charges for mortality or administrative expenses. Contractholder funds also include reserves for secondary guarantees on interest-sensitive life insurance and certain fixed annuity contracts and reserves for certain guarantees on reinsured variable annuity contracts.

Separate accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Statements of Operations and Comprehensive Income. Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. All of the Company’s variable annuity business was reinsured beginning in 2006.

Off-balance sheet financial instruments

Commitments to invest, commitments to extend mortgage loans and financial guarantees have off-balance sheet risk because their contractual amounts are not recorded in the Company’s Statements of Financial Position (see Note 7 and Note 11).

Adopted accounting standards

Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts

In October 2010, the Financial Accounting Standards Board (“FASB”) issued guidance modifying the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal insurance contracts. The guidance specifies that the costs must be directly related to the successful acquisition of insurance contracts. The guidance also specifies that advertising costs should be included as deferred acquisition costs only when the direct-response advertising accounting criteria are met. The Company adopted the new guidance on a retrospective basis as of January 1, 2012. The cumulative effect of the adoption to shareholder’s equity as of January 1, 2010 was a decrease of $19.7 million, net of taxes. In future periods, operating costs and expenses will increase since a lower amount of acquisition costs will be capitalized, which will be partially offset by a decrease in amortization of DAC due to the retrospective reduction of the DAC balance. The impacts of the retrospective adjustments on previously issued financial statements are summarized in the following table.

	2011		2010
($ in thousands)	Previously reported	As Adjusted	Previously reported	As Adjusted
For the years ended December 31,
Amortization of DAC	$12,091	$11,102	$16,437	$12,370
Operating costs and expenses	35,821	41,880	36,540	43,558
Income tax expense	39,137	37,362	5,851	4,818
Net income	72,165	68,870	10,297	8,379
As of December 31,
DAC	$169,216	$132,614
Reserve for life-contingent contract benefits	2,196,708	2,184,576
Deferred income taxes	168,401	159,836
Retained income	622,618	597,045
Unrealized adjustment to DAC, DSI and insurance reserves	(195,485)	(185,817)

Criteria for Determining Effective Control for Repurchase Agreements

In April 2011, the FASB issued guidance modifying the assessment criteria of effective control for repurchase agreements. The new guidance removes the criteria requiring an entity to have the ability to repurchase or redeem financial assets on substantially the agreed terms and the collateral maintenance guidance related to that criteria. The guidance is to be applied prospectively to transactions or modifications of existing transactions that occur during reporting periods beginning on or after December 15, 2011. The adoption of this guidance as of January 1, 2012 had no impact on the Company’s results of operations or financial position.

Amendments to Fair Value Measurement and Disclosure Requirements

In May 2011, the FASB issued guidance that clarifies the application of existing fair value measurement and disclosure requirements and amends certain fair value measurement principles, requirements and disclosures. Changes were made to improve consistency in global application. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2011. The adoption of this guidance as of January 1, 2012 had no impact on the Company’s results of operations or financial position.

Pending accounting standards

Disclosures about Offsetting Assets and Liabilities

In December 2011 and January 2013, the FASB issued guidance requiring expanded disclosures, including both gross and net information, for derivatives, repurchase agreements and securities lending transactions that are either offset in the reporting entity’s financial statements or those that are subject to an enforceable master netting arrangement or similar agreement. The guidance is effective for reporting periods beginning on or after January 1, 2013 and is to be applied retrospectively. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income

In February 2013, the FASB issued guidance requiring expanded disclosures about the amounts reclassified out of accumulated other comprehensive income by component. The guidance requires the presentation of significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, cross-reference to other disclosures that provide additional detail about those amounts is required. The guidance is to be applied prospectively for reporting periods beginning after December 15, 2012. The new guidance affects disclosures only and will have no impact on the Company’s results of operations or financial position.

3.	Supplemental Cash Flow Information

Non-cash modifications of certain mortgage loans and fixed income securities totaled $12.0 million, $20.7 million and $41.6 million in 2012, 2011 and 2010, respectively.

Liabilities for collateral received in conjunction with the Company’s securities lending program were $59.8 million, $61.1 million and $128.0 million as of December 31, 2012, 2011 and 2010, respectively, and are reported in other liabilities and accrued expenses. The accompanying cash flows are included in cash flows from operating activities in the Statements of Cash Flows along with the activities resulting from management of the proceeds, which for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Net change in proceeds managed
Net change in short-term investments	$1,325	$66,886	$21,379

Operating cash flow provided	$1,325	$66,886	$21,379

Net change in liabilities
Liabilities for collateral, beginning of year	$(61,097)	$(127,983)	$(149,362)
Liabilities for collateral, end of year	(59,772)	(61,097)	(127,983)

Operating cash flow used	$(1,325)	$(66,886)	$(21,379)

In 2011 and 2010, the Company sold mortgage loans with carrying values of $5.9 million and $19.9 million, respectively, to an affiliate in exchange for notes receivable with a principal sum equal to the mortgage loans (see Note 4).

In 2011, a payable associated with the pension benefit obligations due to AIC totaling $351 thousand was forgiven. The forgiveness of the payable reflects a non-cash financing activity.

4.	Related Party Transactions

Business operations

The Company uses services performed by its affiliates, AIC, ALIC and Allstate Investments LLC, and business facilities owned or leased and operated by AIC in conducting its business activities. In addition, the Company shares the services of employees with AIC. The Company reimburses its affiliates for the operating expenses incurred on behalf of the Company. The Company is charged for the cost of these operating expenses based on the level of services provided. Operating expenses, including compensation, retirement and other benefit programs (see Note 14), allocated to the Company were $51.4 million, $46.5 million and $45.6 million in 2012, 2011 and 2010, respectively. A portion of these expenses relate to the acquisition of business, which are deferred and amortized into income as described in Note 2.

Structured settlement annuities

The Company issued $5.9 million, $8.0 million and $8.6 million of structured settlement annuities, a type of immediate annuity, in 2012, 2011 and 2010, respectively, at prices determined using interest rates in effect at the time of purchase, to fund structured settlements in matters involving AIC. Of these amounts, $89 thousand, $1.3 million and $989 thousand relate to structured settlement annuities with life contingencies and are included in premium revenue for 2012, 2011 and 2010, respectively.

In most cases, these annuities were issued under a “qualified assignment” whereby Allstate Assignment Corporation (“AAC”) and prior to July 1, 2001 Allstate Settlement Corporation (“ASC”), both wholly owned subsidiaries of ALIC, purchased annuities from the Company and assumed AIC’s obligation to make future payments.

AIC issued surety bonds to guarantee the payment of structured settlement benefits assumed by ASC (from both AIC and non-related parties) and funded by certain annuity contracts issued by the Company through June 30, 2001. ASC entered into a General Indemnity Agreement pursuant to which it indemnified AIC for any liabilities associated with the surety bonds and gave AIC certain collateral security rights with respect to the annuities and certain other rights in the event of any defaults covered by the surety bonds. For contracts written on or after July 1, 2001, AIC no longer issues surety bonds to guarantee the payment of structured settlement benefits. Alternatively, ALIC guarantees the payment of structured settlement benefits on all contracts issued on or after July 1, 2001. Reserves recorded by the Company for annuities that are guaranteed by ALIC or the surety bonds of AIC were $2.10 billion and $2.10 billion as of December 31, 2012 and 2011, respectively.

Broker-Dealer agreements

The Company has a service agreement with Allstate Distributors, LLC (“ADLLC”), a broker-dealer company owned by ALIC, whereby ADLLC promotes and markets products sold by the Company. In return for these services, the Company recorded expense of $27 thousand, $1.1 million and $1.2 million in 2012, 2011 and 2010, respectively.

The Company receives distribution services from Allstate Financial Services, LLC, an affiliated broker-dealer company, for certain annuity and variable life insurance contracts sold by Allstate exclusive agencies. For these services, the Company incurred commission and other distribution expenses of $316 thousand, $277 thousand and $306 thousand in 2012, 2011 and 2010, respectively.

Reinsurance

The Company has reinsurance agreements with ALIC whereby a portion of the Company’s premiums and policy benefits are ceded to ALIC (see Note 9).

The Company has a reinsurance treaty through which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC. Under the terms of the treaty, the Company pays a premium to ALIC that varies with the aggregate structured settlement annuity statutory reserve balance. In return, ALIC guarantees that the yield on the portion of the Company’s investment portfolio that supports structured settlement annuity liabilities will not fall below contractually determined rates. The Company ceded premium related to structured settlement annuities to ALIC of $3.5 million in each of 2012, 2011 and 2010. As of December 31, 2012 and 2011, the carrying value of the structured settlement reinsurance treaty was $34.7 million and $16.9 million, respectively, which is recorded in other assets. The premiums ceded and changes in the fair value of the reinsurance treaty are reflected as a component of realized capital gains and losses as the treaty is recorded as a derivative instrument.

Income taxes

The Company is a party to a federal income tax allocation agreement with the Corporation (see Note 12).

Intercompany loan agreement

The Company has an intercompany loan agreement with the Corporation. The amount of intercompany loans available to the Company is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings. The Company had no amounts outstanding under the intercompany loan agreement as of December 31, 2012 or 2011.

Notes receivable-investment sales

In 2009, the Company entered into an asset purchase agreement with Road Bay Investments, LLC (“RBI”), a subsidiary of ALIC, which allows RBI to purchase from the Company mortgage loans or participations in mortgage loans with an aggregate fair value of up to $50 million. As consideration for the purchase of the assets, RBI issues notes to the Company. As security for the performance of RBI’s obligations under the agreement and notes, RBI granted a pledge of and security interest in RBI’s right, title and interest in the mortgage loans and their proceeds. The balance of notes due from RBI was $2.8 million and $5.6 million as of December 31, 2012 and 2011, respectively. The notes due from RBI are classified as other investments in the Statements of Financial Position.

In March 2011, the Company sold to RBI mortgage loans with a fair value of $2.8 million on the date of sale and RBI issued the Company a 5.80% note due March 9, 2018 for the same amount. In April 2011, the Company sold to RBI mortgage loans with a fair value of $3.0 million on the date of sale and RBI issued the Company a 5.75% note due April 19, 2018 for the same amount. In June 2011, RBI repaid the $3.1 million principal and interest balance of this note.

In March 2010, the Company sold to RBI mortgage loans with a fair value of $13.7 million on the date of sale and RBI issued the Company a 7.00% note due March 26, 2017 for the same amount. In 2012, 2011 and 2010, RBI repaid $2.8 million, $1.1 million and $9.8 million, respectively, of this note. In November 2010, the Company sold to RBI mortgage loans with a fair value of $2.7 million on the date of sale and RBI issued the Company a 7.50% note due November 18, 2017 for the same amount. In June 2011, RBI repaid the $2.8 million principal and interest balance of this note. In December 2010, the Company sold to RBI mortgage loans with a fair value of $3.5 million on the date of sale and RBI issued the Company a 6.50% note due December 14, 2017 for the same amount. In June 2011, RBI repaid the $3.6 million principal and interest balance of this note.

In September 2009, the Company sold to RBI mortgage loans with a fair value of $8.3 million on the date of sale and RBI issued the Company a 7.00% note due September 25, 2016 for the same amount. In February 2011, RBI repaid the $8.5 million principal and interest balance of this note.

In 2012, 2011 and 2010, the Company recorded net investment income on the notes due from RBI of $220 thousand, $679 thousand and $1.1 million, respectively.

Pension benefit plans

Effective November 30, 2011, the Corporation became the sponsor of the defined benefit pension plans that cover most full-time employees, certain part-time employees and employee-agents. Prior to November 30, 2011, AIC was the sponsor of these plans. In connection with the change in sponsorship, amounts payable by the Company to the previous plan sponsor, AIC, totaling $351 thousand were forgiven which was recorded as an increase to retained income.

5.	Investments

Fair values

The amortized cost, gross unrealized gains and losses and fair value for fixed income securities are as follows:

	Amortized cost	Gross unrealized		Fair value
($ in thousands)		Gains	Losses
December 31, 2012
U.S. government and agencies	$333,787	$83,260	$—	$417,047
Municipal	704,032	123,669	(9,040)	818,661
Corporate	3,482,420	423,330	(7,224)	3,898,526
Foreign government	303,649	92,986	(94)	396,541
RMBS	284,885	11,708	(915)	295,678
CMBS	195,605	11,871	(6,760)	200,716
ABS	98,415	4,652	(941)	102,126
Redeemable preferred stock	9,087	1,543	—	10,630

Total fixed income securities	$5,411,880	$753,019	$(24,974)	$6,139,925

December 31, 2011
U.S. government and agencies	$366,968	$93,127	$—	$460,095
Municipal	723,467	80,451	(14,162)	789,756
Corporate	3,495,248	346,055	(24,289)	3,817,014
Foreign government	283,135	93,806	—	376,941
RMBS	432,808	17,837	(4,899)	445,746
CMBS	257,768	5,218	(28,796)	234,190
ABS	119,967	3,475	(3,311)	120,131
Redeemable preferred stock	9,144	467	—	9,611

Total fixed income securities	$5,688,505	$640,436	$(75,457)	$6,253,484

Scheduled maturities

The scheduled maturities for fixed income securities are as follows as of December 31, 2012:

($ in thousands)	Amortized cost	Fair value
Due in one year or less	$229,278	$234,149
Due after one year through five years	1,234,441	1,367,249
Due after five years through ten years	1,843,502	2,112,913
Due after ten years	1,525,754	1,827,094

	4,832,975	5,541,405
RMBS, CMBS and ABS	578,905	598,520

Total	$5,411,880	$6,139,925

Actual maturities may differ from those scheduled as a result of prepayments by the issuers. RMBS, CMBS and ABS are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Net investment income

Net investment income for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$305,849	$326,000	$341,612
Mortgage loans	32,882	30,726	30,374
Equity securities	3,589	2,818	2,626
Limited partnership interests(1)	13,316	3,157	—
Short-term investments	355	525	681
Policy loans	2,600	2,628	2,626
Other	220	679	1,145

Investment income, before expense	358,811	366,533	379,064
Investment expense	(12,616)	(10,264)	(10,369)

Net investment income	$346,195	$356,269	$368,695

(1)	Income from EMA limited partnerships is reported in net investment income in 2012 and realized capital gains and losses in 2011 and 2010.

Realized capital gains and losses

Realized capital gains and losses by asset type for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$2,545	$10,600	$(19,445)
Mortgage loans	1,452	(1,119)	(2,534)
Equity securities	—	9,575	19,009
Limited partnership interests(1)	(221)	8,752	(146)
Derivatives	13,967	15,096	(42,733)
Short-term investments	—	3	—

Realized capital gains and losses	$17,743	$42,907	$(45,849)

(1)	Income from EMA limited partnerships is reported in net investment income in 2012 and realized capital gains and losses in 2011 and 2010.

Realized capital gains and losses by transaction type for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Impairment write-downs	$(5,144)	$(18,129)	$(31,370)
Change in intent write-downs	(310)	(1,449)	(11,226)

Net other-than-temporary impairment losses recognized in earnings	(5,454)	(19,578)	(42,596)
Sales	9,230	38,631	39,937
Valuation of derivative instruments	13,966	16,552	(37,932)
Settlements of derivative instruments	1	(1,456)	(5,112)
EMA limited partnership income	—	8,758	(146)

Realized capital gains and losses	$17,743	$42,907	$(45,849)

Gross gains of $22.1 million, $29.9 million and $32.7 million and gross losses of $16.0 million, $10.7 million and $17.2 million were realized on sales of fixed income securities during 2012, 2011 and 2010, respectively.

Other-than-temporary impairment losses by asset type for the years ended December 31 are as follows:

	2012			2011			2010
($ in thousands)	Gross	Included in OCI	Net	Gross	Included in OCI	Net	Gross	Included in OCI	Net
Fixed income securities:
Municipal	$—	$—	$—	$(406)	$—	$(406)	$(8,328)	$—	$(8,328)
Corporate	(2,301)	(476)	(2,777)	(5,259)	1,567	(3,692)	(7,500)	141	(7,359)
RMBS	(531)	(360)	(891)	(2,210)	91	(2,119)	(3,146)	(1,882)	(5,028)
CMBS	—	(2,423)	(2,423)	(12,287)	568	(11,719)	(23,179)	4,220	(18,959)

Total fixed income securities	(2,832)	(3,259)	(6,091)	(20,162)	2,226	(17,936)	(42,153)	2,479	(39,674)
Mortgage loans	637	—	637	(1,642)	—	(1,642)	(2,922)	—	(2,922)

Other-than-temporary impairment losses	$(2,195)	$(3,259)	$(5,454)	$(21,804)	$2,226	$(19,578)	$(45,075)	$2,479	$(42,596)

The total amount of other-than-temporary impairment losses included in accumulated other comprehensive income at the time of impairment for fixed income securities, which were not included in earnings, are presented in the following table. The amount excludes $268 thousand and $4.4 million as of December 31, 2012 and 2011, respectively, of net unrealized gains related to changes in valuation of the fixed income securities subsequent to the impairment measurement date.

($ in thousands)	December 31, 2012	December 31, 2011
Corporate	$—	$(1,567)
RMBS	(58)	(7,522)
CMBS	—	(2,550)

Total	$(58)	$(11,639)

Rollforwards of the cumulative credit losses recognized in earnings for fixed income securities held as of December 31 are as follows:

($ in thousands)	2012	2011	2010
Beginning balance	$(11,503)	$(24,172)	$(25,493)
Additional credit loss for securities previously other-than-temporarily impaired	(4,796)	(4,387)	(2,050)
Additional credit loss for securities not previously other-than-temporarily impaired	(985)	(12,100)	(26,398)
Reduction in credit loss for securities disposed or collected	15,599	28,304	28,071
Reduction in credit loss for securities the Company has made the decision to sell or more likely than not will be required to sell	—	7	1,698
Change in credit loss due to accretion of increase in cash flows	—	845	—

Ending balance	$(1,685)	$(11,503)	$(24,172)

The Company uses its best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if the Company determines that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If the Company determines that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, the Company may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

Unrealized net capital gains and losses

Unrealized net capital gains and losses included in accumulated other comprehensive income are as follows:

	Fair value	Gross unrealized		Unrealized net gains (losses)
($ in thousands)		Gains	Losses
December 31, 2012
Fixed income securities	$6,139,925	$753,019	$(24,974)	$728,045
Equity securities	164,971	31,555	(317)	31,238
Short-term investments	61,948	1	—	1
EMA limited partnerships(1)				127

Unrealized net capital gains and losses, pre-tax				759,411
Amounts recognized for:
Insurance reserves(2)				(360,887)
DAC and DSI(3)				(24,206)

Amounts recognized				(385,093)
Deferred income taxes				(131,011)

Unrealized net capital gains and losses, after-tax				$243,307

(1)

Unrealized net capital gains and losses for limited partnership interests represent the Company’s share of EMA limited partnerships’ other comprehensive income. Fair value and gross gains and losses are not applicable.

(2)

The insurance reserves adjustment represents the amount by which the reserve balance would increase if the net unrealized gains in the applicable product portfolios were realized and reinvested at current lower interest rates, resulting in a premium deficiency. Although the Company evaluates premium deficiencies on the combined performance of life insurance and immediate annuities with life contingencies, the adjustment primarily relates to structured settlement annuities with life contingencies, in addition to certain payout annuities with life contingencies.

(3)

The DAC and DSI adjustment balance represents the amount by which the amortization of DAC and DSI would increase or decrease if the unrealized gains or losses in the respective product portfolios were realized.

	Fair value	Gross unrealized		Unrealized net gains (losses)
		Gains	Losses
December 31, 2011
Fixed income securities	$6,253,484	$640,436	$(75,457)	$564,979
Equity securities	104,178	20,377	—	20,377
Short-term investments	148,829	2	(5)	(3)
EMA limited partnerships				30

Unrealized net capital gains and losses, pre-tax				585,383
Amounts recognized for:
Insurance reserves				(270,829)
DAC and DSI				(15,044)

Amounts recognized				(285,873)
Deferred income taxes				(104,829)

Unrealized net capital gains and losses, after-tax				$194,681

Change in unrealized net capital gains and losses

The change in unrealized net capital gains and losses for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Fixed income securities	$163,066	$265,163	$299,286
Equity securities	10,861	(4,834)	2,068
Short-term investments	4	(3)	3
Derivative instruments	—	—	(309)
EMA limited partnerships	97	30	—

Total	174,028	260,356	301,048
Amounts recognized for:
Insurance reserves	(90,058)	(167,226)	(73,544)
DAC and DSI	(9,162)	(10,811)	(48,400)

Amounts recognized	(99,220)	(178,037)	(121,944)
Deferred income taxes	(26,182)	(28,812)	(62,686)

Increase in unrealized net capital gains and losses	$48,626	$53,507	$116,418

Portfolio monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed income security and it is not more likely than not the Company will be required to sell the fixed income security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed income security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

For equity securities, the Company considers various factors, including whether it has the intent and ability to hold the equity security for a period of time sufficient to recover its cost basis. Where the Company lacks the intent and ability to hold to recovery, or believes the recovery period is extended, the equity security’s decline in fair value is considered other than temporary and is recorded in earnings. For equity securities managed by a third party, the Company has contractually retained its decision making authority as it pertains to selling equity securities that are in an unrealized loss position.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost (for fixed income securities) or cost (for equity securities) is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed income and equity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost or cost.

The following table summarizes the gross unrealized losses and fair value of fixed income and equity securities by the length of time that individual securities have been in a continuous unrealized loss position.

	Less than 12 months			12 months or more			Total unrealized losses
($ in thousands)	Number of issues	Fair value	Unrealized losses	Number of issues	Fair value	Unrealized losses
December 31, 2012
Fixed income securities
Municipal	—	$—	$—	6	$45,374	$(9,040)	$(9,040)
Corporate	27	116,512	(2,068)	13	54,442	(5,156)	(7,224)
Foreign government	1	9,854	(94)	—	—	—	(94)
RMBS	2	33	—	4	19,497	(915)	(915)
CMBS	1	1,995	(6)	5	21,115	(6,754)	(6,760)
ABS	—	—	—	2	12,838	(941)	(941)

Total fixed income securities	31	128,394	(2,168)	30	153,266	(22,806)	(24,974)
Equity securities	2	24,954	(317)	—	—	—	(317)

Total fixed income and equity securities	33	$153,348	$(2,485)	30	$153,266	$(22,806)	$(25,291)

Investment grade fixed income securities	23	$107,042	$(1,359)	17	$99,235	$(11,525)	$(12,884)
Below investment grade fixed income securities	8	21,352	(809)	13	54,031	(11,281)	(12,090)

Total fixed income securities	31	$128,394	$(2,168)	30	$153,266	$(22,806)	$(24,974)

December 31, 2011
Fixed income securities
Municipal	1	$4,750	$(688)	14	$76,961	$(13,474)	$(14,162)
Corporate	59	211,256	(7,927)	17	85,680	(16,362)	(24,289)
Foreign government	—	—	—	—	—	—	—
RMBS	2	7,245	(93)	13	34,973	(4,806)	(4,899)
CMBS	8	66,380	(8,005)	8	57,789	(20,791)	(28,796)
ABS	3	20,284	(123)	2	10,577	(3,188)	(3,311)

Total fixed income securities	73	$309,915	$(16,836)	54	$265,980	$(58,621)	$(75,457)
Equity securities	—	—	—	—	—	—	—

Total fixed income and equity securities	73	$309,915	$(16,836)	54	$265,980	$(58,621)	$(75,457)

Investment grade fixed income securities	47	$283,775	$(15,369)	31	$181,867	$(36,656)	$(52,025)
Below investment grade fixed income securities	26	26,140	(1,467)	23	84,113	(21,965)	(23,432)

Total fixed income securities	73	$309,915	$(16,836)	54	$265,980	$(58,621)	$(75,457)

As of December 31, 2012, $12.3 million of unrealized losses are related to securities with an unrealized loss position less than 20% of amortized cost or cost, the degree of which suggests that these securities do not pose a high risk of being other-than-temporarily impaired. Of the $12.3 million, $8.6 million are related to unrealized losses on investment grade fixed income securities. Investment grade is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from S&P, Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. Unrealized losses on investment grade securities are principally related to widening credit spreads or rising interest rates since the time of initial purchase.

As of December 31, 2012, the remaining $13.0 million of unrealized losses are related to securities in unrealized loss positions greater than or equal to 20% of amortized cost. Investment grade fixed income securities comprising $4.2 million of these unrealized losses were evaluated based on factors such as discounted cash flows and the financial condition and near-term and long-term prospects of the issue or issuer and were determined to have adequate resources to fulfill contractual obligations. Of the $13.0 million, $8.8 million are related to below investment grade fixed income securities. Of these amounts, $8.6 million are related to below investment grade fixed income securities that had been in an unrealized loss position greater than or equal to 20% of amortized cost for a period of twelve or more consecutive months as of December 31, 2012. Unrealized losses on below investment grade securities are principally related to RMBS, CMBS and ABS and were the result of wider credit spreads resulting from higher risk premiums since the time of initial purchase. These wider spreads are largely due to the risk associated with the underlying collateral supporting certain RMBS, CMBS and ABS securities.

RMBS, CMBS and ABS in an unrealized loss position were evaluated based on actual and projected collateral losses relative to the securities’ positions in the respective securitization trusts, security specific expectations of cash flows, and credit ratings. This evaluation also takes into consideration credit enhancement, measured in terms of (i) subordination from other classes of securities in the trust that are contractually obligated to absorb losses before the class of security the Company owns, (ii) the expected impact of other structural features embedded in the securitization trust beneficial to the class of securities the Company owns, such as overcollateralization and excess spread, and (iii) for RMBS and ABS in an unrealized loss position, credit enhancements from reliable bond insurers, where applicable. Municipal bonds in an unrealized loss position were evaluated based on the quality of the underlying securities. Unrealized losses on equity securities are primarily related to temporary equity market fluctuations of securities that are expected to recover.

As of December 31, 2012, the Company has not made the decision to sell and it is not more likely than not the Company will be required to sell fixed income securities with unrealized losses before recovery of the amortized cost basis. As of December 31, 2012, the Company had the intent and ability to hold equity securities with unrealized losses for a period of time sufficient for them to recover.

Limited partnerships

As of December 31, 2012 and 2011, the carrying value of equity method limited partnerships totaled $70.1 million and $39.0 million, respectively. The Company recognizes an impairment loss for equity method limited partnerships when evidence demonstrates that the loss is other than temporary. Evidence of a loss in value that is other than temporary may include the absence of an ability to recover the carrying amount of the investment or the inability of the investee to sustain a level of earnings that would justify the carrying amount of the investment. The Company had no write-downs related to equity method limited partnerships in 2012, 2011 and 2010.

As of December 31, 2012 and 2011, the carrying value for cost method limited partnerships was $29.7 million and $32.4 million, respectively. To determine if an other-than-temporary impairment has occurred, the Company evaluates whether an impairment indicator has occurred in the period that may have a significant adverse effect on the carrying value of the investment. Impairment indicators may include: significantly reduced valuations of the investments held by the limited partnerships; actual recent cash flows received being significantly less than expected cash flows; reduced valuations based on financing completed at a lower value; completed sale of a material underlying investment at a price significantly lower than expected; or any other adverse events since the last financial statements received that might affect the fair value of the investee’s capital. Additionally, the Company’s portfolio monitoring process includes a quarterly review of all cost method limited partnerships to identify instances where the net asset value is below established thresholds for certain periods of time, as well as investments that are performing below expectations, for further impairment consideration. If a cost method limited partnership is other-than-temporarily impaired, the carrying value is written down to fair value, generally estimated to be equivalent to the reported net asset value of the underlying funds. In 2012, 2011 and 2010, the Company had no write-downs related to cost method limited partnerships.

Mortgage loans

The Company’s mortgage loans are commercial mortgage loans collateralized by a variety of commercial real estate property types located throughout the United States and totaled, net of valuation allowance, $570.4 million and $564.8 million as of December 31, 2012 and 2011, respectively. Substantially all of the commercial mortgage loans are non-recourse to the borrower. The following table shows the principal geographic distribution of commercial real estate represented in the Company’s mortgage loan portfolio. No other state represented more than 5% of the portfolio as of December 31.

(% of mortgage loan portfolio carrying value)	2012	2011
California	24.3%	22.3%
Illinois	11.5	13.5
Texas	8.9	11.2
New Jersey	7.4	7.0
Arizona	5.7	6.4
Ohio	5.6	1.7
Florida	5.3	4.9

The types of properties collateralizing the mortgage loans as of December 31 are as follows:

(% of mortgage loan portfolio carrying value)	2012	2011
Warehouse	28.3%	29.2%
Office buildings	22.6	25.7
Apartment complex	21.4	16.9
Retail	19.9	21.6
Other	7.8	6.6

Total	100.0%	100.0%

The contractual maturities of the mortgage loan portfolio as of December 31, 2012 are as follows:

($ in thousands)	Number of loans	Carrying value	Percent
2013	6	$32,943	5.8%
2014	9	42,595	7.4
2015	21	119,598	21.0
2016	13	71,390	12.5
Thereafter	53	303,839	53.3

Total	102	$570,365	100.0%

Mortgage loans are evaluated for impairment on a specific loan basis through a quarterly credit monitoring process and review of key credit quality indicators. Mortgage loans are considered impaired when it is probable that the Company will not collect the contractual principal and interest. Valuation allowances are established for impaired loans to reduce the carrying value to the fair value of the collateral less costs to sell or the present value of the loan’s expected future repayment cash flows discounted at the loan’s original effective interest rate. Impaired mortgage loans may not have a valuation allowance when the fair value of the collateral less costs to sell is higher than the carrying value. Valuation allowances are adjusted for subsequent changes in the fair value of the collateral less costs to sell. Mortgage loans are charged off against their corresponding valuation allowances when there is no reasonable expectation of recovery. The impairment evaluation is non-statistical in respect to the aggregate portfolio but considers facts and circumstances attributable to each loan. It is not considered probable that additional impairment losses, beyond those identified on a specific loan basis, have been incurred as of December 31, 2012.

Accrual of income is suspended for mortgage loans that are in default or when full and timely collection of principal and interest payments is not probable. Cash receipts on mortgage loans on nonaccrual status are generally recorded as a reduction of carrying value.

Debt service coverage ratio is considered a key credit quality indicator when mortgage loans are evaluated for impairment. Debt service coverage ratio represents the amount of estimated cash flows from the property available to the borrower to meet principal and interest payment obligations. Debt service coverage ratio estimates are updated annually or more frequently if conditions are warranted based on the Company’s credit monitoring process.

The following table reflects the carrying value of non-impaired fixed rate mortgage loans summarized by debt service coverage ratio distribution as of December 31. There were no variable rate mortgage loans as of December 31, 2012 or 2011.

($ in thousands)	2012	2011
Debt service coverage ratio distribution
Below 1.0	$27,383	$32,308
1.0 - 1.25	99,713	96,741
1.26 - 1.50	150,877	186,429
Above 1.50	292,392	246,451

Total non-impaired mortgage loans	$570,365	$561,929

Mortgage loans with a debt service coverage ratio below 1.0 that are not considered impaired primarily relate to instances where the borrower has the financial capacity to fund the revenue shortfalls from the properties for the foreseeable term, the decrease in cash flows from the properties is considered temporary, or there are other risk mitigating circumstances such as additional collateral, escrow balances or borrower guarantees.

There were no impaired mortgage loans as of December 31, 2012. As of December 31, 2011, there were $2.9 million of impaired mortgage loans with a valuation allowance of $637 thousand. The average balance of impaired loans was $1.2 million, $4.4 million and $11.1 million during 2012, 2011 and 2010, respectively.

The rollforward of the valuation allowance on impaired mortgage loans for the years ended December 31 is as follows:

($ in thousands)	2012	2011	2010
Beginning balance	$637	$1,670	$4,250
Net (decrease) increase in valuation allowance	(637)	1,642	2,922
Charge offs	—	(2,675)	(5,502)

Ending balance	$—	$637	$1,670

There were no past due mortgage loans as of December 31, 2012 or 2011. There were no mortgage loans in the process of foreclosure as of December 31, 2012 or 2011.

Municipal bonds

The Company maintains a diversified portfolio of municipal bonds. The following table shows the principal geographic distribution of municipal bond issuers represented in the Company’s portfolio as of December 31. No other state represents more than 5% of the portfolio.

(% of municipal bond portfolio carrying value)	2012	2011
California	21.3%	20.8%
Texas	12.0	11.6
Illinois	6.0	5.8

Concentration of credit risk

As of December 31, 2012, the Company is not exposed to any credit concentration risk of a single issuer and its affiliates greater than 10% of the Company’s shareholder’s equity.

Securities loaned

The Company’s business activities include securities lending programs with third parties, mostly large banks. As of December 31, 2012 and 2011, fixed income securities with a carrying value of $57.9 million and $59.3 million, respectively, were on loan under these agreements. Interest income on collateral, net of fees, was zero in both 2012 and 2011 and $487 thousand in 2010.

Other investment information

Included in fixed income securities are below investment grade assets totaling $288.1 million and $317.2 million as of December 31, 2012 and 2011, respectively.

As of December 31, 2012, fixed income securities and short-term investments with a carrying value of $2.9 million were on deposit with regulatory authorities as required by law.

As of December 31, 2012, there were no fixed income securities that were non-income producing.

6.	Fair Value of Assets and Liabilities

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Statements of Financial Position at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1:	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2:	Assets and liabilities whose values are based on the following:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)	Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

The Company has two types of situations where investments are classified as Level 3 in the fair value hierarchy. The first is where quotes continue to be received from independent third-party valuation service providers and all significant inputs are market observable; however, there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity such that the degree of market observability has declined to a point where categorization as a Level 3 measurement is considered appropriate. The indicators considered in determining whether a significant decrease in the volume and level of activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, the level of credit spreads over historical levels, applicable bid-ask spreads, and price consensus among market participants and other pricing sources.

The second situation where the Company classifies securities in Level 3 is where specific inputs significant to the fair value estimation models are not market observable. This primarily occurs in the Company’s use of broker quotes to value certain securities where the inputs have not been corroborated to be market observable, and the use of valuation models that use significant non-market observable inputs.

Certain assets are not carried at fair value on a recurring basis, including investments such as mortgage loans, limited partnership interests and policy loans. Accordingly, such investments are only included in the fair value hierarchy disclosure when the investment is subject to remeasurement at fair value after initial recognition and the resulting remeasurement is reflected in the financial statements. In addition, derivatives embedded in fixed income securities are not disclosed in the hierarchy as free-standing derivatives since they are presented with the host contracts in fixed income securities.

In determining fair value, the Company principally uses the market approach which generally utilizes market transaction data for the same or similar instruments. To a lesser extent, the Company uses the income approach which involves determining fair values from discounted cash flow methodologies. For the majority of Level 2 and Level 3 valuations, a combination of the market and income approaches is used.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Level 1 measurements

•	Fixed income securities: Comprise certain U.S. Treasuries. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Equity securities: Comprise actively traded, exchange-listed U.S. equity securities. Valuation is based on unadjusted quoted prices for identical assets in active markets that the Company can access.

•	Short-term: Comprise actively traded money market funds that have daily quoted net asset values for identical assets that the Company can access.

•

Separate account assets: Comprise actively traded mutual funds that have daily quoted net asset values for identical assets that the Company can access. Net asset values for the actively traded mutual funds in which the separate account assets are invested are obtained daily from the fund managers.

Level 2 measurements

•	Fixed income securities:

U.S. government and agencies: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Municipal: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. Also included are privately placed securities valued using a discounted cash flow model that is widely accepted in the financial services industry and uses market observable inputs and inputs derived principally from, or corroborated by, observable market data. The primary inputs to the discounted cash flow model include an interest rate yield curve, as well as published credit spreads for similar assets in markets that are not active that incorporate the credit quality and industry sector of the issuer.

Foreign government: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads.

RMBS and ABS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, prepayment speeds, collateral performance and credit spreads. Certain ABS are valued based on non-binding broker quotes whose inputs have been corroborated to be market observable.

CMBS: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, collateral performance and credit spreads.

Redeemable preferred stock: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields, underlying stock prices and credit spreads.

•

Short-term: The primary inputs to the valuation include quoted prices for identical or similar assets in markets that are not active, contractual cash flows, benchmark yields and credit spreads. For certain short-term investments, amortized cost is used as the best estimate of fair value.

Level 3 measurements

•	Fixed income securities:

Municipal: Auction rate securities (“ARS”) primarily backed by student loans that have become illiquid due to failures in the auction market are valued using a discounted cash flow model that is widely accepted in the financial services industry and uses significant non-market observable inputs, including the anticipated date liquidity will return to the market. Also included are municipal bonds that are not rated by third party credit rating agencies but are rated by the National Association of Insurance Commissioners (“NAIC”). The primary inputs to the valuation of these municipal bonds include quoted prices for identical or similar assets in markets that exhibit less liquidity relative to those markets supporting Level 2 fair value measurements, contractual cash flows, benchmark yields and credit spreads.

Corporate, including privately placed: Valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable.

RMBS, CMBS and ABS: Valued based on non-binding broker quotes received from brokers who are familiar with the investments and where the inputs have not been corroborated to be market observable.

•

Other investments: Certain over-the-counter (“OTC”) derivatives, such as interest rate caps, are valued using models that are widely accepted in the financial services industry. These are categorized as Level 3 as a result of the significance of non-market observable inputs such as volatility. Other primary inputs include interest rate yield curves.

•

Other assets: Includes a structured settlement annuity reinsurance agreement accounted for as a derivative instrument that is valued internally. The model primarily uses stochastically determined cash flows, ultimate reinvestment spreads and applicable market data, such as interest rate and volatility assumptions. This item is categorized as Level 3 as a result of the significance of non-market observable inputs.

•

Contractholder funds: Derivatives embedded in certain life and annuity contracts are valued internally using models widely accepted in the financial services industry that determine a single best estimate of fair value for the embedded derivatives within a block of contractholder liabilities. The models primarily use stochastically determined cash flows based on the contractual elements of embedded derivatives, projected option cost and applicable market data, such as interest rate yield curves and equity index volatility assumptions. These are categorized as Level 3 as a result of the significance of non-market observable inputs.

Assets and liabilities measured at fair value on a non-recurring basis

Mortgage loans written-down to fair value in connection with recognizing impairments are valued based on the fair value of the underlying collateral less costs to sell. Limited partnership interests written-down to fair value in connection with recognizing other-than-temporary impairments are valued using net asset values.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2012:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Balance as of December 31, 2012
Assets
Fixed income securities:
U.S. government and agencies	$111,133	$305,914	$—	$417,047
Municipal	—	750,989	67,672	818,661
Corporate	—	3,638,175	260,351	3,898,526
Foreign government	—	396,541	—	396,541
RMBS	—	295,678	—	295,678
CMBS	—	200,716	—	200,716
ABS	—	75,156	26,970	102,126
Redeemable preferred stock	—	10,630	—	10,630

Total fixed income securities	111,133	5,673,799	354,993	6,139,925
Equity securities	164,971	—	—	164,971
Short-term investments	7,675	54,273	—	61,948
Other investments:
Free-standing derivatives	—	—	306	306
Separate account assets	436,380	—	—	436,380
Other assets	—	—	34,655	34,655

Total assets at fair value	$720,159	$5,728,072	$389,954	$6,838,185

% of total assets at fair value	10.5%	83.8%	5.7%	100.0%

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(17,877)	$(17,877)

Total liabilities at fair value	$—	$—	$(17,877)	$(17,877)

% of total liabilities at fair value	—%	—%	100.0%	100.0%

The following table summarizes quantitative information about the significant unobservable inputs used in Level 3 fair value measurements as of December 31, 2012.

($ in thousands)	Fair value	Valuation technique	Unobservable input	Range	Weighted average
ARS backed by student loans	$31,429	Discounted cash flow model	Anticipated date liquidity will return to the market	36 - 60 months	38 - 50 months
Other assets – Structured settlement annuity reinsurance agreement	$34,655	Stochastic cash flow model	Ultimate reinvestment spreads	133.8 - 196.0 basis points	156.4 basis points

If the anticipated date liquidity will return to the market is sooner (later), it would result in a higher (lower) fair value. If the ultimate reinvestment spreads increased (decreased), it would result in a lower (higher) fair value.

As of December 31, 2012, Level 3 fair value measurements include $310.1 million of fixed income securities valued based on non-binding broker quotes where the inputs have not been corroborated to be market observable. The Company does not develop the unobservable inputs used in measuring fair value; therefore, these are not included in the table above. However, an increase (decrease) in credit spreads for fixed income securities valued based on non-binding broker quotes would result in a lower (higher) fair value.

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis as of December 31, 2011:

($ in thousands)	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Counterparty and cash collateral netting	Balance as of December 31, 2011
Assets
Fixed income securities:
U.S. government and agencies	$159,082	$301,013	$—		$460,095
Municipal	—	739,334	50,422		789,756
Corporate	—	3,593,371	223,643		3,817,014
Foreign government	—	376,941	—		376,941
RMBS	—	443,016	2,730		445,746
CMBS	—	234,190	—		234,190
ABS	—	93,706	26,425		120,131
Redeemable preferred stock	—	9,611	—		9,611

Total fixed income securities	159,082	5,791,182	303,220		6,253,484
Equity securities	104,178	—	—		104,178
Short-term investments	10,065	138,764	—		148,829
Other investments:
Free-standing derivatives	—	—	38	$(38)	—
Separate account assets	472,048	—	—		472,048
Other assets	—	—	16,869		16,869

Total assets at fair value	$745,373	$5,929,946	$320,127	$(38)	$6,995,408

% of total assets at fair value	10.6%	84.8%	4.6%	—%	100.0%

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$(21,854)		$(21,854)
Other liabilities:
Free-standing derivatives	—	—	(2,905)	$38	(2,867)

Total liabilities at fair value	$—	$—	$(24,759)	$38	$(24,721)

% of total liabilities at fair value	—%	—%	100.2%	(0.2)%	100.0%

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2012.

		Total gains (losses) included in:
($ in thousands)	Balance as of December 31, 2011	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Municipal	$50,422	$50	$3,082	$18,576	$—
Corporate	223,643	3,854	11,224	52,629	—
RMBS	2,730	—	—	—	(2,730)
ABS	26,425	—	3,668	—	—

Total fixed income securities	303,220	3,904	17,974	71,205	(2,730)
Other investments:
Free-standing derivatives, net	(2,867)	(296)	—	—	—
Other assets	16,869	17,786	—	—	—

Total recurring Level 3 assets	$317,222	$21,394	$17,974	$71,205	$(2,730)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(21,854)	$3,977	$—	$—	$—

Total recurring Level 3 liabilities	$(21,854)	$3,977	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2012
Assets
Fixed income securities:
Municipal	$—	$(2,251)	$—	$(2,207)	$67,672
Corporate	18,029	(18,812)	—	(30,216)	260,351
RMBS	—	—	—	—	—
ABS	—	(1,866)	—	(1,257)	26,970

Total fixed income securities	18,029	(22,929)	—	(33,680)	354,993
Other investments:
Free-standing derivatives, net	3,471	—	—	(2)	306
Other assets	—	—	—	—	34,655

Total recurring Level 3 assets	$21,500	$(22,929)	$—	$(33,682)	$389,954

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$—	$—	$(17,877)

Total recurring Level 3 liabilities	$—	$—	$—	$—	$(17,877)

(1)

The effect to net income totals $25.4 million and is reported in the Statements of Operations and Comprehensive Income as follows: $14.3 million in realized capital gains and losses, $7.1 million in net investment income, $(142) thousand in interest credited to contractholder funds and $4.1 million in contract benefits.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2011.

		Total gains (losses) included in:
($ in thousands)	Balance as of December 31, 2010	Net income(1)	OCI	Transfers into Level 3	Transfers out of Level 3
Assets
Fixed income securities:
Municipal	$103,369	$43	$1,054	$5,378	$(7,892)
Corporate	225,207	8,719	4,191	10,882	(37,097)
RMBS	80,063	(1,066)	1,743	—	(56,510)
CMBS	141,869	(4,698)	15,987	—	(133,918)
ABS	40,851	149	252	—	(23,013)

Total fixed income securities	591,359	3,147	23,227	16,260	(258,430)
Other investments:			—	—	—
Free-standing derivatives, net	(3,011)	(3,153)	—	—	—
Other assets	(4,870)	21,739	—	—	—

Total recurring Level 3 assets	$583,478	$21,733	$23,227	$16,260	$(258,430)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$(17,544)	$(4,310)	$—	$—	$—

Total recurring Level 3 liabilities	$(17,544)	$(4,310)	$—	$—	$—

	Purchases	Sales	Issues	Settlements	Balance as of December 31, 2011
Assets
Fixed income securities:
Municipal	$—	$(49,623)	$—	$(1,907)	$50,422
Corporate	24,978	(11,680)	—	(1,557)	223,643
RMBS	—	(8,582)	—	(12,918)	2,730
CMBS	—	(19,240)	—	—	—
ABS	14,999	(3,856)	—	(2,957)	26,425

Total fixed income securities	39,977	(92,981)	—	(19,339)	303,220
Other investments:
Free-standing derivatives, net	1,867	—	—	1,430	(2,867	) (2)
Other assets	—	—	—	—	16,869

Total recurring Level 3 assets	$41,844	$(92,981)	$—	$(17,909)	$317,222

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$—	$—	$—	$—	$(21,854)

Total recurring Level 3 liabilities	$—	$—	$—	$—	$(21,854)

(1)

The effect to net income totals $17.4 million and is reported in the Statements of Operations and Comprehensive Income as follows: $13.4 million in realized capital gains and losses, $8.3 million in net investment income, $(156) thousand in interest credited to contractholder funds and $(4.2) million in contract benefits.

(2)	Comprises $38 thousand of assets and $2.9 million of liabilities.

The following table presents the rollforward of Level 3 assets and liabilities held at fair value on a recurring basis during the year ended December 31, 2010.

		Total gains (losses) included in:
($ in thousands)	Balance as of December 31, 2009	Net income(1)	OCI	Purchases, sales, issues and settlements, net	Transfers into Level 3	Transfers out of Level 3	Balance as of December 31, 2010
Assets
Fixed income securities:
Municipal	$123,743	$(408)	$(245)	$(11,242)	$804	$(9,283)	$103,369
Corporate	201,275	(817)	6,957	7,708	58,519	(48,435)	225,207
RMBS	39,124	(5,817)	12,277	38,659	—	(4,180)	80,063
CMBS	173,094	(22,210)	78,944	(16,859)	9,647	(80,747)	141,869
ABS	17,776	(6)	4,869	48,555	—	(30,343)	40,851

Total fixed income securities	555,012	(29,258)	102,802	66,821	68,970	(172,988)	591,359
Other investments:
Free-standing derivatives, net	(872)	(3,997)	—	1,858	—	—	(3,011	)(2)
Other assets	(5,059)	189	—	—	—	—	(4,870)

Total recurring Level 3 assets	$549,081	$(33,066)	$102,802	$68,679	$68,970	$(172,988)	$583,478

Liabilities
Contractholder funds:
Derivatives embedded in annuity contracts	$(13,211)	$(4,333)	$—	$—	$—	$—	$(17,544)

Total recurring Level 3 liabilities	$(13,211)	$(4,333)	$—	$—	$—	$—	$(17,544)

(1)

The effect to net income totals $(37.4) million and is reported in the Statements of Operations and Comprehensive Income as follows: $(41.2) million in realized capital gains and losses, $8.1 million in net investment income and $(4.3) million in contract benefits.

(2)	Comprises $469 thousand of assets and $3.5 million of liabilities.

Transfers between level categorizations may occur due to changes in the availability of market observable inputs, which generally are caused by changes in market conditions such as liquidity, trading volume or bid-ask spreads. Transfers between level categorizations may also occur due to changes in the valuation source. For example, in situations where a fair value quote is not provided by the Company’s independent third-party valuation service provider and as a result the price is stale or has been replaced with a broker quote whose inputs have not been corroborated to be market observable, the security is transferred into Level 3. Transfers in and out of level categorizations are reported as having occurred at the beginning of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized and changes in unrealized gains and losses in the quarter of transfer are reflected in the Level 3 rollforward table.

There were no transfers between Level 1 and Level 2 during 2012, 2011 or 2010.

During 2011, certain RMBS, CMBS and ABS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in the market activity for these assets. Additionally, in 2011 certain ABS that were valued based on non-binding broker quotes were transferred into Level 2 from Level 3 since the inputs were corroborated to be market observable. During 2010, certain ABS and CMBS were transferred into Level 2 from Level 3 as a result of increased liquidity in the market and a sustained increase in market activity for these assets. When transferring these securities into Level 2, the Company did not change the source of fair value estimates or modify the estimates received from independent third-party valuation service providers or the internal valuation approach. Accordingly, for securities included within this group, there was no change in fair value in conjunction with the transfer resulting in a realized or unrealized gain or loss.

Transfers into Level 3 during 2012, 2011 and 2010 included situations where a fair value quote was not provided by the Company’s independent third-party valuation service provider and as a result the price was stale or had been replaced with a broker quote where the inputs have not been corroborated to be market observable resulting in the security being classified as Level 3. Transfers out of Level 3 during 2012, 2011 and 2010 included situations where a broker quote was used in the prior period and a fair value quote became available from the Company’s independent third-party valuation service provider in the current period. A quote utilizing the new pricing source was not available as of the prior period, and any gains or losses related to the change in valuation source for individual securities were not significant.

Transfers into Level 3 during 2010 also included derivatives embedded in equity-indexed life and annuity contracts due to refinements in the valuation modeling resulting in an increase in significance of non-market observable inputs.

The following table provides the change in unrealized gains and losses included in net income for Level 3 assets and liabilities held as of December 31.

($ in thousands)	2012	2011	2010
Assets
Fixed income securities:
Municipal	$54	$151	$169
Corporate	4,912	8,193	11,553
RMBS	—	—	(4,483)
CMBS	—	—	(7,784)

Total fixed income securities	4,966	8,344	(545)
Other investments:
Free-standing derivatives, net	(279)	(1,714)	(2,868)
Other assets	17,786	21,739	189

Total recurring Level 3 assets	$22,473	$28,369	$(3,224)

Liabilities
Contractholder funds:
Derivatives embedded in life and annuity contracts	$3,977	$(4,310)	$(4,333)

Total recurring Level 3 liabilities	$3,977	$(4,310)	$(4,333)

The amounts in the table above represent the change in unrealized gains and losses included in net income for the period of time that the asset or liability was determined to be in Level 3. These gains and losses total $26.5 million in 2012 and are reported as follows: $16.3 million in realized capital gains and losses, $6.2 million in net investment income, $(142) thousand in interest credited to contractholder funds and $4.1 million in contract benefits. These gains and losses total $24.1 million in 2011 and are reported as follows: $16.5 million in realized capital gains and losses, $11.9 million in net investment income, $(156) thousand in interest credited to contractholder funds and $(4.2) million in contract benefits. These gains and losses total $(7.6) million in 2010 and are reported as follows: $(15.6) million in realized capital gains and losses, $12.3 million in net investment income and $(4.3) million in contract benefits.

Presented below are the carrying values and fair value estimates of financial instruments not carried at fair value.

Financial assets

	December 31, 2012		December 31, 2011
($ in thousands)	Carrying value	Fair value	Carrying value	Fair value
Mortgage loans	$570,365	$602,516	$564,847	$588,344
Cost method limited partnerships	29,746	30,920	32,355	31,257
Notes due from related party	2,833	2,833	5,581	5,581

The fair value of mortgage loans is based on discounted contractual cash flows or, if the loans are impaired due to credit reasons, the fair value of collateral less costs to sell. Risk adjusted discount rates are selected using current rates at which similar loans would be made to borrowers with similar characteristics, using similar types of properties as collateral. The fair value of cost method limited partnerships is determined using reported net asset values of the underlying funds. The fair value of notes due from related party, which are reported in other investments, is based on discounted cash flow calculations using current interest rates for instruments with comparable terms. The fair value measurements for mortgage loans, cost method limited partnerships and notes due from related party are categorized as Level 3.

Financial liabilities

	December 31, 2012		December 31, 2011
($ in thousands)	Carrying value	Fair value	Carrying value	Fair value
Contractholder funds on investment contracts	$3,050,538	$3,222,131	$3,431,056	$3,521,443
Liability for collateral	59,772	59,772	61,097	61,097

The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts utilizing prevailing market rates for similar contracts adjusted for the Company’s own credit risk. Deferred annuities included in contractholder funds are valued using discounted cash flow models which incorporate market value margins, which are based on the cost of holding economic capital, and the Company’s own credit risk. Immediate annuities without life contingencies are valued at the present value of future benefits using market implied interest rates which include the Company’s own credit risk. The liability for collateral is valued at carrying value due to its short-term nature. The fair value measurements for contractholder funds on investment contracts are categorized as Level 3. The fair value measurements for liability for collateral are categorized as Level 2.

7.	Derivative Financial Instruments and Off-balance sheet Financial Instruments

The Company uses derivatives to manage risks with certain assets arising from the potential adverse impacts from changes in risk-free interest rates and foreign currency fluctuations. The Company does not use derivatives for speculative purposes. Asset-liability management is a risk management strategy that is principally employed to balance the respective interest-rate sensitivities of the Company’s assets and liabilities. Depending upon the attributes of the assets acquired and liabilities issued, derivative instruments such as interest rate swaps and caps are utilized to change the interest rate characteristics of existing assets and liabilities to ensure the relationship is maintained within specified ranges and to reduce exposure to rising or falling interest rates. The Company uses foreign currency swaps primarily to reduce the foreign currency risk associated with holding foreign currency denominated investments. The Company also has a reinsurance treaty that is recorded as a derivative instrument, under which it primarily cedes reinvestment related risk on its structured settlement annuities to ALIC.

The Company also has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value with changes in fair value of embedded derivatives reported in net income. The Company’s primary embedded derivatives are guaranteed minimum accumulation and withdrawal benefits in reinsured variable annuity contracts; equity options in life product contracts, which provide equity returns to contractholders; and conversion options in fixed income securities, which provide the Company with the right to convert the instrument into a predetermined number of shares of common stock.

When derivatives meet specific criteria, they may be designated as accounting hedges and accounted for as fair value, cash flow, foreign currency fair value or foreign currency cash flow hedges. The Company designates certain of its foreign currency swap contracts as cash flow hedges when the hedging instrument is highly effective in offsetting the exposure of variations in cash flows for the hedged risk that could affect net income. Amounts are reclassified to net investment income or realized capital gains and losses as the hedged item affects net income.

The notional amounts specified in the contracts are used to calculate the exchange of contractual payments under the agreements and are generally not representative of the potential for gain or loss on these agreements. Fair value, which is equal to the carrying value, is the estimated amount that the Company would receive or pay to terminate the derivative contracts at the reporting date. The carrying value amounts for OTC derivatives are further adjusted for the effects, if any, of legally enforceable master netting agreements and are presented on a net basis, by counterparty agreement, in the Statements of Financial Position. For cash flow hedges, gains and losses are amortized from accumulated other comprehensive income and are reported in net income in the same period the forecasted transactions being hedged impact net income.

Non-hedge accounting is generally used for “portfolio” level hedging strategies where the terms of the individual hedged items do not meet the strict homogeneity requirements to permit the application of hedge accounting. For non-hedge derivatives, net income includes changes in fair value and accrued periodic settlements, when applicable. With the exception of non-hedge embedded derivatives, all of the Company’s derivatives are evaluated for their ongoing effectiveness as either accounting hedge or non-hedge derivative financial instruments on at least a quarterly basis.

The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2012. None of these derivatives are designated as accounting hedging instruments.

	Asset derivatives
($ in thousands)	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Interest rate contracts
Interest rate cap agreements	Other investments	$152,400	$306	$306	$—
Embedded derivative financial instruments
Conversion options	Fixed income securities	1,000	83	83	—
Other contracts
Structured settlement annuity reinsurance agreement	Other assets	—	34,655	34,655	—

Total asset derivatives		$153,400	$35,044	$35,044	$—

	Liability derivatives
	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	$148,926	$(15,508)	$—	$(15,508)
Guaranteed withdrawal benefits	Contractholder funds	29,800	(2,071)	—	(2,071)
Equity-indexed options in life product contracts	Contractholder funds	6,589	(298)	—	(298)

Total liability derivatives		$185,315	$(17,877)	$—	$(17,877)

Total derivatives		$338,715	$17,167

The following table provides a summary of the volume and fair value positions of derivative instruments as well as their reporting location in the Statement of Financial Position as of December 31, 2011. None of these derivatives are designated as accounting hedging instruments.

($ in thousands)	Asset derivatives
	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Interest rate contracts
Interest rate cap agreements	Other investments	$52,000	$—	$—	$—
Embedded derivative financial instruments
Conversion options	Fixed income securities	1,000	96	96	—
Other contracts
Structured settlement annuity reinsurance agreement	Other assets	—	16,869	16,869	—

Total asset derivatives		$53,000	$16,965	$16,965	$—

	Liability derivatives
	Balance sheet location	Volume- notional amount	Fair value, net	Gross asset	Gross liability
Interest rate contracts
Interest rate cap agreements	Other liabilities & accrued expenses	$176,500	$(2,867)	$38	$(2,905)
Embedded derivative financial instruments
Guaranteed accumulation benefits	Contractholder funds	164,425	(18,656)	—	(18,656)
Guaranteed withdrawal benefits	Contractholder funds	33,458	(3,042)	—	(3,042)
Equity-indexed options in life product contracts	Contractholder funds	4,143	(156)	—	(156)

Total liability derivatives		$378,526	$(24,721)	$38	$(24,759)

Total derivatives		$431,526	$(7,756)

The following table provides a summary of the impacts of the Company’s foreign currency contracts in cash flow hedging relationships for 2010. There were no cash flow hedges outstanding during 2012 and 2011.

($ in thousands)	2010
Effective portion
Gain recognized in OCI on derivatives during the period	$—
Gain recognized in OCI on derivatives during the term of the hedging relationship	—
Loss reclassified from AOCI into income (net investment income)	(2)
Gain reclassified from AOCI into income (realized capital gains and losses)	311
Ineffective portion and amount excluded from effectiveness testing
Gain recognized in income on derivatives (realized capital gains and losses)	—

The following table presents gains and losses from valuation and settlements reported on derivatives not designated as accounting hedging instruments in the Statements of Operations and Comprehensive Income for the years ended December 31.

	Realized capital gains and losses			Contract benefits			Interest credited to contractholder funds		Total gain (loss) recognized in net income on derivatives
($ in thousands)	2012	2011	2010	2012	2011	2010	2012	2011	2012	2011	2010
Interest rate contracts	$(296)	$(3,153)	$(40,261)	$—	$—	$—	$—	$—	$(296)	$(3,153)	$(40,261)
Embedded derivative financial instruments	(13)	3	494	4,119	(4,154)	(4,334)	(142)	(156)	3,964	(4,307)	(3,840)
Other contracts-structured settlement annuity reinsurance agreement	14,276	18,246	(3,277)	—	—	—	—	—	14,276	18,246	(3,277)

Total	$13,967	$15,096	$(43,044)	$4,119	$(4,154)	$(4,334)	$(142)	$(156)	$17,944	$10,786	$(47,378)

The Company manages its exposure to credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master netting agreements (“MNAs”) and obtaining collateral where appropriate. The Company uses MNAs for OTC derivative transactions that permit either party to net payments due for transactions and collateral is either pledged or obtained when certain predetermined exposure limits are exceeded. As of December 31, 2012, the Company did not have any collateral pledged to or from counterparties. The Company has not incurred any losses on derivative financial instruments due to counterparty nonperformance.

Counterparty credit exposure represents the Company’s potential loss if all of the counterparties concurrently fail to perform under the contractual terms of the contracts and all collateral, if any, becomes worthless. This exposure is measured by the fair value of OTC derivative contracts with a positive fair value at the reporting date reduced by the effect, if any, of legally enforceable master netting agreements.

The following table summarizes the counterparty credit exposure as of December 31 by counterparty credit rating as it relates to the Company’s OTC derivatives.

($ in thousands)	2012				2011
Rating(1)	Number of counter- parties	Notional Amount(2)	Credit exposure(2)	Exposure, net of collateral(2)	Number of counter- parties	Notional Amount(2)	Credit exposure(2)	Exposure, net of collateral(2)
A+	1	$18,800	$209	$209	—	$—	$—	$—
A	1	7,900	45	45	—	—	—	—
A-	2	68,700	21	21	—	—	—	—
BBB+	1	5,000	31	31	1	52,000	—	—

Total	5	$100,400	$306	$306	1	$52,000	$—	$—

(1)	Rating is the lower of S&P or Moody’s ratings.
(2)	Only OTC derivatives with a net positive fair value are included for each counterparty.

Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. Market risk exists for all of the derivative financial instruments the Company currently holds, as these instruments may become less valuable due to adverse changes in market conditions. To limit this risk, the Company’s senior management has established risk control limits. In addition, changes in fair value of the derivative financial instruments that the Company uses for risk management purposes are generally offset by the change in the fair value or cash flows of the hedged risk component of the related assets, liabilities or forecasted transactions.

Certain of the Company’s derivative instruments contain credit-risk-contingent termination events, cross-default provisions and credit support annex agreements. Credit-risk-contingent termination events allow the counterparties to terminate the derivative on certain dates if the Company’s financial strength credit ratings by

Moody’s or S&P fall below a certain level or in the event the Company is no longer rated by either Moody’s or S&P. Credit-risk-contingent cross-default provisions allow the counterparties to terminate the derivative instruments if the Company defaults by pre-determined threshold amounts on certain debt instruments. Credit-risk-contingent credit support annex agreements specify the amount of collateral the Company must post to counterparties based on the Company’s financial strength credit ratings by Moody’s or S&P, or in the event the Company is no longer rated by either Moody’s or S&P.

The following summarizes the fair value of derivative instruments with termination, cross-default or collateral credit-risk-contingent features that are in a liability position as of December 31, as well as the fair value of assets and collateral that are netted against the liability in accordance with provisions within legally enforceable MNAs.

($ in thousands)	2012	2011
Gross liability fair value of contracts containing credit-risk-contingent features	$—	$265
Gross asset fair value of contracts containing credit-risk-contingent features and subject to MNAs	—	(38)

Maximum amount of additional exposure for contracts with credit-risk-contingent features if all features were triggered concurrently	$—	$227

Off-balance sheet financial instruments

The contractual amounts of off-balance-sheet financial instruments relating to commitments to invest in limited partnership interests and commitments to extend mortgage loans totaled $118.6 million and $4.0 million respectively, as of December 31, 2012 and $119.2 million and $22.1 million, respectively, as of December 31, 2011. The contractual amounts represent the amount at risk if the contract is fully drawn upon, the counterparty defaults and the value of any underlying security becomes worthless. Unless noted otherwise, the Company does not require collateral or other security to support off-balance sheet financial instruments with credit risk.

Commitments to invest in limited partnership interests represent agreements to acquire new or additional participation in certain limited partnership investments. The Company enters into these agreements in the normal course of business. Because the investments in limited partnerships are not actively traded, it is not practical to estimate the fair value of these commitments.

Commitments to extend mortgage loans are agreements to lend to a borrower provided there is no violation of any condition established in the contract. The Company enters into these agreements to commit to future loan fundings at a predetermined interest rate. Commitments generally have fixed expiration dates or other termination clauses. The fair value of commitments to extend mortgage loans, which are secured by the underlying properties, is $80 thousand as of December 31, 2012, and is valued based on estimates of fees charged by other institutions to make similar commitments to similar borrowers.

8.	Reserve for Life-Contingent Contract Benefits and Contractholder Funds

As of December 31, the reserve for life-contingent contract benefits consists of the following:

($ in thousands)	2012	2011
Immediate fixed annuities:
Structured settlement annuities	$2,080,767	$1,977,566
Other immediate fixed annuities	34,068	25,447
Traditional life insurance	185,534	171,971
Accident and health insurance	8,188	7,159
Other	2,324	2,433

Total reserve for life-contingent contract benefits	$2,310,881	$2,184,576

The following table highlights the key assumptions generally used in calculating the reserve for life-contingent contract benefits:

Product	Mortality	Interest rate	Estimation method
Structured settlement annuities	U.S. population with projected calendar year improvements; mortality rates adjusted for each impaired life based on reduction in life expectancy	Interest rate assumptions range from 2.6% to 9.2%	Present value of contractually specified future benefits

Other immediate fixed annuities	1983 individual annuity mortality table; 1983 individual annuity mortality table with internal modifications; Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 0.3% to 11.5%	Present value of expected future benefits based on historical experience

Traditional life insurance	Actual company experience plus loading	Interest rate assumptions range from 4.0% to 8.0%	Net level premium reserve method using the Company’s withdrawal experience rates; includes reserves for unpaid claims

Accident and health insurance	Actual company experience plus loading	Interest rate assumptions range from 5.5% to 6.0%	Unearned premium; additional contract reserves for mortality risk and unpaid claims

Other:
Variable annuity guaranteed minimum death benefits(1)	Annuity 2000 mortality table with internal modifications	Interest rate assumptions range from 4.0% to 5.8%	Projected benefit ratio applied to cumulative assessments

(1)

In 2006, the Company disposed of its variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. (collectively “Prudential”).

To the extent that unrealized gains on fixed income securities would result in a premium deficiency had those gains actually been realized, a premium deficiency reserve is recorded for certain immediate annuities with life contingencies. A liability of $360.9 million and $270.8 million is included in the reserve for life-contingent contract benefits with respect to this deficiency as of December 31, 2012 and 2011, respectively. The offset to this liability is recorded as a reduction of the unrealized net capital gains included in accumulated other comprehensive income.

As of December 31, contractholder funds consist of the following:

($ in thousands)	2012	2011
Interest-sensitive life insurance	$684,584	$672,413
Investment contracts:
Fixed annuities	3,242,717	3,641,579
Other investment contracts	31,139	30,905

Total contractholder funds	$3,958,440	$4,344,897

The following table highlights the key contract provisions relating to contractholder funds:

Product	Interest rate	Withdrawal/surrender charges
Interest-sensitive life insurance	Interest rates credited range from 0% to 11.0% for equity-indexed life (whose returns are indexed to the S&P 500) and 2.7% to 5.0% for all other products	Either a percentage of account balance or dollar amount grading off generally over 20 years

Fixed annuities	Interest rates credited range from 0% to 9.2% for immediate annuities and 1.0% to 6.3% for other fixed annuities	Either a declining or a level percentage charge generally over ten years or less. Additionally, approximately 13.3% of fixed annuities are subject to market value adjustment for discretionary withdrawals

Other investment contracts:
Guaranteed minimum income, accumulation and withdrawal benefits on variable annuities(1) and secondary guarantees on interest-sensitive life insurance and fixed annuities	Interest rates used in establishing reserves range from 1.7% to 10.3%	Withdrawal and surrender charges are based on the terms of the related interest-sensitive life insurance or fixed annuity contract

(1)	In 2006, the Company disposed its variable annuity business through a reinsurance agreement with Prudential.

Contractholder funds activity for the years ended December 31 is as follows:

($ in thousands)	2012	2011
Balance, beginning of year	$4,344,897	$4,688,791
Deposits	115,708	121,999
Interest credited	144,284	154,657
Benefits	(149,800)	(155,403)
Surrenders and partial withdrawals	(409,575)	(381,834)
Contract charges	(67,695)	(65,034)
Net transfers from (to) separate accounts	38	(55)
Other adjustments	(19,417)	(18,224)

Balance, end of year	$3,958,440	$4,344,897

The Company offered various guarantees to variable annuity contractholders. Liabilities for variable contract guarantees related to death benefits are included in the reserve for life-contingent contract benefits and the liabilities related to the income, withdrawal and accumulation benefits are included in contractholder funds. All liabilities for variable contract guarantees are reported on a gross basis on the balance sheet with a corresponding reinsurance recoverable asset.

Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death, a specified contract anniversary date, partial withdrawal or annuitization, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives. The account balances of variable annuities contracts’ separate accounts with guarantees included $380.7 million and $405.7 million of equity, fixed income and balanced mutual funds and $51.3 million and $63.8 million of money market mutual funds as of December 31, 2012 and 2011, respectively.

The table below presents information regarding the Company’s variable annuity contracts with guarantees. The Company’s variable annuity contracts may offer more than one type of guarantee in each contract; therefore, the sum of amounts listed exceeds the total account balances of variable annuity contracts’ separate accounts with guarantees.

	December 31,
($ in millions)	2012	2011
In the event of death
Separate account value	$432.0	$469.5
Net amount at risk(1)	$27.8	$58.6
Average attained age of contractholders	64 years	64 years

At annuitization (includes income benefit guarantees)
Separate account value	$30.5	$32.0
Net amount at risk(2)	$4.5	$7.4
Weighted average waiting period until annuitization options available	1 year	2 years

For cumulative periodic withdrawals
Separate account value	$29.1	$32.5
Net amount at risk(3)	$0.5	$0.9

Accumulation at specified dates
Separate account value	$148.0	$163.2
Net amount at risk(4)	$5.1	$10.0
Weighted average waiting period until guarantee date	5 years	5 years

(1)	Defined as the estimated current guaranteed minimum death benefit in excess of the current account balance as of the balance sheet date.
(2)	Defined as the estimated present value of the guaranteed minimum annuity payments in excess of the current account balance.
(3)	Defined as the estimated current guaranteed minimum withdrawal balance (initial deposit) in excess of the current account balance as of the balance sheet date.
(4)	Defined as the estimated present value of the guaranteed minimum accumulation balance in excess of the current account balance.

The liability for death and income benefit guarantees is equal to a benefit ratio multiplied by the cumulative contract charges earned, plus accrued interest less contract excess guarantee benefit payments. The benefit ratio is calculated as the estimated present value of all expected contract excess guarantee benefits divided by the present value of all expected contract charges. The establishment of reserves for these guarantees requires the projection of future fund values, mortality, persistency and customer benefit utilization rates. These assumptions are periodically reviewed and updated. For guarantees related to death benefits, benefits represent the projected excess guaranteed minimum death benefit payments. For guarantees related to income benefits, benefits represent the present value of the minimum guaranteed annuitization benefits in excess of the projected account balance at the time of annuitization.

Projected benefits and contract charges used in determining the liability for certain guarantees are developed using models and stochastic scenarios that are also used in the development of estimated expected gross profits. Underlying assumptions for the liability related to income benefits include assumed future annuitization elections based on factors such as the extent of benefit to the potential annuitant, eligibility conditions and the annuitant’s attained age. The liability for guarantees is re-evaluated periodically, and adjustments are made to the liability balance through a charge or credit to contract benefits.

Guarantees related to withdrawal and accumulation benefits are considered to be derivative financial instruments; therefore, the liability for these benefits is established based on its fair value.

The following table summarizes the liabilities for guarantees:

($ in thousands)	Liability for guarantees related to death benefits and interest-sensitive life products	Liability for guarantees related to income benefits	Liability for guarantees related to accumulation and withdrawal benefits	Total
Balance, December 31, 2011(1)	$7,572	$3,971	$21,698	$33,241
Less reinsurance recoverables	2,336	3,963	21,698	27,997

Net balance as of December 31, 2011	5,236	8	—	5,244
Incurred guarantee benefits	3,150	—	—	3,150
Paid guarantee benefits	—	—	—	—

Net change	3,150	—	—	3,150
Net balance as of December 31, 2012	8,386	8	—	8,394
Plus reinsurance recoverables	2,077	5,166	17,579	24,822

Balance, December 31, 2012(2)	$10,463	$5,174	$17,579	$33,216

Balance, December 31, 2010(3)	$3,246	$4,586	$17,544	$25,376
Less reinsurance recoverables	1,862	4,578	17,544	23,984

Net balance as of December 31, 2010	1,384	8	—	1,392
Incurred guarantee benefits	3,852	—	—	3,852
Paid guarantee benefits	—	—	—	—

Net change	3,852	—	—	3,852
Net balance as of December 31, 2011	5,236	8	—	5,244
Plus reinsurance recoverables	2,336	3,963	21,698	27,997

Balance, December 31, 2011(1)	$7,572	$3,971	$21,698	$33,241

(1)

Included in the total liability balance as of December 31, 2011 are reserves for variable annuity death benefits of $2.3 million, variable annuity income benefits of $4.0 million, variable annuity accumulation benefits of $18.7 million, variable annuity withdrawal benefits of $3.0 million and other guarantees of $5.2 million.

(2)

Included in the total liability balance as of December 31, 2012 are reserves for variable annuity death benefits of $2.1 million, variable annuity income benefits of $5.2 million, variable annuity accumulation benefits of $15.5 million, variable annuity withdrawal benefits of $2.1 million and other guarantees of $8.4 million.

(3)

Included in the total liability balance as of December 31, 2010 are reserves for variable annuity death benefits of $1.9 million, variable annuity income benefits of $4.6 million, variable annuity accumulation benefits of $15.1 million and variable annuity withdrawal benefits of $2.4 million and other guarantees of $1.4 million.

9. Reinsurance

The Company reinsures certain of its risks to unaffiliated reinsurers and ALIC under yearly renewable term, coinsurance and modified coinsurance agreements. These agreements result in a passing of the agreed-upon percentage of risk to the reinsurer in exchange for negotiated reinsurance premium payments. Modified coinsurance is similar to coinsurance, except that the cash and investments that support the liability for contract benefits are not transferred to the assuming company and settlements are made on a net basis between the companies. As of December 31, 2012 and 2011, for certain term life insurance policies, the Company ceded up to 90% of the mortality risk depending on the year of policy issuance. Further, the Company cedes the mortality risk associated with coverage in excess of $250 thousand per life to ALIC.

In addition, the Company has used reinsurance to effect the disposition of certain blocks of business. The Company had reinsurance recoverables of $224.5 million and $244.5 million as of December 31, 2012 and 2011, respectively, due from Prudential related to the disposal of its variable annuity business that was effected through reinsurance agreements. In 2012, premiums and contract charges of $8.4 million, contract benefits of $1.9 million, interest credited to contractholder funds of $6.0 million, and operating costs and expenses of $1.4 million were ceded to Prudential. In 2011, premiums and contract charges of $11.4 million, contract benefits of $5.4 million, interest credited to contractholder funds of $6.8 million, and operating costs and expenses of $1.7 million were ceded to Prudential. In 2010, premiums and contract charges of $12.4 million, contract benefits of $5.7 million, interest credited to contractholder funds of $8.5 million, and operating costs and expenses of $1.7 million were ceded to Prudential. In addition, as of December 31, 2012 and 2011 the Company had reinsurance recoverables of $325 thousand and $256 thousand, respectively, due from a subsidiary of Citigroup (Triton Insurance Company) in connection with the disposition of the direct response distribution business in 2003.

As of December 31, 2012, the gross life insurance in force was $37.13 billion of which $6.72 billion and $10.14 billion was ceded to affiliated and unaffiliated reinsurers, respectively.

The effects of reinsurance on premiums and contract charges for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$152,197	$156,130	$155,865
Assumed — non-affiliate	849	889	955
Ceded
Affiliate	(35,904)	(31,505)	(30,797)
Non-affiliate	(23,417)	(26,863)	(28,873)

Premiums and contract charges, net of reinsurance	$93,725	$98,651	$97,150

The effects of reinsurance on contract benefits for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$196,463	$207,769	$207,433
Assumed — non-affiliate	709	682	877
Ceded
Affiliate	(4,865)	(6,570)	(6,079)
Non-affiliate	(11,393)	(17,715)	(19,445)

Contract benefits, net of reinsurance	$180,914	$184,166	$182,786

The effects of reinsurance on interest credited to contractholder funds for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Direct	$150,355	$161,283	$176,523
Assumed — non-affiliate	17	19	19
Ceded
Non-affiliate	(6,032)	(6,855)	(8,457)

Interest credited to contractholder funds, net of reinsurance	$144,340	$154,447	$168,085

In addition to amounts included in the table above are reinsurance premiums ceded to ALIC of $3.5 million in each of 2012, 2011 and 2010 under the terms of the structured settlement annuity reinsurance agreement (see Note 4).

10.	Deferred Policy Acquisition and Sales Inducement Costs

Deferred policy acquisition costs for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Balance, beginning of year	$132,614	$136,377	$172,597
Acquisition costs deferred	19,423	17,842	17,685
Amortization charged to income	(13,145)	(11,102)	(12,370)
Effect of unrealized gains and losses	(8,691)	(10,503)	(41,535)

Balance, end of year	$130,201	$132,614	$136,377

DSI activity, which primarily relates to fixed annuities and interest-sensitive life contracts, for the years ended December 31 was as follows:

($ in thousands)	2012	2011	2010
Balance, beginning of year	$2,019	$2,024	$11,091
Sales inducements deferred	409	526	1,048
Amortization charged to income	(465)	(316)	(3,375)
Effect of unrealized gains and losses	(246)	(215)	(6,740)

Balance, end of year	$1,717	$2,019	$2,024

11.	Guarantees and Contingent Liabilities

Guaranty funds

Under state insurance guaranty fund laws, insurers doing business in a state can be assessed, up to prescribed limits, for certain obligations of insolvent insurance companies to policyholders and claimants. Amounts assessed to each company are typically related to its proportion of business written in each state. The Company’s policy is to accrue assessments when the entity for which the insolvency relates has met its state of domicile’s statutory definition of insolvency and the amount of the loss is reasonably estimable. In most states, the definition is met with a declaration of financial insolvency by a court of competent jurisdiction. In certain states there must also be a final order of liquidation. As of December 31, 2012 and 2011, the liability balance included in other liabilities and accrued expenses was $12.4 million and $12.5 million, respectively. The related premium tax offsets included in other assets were $8.3 million and $8.3 million as of December 31, 2012 and 2011, respectively.

Executive Life Insurance Company of New York (“ELNY”) has been under the jurisdiction of the New York Liquidation Bureau (the “Bureau”) as part of a 1992 court-ordered rehabilitation plan. ELNY continues to fully pay annuity benefits when due. The Superintendent of Insurance of the State of New York in conjunction with the New York Attorney General filed a proposed formal plan of liquidation on September 1, 2011 and a court order approving the plan, as amended, was entered on April 16, 2012. On May 30, 2012, an attorney representing a number of ELNY payees filed a notice, appealing the ELNY Order of Liquidation. On February 6, 2013, the New York Appellate Division issued its order on that appeal and affirmed the lower court’s order of liquidation. The attorney representing those payees has indicated that he will appeal this most recent decision. Assessments will not begin until the completion of the appeals process. The current publicly available estimated shortfall from the Bureau is $1.57 billion. New York law currently contains an aggregate limit on insurer assessments by the guaranty fund, the Life Insurance Corporation of New York, of $558 million, of which approximately $40 million has been used. The Company’s three-year average market share for New York as of December 31, 2010, based on assessable premiums, was approximately 1.7%.

As of December 31, 2012, the accrued liability for the Company’s estimated aggregate exposure is $7 million, net of state related taxes, which includes $12 million pre-tax for guaranty fund assessments and $3 million pre-tax for participation in an industry sponsored plan to supplement certain ELNY policyholders. The ultimate cost will depend on the approved court ordered liquidation plan, the level of guaranty fund system participation and the realization of tax benefits. Under current law, the Company may be allowed to recoup a portion of the amount of any additional guaranty fund assessment in periods subsequent to the recognition of the assessment by offsetting future state related taxes.

Guarantees

Related to the disposal through reinsurance of our variable annuity business to Prudential in 2006, the Company, ALIC and the Corporation have agreed to indemnify Prudential for certain pre-closing contingent liabilities (including extra-contractual liabilities of the Company and liabilities specifically excluded from the transaction) that the Company and ALIC have agreed to retain. In addition, the Company, ALIC and the Corporation will each indemnify Prudential for certain post-closing liabilities that may arise from the acts of the Company and ALIC and their agents, including in connection with the Company’s and ALIC’s provision of transition services. The reinsurance agreements contain no limitations or indemnifications with regard to insurance risk transfer, and transferred all of the future risks and responsibilities for performance on the underlying variable annuity contracts to Prudential, including those related to benefit guarantees. Management does not believe this agreement will have a material effect on results of operations, cash flows or financial position of the Company.

In the normal course of business, the Company provides standard indemnifications to contractual counterparties in connection with numerous transactions, including acquisitions and divestitures. The types of indemnifications typically provided include indemnifications for breaches of representations and warranties, taxes and certain other liabilities, such as third party lawsuits. The indemnification clauses are often standard contractual terms and are entered into in the normal course of business based on an assessment that the risk of loss would be remote. The terms of the indemnifications vary in duration and nature. In many cases, the maximum obligation is not explicitly stated and the contingencies triggering the obligation to indemnify have not occurred and are not expected to occur. Consequently, the maximum amount of the obligation under such indemnifications is not determinable. Historically, the Company has not made any material payments pursuant to these obligations.

The aggregate liability balance related to all guarantees was not material as of December 31, 2012.

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently subject to an industry-wide New York Department of Financial Services inquiry related to unclaimed property laws. It is possible that this inquiry may result in additional payments of abandoned funds and to changes in the Company’s practices and procedures for the identification of escheatable funds, which could impact benefit payments and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

12.	Income Taxes

The Company joins with the Corporation and its other subsidiaries (the “Allstate Group”) in the filing of a consolidated federal income tax return and is party to a federal income tax allocation agreement (the “Allstate Tax Sharing Agreement”). Under the Allstate Tax Sharing Agreement, the Company pays to or receives from the Corporation the amount, if any, by which the Allstate Group’s federal income tax liability is affected by virtue of inclusion of the Company in the consolidated federal income tax return. Effectively, this results in the Company’s annual income tax provision being computed, with adjustments, as if the Company filed a separate return.

The Internal Revenue Service (“IRS”) is currently examining the Allstate Group’s 2009 and 2010 federal income tax returns. The IRS has completed its examinations of the Allstate Group’s federal income tax returns for 2005-2006 and 2007-2008 and the cases are under consideration at the IRS Appeals Office. The Allstate Group’s tax years prior to 2005 have been examined by the IRS and the statute of limitations has expired on those years. Any adjustments that may result from IRS examinations of tax returns are not expected to have a material effect on the results of operations, cash flows or financial position of the Company.

The Company had no liability for unrecognized tax benefits as of December 31, 2012 or 2011, and believes it is reasonably possible that the liability balance will not significantly increase within the next twelve months. No amounts have been accrued for interest or penalties.

The components of the deferred income tax assets and liabilities as of December 31 are as follows:

($ in thousands)	2012	2011
Deferred assets
Unrealized foreign currency translation adjustments	$316	$92
Life and annuity reserves	—	2,010
Accrued liabilities	181	178
Other assets	106	96

Total deferred assets	603	2,376

Deferred liabilities
Unrealized net capital gains	(131,011)	(104,829)
Difference in tax bases of investments	(39,939)	(30,259)
DAC	(26,185)	(21,778)
Life and annuity reserves	(4,445)	—
Other liabilities	(5,078)	(5,346)

Total deferred liabilities	(206,658)	(162,212)

Net deferred liability	$(206,055)	$(159,836)

Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized based on the Company’s assessment that the deductions ultimately recognized for tax purposes will be fully utilized. There was no valuation allowance for deferred tax assets as of December 31, 2012 or 2011.

The components of income tax expense for the years ended December 31 are as follows:

($ in thousands)	2012	2011	2010
Current	$7,286	$1,036	$209
Deferred	20,260	36,326	4,609

Total income tax expense	$27,546	$37,362	$4,818

The Company received refunds of $5.9 million, $6.0 million and $3.5 million in 2012, 2011 and 2010, respectively.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31 is as follows:

	2012	2011	2010
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income tax expense	1.7	1.2	11.8
Dividends received deduction	(0.7)	(0.5)	(5.4)
Tax credits	(0.5)	(0.5)	(3.9)
Adjustment to prior year tax liabilities	—	—	(1.3)
Other	—	—	0.3

Effective income tax rate	35.5%	35.2%	36.5%

13.	Statutory Financial Information and Dividend Limitations

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of New York. Prescribed statutory accounting practices include a variety of publications of the NAIC, as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of New York requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of New York Insurance Superintendent. Statutory accounting practices differ from GAAP primarily since they require charging policy acquisition and certain sales inducement costs to expense as incurred, establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments and establishing deferred taxes on a different basis.

Statutory net income was $18.8 million and $46.0 million in 2012 and 2011, respectively. Statutory net loss was $(17.3) million in 2010. Statutory capital and surplus was $540.0 million and $524.0 million as of December 31, 2012 and 2011, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the New York State Insurance Department (“NYSID”) is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The Company paid no dividends in 2012. The maximum amount of dividends that the Company can pay without prior NYSID approval during 2013 is $54.0 million. Any dividend must be paid out of unassigned surplus, which totaled $399.9 million as of December 31, 2012, and cannot result in capital and surplus being less than the minimum amount required by law. All state insurance regulators have adopted risk-based capital (“RBC”) requirements developed by the NAIC. Maintaining statutory capital and surplus at a level in excess of the company action level allows the insurance company to avoid RBC regulatory action. The Company’s total statutory capital and surplus exceeds its company action level RBC as of December 31, 2012.

14.	Benefit Plans

Pension and other postretirement plans

Defined benefit pension plans, sponsored by the Corporation, cover most full-time employees, certain part-time employees and employee-agents. Benefits under the pension plans are based upon the employee’s length of service and eligible annual compensation. The cost allocated to the Company for the pension plans was $3.6 million, $2.3 million and $3.3 million in 2012, 2011 and 2010, respectively.

The Corporation provides certain health care subsidies for eligible employees hired before January 1, 2003 when they retire and their eligible dependents and certain life insurance benefits for eligible employees hired before January 1, 2003 when they retire (“postretirement benefits”). The credit allocated to the Company for postretirement benefits other than pension plans was $14 thousand and $84 thousand in 2012 and 2011, respectively, and the cost allocated to the Company was $47 thousand in 2010.

The Corporation has reserved the right to modify or terminate its benefit plans at any time and for any reason.

Allstate 401(k) Savings Plan

Employees of AIC are eligible to become members of the Allstate 401(k) Savings Plan (“Allstate Plan”). The Corporation’s contributions are based on the Corporation’s matching obligation and certain performance measures. The cost allocated to the Company for the Allstate Plan was $717 thousand, $700 thousand and $492 thousand in 2012, 2011 and 2010, respectively.

15.	Other Comprehensive Income

The components of other comprehensive income on a pre-tax and after-tax basis for the years ended December 31 are as follows:

	2012
($ in thousands)	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period, net of related offsets	$75,239	$(26,333)	$48,906
Less: reclassification adjustment of realized capital gains and losses	431	(151)	280

Unrealized net capital gains and losses	74,808	(26,182)	48,626

Unrealized foreign currency translation adjustments	(642)	225	(417)

Other comprehensive income	$74,166	$(25,957)	$48,209

	2011
	Pre-tax	Tax	After-tax
Unrealized net holding gains arising during the period, net of related offsets	$110,583	$(38,704)	$71,879
Less: reclassification adjustment of realized capital gains and losses	28,264	(9,892)	18,372

Unrealized net capital gains and losses	82,319	(28,812)	53,507

Unrealized foreign currency translation adjustments	(262)	92	(170)

Other comprehensive income	$82,057	$(28,720)	$53,337

	2010
	Pre-tax	Tax	After-tax
Unrealized net holding losses arising during the period, net of related offsets	$176,743	$(61,860)	$114,883
Less: reclassification adjustment of realized capital gains and losses	(2,361)	826	(1,535)

Unrealized net capital gains and losses	179,104	(62,686)	116,418

Other comprehensive income	$179,104	$(62,686)	$116,418

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE I—SUMMARY OF INVESTMENTS

OTHER THAN INVESTMENTS IN RELATED PARTIES

DECEMBER 31, 2012

($ in thousands)	Cost/ amortized cost	Fair value	Amount at which shown in the Balance Sheet
Type of investment
Fixed maturities:
Bonds:
United States government, government agencies and authorities	$333,787	$417,047	$417,047
States, municipalities and political subdivisions	704,032	818,661	818,661
Foreign governments	303,649	396,541	396,541
Public utilities	818,353	935,815	935,815
Convertibles and bonds with warrants attached	10,321	11,262	11,262
All other corporate bonds	2,653,746	2,951,449	2,951,449
Residential mortgage-backed securities	284,885	295,678	295,678
Commercial mortgage-backed securities	195,605	200,716	200,716
Asset-backed securities	98,415	102,126	102,126
Redeemable preferred stocks	9,087	10,630	10,630

Total fixed maturities	5,411,880	$6,139,925	6,139,925

Equity securities:
Common stocks:
Industrial, miscellaneous and all other	133,733	$164,971	164,971

Mortgage loans on real estate (none acquired in satisfaction of debt)	570,365	$602,516	570,365

Policy loans	41,150		41,150
Derivative instruments	306	$306	306

Limited partnership interests	99,820		99,820
Other long-term investments	2,833		2,833
Short-term investments	61,947	$61,948	61,948

Total investments	$6,322,034		$7,081,318

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE IV—REINSURANCE

($ in thousands)	Gross amount	Ceded to other companies(1)	Assumed from other companies	Net amount	Percentage of amount assumed to net
Year ended December 31, 2012
Life insurance in force	$36,532,268	$16,858,998	$602,378	$20,275,648	3.0%

Premiums and contract charges:
Life insurance	$138,973	$57,654	$849	$82,168	1.0%
Accident and health insurance	13,224	1,667	—	11,557	—%

Total premiums and contract charges	$152,197	$59,321	$849	$93,725	0.9%

Year ended December 31, 2011
Life insurance in force	$35,166,813	$16,567,759	$623,979	$19,223,033	3.2%

Premiums and contract charges:
Life insurance	$143,652	$56,534	$889	$88,007	1.0%
Accident and health insurance	12,478	1,834	—	10,644	—%

Total premiums and contract charges	$156,130	$58,368	$889	$98,651	0.9%

Year ended December 31, 2010
Life insurance in force	$34,597,944	$15,803,458	$663,707	$19,458,193	3.4%

Premiums and contract charges:
Life insurance	$143,571	$57,638	$955	$86,888	1.1%
Accident and health insurance	12,294	2,032	—	10,262	—%

Total premiums and contract charges	$155,865	$59,670	$955	$97,150	1.0%

(1)	No reinsurance or coinsurance income was netted against premiums ceded in 2012, 2011 or 2010.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

SCHEDULE V—VALUATION ALLOWANCES AND QUALIFYING ACCOUNTS

($ in thousands)		Additions
Description	Balance as of beginning of period	Charged to costs and expenses	Other additions	Deductions	Balance as of end of period
Year ended December 31, 2012
Allowance for estimated losses on mortgage loans	$637	$(637)	$—	$—	$—
Year ended December 31, 2011
Allowance for estimated losses on mortgage loans	$1,670	$1,642	$—	$2,675	$637
Year ended December 31, 2010
Allowance for estimated losses on mortgage loans	$4,250	$2,922	$—	$5,502	$1,670

Item 11(f).	Selected Financial Data

5-YEAR SUMMARY OF SELECTED FINANCIAL DATA

($ in thousands)	2012	2011	2010	2009	2008
Operating Results
Premiums	$38,037	$43,806	$45,087	$47,659	$59,248
Contract charges	55,688	54,845	52,063	51,834	61,108
Net investment income	346,195	356,269	368,695	372,395	402,931
Realized capital gains and losses	17,743	42,907	(45,849)	145,468	(77,205)
Total revenues	457,663	497,827	419,996	617,356	446,082
Net income	50,154	68,870	8,379	51,060	778
Financial Position
Investments	$7,081,318	$7,190,515	$7,190,197	$7,139,397	$6,648,585
Total assets	8,067,537	8,213,057	8,320,295	8,347,463	8,256,238
Reserve for life-contingent contract benefits and contractholder funds	6,269,321	6,529,473	6,667,467	6,855,966	7,040,122
Shareholder’s equity	1,032,948	934,585	812,027	687,230	487,873

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Allstate Life Insurance Company of New York (referred to in this document as “we,” “our,” “us,” the “Company” or “ALNY”). It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our company include:

•	For operations: benefit and investment spread, amortization of deferred policy acquisition costs (“DAC”), expenses, net income, invested assets, and premiums and contract charges;

•

For investments: credit quality/experience, total return, investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset and liability duration; and

•	For financial condition: liquidity, financial strength ratings, operating leverage, capital position, and return on equity.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to adopt accounting policies and make estimates and assumptions that affect amounts reported in the financial statements. The most critical estimates include those used in determining:

•	Fair value of financial assets

•	Impairment of fixed income and equity securities

•	Deferred policy acquisition costs amortization

•	Reserve for life-contingent contract benefits estimation

In making these determinations, management makes subjective and complex judgments that frequently require estimates about matters that are inherently uncertain. Many of these policies, estimates and related judgments are common in the insurance and financial services industries; others are specific to our business and operations. It is reasonably likely that changes in these estimates could occur from period to period and result in a material impact on our financial statements.

A brief summary of each of these critical accounting estimates follows. For a more detailed discussion of the effect of these estimates on our financial statements, and the judgments and assumptions related to these estimates, see the referenced sections of this document. For a complete summary of our significant accounting policies, see the notes to the financial statements.

Fair value of financial assets Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. We are responsible for the determination of fair value of financial assets and the supporting assumptions and methodologies. We use independent third-party valuation service providers, broker quotes and internal pricing methods to determine fair values. We obtain or calculate only one single quote or price for each financial instrument.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of proprietary models, produce valuation information in the form of a single fair value for individual fixed income and other securities for which a fair value has been requested under the terms of our agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, liquidity spreads, currency rates, and other information, as applicable. Credit and liquidity spreads are typically implied from completed transactions and transactions of comparable securities. Valuation service providers also use proprietary discounted cash flow models that are widely accepted in the financial services industry and similar to those used by other market participants to value the same financial instruments. The valuation models take into account, among other things, market observable information as of the measurement date, as described above, as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector, and where applicable, collateral quality and other issue or issuer specific information. Executing valuation models effectively requires seasoned professional judgment and experience. For certain equity securities, valuation service providers provide market quotations for completed transactions on the measurement date. In cases where market transactions or other market observable data is limited, the extent to which judgment is applied varies inversely with the availability of market observable information.

For certain of our financial assets measured at fair value, where our valuation service providers cannot provide fair value determinations, we obtain a single non-binding price quote from a broker familiar with the security who, similar to our valuation service providers, may consider transactions or activity in similar securities among other information. The brokers providing price quotes are generally from the brokerage divisions of leading financial institutions with market making, underwriting and distribution expertise regarding the security subject to valuation.

The fair value of certain financial assets, including privately placed corporate fixed income securities, auction rate securities (“ARS”) backed by student loans, and certain free-standing derivatives, for which our valuation service providers or brokers do not provide fair value determinations, is determined using valuation methods and models widely accepted in the financial services industry. Our internal pricing methods are primarily based on models using discounted cash flow methodologies that develop a single best estimate of fair value. Our models generally incorporate inputs that we believe are representative of inputs other market participants would use to determine fair value of the same instruments, including yield curves, quoted market prices of comparable securities, published credit spreads, and other applicable market data as well as instrument-specific characteristics that include, but are not limited to, coupon rates, expected cash flows, sector of the issuer, and call provisions. Judgment is required in developing these fair values. As a result, the fair value of these financial assets may differ from the amount actually received to sell an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the financial assets’ fair values.

For most of our financial assets measured at fair value, all significant inputs are based on or corroborated by market observable data and significant management judgment does not affect the periodic determination of fair value. The determination of fair value using discounted cash flow models involves management judgment when significant model inputs are not based on or corroborated by market observable data. However, where market observable data is available, it takes precedence, and as a result, no range of reasonably likely inputs exists from which the basis of a sensitivity analysis could be constructed.

There is one primary situation where a discounted cash flow model utilizes a significant input that is not market observable, and it relates to the determination of fair value for our ARS backed by student loans. The significant input utilized is the anticipated date liquidity will return to this market (that is, when auction failures will cease). Determination of this assumption allows for matching to market observable inputs when performing these valuations.

The fair value of our ARS backed by student loans is $31.4 million as of December 31, 2012. We performed a sensitivity analysis of reasonably likely changes in the anticipated date liquidity will return to the student loan ARS market as of December 31, 2012. If the anticipated date liquidity will return to this market increased or decreased by six months, the fair value of our ARS backed by student loans would decrease or increase by 1.8%, respectively. The selection of these hypothetical scenarios represents an illustration of the estimated potential proportional effect of alternate assumptions and should not be construed as either a prediction of future events or an indication that it would be reasonably likely that all securities would be similarly affected.

We gain assurance that our financial assets are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, our processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, we assess the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. We perform procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, we may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. We perform ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, we validate them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

We also perform an analysis to determine whether there has been a significant decrease in the volume and level of activity for the asset when compared to normal market activity, and if so, whether transactions may not be orderly. Among the indicators we consider in determining whether a significant decrease in the volume and level of market activity for a specific asset has occurred include the level of new issuances in the primary market, trading volume in the secondary market, level of credit spreads over historical levels, bid-ask spread, and price consensuses among market participants and sources. If evidence indicates that prices are based on transactions that are not orderly, we place little, if any, weight on the transaction price and will estimate fair value using an internal model. As of December 31, 2012 and 2011, we did not alter fair values provided by our valuation service providers or brokers or substitute them with an internal model for such securities.

The following table identifies fixed income and equity securities and short-term investments as of December 31, 2012 by source of fair value determination:

($ in thousands)	Fair value	Percent to total
Fair value based on internal sources	$815,965	12.8%
Fair value based on external sources(1)	5,550,879	87.2

Total	$6,366,844	100.0%

(1)	Includes $341.6 million that are valued using broker quotes.

For additional detail on fair value measurements, see Note 6 of the financial statements.

Impairment of fixed income and equity securities For investments classified as available for sale, the difference between fair value and amortized cost for fixed income securities and cost for equity securities, net of certain other items and deferred income taxes (as disclosed in Note 5), is reported as a component of accumulated other comprehensive income on the Statements of Financial Position and is not reflected in the operating results of any period until reclassified to net income upon the consummation of a transaction with an unrelated third party or when a write-down is recorded due to an other-than-temporary decline in fair value. We have a comprehensive portfolio monitoring process to identify and evaluate each fixed income and equity security whose carrying value may be other-than-temporarily impaired.

For each fixed income security in an unrealized loss position, we assess whether management with the appropriate authority has made the decision to sell or whether it is more likely than not we will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If we have not made the decision to sell the fixed income security and it is not more likely than not we will be required to sell the fixed income security before recovery of its amortized cost basis, we evaluate whether we expect to receive cash flows sufficient to recover the entire amortized cost basis of the security. We use our best estimate of future cash flows expected to be collected from the fixed income security, discounted at the security’s original or current effective rate, as appropriate, to calculate a recovery value and determine whether a credit loss exists. The determination of cash flow estimates is inherently subjective and methodologies may vary depending on facts and circumstances specific to the security. All reasonably available information relevant to the collectability of the security, including past events, current conditions, and reasonable and supportable assumptions and forecasts, are considered when developing the estimate of cash flows expected to be collected. That information generally includes, but is not limited to, the remaining payment terms of the security, prepayment speeds, foreign exchange rates, the financial condition and future earnings potential of the issue or issuer, expected defaults, expected recoveries, the value of underlying collateral, vintage, geographic concentration, available reserves or escrows, current subordination levels, third party guarantees and other credit enhancements. Other information, such as industry analyst reports and forecasts, sector credit ratings, financial condition of the bond insurer for insured fixed income securities, and other market data relevant to the realizability of contractual cash flows, may also be considered. The estimated fair value of collateral will be used to estimate recovery value if we determine that the security is dependent on the liquidation of collateral for ultimate settlement. If the estimated recovery value is less than the amortized cost of the security, a credit loss exists and an other-than-temporary impairment for the difference between the estimated recovery value and amortized cost is recorded in earnings. The portion of the unrealized loss related to factors other than credit remains classified in accumulated other comprehensive income. If we determine that the fixed income security does not have sufficient cash flow or other information to estimate a recovery value for the security, we may conclude that the entire decline in fair value is deemed to be credit related and the loss is recorded in earnings.

There are a number of assumptions and estimates inherent in evaluating impairments of equity securities and determining if they are other than temporary, including: 1) our ability and intent to hold the investment for a period of time sufficient to allow for an anticipated recovery in value; 2) the length of time and extent to which the fair value has been less than cost; 3) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; and 4) the specific reasons that a security is in an unrealized loss position, including overall market conditions which could affect liquidity.

Once assumptions and estimates are made, any number of changes in facts and circumstances could cause us to subsequently determine that a fixed income or equity security is other-than-temporarily impaired, including: 1) general economic conditions that are worse than previously forecasted or that have a greater adverse effect on a particular issuer or industry sector than originally estimated; 2) changes in the facts and circumstances related to a particular issue or issuer’s ability to meet all of its contractual obligations; and 3) changes in facts and circumstances that result in changes to management’s intent to sell or result in our assessment that it is more likely than not we will be required to sell before recovery of the amortized cost basis of a fixed income security or causes a change in our ability or intent to hold an equity security until it recovers in value. Changes in assumptions, facts and circumstances could result in additional charges to earnings in future periods to the extent that losses are realized. The charge to earnings, while potentially significant to net income, would not have a significant effect on shareholder’s equity, since our securities are designated as available for sale and carried at fair value and as a result, any related unrealized loss, net of deferred income taxes and related DAC, deferred sales inducement costs and reserves for life-contingent contract benefits, would already be reflected as a component of accumulated other comprehensive income in shareholder’s equity.

The determination of the amount of other-than-temporary impairment is an inherently subjective process based on periodic evaluations of the factors described above. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in results of operations as such evaluations are revised. The use of different methodologies and assumptions in the determination of the amount of other-than-temporary impairments may have a material effect on the amounts presented within the financial statements.

For additional detail on investment impairments, see Note 5 of the financial statements.

Deferred policy acquisition costs amortization We incur significant costs in connection with acquiring insurance policies and investment contracts. In accordance with GAAP, costs that are related directly to the successful acquisition of new or renewal insurance policies and investment contracts are deferred and recorded as an asset on the Statements of Financial Position.

DAC related to traditional life insurance is amortized over the premium paying period of the related policies in proportion to the estimated revenues on such business. Significant assumptions relating to estimated premiums, investment returns, as well as mortality, persistency and expenses to administer the business are established at the time the policy is issued and are generally not revised during the life of the policy. The assumptions for determining the timing and amount of DAC amortization are consistent with the assumptions used to calculate the reserve for life-contingent contract benefits. Any deviations from projected business in force resulting from actual policy terminations differing from expected levels and any estimated premium deficiencies may result in a change to the rate of amortization in the period such events occur. Generally, the amortization periods for these policies approximates the estimated lives of the policies. The recovery of DAC is dependent upon the future profitability of the business. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. We aggregate all traditional life insurance products and immediate annuities with life contingencies in the analysis. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and a premium deficiency reserve may be required if the remaining DAC balance is insufficient to absorb the deficiency. In 2012, 2011 and 2010, our reviews concluded that no premium deficiency adjustments were necessary.

DAC related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to the incidence of the total present value of gross profits, which includes both actual historical gross profits (“AGP”) and estimated future gross profits (“EGP”) expected to be earned over the estimated lives of the contracts. The amortization is net of interest on the prior period DAC balance using rates established at the inception of the contracts. Actual amortization periods generally range from 15-30 years; however, incorporating estimates of the rate of customer surrenders, partial withdrawals and deaths generally results in the majority of the DAC being amortized during the surrender charge period, which is typically 10-20 years for interest-sensitive life and 5-10 years for fixed annuities. The cumulative DAC amortization is reestimated and adjusted by a cumulative charge or credit to income when there is a difference between the incidence of actual versus expected gross profits in a reporting period or when there is a change in total EGP.

AGP and EGP primarily consist of the following components: contract charges for the cost of insurance less mortality costs and other benefits (benefit margin); investment income and realized capital gains and losses less interest credited (investment margin); and surrender and other contract charges less maintenance expenses (expense margin). The principal assumptions for determining the amount of EGP are persistency, mortality, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges, and these assumptions are reasonably likely to have the greatest impact on the amount of DAC amortization. Changes in these assumptions can be offsetting and we are unable to reasonably predict their future movements or offsetting impacts over time.

Each reporting period, DAC amortization is recognized in proportion to AGP for that period adjusted for interest on the prior period DAC balance. This amortization process includes an assessment of AGP compared to EGP, the actual amount of business remaining in force and realized capital gains and losses on investments supporting the product liability. The impact of realized capital gains and losses on amortization of DAC depends upon which product liability is supported by the assets that give rise to the gain or loss. If the AGP is greater than EGP in the period, but the total EGP is unchanged, the amount of DAC amortization will generally increase, resulting in a current period decrease to earnings. The opposite result generally occurs when the AGP is less than the EGP in the period, but the total EGP is unchanged. However, when DAC amortization or a component of gross profits for a quarterly period is potentially negative (which would result in an increase of the DAC balance) as a result of negative AGP, the specific facts and circumstances surrounding the potential negative amortization are considered to determine whether it is appropriate for recognition in the financial statements. Negative amortization is only recorded when the increased DAC balance is determined to be recoverable based on facts and circumstances. For products whose supporting investments are exposed to capital losses in excess of our expectations which may cause periodic AGP to become temporarily negative, EGP and AGP utilized in DAC amortization may be modified to exclude the excess capital losses.

Annually, we review and update all assumptions underlying the projections of EGP, including persistency, mortality, expenses, investment returns, comprising investment income and realized capital gains and losses, interest crediting rates and the effect of any hedges. At each reporting period, we assess whether any revisions to assumptions used to determine DAC amortization are required. These reviews and updates may result in amortization acceleration or deceleration, which are commonly referred to as “DAC unlocking”. If the update of assumptions causes total EGP to increase, the rate of DAC amortization will generally decrease, resulting in a current period increase to earnings. A decrease to earnings generally occurs when the assumption update causes the total EGP to decrease.

The following table provides the effect on DAC amortization of changes in assumptions relating to the gross profit components of investment margin, benefit margin and expense margin during the years ended December 31.

($ in thousands)	2012	2011	2010
Investment margin	$416	$(11)	$(155)
Benefit margin	3,811	2,100	1,609
Expense margin	(285)	2,189	(628)

Net acceleration	$3,942	$4,278	$826

In 2012, DAC amortization acceleration for changes in the investment margin component of EGP primarily related to fixed annuities and was due to lower projected investment returns. The acceleration related to benefit margin was primarily due to increased projected mortality on interest-sensitive life insurance. The deceleration related to expense margin related to interest-sensitive life insurance and was due to a decrease in projected expenses. In 2011, DAC amortization acceleration related to benefit margin was primarily due to lower projected persistency on interest-sensitive life insurance. The acceleration related to expense margin primarily related to interest-sensitive life insurance and was due to an increase in projected expenses. In 2010, DAC amortization deceleration related to changes in the investment margin component of EGP primarily related to interest-sensitive life insurance and was due to higher than previously projected investment income and lower interest credited, partially offset by higher projected realized capital losses. The acceleration related to benefit margin was primarily due to lower projected renewal premium (which is also expected to reduce persistency) on interest-sensitive life insurance, partially offset by higher than previously projected revenues associated with variable life insurance due to appreciation in the underlying separate account valuations. The deceleration related to expense margin resulted from current and expected expense levels lower than previously projected.

The following table displays the sensitivity of reasonably likely changes in assumptions included in the gross profit components of investment margin or benefit margin to amortization of the DAC balance as of December 31, 2012.

($ in thousands)	Increase/(reduction) in DAC
Increase in future investment margins of 25 basis points	$2,600
Decrease in future investment margins of 25 basis points	$(2,700)
Decrease in future life mortality by 1%	$700
Increase in future life mortality by 1%	$(600)

Any potential changes in assumptions discussed above are measured without consideration of correlation among assumptions. Therefore, it would be inappropriate to add them together in an attempt to estimate overall variability in amortization.

For additional detail related to DAC, see the Operations section of this document.

Reserve for life-contingent contract benefits estimation Due to the long term nature of traditional life insurance, life-contingent immediate annuities and voluntary accident and health insurance products, benefits are payable over many years; accordingly, the reserves are calculated as the present value of future expected benefits to be paid, reduced by the present value of future expected net premiums. Long-term actuarial assumptions of future investment yields, mortality, morbidity, policy terminations and expenses are used when establishing the reserve for life-contingent contract benefits payable under these insurance policies. These assumptions, which for traditional life insurance are applied using the net level premium method, include provisions for adverse deviation and generally vary by characteristics such as type of coverage, year of issue and policy duration. Future investment yield assumptions are determined based upon prevailing investment yields as well as estimated reinvestment yields. Mortality, morbidity and policy termination assumptions are based on our experience and industry experience. Expense assumptions include the estimated effects of inflation and expenses to be incurred beyond the premium-paying period. These assumptions are established at the time the policy is issued, are consistent with assumptions for determining DAC amortization for these policies, and are generally not changed during the policy coverage period. However, if actual experience emerges in a manner that is significantly adverse relative to the original assumptions, adjustments to DAC or reserves may be required resulting in a charge to earnings which could have a material effect on our operating results and financial condition. We periodically review the adequacy of reserves and recoverability of DAC for these policies on an aggregate basis using actual experience. In the event actual experience is significantly adverse compared to the original assumptions and a premium deficiency is determined to exist, any remaining unamortized DAC balance must be expensed to the extent not recoverable and the establishment of a premium deficiency reserve may be required. In 2012, 2011 and 2010, our reviews concluded that no premium deficiency adjustments were necessary. We anticipate that mortality, investment and reinvestment yields, and policy terminations are the factors that would be most likely to require premium deficiency adjustments to these reserves or related DAC.

For further detail on the reserve for life-contingent contract benefits, see Note 8 of the financial statements.

OPERATIONS

Overview and strategy We sell life insurance, voluntary employee benefits products, and products designed to meet customer retirement and investment needs. We serve our customers through Allstate exclusive agencies and exclusive financial specialists and non-proprietary distribution channels. We bring value to our ultimate parent, the Corporation, in three principal ways: through profitable growth, by bringing new customers to Allstate, and by improving the economics of the Corporation’s property-liability insurance business through increased customer loyalty and stronger customer relationships based on cross selling our products to their customers. Our strategy is focused on expanding Allstate customer relationships, growing our underwritten product sales through Allstate exclusive agencies and reducing our exposure to spread-based products.

Our products include interest-sensitive, traditional and variable life insurance; fixed annuities such as deferred and immediate annuities; and voluntary accident and health insurance. Our products are sold through multiple distribution channels including Allstate exclusive agencies and exclusive financial specialists, workplace enrolling independent agents, directly through call centers, and through March 22, 2013, specialized structured settlement brokers. Effective March 22, 2013, we will no longer offer structured settlement annuities. We will continue to service the in-force structured settlement contracts.

We continue to shift our mix of products in force by decreasing our fixed annuities and through growth of our underwritten products having mortality or morbidity risk, life insurance and accident and health products. We continue to review our strategic options to reduce our exposure to spread-based products and, as a result, we may take additional operational and financial actions that offer risk reduction opportunities.

Our deferred and immediate annuity business has been adversely impacted by the credit cycle and historically low interest rate environment. Our immediate annuity business has been impacted by medical advancements that have resulted in annuitants living longer than anticipated when many of these contracts were originated. We are aggressively reducing the level of legacy deferred annuities in force and proactively managing annuity crediting rates to improve the profitability of the business. We are managing the investment portfolio supporting our immediate annuities to ensure the assets match the characteristics of the liabilities and provide the long-term returns needed to support this business. We are increasing limited partnership and other alternative asset investments to appropriately match investment duration with these long-term illiquid liabilities.

Summary analysis Summarized financial data for the years ended December 31 is presented in the following table.

($ in thousands)	2012	2011	2010
Revenues
Premiums	$38,037	$43,806	$45,087
Contract charges	55,688	54,845	52,063
Net investment income	346,195	356,269	368,695
Realized capital gains and losses	17,743	42,907	(45,849)

Total revenues	457,663	497,827	419,996
Costs and expenses
Contract benefits	(180,914)	(184,166)	(182,786)
Interest credited to contractholder funds	(144,340)	(154,447)	(168,085)
Amortization of DAC	(13,145)	(11,102)	(12,370)
Operating costs and expenses	(41,564)	(41,880)	(43,558)

Total costs and expenses	(379,963)	(391,595)	(406,799)
Income tax expense	(27,546)	(37,362)	(4,818)

Net income	$50,154	$68,870	$8,379

Investments as of December 31	$7,081,318	$7,190,515	$7,190,197

Net income in 2012 was $50.2 million compared to $68.9 million in 2011. The decrease was primarily due to lower net realized capital gains and lower net investment income, partially offset by decreased interest credited to contractholder funds.

Net income in 2011 was $68.9 million compared to $8.4 million in 2010. The increase was primarily due to net realized capital gains in 2011 compared to net realized capital losses in 2010 and decreased interest credited to contractholder funds, partially offset by lower net investment income.

Analysis of revenues Total revenues decreased 8.1% or $40.2 million in 2012 compared to 2011 due to lower net realized capital gains, lower net investment income and lower premiums. Total revenues increased 18.5% or $77.8 million in 2011 compared to 2010 due to net realized capital gains in 2011 compared to net realized capital losses in 2010, partially offset by lower net investment income.

Premiums represent revenues generated from traditional life insurance, immediate annuities with life contingencies, and accident and health insurance products that have significant mortality or morbidity risk.

Contract charges are revenues generated from interest-sensitive and variable life insurance and fixed annuities for which deposits are classified as contractholder funds or separate account liabilities. Contract charges are assessed against the contractholder account values for maintenance, administration, cost of insurance and surrender prior to contractually specified dates.

The following table summarizes premiums and contract charges by product for the years ended December 31.

($ in thousands)	2012	2011	2010
Underwritten products
Traditional life insurance premiums	$19,828	$20,728	$20,215
Accident and health insurance premiums	11,556	10,644	10,262
Interest-sensitive life insurance contract charges	54,357	52,228	48,453

Subtotal	85,741	83,600	78,930
Annuities
Immediate annuities with life contingencies premiums	6,653	12,434	14,610
Other fixed annuity contract charges	1,331	2,617	3,610

Subtotal	7,984	15,051	18,220

Premiums and contract charges(1)	$93,725	$98,651	$97,150

(1)	Contract charges related to the cost of insurance totaled $30.4 million, $29.3 million and $26.8 million in 2012, 2011 and 2010, respectively.

Total premiums and contract charges decreased 5.0% in 2012 compared to 2011 primarily due to lower sales of immediate annuities with life contingencies, partially offset by higher contract charges on interest-sensitive life insurance products. Sales of immediate annuities with life contingencies fluctuate with changes in our pricing competitiveness relative to other insurers.

Total premiums and contract charges increased 1.5% in 2011 compared to 2010 primarily due to higher cost of insurance contract charges on interest-sensitive life insurance products, partially offset by lower sales of immediate annuities with life contingencies.

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. The balance of contractholder funds is equal to the cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses. The following table shows the changes in contractholder funds for the years ended December 31.

($ in thousands)	2012	2011	2010
Contractholder funds, beginning balance	$4,344,897	$4,688,791	$4,990,879
Deposits
Fixed annuities	27,805	38,790	64,115
Interest-sensitive life insurance	87,903	83,209	95,375

Total deposits	115,708	121,999	159,490
Interest credited	144,284	154,657	165,758
Benefits, withdrawals and other adjustments
Benefits	(149,800)	(155,403)	(160,376)
Surrenders and partial withdrawals	(409,575)	(381,834)	(385,801)
Contract charges	(67,695)	(65,034)	(61,370)
Net transfers from (to) separate accounts	38	(55)	(67)
Other adjustments (1)	(19,417)	(18,224)	(19,722)

Total benefits, withdrawals and other adjustments	(646,449)	(620,550)	(627,336)

Contractholder funds, ending balance	$3,958,440	$4,344,897	$4,688,791

(1)

The table above illustrates the changes in contractholder funds, which are presented gross of reinsurance recoverables on the Statements of Financial Position. The table above is intended to supplement our discussion and analysis of revenues, which are presented net of reinsurance on the Statements of Operations and Comprehensive Income. As a result, the net change in contractholder funds associated with products reinsured to third parties is reflected as a component of the other adjustments line.

Contractholder funds decreased 8.9%, 7.3% and 6.1% in 2012, 2011 and 2010, respectively, reflecting our continuing strategy to reduce our concentration in spread-based products. Average contractholder funds decreased 8.1% in 2012 compared to 2011 and 6.7% in 2011 compared to 2010.

Contractholder deposits decreased 5.2% in 2012 compared to 2011 primarily due to lower deposits on fixed annuities, partially offset by higher deposits on interest-sensitive life insurance. Contractholder deposits decreased 23.5% in 2011 compared to 2010 primarily due to lower deposits on fixed annuities.

Surrenders and partial withdrawals increased 7.3% to $409.6 million in 2012 from $381.8 million in 2011 primarily due to higher surrenders and partial withdrawals on fixed annuities. Surrenders and partial withdrawals decreased 1.0% to $381.8 million in 2011 from $385.8 million in 2010 primarily due to lower surrenders and partial withdrawals on fixed annuities. The surrender and partial withdrawal rate, based on the beginning of year contractholder funds, was 11.6% in 2012 compared to 9.9% in 2011 and 9.4% in 2010.

Analysis of costs and expenses Total costs and expenses decreased 3.0% or $11.6 million in 2012 compared to 2011 primarily due to lower interest credited to contractholder funds and lower contract benefits. Total costs and expenses decreased 3.7% or $15.2 million in 2011 compared to 2010 primarily due to lower interest credited to contractholder funds.

Contract benefits decreased 1.8% or $3.3 million in 2012 compared to 2011 primarily due to lower sales of immediate annuities with life contingencies, partially offset by worse mortality experience on traditional life insurance.

Contract benefits increased 0.8% or $1.4 million in 2011 compared to 2010 primarily due to worse mortality experience on immediate annuities with life contingencies and an increase in reserves for secondary guarantees on interest-sensitive life insurance, partially offset by improved mortality experience on life insurance.

We analyze our mortality and morbidity results using the difference between premiums and contract charges earned for the cost of insurance and contract benefits excluding the portion related to the implied interest on immediate annuities with life contingencies (“benefit spread”). This implied interest totaled $112.5 million, $111.9 million and $111.3 million in 2012, 2011 and 2010, respectively.

The benefit spread by product group for the years ended December 31 is disclosed in the following table.

($ in thousands)	2012	2011	2010
Life insurance	$3,601	$4,694	$1,395
Accident and health insurance	5,318	5,445	5,255
Annuities	(8,961)	(9,321)	(6,205)

Total benefit spread	$(42)	$818	$445

Benefit spread was a negative $42 thousand in 2012 compared to a positive $818 thousand in 2011 primarily due to worse mortality experience and lower premiums on traditional life insurance, partially offset by higher cost of insurance contract charges on interest-sensitive life insurance.

Benefit spread increased 83.8% or $373 thousand in 2011 compared to 2010 primarily due to improved mortality experience on life insurance and higher cost of insurance contract charges on interest-sensitive life insurance, partially offset by worse mortality experience on immediate annuities with life contingencies and an increase in reserves for secondary guarantees on interest-sensitive life insurance.

Interest credited to contractholder funds decreased 6.5% or $10.1 million in 2012 compared to 2011 primarily due to lower average contractholder funds and lower interest crediting rates. Amortization of deferred sales inducement costs was $465 thousand in 2012 compared to $316 thousand in 2011.

Interest credited to contractholder funds decreased 8.1% or $13.6 million in 2011 compared to 2010 primarily due to lower average contractholder funds, decreased amortization of deferred sales inducement costs and lower interest crediting rates. Amortization of deferred sales inducement costs declined $3.1 million to $316 thousand in 2011 compared to $3.4 million in 2010 primarily due to the absence of amortization on a large block of fixed annuities that was fully amortized in 2010.

In order to analyze the impact of net investment income and interest credited to contractholders on net income, we monitor the difference between net investment income and the sum of interest credited to contractholder funds and the implied interest on immediate annuities with life contingencies, which is included as a component of contract benefits on the Statements of Operations and Comprehensive Income (“investment spread”).

The investment spread by product group for the years ended December 31 is shown in the following table.

($ in thousands)	2012	2011	2010
Annuities	$49,059	$52,762	$53,406
Life insurance	5,627	4,411	2,565
Accident and health insurance	120	30	1
Net investment income on investments supporting capital	34,599	32,738	33,301

Total investment spread	$89,405	$89,941	$89,273

Investment spread decreased 0.6% or $536 thousand in 2012 compared to 2011 due to lower yields on fixed income securities and the continued managed reduction in our spread-based business in force, partially offset by income from limited partnerships and lower crediting rates. Investment spread increased 0.7% or $668 thousand in 2011 compared to 2010 primarily due to lower amortization of deferred sales inducement costs and reduced crediting rates, partially offset by the decline in our spread-based business in force.

To further analyze investment spreads, the following table summarizes the weighted average investment yield on assets supporting product liabilities and capital, interest crediting rates and investment spreads.

	Weighted average investment yield			Weighted average interest crediting rate			Weighted average investment spreads
	2012	2011	2010	2012	2011	2010	2012	2011	2010
Interest-sensitive life insurance	5.3%	5.4%	5.2%	4.2%	4.3%	4.4%	1.1%	1.1%	0.8%
Deferred fixed annuities	4.8	5.0	5.0	3.0	3.0	3.0	1.8	2.0	2.0
Immediate fixed annuities with and without life contingencies	6.9	6.6	6.6	6.3	6.4	6.4	0.6	0.2	0.2
Investments supporting capital, traditional life and other products	3.9	3.5	3.3	n/a	n/a	n/a	n/a	n/a	n/a

The following table summarizes our product liabilities as of December 31 and indicates the account value of those contracts and policies in which an investment spread is generated.

($ in thousands)	2012	2011	2010
Immediate fixed annuities with life contingencies	$1,753,948	$1,732,184	$1,703,738
Other life contingent contracts and other	556,933	452,392	274,938

Reserve for life-contingent contract benefits	$2,310,881	$2,184,576	$1,978,676

Interest-sensitive life insurance	$684,584	$672,413	$660,731
Deferred fixed annuities	2,677,798	3,063,260	3,420,913
Immediate fixed annuities without life contingencies	564,919	578,319	585,026
Other	31,139	30,905	22,121

Contractholder funds	$3,958,440	$4,344,897	$4,688,791

Amortization of DAC increased 18.4% or $2.0 million in 2012 compared to 2011 and decreased 10.3% or $1.3 million in 2011 compared to 2010. The components of amortization of DAC for the years ended December 31 are summarized in the following table.

($ in thousands)	2012	2011	2010
Amortization of DAC before amortization relating to realized capital gains and losses and changes in assumptions	$8,137	$5,507	$11,805
Amortization (accretion) relating to realized capital gains and losses (1)	1,066	1,317	(261)
Amortization acceleration for changes in assumptions (“DAC unlocking”)	3,942	4,278	826

Total amortization of DAC	$13,145	$11,102	$12,370

(1)

The impact of realized capital gains and losses on amortization of DAC is dependent upon the relationship between the assets that give rise to the gain or loss and the product liability supported by the assets. Fluctuations result from changes in the impact of realized capital gains and losses on actual and expected gross profits.

The increase in DAC amortization in 2012 compared to 2011 was primarily related to interest-sensitive life insurance. The decrease in DAC amortization in 2011 compared to 2010 was primarily due to the absence of amortization on a large block of fixed annuities that was fully amortized in 2010, partially offset by increased amortization acceleration for changes in assumptions.

Our annual comprehensive review of the profitability of our products to determine DAC balances for our interest-sensitive life, fixed annuities and other investment contracts covers assumptions for persistency, mortality, expenses, investment returns, including capital gains and losses, interest crediting rates to policyholders, and the effect of any hedges in all product lines. In 2012, the review resulted in an acceleration of DAC amortization (charge to income) of $3.9 million. Amortization acceleration of $3.8 million related to interest-sensitive life insurance and was primarily due to an increase in projected mortality. Amortization acceleration of $189 thousand related to fixed annuities and was primarily due to lower projected investment returns.

In 2011, the review resulted in an acceleration of DAC amortization of $4.3 million, primarily due to an increase in projected expenses and lower projected persistency on interest-sensitive life insurance.

In 2010, the review resulted in an acceleration of DAC amortization of $826 thousand, primarily related to interest-sensitive life insurance. Amortization acceleration related to interest-sensitive life insurance was primarily due to an increase in projected realized capital losses and lower projected renewal premium (which is also expected to reduce persistency), partially offset by lower expenses.

The changes in DAC for the years ended December 31 are detailed in the following table.

	Traditional life and accident and health		Interest-sensitive life insurance		Fixed annuities		Total
($ in thousands)	2012	2011	2012	2011	2012	2011	2012	2011
Beginning balance	$37,507	$35,959	$94,420	$99,036	$687	$1,382	$132,614	$136,377
Acquisition costs deferred	6,648	5,743	12,738	11,999	37	100	19,423	17,842
Amortization of DAC before amortization relating to realized capital gains and losses and changes in assumptions(1)	(3,942)	(4,195)	(4,328)	(1,347)	133	35	(8,137)	(5,507)
Amortization relating to realized capital gains and losses(1)	—	—	(452)	(1,102)	(614)	(215)	(1,066)	(1,317)
Amortization acceleration for changes in assumptions (“DAC unlocking”)(1)	—	—	(3,753)	(4,264)	(189)	(14)	(3,942)	(4,278)
Effect of unrealized capital gains and losses(2)	—	—	(8,728)	(9,902)	37	(601)	(8,691)	(10,503)

Ending balance	$40,213	$37,507	$89,897	$94,420	$91	$687	$130,201	$132,614

(1)	Included as a component of amortization of DAC on the Statements of Operations and Comprehensive Income.
(2)

Represents the change in the DAC adjustment for unrealized capital gains and losses. The DAC adjustment balance was $(23.4) million and $(14.7) million as of December 31, 2012 and 2011, respectively, and represents the amount by which the amortization of DAC would increase or decrease if the unrealized gains and losses in the respective product portfolios were realized.

Operating costs and expenses decreased 0.8% or $316 thousand in 2012 compared to 2011 as higher professional services costs were more than offset by a charge in 2011 related to the liquidation plan for Executive Life Insurance Company of New York.

Operating costs and expenses decreased 3.9% or $1.7 million in 2011 compared to 2010 primarily due to reduced insurance department assessments for 2011 and lower non deferrable commissions, partially offset by a charge related to the liquidation plan for Executive Life Insurance Company of New York.

Reinsurance ceded We enter into reinsurance agreements with Allstate Life Insurance Company (“ALIC”) and unaffiliated reinsurers to limit our risk of mortality and morbidity losses and reinvestment risk. In addition, we have used reinsurance to effect the disposition of certain blocks of business. We retain primary liability as a direct insurer for all risks ceded to reinsurers. As of December 31, 2012 and 2011, 45.4% and 46.3%, respectively, of our face amount of life insurance in force was reinsured. Additionally, we ceded all of the risk associated with our variable annuity business.

Our reinsurance recoverables, summarized by reinsurer as of December 31, are shown in the following table.

	Standard & Poor’s financial strength rating(1)	Reinsurance recoverable on paid and unpaid benefits
($ in thousands)		2012	2011
Prudential Insurance Company of America	AA-	$224,543	$244,513
Transamerica Life Group	AA-	31,882	28,202
RGA Reinsurance Company	AA-	7,435	6,734
Swiss Re Life and Health America, Inc.	AA-	5,775	5,067
Allstate Life Insurance Company	A+	3,612	4,543
Canada Life	AA	1,502	1,343
Security Life of Denver	A-	1,348	1,012
Generali USA	A	1,126	926
American United Life	AA-	953	760
Scottish Re Life Corporation	N/A	331	379
Triton Insurance Company	N/A	325	256
General Re	AA+	129	94
Metropolitan Life	AA-	115	69
Minnesota Mutual	A+	99	95
Mutual of Omaha	A+	45	61

Total		$279,220	$294,054

(1)	N/A reflects no rating available.

We continuously monitor the creditworthiness of reinsurers in order to determine our risk of recoverability on an individual and aggregate basis, and a provision for uncollectible reinsurance is recorded if needed. No amounts have been deemed unrecoverable in the three-years ended December 31, 2012.

INVESTMENTS

Overview and strategy The return on our investment portfolio is an important component of our financial results. Our investment strategy focuses on the total return of assets needed to support the underlying liabilities, asset-liability management and achieving an appropriate return on capital.

We employ a strategic asset allocation approach which considers the nature of the liabilities and risk tolerances, as well as the risk and return parameters of the various asset classes in which we invest. This asset allocation is informed by our global economic and market outlook, as well as other inputs and constraints, including diversification effects, duration, liquidity and capital considerations. Within the ranges set by the strategic asset allocation, tactical investment decisions are made in consideration of prevailing market conditions. We manage risks associated with interest rates, credit spreads, equity markets, real estate and currency exchange rates. Our continuing focus is to manage risks and returns and to position our portfolio to take advantage of market opportunities while attempting to mitigate adverse effects.

Portfolio composition The composition of the investment portfolio as of December 31, 2012 is presented in the table below.

($ in thousands)		Percent to total
Fixed income securities(1)	$6,139,925	86.7%
Mortgage loans	570,365	8.1
Equity securities(2)	164,971	2.3
Limited partnership interests(3)	99,820	1.4
Short-term investments(4)	61,948	0.9
Policy loans	41,150	0.6
Other	3,139	—

Total	$7,081,318	100.0%

(1)	Fixed income securities are carried at fair value. Amortized cost basis for these securities was $5.41 billion.
(2)	Equity securities are carried at fair value. Cost basis for these securities was $133.7 million.
(3)	We have commitments to invest in additional limited partnership interests totaling $118.6 million.
(4)	Short-term investments are carried at fair value. Amortized cost basis for these investments was $61.9 million.

Total investments decreased to $7.08 billion as of December 31, 2012 from $7.19 billion as of December 31, 2011, primarily due to net reductions in contractholder funds of $386.5 million, partially offset by higher valuations of fixed income securities. Valuations of fixed income securities are typically driven by a combination of changes in relevant risk-free interest rates and credit spreads over the period. Risk-free interest rates are typically referenced as the yield on U.S. Treasury securities, whereas credit spread is the additional yield on fixed income securities above the risk-free rate that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. The increase in valuation of fixed income securities during 2012 was due to tightening credit spreads and decreasing risk-free interest rates.

During 2012, strategic actions focused on optimizing portfolio yield, return and risk considerations in the low interest rate environment. We opportunistically reduced our investment in structured securities, including residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and asset-backed securities (“ABS”), taking advantage of increased valuations and demand. We also increased our equity securities and limited partnership interests, consistent with our strategy to have a greater proportion of ownership of assets.

Fixed income securities by type are listed in the table below.

($ in thousands)	Fair value as of December 31, 2012	Percent to total investments	Fair value as of December 31, 2011	Percent to total investments
U.S. government and agencies	$417,047	5.9%	$460,095	6.4%
Municipal	818,661	11.6	789,756	11.0
Corporate	3,898,526	55.1	3,817,014	53.1
Foreign government	396,541	5.6	376,941	5.2
RMBS	295,678	4.2	445,746	6.2
CMBS	200,716	2.8	234,190	3.3
ABS	102,126	1.4	120,131	1.7
Redeemable preferred stock	10,630	0.1	9,611	0.1

Total fixed income securities	$6,139,925	86.7%	$6,253,484	87.0%

As of December 31, 2012, 95.3% of the fixed income securities portfolio was rated investment grade, which is defined as a security having a rating of Aaa, Aa, A or Baa from Moody’s, a rating of AAA, AA, A or BBB from Standard & Poor’s (“S&P”), Fitch, Dominion, Kroll or Realpoint, a rating of aaa, aa, a or bbb from A.M. Best, or a comparable internal rating if an externally provided rating is not available. All of our fixed income securities are rated by third party credit rating agencies, the National Association of Insurance Commissioners (“NAIC”), and/or are internally rated. Our initial investment decisions and ongoing monitoring procedures for fixed income securities are based on a thorough due diligence process which includes, but is not limited to, an assessment of the credit quality, sector, structure, and liquidity risks of each issue.

The following table summarizes the fair value and unrealized net capital gains and losses for fixed income securities by credit rating as of December 31, 2012.

	Aaa		Aa		A
($ in thousands)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$417,047	$83,260	$—	$—	$—	$—
Municipal
Taxable	25,998	2,999	477,522	79,536	222,194	38,873
ARS	—	—	24,893	(3,517)	6,536	(1,289)
Corporate
Public	52,135	2,684	254,198	28,428	910,795	113,655
Privately placed	115,870	14,037	131,982	14,413	414,300	54,962
Foreign government	375,868	89,599	10,528	530	10,145	2,763
RMBS
U.S. government sponsored entities (“U.S. Agency”)	214,096	9,630	—	—	—	—
Prime residential mortgage-backed securities (“Prime”)	15,395	342	1,867	50	2,073	101
Alt-A residential mortgage-backed securities (“Alt-A”)	—	—	—	—	2,235	103
Subprime residential mortgage-backed securities (“Subprime”)	—	—	—	—	1,200	65
CMBS	111,538	9,210	8,750	1,063	30,618	685
ABS
Collateralized debt obligations (“CDO”)	122	—	—	—	1,219	—
Consumer and other asset-backed securities (“Consumer and other ABS”)	62,295	2,784	10,933	170	18,457	1,657
Redeemable preferred stock	—	—	—	—	—	—

Total fixed income securities	$1,390,364	$214,545	$920,673	$120,673	$1,619,772	$211,575

	Baa		Ba or lower		Total
	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)	Fair value	Unrealized gain/(loss)
U.S. government and agencies	$—	$—	$—	$—	$417,047	$83,260
Municipal
Taxable	59,484	(1,975)	2,034	2	787,232	119,435
ARS	—	—	—	—	31,429	(4,806)
Corporate
Public	1,153,209	128,874	135,834	9,239	2,506,171	282,880
Privately placed	634,819	48,654	95,384	1,160	1,392,355	133,226
Foreign government	—	—	—	—	396,541	92,892
RMBS
U.S. Agency	—	—	—	—	214,096	9,630
Prime	27,524	1,063	3,034	145	49,893	1,701
Alt-A	—	—	22,684	5	24,919	108
Subprime	—	—	5,570	(711)	6,770	(646)
CMBS	35,319	166	14,491	(6,013)	200,716	5,111
ABS
CDO	—	—	9,100	(900)	10,441	(900)
Consumer and other ABS	—	—	—	—	91,685	4,611
Redeemable preferred stock	10,630	1,543	—	—	10,630	1,543

Total fixed income securities	$1,920,985	$178,325	$288,131	$2,927	$6,139,925	$728,045

Municipal bonds, including taxable and ARS securities, totaled $818.7 million as of December 31, 2012 with an unrealized net capital gain of $114.6 million. The municipal bond portfolio includes general obligations of state and local issuers and revenue bonds (including pre-refunded bonds, which are bonds for which an irrevocable trust has been established to fund the remaining payments of principal and interest).

The following table summarizes by state the fair value, amortized cost and credit rating of our municipal bonds, excluding $5.1 million of pre-refunded bonds, as of December 31, 2012.

($ in thousands) State	State general obligation	Local general obligation	Revenue (1)	Fair value	Amortized cost	Average credit rating
California	$43,254	$60,728	$69,081	$173,063	$148,974	A
Texas	—	37,930	59,905	97,835	83,552	Aa
Illinois	—	17,192	31,767	48,959	40,931	Aa
Oregon	—	39,845	—	39,845	30,031	Aa
New York	3,553	—	30,012	33,565	27,946	Aa
District of Columbia	—	—	32,408	32,408	28,593	A
Nebraska	—	—	26,314	26,314	22,000	Aa
Ohio	—	8,559	17,176	25,735	21,887	Aa
Florida	—	6,873	18,291	25,164	22,161	Aa
Delaware	—	—	24,577	24,577	27,429	Aa
All others	46,802	72,983	166,338	286,123	245,529	Aa

Total	$93,609	$244,110	$475,869	$813,588	$699,033	Aa

(1)

The nature of the activities supporting revenue bonds is highly diversified and includes transportation, health care, industrial development, housing, higher education, utilities, recreation/convention centers and other activities.

Our practice for acquiring and monitoring municipal bonds is predominantly based on the underlying credit quality of the primary obligor. We currently rely on the primary obligor to pay all contractual cash flows and are not relying on bond insurers for payments. As a result of downgrades in the insurers’ credit ratings, the ratings of the insured municipal bonds generally reflect the underlying ratings of the primary obligor. As of December 31, 2012, 100.0% of our insured municipal bond portfolio is rated investment grade.

ARS totaled $31.4 million as of December 31, 2012 with an unrealized net capital loss of $4.8 million. Our holdings were all ARS backed by student loans that have a credit rating of Aa and A, and were 99% to 100% insured by the U.S. Department of Education as of December 31, 2012. All of our ARS holdings are experiencing failed auctions and we receive the failed auction rate or, for those which contain maximum reset rate formulas, we receive the contractual maximum rate. We anticipate that failed auctions may persist and most of our holdings will continue to pay the failed auction rate or, for those that contain maximum rate reset formulas, the maximum rate. Auctions continue to be conducted as scheduled for each of the securities.

Corporate bonds, including publicly traded and privately placed, totaled $3.90 billion as of December 31, 2012, with an unrealized net capital gain of $416.1 million. Privately placed securities primarily consist of corporate issued senior debt securities that are directly negotiated with the borrower or are in unregistered form.

Our $1.39 billion portfolio of privately placed securities is broadly diversified by issuer, industry sector and country. The portfolio is made up of 202 issuers. Privately placed corporate obligations contain structural security features such as financial covenants and call protections that provide investors greater protection against credit deterioration, reinvestment risk or fluctuations in interest rates than those typically found in publicly registered debt securities. Additionally, investments in these securities are made after extensive due diligence of the issuer, typically including direct discussions with senior management and on-site visits to company facilities. Ongoing monitoring includes direct periodic dialog with senior management of the issuer and continuous monitoring of operating performance and financial position. Every issue not rated by an independent rating agency is internally rated with a formal rating affirmation at least once a year.

Foreign government securities totaled $396.5 million as of December 31, 2012, with 100% rated investment grade and an unrealized net capital gain of $92.9 million. Of these securities, 92.3% are backed by the U.S. government and the remaining 7.7% are in Canadian governmental and provincial securities.

RMBS, CMBS and ABS are structured securities that are primarily collateralized by residential and commercial real estate loans and other consumer or corporate borrowings. The cash flows from the underlying collateral paid to the securitization trust are generally applied in a pre-determined order and are designed so that each security issued by the trust, typically referred to as a “class”, qualifies for a specific original rating. For example, the “senior” portion or “top” of the capital structure, or rating class, which would originally qualify for a rating of Aaa typically has priority in receiving principal repayments on the underlying collateral and retains this priority until the class is paid in full. In a sequential structure, underlying collateral principal repayments are directed to the most senior rated Aaa class in the structure until paid in full, after which principal repayments are directed to the next most senior Aaa class in the structure until it is paid in full. Senior Aaa classes generally share any losses from the underlying collateral on a pro-rata basis after losses are absorbed by classes with lower original ratings. The payment priority and class subordination included in these securities serves as credit enhancement for holders of the senior or top portions of the structures. These securities continue to retain the payment priority features that existed at the origination of the securitization trust. Other forms of credit enhancement may include structural features embedded in the securitization trust, such as overcollateralization, excess spread and bond insurance. The underlying collateral can have fixed interest rates, variable interest rates (such as adjustable rate mortgages) or may contain features of both fixed and variable rate mortgages.

RMBS, including U.S. Agency, Prime, Alt-A and Subprime, totaled $295.7 million as of December 31, 2012, with 89.4% rated investment grade and an unrealized net capital gain of $10.8 million. The RMBS portfolio is subject to interest rate risk, but unlike other fixed income securities, is additionally subject to significant prepayment risk from the underlying residential mortgage loans. The credit risk associated with the U.S. Agency portfolio is mitigated because they were issued by or have underlying collateral guaranteed by U.S. government agencies. Prime are collateralized by residential mortgage loans issued to prime borrowers. Alt-A includes securities collateralized by residential mortgage loans issued to borrowers who do not qualify for prime financing terms due to high loan-to-value ratios or limited supporting documentation, but have stronger credit profiles than subprime borrowers. Subprime includes securities collateralized by residential mortgage loans issued to borrowers that cannot qualify for Prime or Alt-A financing terms due in part to weak or limited credit history. It also includes securities that are collateralized by certain second lien mortgages regardless of the borrower’s credit history. The Subprime portfolio consisted of $6.8 million of second lien securities. The Subprime portfolio unrealized net capital loss of $646 thousand as of December 31, 2012 was the result of wider credit spreads than at initial purchase. Wider spreads are largely due to the risk associated with the underlying collateral supporting certain Subprime securities.

CMBS totaled $200.7 million as of December 31, 2012, with 92.8% rated investment grade and an unrealized net capital gain of $5.1 million. The CMBS portfolio is subject to credit risk and has a sequential paydown structure, but unlike certain other structured securities, is generally not subject to prepayment risk due to protections within the underlying commercial mortgage loans. All of the CMBS investments are traditional conduit transactions collateralized by commercial mortgage loans, broadly diversified across property types and geographical area.

ABS, including CDO and Consumer and other ABS, totaled $102.1 million as of December 31, 2012, with 91.1% rated investment grade and an unrealized net capital gain of $3.7 million. Credit risk is managed by monitoring the performance of the underlying collateral. Many of the securities in the ABS portfolio have credit enhancement with features such as overcollateralization, subordinated structures, reserve funds, guarantees and/or insurance.

CDO totaled $10.4 million as of December 31, 2012, with 12.8% rated investment grade. CDO consist primarily of obligations collateralized by high yield and investment grade corporate credits including $9.1 million of project finance CDO with unrealized net capital losses of $900 thousand. The remaining $1.3 million of securities consisted of trust preferred CDO and cash flow collateralized loan obligations with no unrealized net capital gains or losses.

Consumer and other ABS totaled $91.7 million as of December 31, 2012, with 100% rated investment grade. Consumer and other ABS consists of $18.1 million of consumer auto and $73.6 million of other ABS with unrealized net capital gains of $297 thousand and $4.3 million, respectively.

Mortgage loans Our mortgage loan portfolio totaled $570.4 million as of December 31, 2012, compared to $564.8 million as of December 31, 2011, and primarily comprises loans secured by first mortgages on developed commercial real estate. Key considerations used to manage our exposure include property type and geographic diversification. For further detail on our mortgage loan portfolio, see Note 5 of the financial statements.

Equity securities Equity securities include exchange traded funds. The equity securities portfolio was $165.0 million as of December 31, 2012 compared to $104.2 million as of December 31, 2011. The unrealized net capital gain totaled $31.2 million as of December 31, 2012 compared to $20.4 million as of December 31, 2011.

Limited partnership interests consist of investments in private equity/debt funds. The limited partnership interests portfolio is well diversified across a number of characteristics including fund managers, strategies, geography (including international), and company types. The following table presents information about our limited partnership interests as of December 31, 2012.

($ in thousands)
Cost method of accounting (“Cost”)	$29,746
Equity method of accounting (“EMA”)	70,074

Total	$99,820	(1)

Number of managers	42
Number of individual funds	44
Largest exposure to single fund	$24,138

(1)	Includes $5.7 million of infrastructure and real asset funds.

Limited partnership interests produced income, excluding impairment write-downs, of $13.3 million in 2012 compared to $11.9 million in 2011. Income on EMA limited partnerships is recognized on generally a three-month delay due to the availability of the related financial statements. Income on cost method limited partnerships is recognized only upon receipt of amounts distributed by the partnerships. There were no impairment write-downs related to limited partnerships in 2012 or 2011.

Short-term investments Our short-term investment portfolio was $61.9 million and $148.8 million as of December 31, 2012 and 2011, respectively.

Policy loans Our policy loan balance was $41.2 million and $42.2 million as of December 31, 2012 and 2011, respectively. Policy loans are carried at unpaid principal balances.

Other investments Our other investments as of December 31, 2012 comprise $2.8 million of notes due from related party and $306 thousand of derivatives. For further detail on the notes due from related party and our use of derivatives, see Notes 4 and 7, respectively, of the financial statements.

Unrealized net capital gains totaled $759.4 million as of December 31, 2012 compared to $585.4 million as of December 31, 2011. The increase was due to tightening credit spreads and decreasing risk-free interest rates. The following table presents unrealized net capital gains and losses as of December 31.

($ in thousands)	2012	2011
U.S. government and agencies	$83,260	$93,127
Municipal	114,629	66,289
Corporate	416,106	321,766
Foreign government	92,892	93,806
RMBS	10,793	12,938
CMBS	5,111	(23,578)
ABS	3,711	164
Redeemable preferred stock	1,543	467

Fixed income securities	728,045	564,979
Equity securities	31,238	20,377
Short-term investments	1	(3)
EMA limited partnerships	127	30

Unrealized net capital gains and losses, pre-tax	$759,411	$585,383

The unrealized net capital gains for the fixed income portfolio totaled $728.0 million and comprised $753.0 million of gross unrealized gains and $25.0 million of gross unrealized losses as of December 31, 2012. This is compared to unrealized net capital gains for the fixed income portfolio totaling $565.0 million, comprised of $640.4 million of gross unrealized gains and $75.4 million of gross unrealized losses as of December 31, 2011. Unrealized capital gains and losses may decrease or increase as risk-free interest rates increase or decrease in the future.

Gross unrealized gains and losses on fixed income securities by type and sector as of December 31, 2012 are provided in the table below.

($ in thousands)	Amortized cost	Gross unrealized		Fair value
		Gains	Losses
Corporate:
Banking	$188,173	$11,957	$(2,454)	$197,676
Utilities	821,185	119,294	(1,693)	938,786
Capital goods	390,058	37,998	(1,678)	426,378
Consumer goods (cyclical and non-cyclical)	726,468	85,861	(790)	811,539
Transportation	219,143	33,743	(368)	252,518
Technology	139,693	11,082	(64)	150,711
Basic industry	153,329	14,166	(58)	167,437
Communications	210,902	27,861	(42)	238,721
Energy	312,879	33,855	(9)	346,725
Financial services	157,706	18,256	(9)	175,953
Other	162,884	29,257	(59)	192,082

Total corporate fixed income portfolio	3,482,420	423,330	(7,224)	3,898,526

U.S. government and agencies	333,787	83,260	—	417,047
Municipal	704,032	123,669	(9,040)	818,661
Foreign government	303,649	92,986	(94)	396,541
RMBS	284,885	11,708	(915)	295,678
CMBS	195,605	11,871	(6,760)	200,716
ABS	98,415	4,652	(941)	102,126
Redeemable preferred stock	9,087	1,543	—	10,630

Total fixed income securities	$5,411,880	$753,019	$(24,974)	$6,139,925

The banking, utilities and capital goods sectors had the highest concentration of gross unrealized losses in our corporate fixed income securities portfolio as of December 31, 2012. In general, credit spreads remain wider than at initial purchase for most of the securities with gross unrealized losses in these categories.

The unrealized net capital gain for the equity portfolio totaled $31.2 million and comprised $31.6 million of gross unrealized gains and $317 thousand of gross unrealized losses as of December 31, 2012. This is compared to an unrealized net capital gain for the equity portfolio totaling $20.4 million, comprised entirely of unrealized gains as of December 31, 2011. As of December 31, 2012, we have the intent and ability to hold our equity securities with unrealized losses until recovery.

Net investment income The following table presents net investment income for the years ended December 31.

($ in thousands)	2012	2011	2010
Fixed income securities	$305,849	$326,000	$341,612
Mortgage loans	32,882	30,726	30,374
Equity securities	3,589	2,818	2,626
Limited partnerships interests(1)	13,316	3,157	—
Short-term investments	355	525	681
Policy loans	2,600	2,628	2,626
Other	220	679	1,145

Investment income, before expense	358,811	366,533	379,064
Investment expense	(12,616)	(10,264)	(10,369)

Net investment income	$346,195	$356,269	$368,695

(1)	Income from EMA limited partnerships is reported in net investment income in 2012 and realized capital gains and losses in 2011 and 2010.

Net investment income decreased 2.8% or $10.1 million in 2012 compared to 2011, after decreasing 3.4% or $12.4 million in 2011 compared to 2010. The 2012 decline was primarily due to lower average investment balances and lower fixed income yields, partially offset by income from limited partnerships. The 2011 decline was primarily due to lower average investment balances.

Realized capital gains and losses The following table presents the components of realized capital gains and losses and the related tax effect for the years ended December 31.

($ in thousands)	2012	2011	2010
Impairment write-downs	$(5,144)	$(18,129)	$(31,370)
Change in intent write-downs	(310)	(1,449)	(11,226)

Net other-than-temporary impairment losses recognized in earnings	(5,454)	(19,578)	(42,596)
Sales	9,230	38,631	39,937
Valuation of derivative instruments	13,966	16,552	(37,932)
Settlements of derivative instruments	1	(1,456)	(5,112)
EMA limited partnership income (1)	—	8,758	(146)

Realized capital gains and losses, pre-tax	17,743	42,907	(45,849)
Income tax (expense) benefit	(6,210)	(16,268)	14,495

Realized capital gains and losses, after-tax	$11,533	$26,639	$(31,354)

(1)	Income from EMA limited partnerships is reported in net investment income in 2012 and realized capital gains and losses in 2011 and 2010.

Impairment write-downs totaled $5.1 million in 2012 and included write-downs on fixed income securities of $5.8 million, partially offset by a reduction in the valuation allowance on a mortgage loan of $637 thousand. Impairment write-downs on fixed income securities were driven by corporate fixed income securities impacted by issuer specific circumstances and CMBS and RMBS that experienced deterioration in expected cash flows. Impairment write-downs totaled $18.1 million in 2011 and included write-downs on fixed income securities and mortgage loans of $16.5 million and $1.6 million, respectively. Impairment write-downs totaled $31.4 million in 2010 and included write-downs on fixed income securities and mortgage loans of $28.5 million and $2.9 million, respectively. Impairment write-downs in 2011 and 2010 were primarily driven by investments with commercial real estate exposure, including CMBS and mortgage loans, which were impacted by lower real estate valuations or experienced deterioration in expected cash flows; corporate fixed income securities impacted by issuer specific circumstances; and RMBS, which experienced deterioration in expected cash flows.

Change in intent write-downs were $310 thousand, $1.4 million and $11.2 million in 2012, 2011 and 2010, respectively. The change in intent write-downs in 2012 were a result of ongoing comprehensive reviews of our portfolio resulting in write-downs of individually identified RMBS. The change in intent write-downs in 2011 were a result of ongoing comprehensive reviews of our portfolio resulting in write-downs of individually identified investments, primarily RMBS and municipal bonds.

Sales generated $9.2 million, $38.6 million and $39.9 million of net realized gains in 2012, 2011 and 2010, respectively. The sales in 2012 primarily related to corporate fixed income securities, U.S. government and agencies, municipal bonds and mortgage loans, partially offset by net losses on sales of CMBS, RMBS and limited partnerships. The sales in 2011 were primarily due to $27.4 million of gains on sales of corporate fixed income securities and $9.6 million of gains on sales of equity securities, partially offset by $4.9 million of net losses on sales of municipal bonds.

Valuation and settlements of derivative instruments net realized capital gains totaled $14.0 million in 2012 compared to $15.1 million in 2011. Net realized capital gains and losses on derivatives primarily relate to the change in fair value of the structured settlement annuity reinsurance agreement.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates, credit spreads, equity prices or currency exchange rates. Adverse changes to these rates and prices may occur due to changes in fiscal policy, the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants or changes in market perceptions of credit worthiness and/or risk tolerance. Our primary market risk exposures are to changes in interest rates, credit spreads and equity prices.

The active management of market risk is integral to our results of operations. We may use the following approaches to manage exposure to market risk within defined tolerance ranges: 1) rebalancing existing asset or liability portfolios, 2) changing the type of investments purchased in the future and 3) using derivative instruments to modify the market risk characteristics of existing assets and liabilities or assets expected to be purchased. For a more detailed discussion of our use of derivative financial instruments, see Note 7 of the financial statements.

Overview In formulating and implementing guidelines for investing funds, we seek to earn returns that enhance our ability to offer competitive rates and prices to customers while contributing to attractive and stable profits and long-term capital growth. Accordingly, our investment decisions and objectives are a function of the underlying risks and product profiles.

Investment policies define the overall framework for managing market and other investment risks, including accountability and controls over risk management activities. These investment policies, which have been approved by our board of directors, specify the investment limits and strategies that are appropriate given our liquidity, surplus, product profile and regulatory requirements. Executive oversight of investment activities is conducted primarily through our board of directors and investment committee. Asset-liability management (“ALM”) policies further define the overall framework for managing market and investment risks. ALM focuses on strategies to enhance yields, mitigate market risks and optimize capital to improve profitability and returns. ALM activities follow asset-liability policies that have been approved by our board of directors. These ALM policies specify limits, ranges and/or targets for investments that best meet our business objectives in light of our product liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, value-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets and liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Value-at-risk is a statistical estimate of the probability that the change in fair value of a portfolio will exceed a certain amount over a given time horizon. Scenario analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical market conditions defined by changes to multiple market risk factors: interest rates, credit spreads, equity prices or currency exchange rates. Sensitivity analysis estimates the potential changes in the fair value of a portfolio that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, value-at-risk, scenario analysis and sensitivity analysis. The asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as portfolio managers buy and sell within their respective markets based upon the acceptable boundaries established by investment policies. This day-to-day management is integrated with and informed by the activities of the ALM organization. This integration is intended to result in a prudent, methodical and effective adjudication of market risk and return, conditioned by the unique demands and dynamics of our product liabilities and supported by the continuous application of advanced risk technology and analytics.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates relative to the characteristics of our interest bearing assets and liabilities. This risk arises from many of our primary activities, as we invest substantial funds in interest-sensitive assets and issue interest-sensitive liabilities. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk-free reference yields.

We manage the interest rate risk in our assets relative to the interest rate risk in our liabilities. One of the measures used to quantify this exposure is duration. The difference in the duration of our assets relative to our liabilities is our duration gap. To calculate the duration gap between assets and liabilities, we project asset and liability cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate fair value. The cash flows used in this calculation include the expected maturity and repricing characteristics of our derivative financial instruments, all other financial instruments, and certain other items including annuity liabilities and other interest-sensitive liabilities. The projections include assumptions (based upon historical market experience and our experience) that reflect the effect of changing interest rates on the prepayment, lapse, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, municipal housing bonds, callable municipal and corporate obligations, and fixed rate single and flexible premium deferred annuities.

As of December 31, 2012, the difference between our asset and liability duration was a (2.48) gap, compared to a (1.34) gap as of December 31, 2011. A negative duration gap indicates that the fair value of our liabilities is more sensitive to interest rate movements than the fair value of our assets.

We seek to invest premiums, contract charges and deposits to generate future cash flows that will fund future claims, benefits and expenses, and that will earn stable returns across a wide variety of interest rate and economic scenarios. To achieve this objective and limit interest rate risk, we adhere to a philosophy of managing the duration of assets and related liabilities within predetermined tolerance levels. This philosophy is executed using duration targets for fixed income investments in addition to interest rate swaps and caps to reduce the interest rate risk resulting from mismatches between existing assets and liabilities.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in interest rates (“rate shock”) would increase the net fair value of the assets and liabilities by $149.4 million, compared to an increase of $82.1 million as of December 31, 2011, reflecting year to year changes in duration. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event. The above estimate excludes the traditional and interest-sensitive life insurance products that are not considered financial instruments and the $739.0 million of assets supporting them and the associated liabilities. The $739.0 million of assets excluded from the calculation has increased from $725.3 million as of December 31, 2011, due to an increase in interest-sensitive life contractholder funds and improved fixed income valuations as a result of declining risk-free interest rates and tightening of credit spreads in certain sectors. Based on assumptions described above, in the event of a 100 basis point immediate increase in interest rates, the assets supporting life insurance products would decrease in value by $42.8 million, compared to a decrease of $44.8 million as of December 31, 2011.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from many of our primary activities, as we invest substantial funds in spread-sensitive fixed income assets.

We manage the spread risk in our assets. One of the measures used to quantify this exposure is spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%.

Spread duration is calculated similarly to interest rate duration. As of December 31, 2012, the spread duration of assets was 6.04, compared to 5.93 as of December 31, 2011. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2012, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $380.3 million, compared to $334.6 million as of December 31, 2011. The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. As of December 31, 2012, we held $264.8 million in securities with equity risk (including equity securities and limited partnership interests), compared to $175.6 million as of December 31, 2011.

As of December 31, 2012, our portfolio of securities with equity risk had a cash market portfolio beta of 0.86, compared to a beta of 0.81 as of December 31, 2011. Beta represents a widely used methodology to describe, quantitatively, an investment’s market risk characteristics relative to an index such as the Standard & Poor’s 500 Composite Price Index (“S&P 500”). Based on the beta analysis, we estimate that if the S&P 500 increases or decreases by 10%, the fair value of our equity investments will increase or decrease by 8.6%, respectively. Based upon the information and assumptions we used to calculate beta as of December 31, 2012, we estimate that an immediate decrease in the S&P 500 of 10% would decrease the net fair value of our equity investments by $22.7 million, compared to $14.3 million as of December 31, 2011, and an immediate increase in the S&P 500 of 10% would increase the net fair value by $22.7 million compared to $14.3 million as of December 31, 2011. The selection of a 10% immediate decrease or increase in the S&P 500 should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

The beta of our securities with equity risk was determined by calculating the change in the fair value of the portfolio resulting from stressing the equity market up and down 10%. The illustrations noted above may not reflect our actual experience if the future composition of the portfolio (hence its beta) and correlation relationships differ from the historical relationships.

As of December 31, 2012 and 2011, we had separate accounts assets related to variable annuity and variable life contracts with account values totaling $436.4 million and $472.0 million, respectively. Equity risk exists for contract charges based on separate account balances and guarantees for death and/or income benefits provided by our variable products. In 2006, we disposed of all of the variable annuity business through a reinsurance agreement with The Prudential Insurance Company of America, a subsidiary of Prudential Financial Inc. and therefore mitigated this aspect of our risk. Equity risk for our variable life business relates to contract charges and policyholder benefits. Total variable life contract charges for 2012 and 2011 were $839 thousand and $931 thousand, respectively. Separate account liabilities related to variable life contracts were $8.9 million and $7.5 million in December 31, 2012 and 2011, respectively.

Foreign currency exchange rate risk is the risk that we will incur economic losses due to adverse changes in foreign currency exchange rates. This risk primarily arises from our foreign investments in limited partnership interests. As of December 31, 2012, we had $28.9 million in foreign currency denominated investments, compared to $24.7 million as of December 31, 2011.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31.

($ in thousands)	2012	2011	2010
Common stock, retained income and additional capital paid-in	$790,228	$740,074	$670,853
Accumulated other comprehensive income	242,720	194,511	141,174

Total shareholder’s equity	$1,032,948	$934,585	$812,027

Shareholder’s equity increased in 2012 due to net income and increased unrealized net capital gains on investments. Shareholder’s equity increased in 2011 due to net income and increased unrealized net capital gains.

Financial ratings and strength The following table summarizes our financial strength ratings as of December 31, 2012.

Rating agency	Rating
A.M. Best Company, Inc.	A+ (“Superior”)
Standard & Poor’s Ratings Services	A+ (“Strong”)
Moody’s Investors Service, Inc.	A1 (“Good”)

Our ratings are influenced by many factors including our operating and financial performance, asset quality, liquidity, asset/liability management, overall portfolio mix, financial leverage (i.e., debt), exposure to risks, the current level of operating leverage, ALIC’s ratings and Allstate Insurance Company’s (“AIC”) ratings.

On January 31, 2013, A.M. Best affirmed our financial strength rating of A+ and the outlook for the rating remained stable. In April 2012, S&P affirmed our financial strength rating of A+ and the outlook for the rating remained negative. There was no change to our financial strength rating from Moody’s during 2012. The outlook for our Moody’s rating is negative. In the future, if our financial position is less than rating agency expectations including those related to capitalization at the parent company, AIC or ALIC, we could be exposed to a downgrade in our ratings of one notch or more which we do not view as being material to our business model or strategies.

We have an intercompany loan agreement with the Corporation. The amount of intercompany loans available to us is at the discretion of the Corporation. The maximum amount of loans the Corporation will have outstanding to all its eligible subsidiaries at any given point in time is limited to $1.00 billion. The Corporation may use commercial paper borrowings, bank lines of credit and securities lending to fund intercompany borrowings.

State laws specify regulatory actions if an insurer’s risk-based capital (“RBC”), a measure of an insurer’s solvency, falls below certain levels. The NAIC has a standard formula for annually assessing RBC. The formula for calculating RBC for life insurance companies takes into account factors relating to insurance, business, asset and interest rate risks. As of December 31, 2012, our statutory capital and surplus exceeds our company action level RBC.

The NAIC has also developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If an insurance company has insufficient capital, regulators may act to reduce the amount of insurance it can issue. Our ratios are within these ranges.

Liquidity sources and uses Our potential sources of funds principally include the following.

•	Receipt of insurance premiums
•	Contractholder fund deposits
•	Reinsurance recoveries
•	Receipts of principal, interest and dividends on investments
•	Sales of investments
•	Funds from securities lending
•	Intercompany loans
•	Capital contributions from parent
•	Tax refunds/settlements

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals
•	Reinsurance cessions and payments
•	Operating costs and expenses
•	Purchase of investments
•	Repayment of securities lending
•	Payment or repayment of intercompany loans
•	Dividends to parent
•	Tax payments/settlements

Liquidity exposure A portion of our product portfolio, including fixed annuities and interest-sensitive life insurance, is subject to surrender and withdrawal at the discretion of contractholders. As of December 31, 2012, contractholder funds totaling $579.6 million were not subject to discretionary withdrawal, $1.75 billion were subject to discretionary withdrawal with adjustments, and $1.63 billion were subject to discretionary withdrawal without adjustments. Of the contractholder funds subject to discretionary withdrawal with adjustments, $1.05 billion had a contractual surrender charge of less than 5% of the account balance.

Certain remote events and circumstances could constrain our or the Corporation’s liquidity. Those events and circumstances include, for example, a catastrophe resulting in extraordinary losses, a downgrade in the Corporation’s senior long-term debt rating of A3, A- and a- (from Moody’s, S&P and A.M. Best, respectively) to non-investment grade status of below Baa3/BBB-/bb, a downgrade in AIC’s financial strength rating from Aa3, AA- and A+ (from Moody’s, S&P and A.M. Best, respectively) to below Baa2/BBB/A-, or a downgrade in our financial strength ratings from A1, A+ and A+ (from Moody’s, S&P and A.M. Best, respectively) to below A3/A-/A-. The rating agencies also consider the interdependence of the Corporation’s individually rated entities; therefore, a rating change in one entity could potentially affect the ratings of other related entities.

Cash flows As reflected in our Statements of Cash Flows, lower cash provided by operating cash flows in 2012 compared to 2011 was primarily due to lower premiums and lower net investment income. Operating cash flows in 2011 were lower than 2010 primarily due to lower net investment income, partially offset by higher income tax refunds.

Higher cash provided by investing activities in 2012 compared to 2011 was primarily due to a net decrease in short-term investments. Higher cash provided by investing activities in 2011 compared to 2010 were impacted by lower purchases of fixed income securities.

Higher cash used in financing activities in 2012 compared 2011 were primarily due to higher surrenders and partial withdrawals on fixed annuities. Increased cash used in financing activities in 2011 compared 2010 were primarily due to lower contractholder fund deposits, partially offset by decreased contractholder fund withdrawals. For quantification of the changes in contractholder funds, see the Operations section of MD&A.

Contractual obligations and commitments Our contractual obligations as of December 31, 2012 and the payments due by period are shown in the following table.

($ in thousands)	Total	Less than 1 year	1-3 years	4-5 years	Over 5 years
Liabilities for collateral(1)	$59,772	$59,772	$—	$—	$—
Contractholder funds(2)	5,241,782	803,059	1,174,615	719,741	2,544,367
Reserve for life-contingent contract benefits(2)	7,392,039	136,150	277,606	279,003	6,699,280
Payable to affiliates, net	5,083	5,083	—	—	—
Reinsurance payable to parent	4,878	4,878	—	—	—
Other liabilities and accrued expenses(3)(4)	54,841	38,143	6,261	9,578	859

Total contractual cash obligations	$12,758,395	$1,047,085	$1,458,482	$1,008,322	$9,244,506

(1)

Liabilities for collateral are typically fully secured with cash or short-term investments. We manage our short-term liquidity position to ensure the availability of a sufficient amount of liquid assets to extinguish short-term liabilities as they come due in the normal course of business, including utilizing potential sources of liquidity as disclosed previously.

(2)

Contractholder funds represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life and fixed annuities, including immediate annuities without life contingencies. The reserve for life-contingent contract benefits relates primarily to traditional life insurance, immediate annuities with life contingencies and voluntary accident and health insurance. These amounts reflect the present value of estimated cash payments to be made to contractholders and policyholders. Certain of these contracts, such as immediate annuities without life contingencies, involve payment obligations where the amount and timing of the payment is essentially fixed and determinable. These amounts relate to (i) policies or contracts where we are currently making payments and will continue to do so and (ii) contracts where the timing of a portion or all of the payments has been determined by the contract. Other contracts, such as interest-sensitive life, fixed deferred annuities, traditional life insurance, immediate annuities with life contingencies and voluntary accident and health insurance, involve payment obligations where a portion or all of the amount and timing of future payments is uncertain. For these contracts, we are not currently making payments and will not make payments until (i) the occurrence of an insurable event such as death or illness or (ii) the occurrence of a payment triggering event such as the surrender or partial withdrawal on a policy or deposit contract, which is outside of our control. We have estimated the timing of payments related to these contracts based on historical experience and our expectation of future payment patterns. Uncertainties relating to these liabilities include mortality, morbidity, expenses, customer lapse and withdrawal activity, estimated additional deposits for interest-sensitive life contracts, and renewal premium for life policies, which may significantly impact both the timing and amount of future payments. Such cash outflows reflect adjustments for the estimated timing of mortality, retirement, and other appropriate factors, but are undiscounted with respect to interest. As a result, the sum of the cash outflows shown for all years in the table exceeds the corresponding liabilities of $3.96 billion for contractholder funds and $2.31 billion for reserve for life-contingent contract benefits as included in the Statements of Financial Position as of December 31, 2012. The liability amount in the Statements of Financial Position reflects the discounting for interest as well as adjustments for the timing of other factors as described above.

(3)	Other liabilities primarily include accrued expenses, claim payments and other checks outstanding.
(4)

Balance sheet liabilities not included in the table above include unearned and advance premiums of $973 thousand and gross deferred tax liabilities of $206.7 million. These items were excluded as they do not meet the definition of a contractual liability as we are not contractually obligated to pay these amounts to third parties. Rather, they represent an accounting mechanism that allows us to present our financial statements on an accrual basis. In addition, other liabilities of $3.2 million were not included in the table above because they did not represent a contractual obligation or the amount and timing of their eventual payment was sufficiently uncertain.

Our contractual commitments as of December 31, 2012 and the periods in which the commitments expire are shown in the following table.

($ in thousands)	Total	Less than 1 year	1-3 years	4-5 years	Over 5 years
Other commitments — conditional	$4,000	$4,000	$—	$—	$—
Other commitments — unconditional	118,580	1,218	30,821	82,377	4,164

Total commitments	$122,580	$5,218	$30,821	$82,377	$4,164

Contractual commitments represent investment commitments such as limited partnership interests and mortgage loans.

For a more detailed discussion of our off-balance sheet arrangements, see Note 7 of the financial statements.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 11 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are several pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 of the financial statements.

The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors, Executive Officers, Promoters and Control Persons.

Identification of Directors and Executive Officers:

Directors are elected at each annual meeting of shareholders, for a term of one year. The biographies of each of the directors and executive officers below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the company management to determine that a director or executive officer should serve as such for Allstate Life of New York.

Marcia D. Alazraki, 71, has been a director since December 1993. She is a partner at the law firm Manatt, Phelps & Phillips, LLP and co-chair of the firm’s insurance practice group. Prior to joining this firm in 2003, Ms. Alazraki headed the insurance regulatory practices at Shea & Gould and then at Simpson Thacher & Bartlett. For each of the last four years, Ms. Alazraki has been selected for inclusion in The Best Lawyers in America. She also currently holds director positions with Protective Life Insurance Company of New York and First Great-West Life & Annuity Insurance Company. Ms. Alazraki possesses a thorough understanding of insurance laws and regulations, including those governing the financing, acquisition and licensing of insurance companies, insurance product design, reinsurance transactions and market conduct and financial examination.

Anurag Chandra, 35, has been a director and Executive Vice President since March 2011. Mr. Chandra is also a director and Executive Vice President of Allstate Life Insurance Company, which is a parent company of Allstate Life of New York. Mr. Chandra has broad responsibilities for driving long-term strategy and for improving the operational base for the Allstate Financial group of companies. More specifically, Mr. Chandra has direct accountability for product development, underwriting, wholesaling and asset liability management. Prior to joining Allstate in January 2011, Mr. Chandra was an executive vice president and chief operating officer for HealthMarkets, Inc. Under his leadership, the company transformed from a niche individual health insurance manufacturer to one of the largest independent distributors in the United States. Prior to that role, Mr. Chandra was a principal at Aquiline Capital Partners, a global private equity firm that took advantage of market conditions to launch successful new insurance and financial services companies. Mr. Chandra has also held senior operating and strategic development roles at Nationwide Financial Services and Conseco/Bankers Life and Casualty. Mr. Chandra has extensive experience with the day-to-day management of company operations.

Don Civgin, 51, has been a director, President, Chief Executive Officer and Chairman of the Board since March 2012. Mr. Civgin is also a director, President and Chief Executive Officer of Allstate Life Insurance Company, and a director of Allstate Insurance Company, each a parent organization of Allstate Life of New York. Mr. Civgin joined Allstate in 2008 as Senior Vice President and Chief Financial Officer of The Allstate Corporation, charged with the responsibility of aligning Allstate’s finance and capital structures with its business strategies. Prior to Allstate, he was Executive Vice President and Chief Financial Officer of Office Max. He also served as Chief Financial Officer of General Binding Corporation and was Senior Vice President of Finance and Senior Vice President of Merchandise Operations at Montgomery Ward. Mr. Civgin has extensive experience leading finance and operations at several major corporations.

Angela K. Fontana, 44, has been a director, Vice President, General Counsel and Secretary since November 2012. Ms. Fontana is also director, Vice President, General Counsel and Secretary of Allstate Life Insurance Company, a parent company of Allstate Life of New York. Since joining Allstate in 1995, Ms. Fontana has progressed through various positions. Most recently, Ms. Fontana served as Chief Compliance Officer to Allstate Life of New York and Allstate Life Insurance Company. In addition, she has held positions supporting the Allstate Protection and Allstate Financial business units, as well as the Midwest Region. Ms. Fontana has a deep understanding of insurance business generally and has extensive experience in leading privacy, market conduct exams and working with state insurance regulators and legislators. In addition, Ms. Fontana has extensive knowledge regarding Allstate Life of New York’s business, including its employees, products, agencies and customers.

Judith P. Greffin, 52, has been an Executive Vice President of Allstate Life of New York since April 2004. Ms. Greffin is also an Executive Vice President and the Chief Investment Officer of Allstate Life Insurance Company and Allstate Insurance Company, each a parent company of Allstate Life of New York, where she oversees Allstate’s $100 billion-plus investment portfolio. Since joining Allstate in 1990, Ms. Greffin has served in a series of key investment positions, including responsibility for Allstate’s fixed-income portfolio and the Portfolio Management Group. She began her financial career as an analyst with the Huntington National Bank, and served as a senior portfolio manager with Flagship Financial before joining Allstate. Ms. Greffin has also served on the Allstate Foundation Grant Committee.

Cleveland Johnson, Jr., 78, has been a director since December 1983. Mr. Johnson has worked in public service for thirty-five years, including positions of responsibility in city, town, county, state and federal government. He has also owned and operated a number of successful businesses. Mr. Johnson is currently the President of Johnson Consulting Associates, a business development firm. In addition, he serves as Executive Vice President of ValuCare, Inc, a home health care company, and Executive Vice President of Strategic Fundraising, Inc., a consulting firm. Mr. Johnson has strong business administration skills and experience in crafting multi-disciplinary approaches to the development of social policy.

Wilford J. Kavanaugh, 42, has been a director and Senior Vice President since December 2012. Mr. Kavanaugh is also the Chairman of the Board, Chief Executive Officer and Manager of Allstate Financial Services, LLC (“AFS, LLC”). Mr. Kavanaugh is responsible for life and retirement sales strategy, all broker-dealer operations, Exclusive Financial Specialist (EFS)/Financial Specialist (FS) recruiting and education, EFS/FS product strategy, and third party relationships. Prior to joining Allstate in 2012, Mr. Kavanaugh was Senior Vice President of Distribution Management at Securian Financial Group, where he led the sales, operations and growth strategies of the affiliated career system. He also held various leadership roles at Prudential Insurance Company and John Hancock Financial Services. Mr. Kavanaugh is a Certified Financial Planner and holds the CLU, ChFC and AEP designations. Mr. Kavanaugh also serves as a director with Allstate Life Insurance Company, which is a parent company of Allstate Life of New York. Mr. Kavanaugh has extensive experience in developing financial services sales and marketing strategies.

Jesse E. Merten, 38, has been a director since March 2012 and Senior Vice President and Chief Financial Officer since June 2012. Mr. Merten is also a director, Senior Vice President and Chief Financial Officer of Allstate Life Insurance Company, which is a parent company of Allstate Life of New York. In these positions, Mr. Merten is responsible for planning, analysis, financial reporting, capital management, expense consolidation, distribution and customer service finance. Prior to joining Allstate in 2011, Mr. Merten served as a senior manager at Pricewaterhouse Coopers, LLP before becoming a partner specializing in the Assurance practice with a particular focus on the insurance industry. He is a member of the American Institute of Public Accountants and the Milwaukee Art Museum’s finance committee. Mr. Merten has extensive experience in corporate and insurance company finance and accounting.

Kenneth R. O’Brien, 75, has served as a director since July 1998. Mr. O’Brien was the President and Chief Executive Officer of O’Brien Asset Management, an investment advisory firm, from 1996 until his retirement in 2006. Prior to that role, Mr. O’Brien was Chief Executive Officer for Aurora National Life Insurance Company and Executive Vice President for New York Life Insurance Company. Mr. O’Brien has significant knowledge of insurance company operations and executive experience in the life insurance and financial services industries.

Samuel H. Pilch, 66, became a director in December 2010. Mr. Pilch is also a Senior Group Vice President and Controller of Allstate Life of New York. In addition, Mr. Pilch is a Senior Group Vice President and Controller of Allstate Life Insurance Company, Allstate Insurance Company, and The Allstate Corporation, each a parent company of Allstate Life of New York. In his roles, Mr. Pilch is responsible for all statutory and GAAP reporting, Property-Liability reserving and accounting standards and research. He is also responsible for the Specialty Operations division for Allstate, which includes discontinued Property Liability operations and Property Liability catastrophe reinsurance, guaranty funds and residual markets administration. Before joining Allstate in 1995, Mr. Pilch was Chief Operating Officer, Managed Care at the Travelers Insurance Company in Hartford, Connecticut, where he also held the positions of Financial Officer of Insurance Operations and Corporate Treasurer. Prior to Travelers, Mr. Pilch was an officer in Aetna Life & Casualty’s life insurance business, also in Hartford. Currently, Mr. Pilch serves as a director for Allstate Life Insurance Company. He is also a member of the Connecticut Society of CPAs. Mr. Pilch has a deep knowledge of the insurance industry as well as extensive experience with insurance company accounting.

John R. Raben, Jr., 67, has served as a director since 1988. Mr. Raben was a Managing Director of JP Morgan Chase from 2004 until his retirement in 2008, where he worked with the commercial and investment banking groups. Prior to that, he was also a Manager Director of Banc One Securities. Mr. Raben is active in his local organizations as Chairman of the Greenwich Republican Town Committee, Vice Chairman of the Greenwich Emergency Medical Service (GEMS) Board of Directors, and a member of the Coastal Resources Advisory Committee. In addition, Mr. Raben is a Treasurer and Board Member of both the Yellowstone Park Foundation and the Cornelia Rossi Foundation, each of which are charitable organizations. Mr. Raben has extensive experience in the financial services industry.

Phyllis Hill Slater, 68, has been a director since 2002. Ms. Slater is the founder and president of Hill Slater, Inc, a successful engineering and architectural support firm. Hill Slater Inc. specializes in construction management, inspection services, design drafting, and CAD services. Ms. Slater served as national president of the National Association of Women Business Owners from 1997 to 1998, and presently serves on many corporate and non-profit boards. Ms. Slater has deep knowledge of general business operations and corporate governance.

Mary C. Springberg, 51, has been a director and a Vice President since September 2011. Ms. Springberg is responsible for overseeing the day-to-day operations within Allstate Financial Technology. She is also a Vice President of Allstate Life Insurance Company. Ms. Springberg began her career at Allstate in 1987 as a Systems

Programmer and became a Senior Manager of Strategy & Innovation in Allstate Financial Technology in 2002. Ms. Springberg was promoted to Systems Director before becoming an Assistant Vice President in 2004, with direct accountabilities in Product Administration. Ms. Springberg has extensive experience in many aspects of technology, including infrastructure, and applications.

Involvement in Certain Legal Proceedings.

No directors or executive officers have been involved in any legal proceedings that are material to an evaluation of the ability or integrity of any director or executive officer of Allstate Life of New York.

Item 11(l).	Executive Compensation

Compensation Discussion and Analysis (“CD&A”)

Executive officers of Allstate Life of New York also serve as officers of other subsidiaries of The Allstate Corporation (“Allstate”) and receive no compensation directly from Allstate Life of New York. They are employees of an Allstate subsidiary. Allocations have been made for each named executive based on the amount of the named executive’s compensation allocated to Allstate Life of New York under the Amended and Restated Service and Expense Agreement among Allstate Insurance Company, Allstate, and certain affiliates, as amended effective January 1, 2009, to which Allstate Life of New York is a party (the “Service and Expense Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this disclosure, except where noted. The named executives may have received additional compensation for services rendered to other Allstate subsidiaries, and those amounts are not reported.

Named Executives

This CD&A describes the executive compensation program at Allstate and specifically describes total 2012 compensation for the following named executives of Allstate Life of New York:

•	Don Civgin—Chairman of the Board, President and Chief Executive Officer (CEO)

•	Jesse E. Merten—Senior Vice President and Chief Financial Officer (CFO)

•	Matthew E. Winter—Former Chairman of the Board, President and CEO

•	John C. Pintozzi—Former Senior Vice President and CFO

•	Anurag Chandra—Executive Vice President

•	Susan L. Lees—Former Senior Vice President, General Counsel and Secretary

Elements of 2012 Executive Compensation Program

The following table lists the elements of target direct compensation for Allstate’s 2012 executive compensation program. The program uses a mix of fixed and variable compensation elements and provides alignment with both short- and long-term business goals through annual and long-term incentives. Allstate’s incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using performance and operational measures that Allstate correlates to stockholder value, and these incentives align with Allstate’s strategic vision and operating priorities. Allstate’s Board establishes the performance measures and ranges of performance for the variable compensation elements. An individual’s award is based primarily on corporate performance, market based compensation levels, and individual performance.

	Element	Key Characteristics	Why Allstate Pays This Element	How Allstate Determines Amount

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market data, individual performance.

Variable	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures during the year.	Target based on job scope and market data. Actual awards based on Allstate performance on three measures: • Adjusted operating income • Total premiums • Net investment income Individual performance.
	Restricted stock units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with stock options, align the interests of executives with long-term shareholder value and retain executive talent.	Job scope, market data, individual performance.
	Performance stock awards	PSAs vest on the third anniversary of the grant date.	Coupled with stock options, align the interests of executives with long-term stockholder value and retain executive talent.

Target awards based on job scope and market data. Actual awards based on Allstate performance on annual adjusted operating income return on equity with a requirement of positive net income for any payout above target.

	Stock options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with RSUs or PSAs, align the interests of executives with long-term stockholder value and retain executive talent.	Job scope, market data, individual performance.

Compensation Practices

Peer Benchmarking

Allstate monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, Allstate considers available data regarding compensation paid to similarly-situated executives at companies against which it competes for executive talent. With respect to the compensation program for 2012, the Compensation and Succession Committee (the “Committee”) of the Allstate Board of Directors considered compensation data for the peer companies listed below for Messrs. Civgin and Winter as well as compensation information from certain S&P 100 companies with fiscal 2011 revenue of between $15 billion and $60 billion with which Allstate competes for executive talent. Towers Watson, an independent compensation consultant, recommended no modifications to the peer group for 2012.

PEER INSURANCE COMPANIES(1)
Company Name	Revenue ($ in billions)	Market Cap ($ in billions)	Assets ($ in billions)	Premiums ($ in billions)	Property and Casualty Insurance Products	Life Insurance and Financial Products
ACE Ltd.	18.0	27.2	92.5	15.7	✓
AFLAC Inc.	25.4	24.8	131.1	22.1		✓
The Chubb Corporation	13.6	19.7	52.2	11.8	✓
The Hartford Financial Services Group, Inc.	26.4	9.8	298.5	17.5	✓	✓
Lincoln National Corporation	11.5	7.0	218.9	6.2		✓
Manulife Financial Corporation	36.3	24.9	488.8	18.1		✓
MetLife Inc.	68.2	36.0	836.8	46.5	✓	✓
The Progressive Corporation	17.1	12.8	22.7	16.0	✓
Prudential Financial, Inc.	84.8	24.8	709.3	69.8		✓
The Travelers Companies, Inc.	25.7	27.1	104.9	22.4	✓
Allstate	33.3	19.2	126.9	29.0	✓	✓
Allstate Ranking	4 of 11	8 of 11	7 of 11	3 of 11

(1)	Information as of year end 2012.

With respect to the named executives other than Messrs. Civgin and Winter, Allstate management considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context. The compensation surveys considered include the Mercer 2011 US Property & Casualty Insurance Company Survey, the 2011 Towers Watson Diversified Insurance Survey, and the Towers Watson Compensation Data Bank. The weight given to information obtained from these sources varied depending on the position being evaluated. The Mercer 2011 US Property & Casualty Insurance Company Survey includes compensation data for 15 property and casualty insurance companies with at least $6 billion in direct written premiums. The 2011 Towers Watson Diversified Insurance Survey includes 16 insurance companies with assets greater than $125 billion. The Towers Watson Compensation Data Bank provides compensation data on 106 companies with revenues greater than $20 billion. In addition, in its executive pay and performance discussions, Allstate management considered information regarding other companies in the financial services industries.

Salary

The salaries of Messrs. Civgin, Winter, and Chandra are set by the Allstate Board of Directors based on the Committee’s recommendations. The salaries of Messrs. Merten and Pintozzi are set by Allstate management. The salary of Ms. Lees was set by Allstate management until she joined Allstate’s senior leadership team in June 2012, after which it was set by the Allstate Board of Directors based on the Committee’s recommendation. In recommending executive base salary levels, Allstate uses the 50th percentile of its peer insurance companies as a guideline for Messrs. Civgin and Winter and Ms. Lees and the 50th percentile of insurance and general industry data as a guideline for the other named executives, which enables Allstate to compete effectively for executive talent. Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•	The average enterprise-wide merit and promotional increases are based on a combination of U.S. general and insurance industry market data and are set at levels intended to be competitive.

•	Annual merit increases for the named executives are based on evaluations of their performance using the enterprise-wide merit increase budget as a guideline.

•

The base salaries for each named executive were reviewed in February of 2012. Allstate established a new base salary for each named executive based on individual performance and in line with the enterprise-wide merit increase.

Annual Cash Incentive Awards

In 2012 executives could earn an annual cash incentive award based on Allstate’s achievement of performance measures during the year and assessments of individual performance.

For Messrs. Civgin and Winter, the maximum award that could be earned was an amount equal to 15% of the Adjusted Underlying Operating Income pool (but for Mr. Winter in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The Committee retained complete discretion to pay less than these maximum amounts, with actual awards based on Messrs. Civgin’s and Winter’s target annual incentive award opportunity and the achievement of performance measures and assessments of individual performance as described below. The target annual incentive award opportunity for Messrs. Civgin and Winter was determined based on market data pay levels at peer insurance companies and Allstate’s benchmark target for total direct compensation at the 50th percentile. None of the named executive other than Messrs. Civgin and Winter participate in the Operating Income Pool.

Long-term Equity Incentive Awards

Allstate grants equity awards to executives based on scope of responsibility, consistent with Allstate’s philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate’s performance. Additionally, from time to time, equity awards are also granted to attract new executives. Allstate annually reviews the mix of equity incentives provided to the named executives. For Messrs. Civgin, Winter, and Chandra, beginning with awards made in 2012, the mix of equity incentives changed to 50% performance stock awards and 50% stock options. Allstate believes stock options are a form of performance-based incentive compensation because they require stock price growth to deliver any value to an executive, while performance stock awards provide direct alignment with stockholder interests. Other employees eligible for equity incentive awards, including the named executives other than Messrs. Civgin, Winter, and Chandra, had the choice of receiving the value of their equity incentive awards in the following proportions between stock options and restricted stock units:

•	25% stock options and 75% restricted stock units;

•	50% stock options and 50% restricted stock units; or

•	75% stock options and 25% restricted stock units.

The elections are reflected in the Grants of Plan-Based Awards at Fiscal Year-End 2012 table. In addition, Ms. Lees was awarded performance stock awards in June 2012.

Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards during a meeting in the first fiscal quarter. The timing allows the Committee to align awards with Allstate’s performance and business goals. Throughout the year, the Committee may grant equity incentive awards to newly hired or promoted executive officers.

The Committee approves grants of equity awards to Allstate executive officers. Under authority delegated by Allstate’s Board of Directors and the Committee, an equity award committee may grant to employees other than Allstate executive officers restricted stock units and stock options to newly hired and promoted executives and in recognition of outstanding achievements. At each regularly scheduled meeting the Committee reviews equity awards granted by the equity award committee. The grant date for awards to newly hired or promoted executives is fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2012

Annual Cash Incentive Awards

The total funding for 2012 annual incentive awards is calculated based on three measures: Adjusted Operating Income, Total Premiums, and Net Investment Income. These measures were selected based on their strong correlation with overall stockholder value creation through profitable growth, business unit performance, or achievement of strategic priorities. All of these measures are defined in detail on pages 125-126. The ranges of performance are shown in the table below.

2012 Annual Cash Incentive Award Performance Measures

Measure	Threshold	Target	Maximum	Actual Results
Adjusted Operating Income (in millions)	$2,650	$3,100	$3,500	Above Maximum $3,685
Total Premiums (in millions)	$28,100	$28,800	$29,500	Between Target and Maximum $29,248
Net Investment Income (in millions)	$3,600	$3,765	$3,900	Between Target and Maximum $3,879
Payout Percentages	50%*	100%	250%	229% payout

*	Actual performance below threshold results in a 0% payout.

Targets were set based on Allstate’s 2012 operating plan, which was extensively reviewed, discussed, and assented to by Allstate’s Board of Directors. The ranges for threshold and maximum were then informed by statistical modeling and probability testing. Allstate’s models measured the variability of actual results so that the measures require superior performance to achieve maximum levels. The performance ranges were then calibrated against expectations of business operations, risks, and industry and economic trends.

In the event of a net loss, the annual cash incentive award pool would have been reduced by 50% of actual performance. For example, if performance measures ordinarily would fund the pool at 60% and there was a net loss then the pool would be funded at 30%. This mechanism would have prevented a misalignment between pay and performance in the event of a natural catastrophe or extreme financial market conditions.

The Committee approved the annual incentive award performance measures and the threshold, target, and maximum ranges in the first quarter of 2012. Beginning in the second quarter, the Committee reviewed the extent to which performance measures were achieved, and it approved the final results in the first quarter of 2013. Actual performance on the three performance measures determined the overall funding level of the pool and the aggregate total award budget for eligible employees of Allstate. Based on a subjective evaluation of each executive’s performance, individual adjustments were made to the annual incentive amounts. The recommendations were considered and approved by the Committee for Messrs. Civgin, Winter, and Chandra and Ms. Lees and by Allstate management for the other named executives. Allstate paid the cash incentive awards in March 2013.

Performance Stock Awards

Beginning in 2012, Allstate granted one-half of the long-term equity incentive awards to senior executives in the form of performance stock awards (PSAs) tied to achievement of performance measures. The PSAs were granted instead of time-based restricted stock units as they more closely align compensation with stockholder interests and Allstate’s long-term performance.

In 2012, Messrs. Civgin, Winter, and Chandra and Ms. Lees were awarded a target number of PSAs. The PSAs granted in 2012 have a three-year performance cycle (2012-2014). The number of PSAs which become earned and vested at the end of the three-year performance cycle depends on Allstate’s annual adjusted operating income return on equity attained during each year of the performance cycle. Annual adjusted operating income return on equity (“Adjusted Operating Income ROE”) is defined on pages 126-127. Adjusted Operating Income ROE includes a minimum and maximum amount of after-tax catastrophe losses if actual catastrophe losses are less than or exceed those amounts, respectively, which serves to decrease volatility and stabilize the measure by limiting the impact of extreme weather conditions. The Committee selected Adjusted Operating Income ROE as the performance measure because it—

•	Captures both income and balance sheet impacts, including capital management actions.

•	Provides a useful gauge of overall performance while limiting the effects of extreme weather conditions and other items that management cannot influence.

•	Measures performance in a way that is tracked and understood by investors.

•	Correlates to changes in long-term stockholder value.

Performance is measured in three separate one-year periods. The actual number of PSAs earned for each measurement period varies from 0% to 200% of that period’s target PSAs based on Adjusted Operating Income ROE for the period. The measurement periods and levels of Adjusted Operating Income ROE needed to earn the threshold, target, and maximum number of PSAs for the measurement period are set forth in the table below. The annually increasing performance goals and a 13% maximum in 2014 are consistent with the corporation’s return objectives and recognize the inherent earnings volatility of Allstate’s business.

2012-2014 Performance Stock Awards Ranges of Performance

Annual Adjusted Operating Income Return on Equity	Threshold	Target	Maximum	Actual Results
Measurement Period 2012	4.0%	10.0%	11.5%	12.3%
Measurement Period 2013	4.5%	10.5%	12.25%	To be determined 2014
Measurement Period 2014	5.0%	11.0%	13.0%	To be determined 2015
Payout	0%	100%	200%

		Subject to positive net income hurdle

The Committee included a requirement of positive net income in order to earn PSAs based on Adjusted Operating Income ROE above target. In the event of a net loss in a measurement period, the number of PSAs earned would be limited to target, regardless of the Adjusted Operating Income ROE. This hurdle was included to prevent misalignment between Allstate reported net income and the PSAs earned based on the Adjusted Operating Income ROE result. This situation could occur if catastrophe losses or investment losses that are not included in Adjusted Operating Income ROE caused Allstate to report a net loss for the period.

At the end of each measurement period, the Committee certifies the level of Allstate’s Adjusted Operating Income ROE achievement, as well as the resulting number of PSAs earned by each named executive for that measurement period. The Committee does not have the discretion to adjust the performance achievement upward for any measurement period. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement or a qualifying termination following a change in control).

Based on Allstate’s Adjusted Operating Income ROE of 12.3% for 2012, 200% of the target number of PSAs for the 2012 measurement period were earned by Messrs. Civgin, Winter, and Chandra and Ms. Lees and will be received on the conversion date in 2015, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control).

The following table shows the target number of PSAs granted to Messrs. Civgin, Winter, and Chandra and Ms. Lees for the 2012-2014 performance cycle, the target number of PSAs for the 2012 measurement period, and the number of PSAs earned based on achievement of the performance measure.

Named Executive	Target Number of PSAs (2012-2014 Performance Cycle)	Target Number of PSAs (2012 Measurement Period)	Achievement for 2012 Measurement Period	Number of PSAs Earned (2012 Measurement Period)
Mr. Civgin	1,287	429	Maximum	858
Mr. Winter	323	108	Maximum	215
Mr. Chandra	1,321	440	Maximum	881
Ms. Lees	409	136	Maximum	272

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, Allstate provides the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers	All Full-time and Regular Part-time Employees
401(k)(1) and defined benefit pension	•	•	•
Supplemental retirement benefit	•	•
Health and welfare benefits(2)	•	•	•
Supplemental long term disability	•	•
Deferred compensation	•	•
Tax preparation and financial planning services	•	•(3)
Mobile phones, ground transportation, and personal use of aircraft(4)	•	•

(1)	Allstate contributed $.74 for every dollar of basic pre-tax deposits made in 2012 (up to 5% of eligible pay).
(2)	Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.
(3)	All officers are eligible for tax preparation services. Financial planning services were provided only to Messrs. Civgin, Winter, and Chandra and Ms. Lees only.
(4)

Ground transportation is available to Messrs. Civgin, Winter, and Chandra and Ms. Lees. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra and Ms. Lees are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra and Ms. Lees did not use the corporate aircraft for personal purposes in 2012. Mobile phones are available to Allstate’s senior executives, other officers, certain managers, and certain employees depending on their job responsibilities.

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of Allstate’s regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee’s level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual’s compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) was formed to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

Change-in-Control and Post-Termination Benefits

Consistent with Allstate’s compensation objectives, Allstate offers these benefits to attract, motivate, and retain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and its executives. Change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of Allstate’s executives and Allstate stockholders.

Messrs. Civgin and Winter and Ms. Lees are participants in Allstate’s change-in-control severance plan (CIC Plan).

Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. If a change-in-control had occurred on or before December 31, 2012, Mr. Pintozzi’s long-term equity incentive awards would have vested immediately, and he would have been eligible for an excise tax gross-up and a lump sum cash pension enhancement based on additional years of age, service, and compensation.

The other named executives are not participants in the CIC Plan and are not party to change-in-control agreements.

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

Stock Ownership Guidelines

Because Allstate believes management’s interests must be linked with those of Allstate’s stockholders, Allstate instituted stock ownership guidelines in 1996 that require each of the named executives to own Allstate common stock worth a multiple of base salary. Allstate adjusted the stock ownership guidelines to accommodate the shift to performance stock awards beginning in 2012. The new guidelines provide that an executive must hold 75% of net after-tax shares received as a result of equity compensation awards until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status
Mr. Civgin	3x salary	✓ Meets guideline
Mr. Merten	2x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Winter	3x salary	Must hold 75% of net after-tax shares until guideline is met
Mr. Pintozzi	2x salary	✓ Meets guideline
Mr. Chandra	2x salary	Must hold 75% of net after-tax shares until guideline is met
Ms. Lees	3x salary	✓ Meets guideline

What Counts Toward the Guideline	What Does not Count Toward the Guideline
• Allstate shares owned personally •Shares held in the Allstate 401(k) Savings Plan • Restricted stock units	• Unexercised stock options • Performance stock awards

Allstate also has a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for all services rendered to Allstate Life of New York for the last three fiscal years, allocated to Allstate Life of New York in a manner consistent with the allocation of compensation under the Service and Expense Agreement.

Name and Principal Postion(1)	Year	Salary ($)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value And Nonqualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)	Total ($)
Don Civgin
(Chairman of the Board, President and Chief Executive Officer)	2012	28,980	—		39,897	39,899	84,000	2,040	(7)	1,189	196,005
Jesse E. Merten
(Senior Vice President and
Chief Financial Officer)	2012	15,615	—		7,038	7,057	19,476	0	(8)	2,858	52,044
Matthew E. Winter
(Former Chairman of the Board,	2012	5,769	—		10,013	9,997	24,000	419	(9)	299	50,497
President and Chief Executive	2011	31,403	—		36,945	68,641	48,000	2,309		2,121	189,419
Officer)	2010	33,600	—		41,160	76,440	67,889	215		1,967	221,271
John C. Pintozzi	2012	11,530	—		7,669	7,673	16,170	1,531	(10)	749	45,322
(Former Senior Vice President and	2011	26,751	—		18,092	18,097	20,000	2,850		1,333	87,123
Chief Financial Officer)	2010	25,514	—		18,509	18,509	30,738	1,704		1,469	96,443
Anurag Chandra	2012	41,966	—		40,951	40,948	81,900	2,402	(11)	2,436	210,603
(Executive Vice President)	2011	33,231	10,000	(6)	25,202	46,798	30,000	0		2,556	147,787
Susan L. Lees
(Former Senior Vice President,
General Counsel and Secretary)	2012	25,617	—		33,338	20,375	42,871	33,150	(12)	1,738	157,089

(1)	Mr. Chandra was not a named executive for 2010, and Messrs. Civgin and Merten and Ms. Lees were not named executives for 2010 and 2011.
(2)

The aggregate grant date fair value of performance stock awards granted in 2012 and restricted stock units awards granted in 2012, 2011, and 2010 are computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The fair value of PSAs and RSUs is based on the final closing price of Allstate’s stock as of the grant date, which in part reflects the payment of expected future dividends. (See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The value for PSAs is based on the probable satisfaction of the performance conditions. The number of PSAs or RSUs granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 112. The value of the PSAs at grant date share price if maximum corporate performance were to be achieved is as follows: Mr. Civgin $79,794, Mr. Winter $20,026, Mr. Chandra $81,902 and Ms. Lees $25,358.

(3)

The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the grant date using a binomial lattice model and the assumptions as set forth in the following table:

	2012	2011	2010
Weighted average expected term	9.0 years	7.9 years	7.8 years
Expected volatility	20.2 - 53.9%	22.1 - 53.9%	23.7 - 52.3%
Weighted average volatility	34.6%	35.1%	35.1%
Expected dividends	2.2 -3.0%	2.5 - 3.7%	2.4 - 2.8%
Weighted average expected dividends	2.8%	2.7%	2.6%
Risk-free rate	0.0 -2.2%	0.0 - 3.5%	0.1 - 3.9%

(See note 18 to Allstate’s audited financial statements for 2012.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives. The number of options granted in 2012 to each named executive is provided in the Grants of Plan-Based Awards table on page 112.
(4)

Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2012, 2011, and 2010. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since Allstate’s Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to Allstate’s audited financial statements for 2012.)

(5)	The All Other Compensation for 2012—Supplemental Table provides details regarding the amounts for 2012 for this column.
(6)

As part of his sign-on bonus, Mr. Chandra received $20,000 in cash, $10,000 payable within 90 days of his start date and the remainder payable one year later, 15 months from his start date. Mr. Chandra’s start date was January 31, 2011.

(7)	Reflects the increase in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $373 and $1,667 respectively.
(8)	As of December 31, 2012, Mr. Merten was not a participant and was not vested in the ARP or SRIP.
(9)	Reflects the increase in the actuarial value of the benefits provided to Mr. Winter under the ARP and SRIP of $60 and $359 respectively.
(10)	Reflects the increase in the actuarial value of the benefits provided to Mr. Pintozzi under the ARP and SRIP of $654 and $877 respectively.
(11)

Reflects the increase in the actuarial value of the benefits provided to Mr. Chandra under the ARP and SRIP of $724 and $1,678 respectively. As of December 31, 2012, Mr. Chandra was not vested in the ARP or SRIP.

(12)	Reflects the increase in the actuarial value of the benefits provided to Ms. Lees under the ARP and SRIP of $15,795 and $17,355 respectively.

ALL OTHER COMPENSATION FOR 2012—SUPPLEMENTAL TABLE

(In dollars)

The following table describes the incremental cost of other benefits provided in 2012 that are included in the “All Other Compensation” column.

Name	401(k) Match(1)	Other(2)	Total All Other Compensation
Mr. Civgin	389	800	1,189
Mr. Merten	440	2,418	2,858
Mr. Winter	74	225	299
Mr. Pintozzi	305	444	749
Mr. Chandra	842	1,594	2,436
Ms. Lees	657	1,081	1,738

(1)

Each of the named executives participated in Allstate’s 401(k) plan during 2012. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Merten and Chandra will not be vested in the employer matching contribution until they have completed three years of vesting service.

(2)

“Other” consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile phones, tax preparation services, financial planning, ground transportation, supplemental long-term disability coverage, and for Mr. Merten, $1,674 for reimbursement of taxes related to relocation expenses. (Tax assistance for certain relocation benefits is a standard component of Allstate’s relocation program available to all employees.) Mr. Merten also received amounts for relocation that are not reflected in other compensation because they are part of the standard relocation package available to all employees. There was no incremental cost for the use of mobile phones. Allstate provides supplemental long-term disability coverage to all regular full-time and regular part-time employees who participate in the long-term disability plan and whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2012, and therefore, no incremental cost is reflected in the table. In limited circumstances approved by Allstate’s CEO, Messrs. Civgin, Winter, and Chandra and Ms. Lees are permitted to use Allstate’s corporate aircraft for personal purposes. Messrs. Civgin, Winter, and Chandra and Ms. Lees did not use the corporate aircraft for personal purposes in 2012.

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2012(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to the named executives during fiscal year 2012 to the extent the expense was allocated to Allstate Life of New York under the Service and Expense Agreement.

Name	Grant Date	Date of Committee Action for Equity Incentive Plan Awards	Plan Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Shr)(4)	Grant Date Fair Value ($)(5)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Stock Awards	Option Awards
Mr. Civgin	—	—	Annual cash incentive	17,779	35,558	232,155
	3/6/2012	3/6/2012	Performance stock awards				0	1,287	2,574				39,897
	2/21/2012	2/20/2012	Stock options								4,602	31.56		39,899
Mr. Merten	—	—	Annual cash incentive	3,904	7,807	19,518
	2/21/2012	2/20/2012	Restricted stock units							223			7,038
	2/21/2012	2/20/2012	Stock options								814	31.56		7,057
Mr. Winter	—	—	Annual cash incentive	4,217	8,435	44,220
	3/6/2012	3/6/2012	Performance stock awards				0	323	646				10,013
	2/21/2012	2/20/2012	Stock options								1,153	31.56		9,997
Mr. Pintozzi	—	—	Annual cash incentive	3,459	6,918	17,295
	2/21/2012	2/20/2012	Restricted stock units							243			7,669
	2/21/2012	2/20/2012	Stock options								885	31.56		7,673
Mr. Chandra	—	—	Annual cash incentive	17,835	35,671	89,177
	3/6/2012	3/6/2012	Performance stock awards				0	1,321	2,642				40,951
	2/21/2012	2/20/2012	Stock options								4,723	31.56		40,948
Ms. Lees	—	—	Annual cash incentive	11,528	23,055	57,638
	6/11/2012	6/6/2012	Performance stock awards				0	409	818				13,865
	2/21/2012	2/20/2012	Restricted stock units							617			19,473
	2/21/2012	2/20/2012	Stock options								749	31.56		6,494
	6/11/2012	6/6/2012	Stock options								1,431	33.90		13,881

(1)	Awards under the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan.
(2)

The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed under the Annual Cash Incentive Awards caption on page 105. The maximum amount payable to Messrs. Civgin and Winter is an amount equal to 15% of the award pool (but for Mr. Winter in no event greater than the stockholder approved maximum of $8.5 million under the Annual Executive Incentive Plan). The award pool is equal to 1.0% of Adjusted Operating Income. None of the other named executives participate in the adjusted underlying operating income pool. Adjusted Operating Income is defined on page 125.

(3)

The amounts shown in these columns reflect the threshold, target, and maximum performance stock awards for the named executives who were awarded PSAs. The threshold amount is 0% payout. The target and maximum amounts are based upon achievement of the performance measures listed under the Performance Stock Awards caption on page 106.

(4)

The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. Fair market value is equal to the closing sale price on the grant date or, if there was no such sale on the grant date, then on the last previous day on which there was a sale.

(5)

The aggregate grant date fair value of the March 6, 2012, performance stock awards was $31.00, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The aggregate grant date fair value of the February 21, 2012, restricted stock units was $31.56 and the stock option awards was $8.67, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the June 11, 2012, performance stock award was $33.90 and the stock option award was $9.70, computed in accordance with FASB ASC 718 based on the probable satisfaction of the performance conditions. The assumptions used in the valuation are discussed in footnotes 2 and 3 to the Summary Compensation Table on page 110.

Stock options

Stock options represent an opportunity to buy shares of Allstate’s stock at a fixed exercise price at a future date. Allstate uses them to align the interests of Allstate’s executives with long-term stockholder value, as the stock price must appreciate from the grant date for the executives to profit. Under Allstate’s stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the grant date. Stock option repricing is not permitted. In other words, without an event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2012 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

Performance stock awards

Performance stock awards (PSAs) represent Allstate’s promise to transfer shares of common stock in the future if certain performance measures are met. Each PSA represents Allstate’s promise to transfer one fully vested share in the future for each PSA that vests. PSAs earned will vest following the end of the three year performance cycle, subject to continued employment (other than in the event of death, disability, retirement, or a qualifying termination following a change in control). Vested PSAs will be converted into shares of Allstate common stock and dividend equivalents accrued on these shares will be paid in cash. No dividend equivalents will be paid prior to vesting. Performance stock awards were granted to Messrs. Civgin, Winter, and Chandra and Ms. Lees.

Restricted stock units

Messrs. Merten and Pintozzi and Ms. Lees received awards of restricted stock units in 2012. Each restricted stock unit represents Allstate’s promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit “vests”). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of Allstate’s executives and Allstate’s stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to Messrs. Merten and Pintozzi and Ms. Lees in 2012 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to Messrs. Merten and Pintozzi and Ms. Lees in 2012 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2012, allocated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York under the Service and Expense Agreement for 2012. The percentage of each equity award actually allocated to Allstate Life of New York has varied over the years during which these awards were granted depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of such equity awards between Allstate Life of New York and the executive’s Allstate-affiliated employer. Because the aggregate amount of such equity awards attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the allocated amount of each equity award provided for each named executive in the following table is the amount determined by multiplying each named executive’s equity award for services rendered to Allstate and all of its affiliates by the percentage used for allocating such named executive’s compensation to Allstate Life of New York in 2012 under the Service and Expense Agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

	Option Awards(1)					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(5)

Mr. Civgin	Sep. 08, 2008	2,730	0	$46.48	Sep. 08, 2018
	Feb. 27, 2009	6,347	2,116	$16.83	Feb. 27, 2019	Feb. 27, 2009	1,489	$59,823
	Feb. 22, 2010	2,351	2,351	$31.41	Feb. 22, 2020	Feb. 22, 2010	399	$16,028
	Feb. 22, 2011	0	4,844	$31.74	Feb. 22, 2021	Feb. 22, 2011	787	$31,627
	Feb. 21, 2012	0	4,602	$31.56	Feb. 21, 2022	Mar. 06, 2012			1,287	$51,702
										Aggregate Market Value
										$159,180
Mr. Merten	Feb. 21, 2012	0	814	$31.56	Feb. 21, 2022	Feb. 21, 2012	223	$8,978
										Aggregate Market Value
										$8,978
Mr. Winter	Nov. 02, 2009	201	67	$29.64	Nov. 02, 2019	Nov. 02, 2009	47	$1,897
	Feb. 22, 2010	552	552	$31.41	Feb. 22, 2020	Feb. 22, 2010	94	$3,760
	Feb. 22, 2011	0	1,194	$31.74	Feb. 22, 2021	Feb. 22, 2011	194	$7,796
	Feb. 21, 2012	0	1,153	$31.56	Feb. 21, 2022	Mar. 06, 2012			323	$12,958
										Aggregate Market Value
										$26,411
Mr. Pintozzi	Feb. 06, 2004	164	0	$45.96	Feb. 06, 2014
	Feb. 22, 2005	452	0	$52.57	Feb. 22, 2015
	Feb. 21, 2006	448	0	$53.84	Feb. 21, 2016
	Feb. 21, 2006	297	0	$53.84	Feb. 21, 2016
	Feb. 20, 2007	439	0	$62.24	Feb. 20, 2017
	Feb. 26, 2008	784	0	$48.82	Feb. 26, 2018
	Feb. 27, 2009	460	411	$16.83	Feb. 27, 2019	Feb. 27, 2009	289	$11,615
	Feb. 22, 2010	386	386	$31.41	Feb. 22, 2020	Feb. 22, 2010	122	$4,882
	Feb. 22, 2011	0	779	$31.74	Feb. 22, 2021	Feb. 22, 2011	235	$9,449
	Feb. 21, 2012	0	885	$31.56	Feb. 21, 2022	Feb. 21, 2012	243	$9,766
										Aggregate Market Value
										$35,712
Mr. Chandra	Feb. 22, 2011	0	5,557	$31.74	Feb. 22, 2021	Feb. 22, 2011	903	$36,277
	Feb. 21, 2012	0	4,723	$31.56	Feb. 21, 2022	Mar. 06, 2012			1,321	$53,063
										Aggregate Market Value
										$89,340
Ms. Lees	Feb. 06, 2004	221	0	$45.96	Feb. 06, 2014
	Feb. 22, 2005	179	0	$52.57	Feb. 22, 2015
	Feb. 21, 2006	216	0	$53.84	Feb. 21, 2016
	Feb. 20, 2007	206	0	$62.24	Feb. 20, 2017
	Feb. 26, 2008	363	0	$48.82	Feb. 26, 2018
	Feb. 27, 2009	1,189	397	$16.83	Feb. 27, 2019	Feb. 27, 2009	279	$11,211
	Feb. 22, 2010	610	610	$31.41	Feb. 22, 2020	Feb. 22, 2010	64	$2,575
	Feb. 22, 2011	0	515	$31.74	Feb. 22, 2021	Feb. 22, 2011	467	$18,741
	Feb. 21, 2012	0	749	$31.56	Feb. 21, 2022	Feb, 21, 2012	617	$24,802
	Jun. 11, 2012	0	1,431	$33.90	Jun. 11, 2022	June 11, 2012			409	$16,448
										Aggregate Market Value
										$73,777

(1)

The options granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate’s common stock on the grant date. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the grant date. For options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the grant date. In each case, if there was no sale on the grant date, fair market value is calculated as of the last previous day on which there was a sale.

(2)

The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $168,738 (8,698 aggregate number exercisable), Mr. Merten $0 (0 aggregate number exercisable), Mr. Winter $6,950 (753 aggregate number exercisable), Mr. Pintozzi $14,121 (846 exercisable), Mr. Chandra $0 (0 aggregate number exercisable), and Ms. Lees $33,105 (1,799 aggregate number exercisable).

(3)

The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2012, for each of the named executives is as follows: Mr. Civgin $150,438 (13,913 aggregate number unexercisable), Mr. Merten $7,005 (814 aggregate number unexercisable), Mr. Winter $25,535 (2,966 aggregate number unexercisable), Mr. Pintozzi $27,155 (2,461 aggregate number unexercisable), Mr. Chandra $87,512 (10,280 aggregate number unexercisable), and Ms. Lees $34,367 (3,702 aggregate number unexercisable).

(4)

The restricted stock unit awards granted in 2012, 2011, and 2010 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.

(5)	Amount is based on the closing price of Allstate’s common stock of $40.17 on December 31, 2012.
(6)	The performance stock awards granted in 2012 vest in one installment on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal Year-End 2012

The following table summarizes the options exercised by the named executives during 2012 and the restricted stock unit awards that vested during 2012, allocated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York under the Service and Expense Agreement for 2012.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2012

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Civgin	0	0	580	19,541
Mr. Merten	0	0	0	0
Mr. Winter	0	0	94	2,954
Mr. Pintozzi	572	7,987	207	6,505
Mr. Chandra	0	0	0	0
Ms. Lees	54	523	103	3,259

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. Pension expense for each named executive under these plans has been accrued annually over the course of the executive’s career with Allstate. The aggregate amount of the annual accrual specifically allocated to Allstate Life of New York over that period of time has varied depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of accrual between Allstate Life of New York and the executive’s Allstate affiliated employer. Because the aggregate amount of such annual accruals earned prior to 2012 attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the present value of accumulated benefit provided for each named executive in the following table is the amount determined by multiplying the present value of such named executive’s accumulated pension benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Allstate Life of New York under the Service and Expense Agreement in 2012.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1)(2) ($)	Payments During Last Fiscal Year ($)
Mr. Civgin	Allstate Retirement Plan	4.3	914	0
	Supplemental Retirement Income Plan	4.3	3,502	0
Mr. Merten(3)	Allstate Retirement Plan	1.0	0	0
	Supplemental Retirement Income Plan	1.0	0	0
Mr. Winter	Allstate Retirement Plan	3.2	111	0
	Supplemental Retirement Income Plan	3.2	724	0
Mr. Pintozzi	Allstate Retirement Plan	10.3	2,729	0
	Supplemental Retirement Income Plan	10.3	3,237	0
Mr. Chandra(3)	Allstate Retirement Plan	2.0	724	0
	Supplemental Retirement Income Plan	2.0	1,678	0
Ms. Lees	Allstate Retirement Plan	24.7	66,357	0
	Supplemental Retirement Income Plan	24.7	37,592	0

(1)

These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. Accrued benefits were calculated as of December 31, 2012, and used to calculate the present value of accumulated benefits at December 31, 2012. December 31 is the pension plan measurement date used for financial statement reporting purposes.

The amounts listed in this column are based on the following assumptions:

•

Discount rate of 4.00%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 4.25% for the first five years, 6.0% for the next 15 years, and 6.75% for all years after 20 and the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2013 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate’s consolidated financial statements. (See note 17 to Allstate’s audited financial statements for 2012.)

•	Based on guidance provided by the Securities and Exchange Commission, we have assumed a normal retirement age of 65 under both the ARP and SRIP.

•	No assumption for early termination, disability, or pre-retirement mortality.
(2)

The figures reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives’ employment terminated on December 31, 2012, the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2012, is shown in the following table:

Name	Plan Name	Lump Sum Amount ($)
Mr. Civgin	Supplemental Retirement Income Plan	$3,181
Mr. Merten	Supplemental Retirement Income Plan	$0
Mr. Winter	Supplemental Retirement Income Plan	$679
Mr. Pintozzi	Supplemental Retirement Income Plan	$2,857
Mr. Chandra	Supplemental Retirement Income Plan	$1,355
Ms. Lees	Supplemental Retirement Income Plan	$42,914

The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2013, as required under the Pension Protection Act. Specifically, the interest rate for 2013 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2013 is the 2013 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.
(3)

As of December 31, 2012, Mr. Merten was not a participant and was not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan. As of December 31, 2012, Mr. Chandra was not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

Allstate Retirement Plan (ARP)

The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or the individual choices they made before a cash balance plan was introduced on January 1, 2003. Of the named executives, Messrs. Civgin, Merten, Winter, Pintozzi, and Chandra are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement age 65. Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they became ARP members and their years of service.

Ms. Lees has earned ARP benefits under the post-1988 final average pay formula which is the sum of the Base Benefit and the Additional Benefit, defined as follows:

•	Base Benefit =1.55% of the participant’s average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

•

Additional Benefit =0.65% of the amount, if any, of the participant’s average annual compensation that exceeds the participant’s covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant’s years of vesting service as follows:

Cash Balance Plan Pay Credits
Vesting Service	Pay Credit %
Less than 1 year	0%
1 year, but less than 5 years	2.5%
5 years, but less than 10 years	3%
10 years, but less than 15 years	4%
15 years, but less than 20 years	5%
20 years, but less than 25 years	6%
25 years or more	7%

Supplemental Retirement Income Plan (SRIP)

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if Internal Revenue Code limits did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP.

Credited Service; Other Aspects of the Pension Plans

As has generally been Allstate’s practice, no additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP.

For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to Allstate’s 401(k) plan and Allstate’s cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant’s cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

Timing of Payments

Age 65 is the earliest retirement age that a named executive may retire with full retirement benefits under the ARP and SRIP. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of vesting service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, only Ms. Lees is eligible for an early retirement benefit.

As defined in the SRIP, SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at the normal retirement age of 65. Pre 409A SRIP Benefits may be payable at age 50 or later if disabled, following early retirement at age 55 or older with 20 years of vesting service, or following death, in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death, in accordance with the terms of the SRIP.

Eligible employees are vested in the normal ARP and SRIP retirement benefit on the earlier of the completion of five years of service or upon reaching age 65 (for participants with final average pay benefits) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula). The following SRIP payment dates assume a retirement or termination date of December 31, 2012:

•	Mr. Civgin’s Post 409A SRIP Benefit would be paid on January 1, 2017, or following death. Mr. Civgin will turn 65 on May 17, 2026.

•	Mr. Merten’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Merten will turn 65 on June 25, 2039.

•	Mr. Winter’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Mr. Winter will turn 65 on January 22, 2022.

•

Mr. Pintozzi’s Pre 409A SRIP Benefit would be payable as early as January 1, 2013, or following death. Mr. Pintozzi’s Post 409A SRIP Benefit would be paid on January 1, 2021, or following death. Mr. Pintozzi will turn 65 on May 18, 2030.

•	Mr. Chandra’s Post 409A SRIP Benefit is not currently vested, but would become payable following death. Mr. Chandra will turn 65 on October 2, 2042.

•

Ms. Lees’s Pre 409A SRIP Benefit would be payable as early as January 1, 2013, or following death or disability. Ms. Lees’s Post 409A SRIP Benefit would be paid on July 1, 2013, or following death. Ms. Lees will turn 65 on September 13, 2022.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of the named executives in 2012. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

The aggregate amount of the annual accrual specifically allocated to Allstate Life of New York over each named executive’s career with Allstate has varied depending on the extent of services rendered by such executive to Allstate Life of New York and the arrangements in place at the time of accrual between Allstate Life of New York and the executive’s Allstate affiliated employer. Because the aggregate earnings and balance attributable to services rendered to Allstate Life of New York by each named executive cannot be calculated without unreasonable effort, the aggregate earnings and aggregate balance provided for each named executive in the following table is the amount determined by multiplying the value of such named executive’s non-qualified deferred compensation benefit for services rendered to Allstate and all of its affiliates over the course of such named executive’s career with Allstate by the percentage used for allocating such named executive’s compensation to Allstate Life of New York under the Service and Expense Agreement in 2012.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2012

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Civgin	0	0	0	0	0
Mr. Merten	0	0	0	0	0
Mr. Winter	0	0	0	0	0
Mr. Pintozzi	0	0	0	0	0
Mr. Chandra	0	0	0	0	0
Ms. Lees	0	0	852	0	7,661

(1)	Aggregate earnings were not included in the named executive’s compensation in the last completed fiscal year in the Summary Compensation Table.
(2)	There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, Allstate allows employees, including the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($250,000 in 2012), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2012 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds’ investment returns net of administration and investment expenses. Because the rate of return is based on actual investment measures in Allstate’s 401(k) plan, no above market earnings are paid. Allstate’s Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance immediately upon separation from service or in one of the first through fifth years after separation from service. The named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. In addition, a named executive may elect an in-service withdrawal of his or her entire Pre 409A balance subject to forfeiture of 10% of such balance. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon proof of unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. The table describes equity granting practices for the 2012 equity incentive awards. To the extent prior practices are relevant they are described in the footnotes.

Compensation Elements
Termination Scenarios	Base Salary	Severance Pay	Annual Incentive(1)	Stock Options(1)(2)	Restricted Stock Units(1)(2)	Performance Stock Awards(1)(2)	Non-Qualified Pension Benefits(3)	Deferred Compensation(4)	Health, Welfare and Other Benefits
Termination(5)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Forfeited	Distributions commence per plan	Distributions commence per participant election	None
Retirement	Ceases Immediately	None	Pro rated for the year based on actual performance for the year with any discretionary adjustments(6)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, retirement continue to vest. All expire at earlier of five years or normal expiration. (7)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of retirement continue to vest. (7)	Awards granted more than 12 months before, and pro rata portion of awards granted within 12 months of retirement continue to vest and are paid out based on actual performance.(7)	Distributions commence per plan	Distributions commence per participant election	None
Termination due to Change- in-Control(8)	Ceases Immediately	Lump sum equal to two times salary and annual incentive at target(9)	Pro rated at target (reduced by any actually paid)	Awards vest upon qualifying termination after a CIC.	Awards vest upon qualifying termination after a CIC.(10)	Awards vest based on performance upon a qualifying termination after CIC. (11)	For named executives party to the CIC Plan or a change-in-control agreement, immediately payable upon a CIC	For named executives party to the CIC Plan or a change-in-control agreement, immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of welfare benefits continuation coverage for 18 months(12)
Death	One month salary paid upon death	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately	Vests and is payable immediately.(13)	Distributions commence per plan	Payable within 90 days	None
Disability	Ceases Immediately	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(14)	Vests and is payable immediately.(13)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan

(1)

Named executives who receive an equity award under the 2009 Equity Incentive Plan or an annual cash incentive award under the Annual Executive Incentive Plan after May 19, 2009, are subject to a non-solicitation covenant while they are employed and for the one-year period following termination of employment. If a named executive violates the non-solicitation covenant, Allstate’s Board of Directors or a committee of Allstate’s Board, to the extent permitted by applicable law, may recover compensation provided to the named executive including cancellation of outstanding awards or recovery of all or a portion of any gain realized upon vesting, settlement, or exercise of an award or recovery of all or a portion of any proceeds resulting from any disposition of shares received pursuant to an award if the vesting, settlement, or exercise of the award or the receipt of the sale proceeds occurred during the 12-month period prior to the violation.

(2)

Named executives who receive an equity award on or after February 21, 2012, that remains subject to a period of restriction or other performance or vesting condition, are subject to a non-compete provision while they are employed and for the two year period following termination of employment. If a named executive violates the non-competition covenant, Allstate’s Board of Directors or a committee of Allstate’s Board may, to the extent permitted by applicable law, cancel any or all of the named executive’s outstanding awards granted on or after February 21, 2012, that remain subject to a period of restriction or other performance or vesting condition as of the date on which the named executive first violated the non-competition provision.

(3)	See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.
(4)	See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.
(5)

Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(6)	Retirement for purposes of the Annual Executive Incentive Plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service.

(7)

This description is the treatment of equity awards granted after February 20, 2012. Retirement for purposes of all equity awards granted after February 20, 2012, is age 60 with five years of service or age 55 with 10 years of service. Historical retirement definitions and treatment for purposes of stock options and restricted stock units are as follows:

		Date of award prior to February 22, 2011	Date of award on or after February 22, 2011 and before February 21, 2012
Early Retirement	Definition	Age 55 with 20 years of service	Age 55 with 10 years of service
	Treatment	Unvested awards are forfeited. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.	Prorated portion of unvested awards continue to vest. Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

Normal Retirement	Definition	Age 60 with at least one year of service	Age 60 with at least one year of service
	Treatment	Unvested awards continue to vest and stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

•   Unvested awards not granted within 12 months of retirement continue to vest.

•   Prorated portion of unvested awards granted within 12 months of the retirement date continue to vest.

•   Stock options expire at the earlier of five years from the date of retirement or the expiration date of the option.

(8)

Messrs. Civgin and Winter and Ms. Lees are participants in Allstate’s change-in-control severance plan (CIC Plan). Mr. Pintozzi was party to a change-in-control agreement. On December 31, 2012, this change-in-control agreement terminated, and Mr. Pintozzi became a participant in the CIC Plan. No other named executive is a party to a change-in-control agreement or a participant in the CIC Plan. In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of Allstate’s Board of Directors; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, Messrs. Civgin, Winter, and Pintozzi and Ms. Lees become subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If Messrs. Civgin, Winter, or Pintozzi or Ms. Lees incur legal fees or other expenses in an effort to enforce the change-in-control plan, Allstate will reimburse him or her for these expenses unless it is established by a court that he or she had no reasonable basis for the claim or acted in bad faith.

(9)

For those named executives subject to either the change-in-control plan or a change-in-control agreement, severance benefits would be payable if a named executive’s employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan or agreement during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change-in-control plan or agreement, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive’s base compensation, authority, duties, or responsibilities, a material change in the geographic location where the named executive performs services, or, under Mr. Pintozzi’s agreement, a material breach of the agreement by Allstate.

Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, a pension enhancement was payable. The pension enhancement was a lump sum payment equal to the positive difference, if any, between (a) the sum of the lump-sum values of each maximum annuity that would have been payable to the named executive under any defined benefit plan (whether or not qualified under Section 401(a) of the Internal Revenue Code) if the named executive had (i) become fully vested in all such benefits, (ii) attained as of the named executive’s termination date an age that is two years greater than the named executive’s actual age, (iii) accrued a number of years of service that is two years greater than the number of years of service actually accrued by the named executive as of the named executive’s termination date, and (iv) received a lump-sum severance benefit consisting of two times base salary, two times annual incentive cash compensation calculated at target, plus the 2011 annual incentive cash award as covered compensation in equal monthly installments during the two-year period following the named executive’s termination date, and (b) the lump-sum values of the maximum annuity benefits vested and payable to the named executive under each defined benefit plan that is qualified under Section 401(a) of the Internal Revenue Code plus the aggregate amounts simultaneously or previously paid to the named executive under the defined benefit plans (whether or not qualified under Section 401(a)). The calculation of the lump sum amounts payable under this formula would not have impacted the benefits payable under the ARP or the SRIP.
(10)	Under Mr. Pintozzi’s change-in-control agreement which terminated on December 31, 2012, equity awards vested immediately upon a change-in-control.
(11)

For completed measurement periods with results certified by the Committee, the earned amount continues to vest. For open cycles, the Committee will determine the number of performance stock awards that continue to vest based on actual performance up to the change-in-control.

(12)

If a named executive’s employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive’s estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives. Through December 31, 2012, Mr. Pintozzi was eligible for subsidized continuation coverage, not a lump sum payment.

(13)	For completed measurement periods with results certified by the Committee, the earned amount is paid. For open cycles, the payout is target number of performance stock awards.
(14)	If a named executive’s employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits payable to each named executive upon termination, calculated in a manner consistent with the allocation of compensation expenses to Allstate Life of New York under the Service and Expense Agreement for 2012, that would exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2012 annual cash incentive award and any 2012 salary earned but not paid in 2012 due to Allstate’s payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2012, employment termination date.

Name	Severance ($)		Stock Options— Unvested and Accelerated ($)		Restricted Stock Units— Unvested and Accelerated ($)		Performance Stock Awards— Unvested and Accelerated ($)		Welfare Benefits and Outplacement Services ($)		Total ($)
Mr. Civgin
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	132,300		150,438		107,478		68,937		1,550	(5)	460,703
Death	0		150,438		107,478		68,937		0		326,853
Disability	0		150,438		31,627		68,937		329,845	(6)	580,847
Mr. Merten
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		7,005	(7)	8,978	(7)	0	(7)	0		15,983
Death	0		7,005		8,978		0		0		15,983
Disability	0		7,005		8,978		0		69,406	(6)	85,389
Mr. Winter
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	22,712	(4)	25,535		13,453		17,278		303	(5)	79,281
Death	0		25,535		13,453		17,278		0		56,266
Disability	0		25,535		7,796		17,278		56,350	(6)	106,959
Mr. Pintozzi
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	39,643		27,155		35,712		0		460	(5)	102,970
Death	0		27,155		35,712		0		0		62,867
Disability	0		27,155		19,215		0		0	(6)	46,370
Mr. Chandra
Termination/ Retirement(2)	0		0		0		0		0		0
Termination due to Change-in-Control(3)	0		87,511	(7)	36,277	(7)	70,748	(7)	0		194,536
Death	0		0		36,277		70,748		0		107,025
Disability	0		0		36,277		70,748		644,389	(6)	751,414
Ms. Lees
Termination/ Retirement(2)	0		12,571		30,055		12,221		0		54,847
Termination due to Change-in-Control(3)	116,014		34,366	(7)	57,329	(7)	21,930	(7)	2,686	(5)	232,325
Death	0		34,366		57,329		21,930		0		113,625
Disability	0		34,366		43,543		21,930		0	(6)	99,839

(1)	A “0” indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.
(2)	As of December 31, 2012, only Ms. Lees was eligible to retire in accordance with Allstate’s policy and the terms of its equity incentive compensation and benefit plans.

(3)

The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2012. Performance stock awards are paid out based on actual performance; the 2012-2014 cycle includes one year at maximum and two years at target for purposes of this table. Equity awards granted prior to 2012 and Mr. Pintozzi’s 2012 equity award immediately vest upon a change-in-control. The amounts payable to each named executive in event of a change in control would be as follows:

Name	Stock Options— Unvested and Accelerated ($)	Restricted Stock Units— Unvested and Accelerated ($)	Total— Unvested and Accelerated ($)
Mr. Civgin	110,814	107,478	218,292
Mr. Merten	0	0	0
Mr. Winter	15,604	13,453	29,057
Mr. Pintozzi	27,155	35,712	62,867
Mr. Chandra	46,845	36,277	83,122
Ms. Lees	18,944	32,527	51,471

Beginning with awards granted in 2012 to all named executives other than Mr. Pintozzi, equity awards do not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive’s non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2012 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.
(4)	Under the change-in-control plan, severance benefits for Mr. Winter were reduced by $6,288 to avoid the imposition of excise taxes and maximize the severance benefit available under the plan.
(5)

The Welfare Benefits and Outplacement Services amounts for Messrs. Civgin, Winter, and Pintozzi and Ms. Lees include the cost to provide certain welfare benefits to each of them and their respective families during the eligibility period for continuation coverage under applicable law. The amount shown reflects Allstate’s costs for these benefits or programs assuming an 18-month continuation period. The allocated value of outplacement services is $840 for Mr. Civgin, $160 for Mr. Winter, $253 for Mr. Pintozzi, and $1,420 for Ms. Lees.

(6)

The named executives who participate in the long-term disability plan are eligible to participate in Allstate’s supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 60% of the named executive’s qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the basic plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65. Mr. Pintozzi and Ms. Lees did not participate in the long term disability plan.

(7)

Messrs. Merten and Chandra did not have change-in-control agreements in place and were not participants in the CIC Plan. However, pursuant to the terms of their equity awards, unvested stock options and restricted stock units would vest immediately upon a qualifying termination following a change-in-control.

Risk Management and Compensation

A review and assessment of potential compensation-related risks was conducted by Allstate’s chief risk officer and reviewed by the compensation and succession committee of Allstate. Allstate believes that its compensation policies and practices are appropriately structured, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. Allstate believes that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. The Allstate Board and its audit committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation’s exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee of Allstate employs an independent compensation consultant each year to review and assess Allstate’s executive pay levels, practices, and overall program design.

Performance Measures for 2012

Information regarding Allstate’s performance measures is disclosed in the limited context of Allstate’s annual cash incentive awards and performance stock awards and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

The following are descriptions of the performance measures used for Allstate’s annual cash incentive awards for 2012 and performance stock awards for the 2012-2014 cycle, which may be applied to compensation of Allstate Life of New York’s named executives. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in Allstate’s financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which Allstate’s executives have little influence or control, such as financial market conditions. The compensation and succession committee of Allstate reviews and assesses the measures used each year to ensure alignment with incentive compensation objectives.

Annual Cash Incentive Award Performance Measures for 2012

Adjusted Operating Income: This measure is used to assess financial performance. It is equal to net income adjusted to exclude the after tax effects of the items listed below:

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Restructuring or related charges.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•

Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

•	Catastrophe losses. Catastrophes are defined and reported in The Allstate Corporation annual report on Form 10-K.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

Total Premiums: This measure is used to assess growth within the Allstate Protection and Allstate Financial businesses. It is equal to the sum of Allstate Protection premiums written and Allstate Financial premiums and contract charges as adjusted and described below.

Allstate Protection premiums written is equal to the Allstate Protection segment net premiums written adjusted to replace the actual amount of ceded reinsurance premium written for Allstate’s voluntary reinsurance programs and dispositions, if any, with the amount included in the target. Voluntary reinsurance programs include all reinsurance placed through the reinsurance market including through reinsurance brokers and investment bankers, and catastrophe treaties, facultative and quota share agreements, catastrophe bonds, and other types of arrangements. Allstate Protection premiums written is reported in management’s discussion and analysis in the annual report on Form 10-K.

Allstate Financial premiums and contract charges is equal to life and annuity premiums and contract charges reported in the consolidated statement of operations adjusted to exclude premiums and contract charges related to structured settlement annuities.

Net Investment Income: This measure is used to assess the financial operating performance provided from investments. It is equal to net investment income as reported in the consolidated statement of operations, adjusted to eliminate the effects of differences between actual monthly average assets under management (actual AUM) and the monthly average assets under management assumed in determining the company’s performance measure target for net investment income (target AUM). It also excludes amounts for prepayment fees to be consistent with the incentive measure target.

Actual net investment income is adjusted by the amount equal to the amount of net investment income included in the company’s performance measure target divided by the target AUM times the difference between the target and actual amounts of AUM. The net investment income actual result was decreased because the actual AUM was above the target AUM.

Actual AUM equals the average of the thirteen month end total investments, including the beginning and end of the annual period, as reported in the consolidated statement of financial position, adjusted to exclude the unrealized gain (loss) for fixed income, equity, short term securities, and securities lending assets for each month.

Performance Stock Award Performance Measures for 2012-2014 cycle

Annual Adjusted Operating Income Return on Equity: This measure is used to assess financial performance. The annual adjusted operating income return on equity is calculated as the ratio of annual adjusted operating income divided by the average of stockholder’s equity excluding unrealized net capital gains and losses at the beginning and at the end of the year.

Annual adjusted operating income is equal to net income adjusted to exclude the after tax effects of the items listed below.

•

Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•	Valuation changes on embedded derivatives that are not hedged (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs).

•	Business combination expenses and the amortization of purchased intangible assets.

•	Gains and losses on disposed operations.

•

Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•	Underwriting results of the Discontinued Lines and Coverages segment.

•	Prepayment fees (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) to be consistent with the incentive measure target.

In addition in computing annual adjusted operating income ROE, catastrophe losses will be adjusted to reflect a minimum or maximum amount of after-tax catastrophe losses if actual after-tax catastrophe losses are less than $1.1 billion or exceed $1.6 billion. In the 2012 measurement period after tax catastrophe losses were $1.5 billion and did not require adjustment. Catastrophe losses are defined and reported in The Allstate Corporation annual report on Form 10-K.

Net Income: Net income will be calculated as reported in The Allstate Corporation annual report on Form 10-K financial statements.

Director Compensation

The following table summarizes the compensation of each of Allstate New York’s non-employee directors during 2012 for his or her services as a member of the Allstate New York Board and its committees. The non-employee directors each received an annual retainer of $13,500 and the chair of the Operations Review Committee received an additional annual retainer of $1,500. Additionally, they each received a fee of $2,250 for each Board meeting attended throughout the year and a fee of $750 for each meeting they attended as members of the Board’s Operations Review Committee, Investment Committee, or Audit Committee.

All other Allstate New York directors are employees of Allstate or its subsidiaries. These directors receive no compensation for their service as directors in addition to their compensation as employees of Allstate New York, Allstate, or their subsidiaries.

Name of Non-Employee Director(1)	Fees Earned or Paid in Cash ($)	Total ($)
Ms. Alazraki	22,500	22,500
Mr. Johnson(2)	24,000	24,000
Mr. O’Brien(3)	26,250	26,250
Mr. Raben(4)	25,500	25,500
Ms. Slater	22,500	22,500

(1)	Each of these directors is a member of the Operations Review Committee.
(2)	Chair of the Operations Review Committee.
(3)	Audit Committee member.
(4)	Investment Committee member.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of Allstate New York does not have a compensation committee. All compensation decisions are made by The Allstate Corporation, as the ultimate parent company of Allstate New York. No executive officer of Allstate New York served as a member of the compensation committee of another entity for which any executive officer served as a director for Allstate New York.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners.

The following table shows the number of Allstate Life of New York shares owned by any beneficial owner who owns more than five percent of any class of Allstate Life of New York’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	Allstate Life Insurance Company 3100 Sanders Road, Northbrook, IL 60062	100,000	100%
N/A	Allstate Insurance Company 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A
N/A	Allstate Insurance Holdings, LLC 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A
N/A	The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062	Indirect voting and investment power of shares owned by Allstate Life Insurance Company	N/A

Security Ownership of Directors and Executive Officers.

The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer of Allstate Life of New York individually, and by all executive officers and directors of Allstate Life of New York as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or prior to May 10, 2013 and restricted stock units for which restrictions expire on or prior to May 10, 2013. The percentage of Allstate shares of common stock beneficially owned by any Allstate Life of New York director, named executive officer or by all directors and executive officers of Allstate Life of New York as a group does not exceed 1%. The following share amounts are as of March 11, 2013. As of March 11, 2013, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock units for which restrictions expire on or prior to May 10, 2013 — Included in Column (a) (b)
Marcia D. Alazraki	200	0
Anurag Chandra	35,726	30,532
Don Civgin	447,979	408,130
Angela K. Fontana	12,092	10,775
Cleveland Johnson, Jr.	48	0
Wilford J. Kavanaugh	100	0
Susan L. Lees	71,270	55,530
Jesse E. Merten	193	0
Kenneth R. O’Brien	900	0
Samuel H. Pilch	277,302	230,218
John C. Pintozzi	153,796	134,552
John R. Raben, Jr.	925	0
Phyllis Hill Slater	0	0
Mary C. Springberg	23,560	20,494
Matthew E. Winter	223,058	203,197
All directors and executive officers as a group	1,320,877	1,173,389

Item 11(n).	Transactions with Related Persons, Promoters and Certain Control Persons.

Transactions with Related Persons.

This table describes certain intercompany agreements involving amounts greater than $120,000 between Allstate Life of New York and the following companies:

•	Allstate Life Insurance Company (“ALIC”), the direct parent of Allstate Life of New York;
•	Allstate Insurance Company (“AIC”), an indirect parent of Allstate Life of New York; and
•	The Allstate Corporation (“AllCorp”), the ultimate indirect parent of Allstate Life of New York.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year		Related Person(s) involved in the transaction and the approximate dollar value of the amount of the Related Person’s interest in the transaction
			ALIC	AIC	AllCorp
Tax Sharing Agreement among The Allstate Corporation and certain affiliates dated as of November 12, 1996.	2010 2011 2012	(113,770,599)[2] 2,845,812[2,3] 261,856,736[2]	(621,234,096) 71,718,284 (51,081,452)	647,559,256 42,900,789 402,335,848	(146,676,325) (142,533,135) (133,557,504)
Cash Management Services Master Agreement between Allstate Insurance Company, Allstate Bank (aka Allstate Federal Savings Bank), and certain affiliates dated March 16, 1999, as amended by Amendment No.1 effective January 5, 2001, and Amendment No. 2 entered into November 8, 2002, between Allstate Insurance Company, Allstate Bank and Allstate Motor Club, Inc., and as supplemented by the Premium Depository Service Supplement dated as of September 30, 2005, the Variable Annuity Service Supplement dated November 10, 2005, and the Sweep Agreement Service Supplement dated as of October 11, 2006.	2010 2011 2012	967,620[3] 240,284[3] 0[10]	76,166[4] 17,229[4] 0[10]	694,117[4] 174,548[4] 0[10]	N/A
Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004, as amended by Amendment No. 1 effective January 1, 2009, and as supplemented by New York Insurer Supplement to Amended and Restated Service and Expense Agreement between Allstate Insurance Company, The Allstate Corporation, Allstate Life Insurance Company of New York and Intramerica Life Insurance Company, effective March 5, 2005.	2010 2011 2012	3,619,106,706 3,618,090,094[5] 4,010,414,793[5]	175,950,701[5] 171,247,884[5] 206,609,277[5]	1,823,391,816[5] 1,706,778,729[5] 1,675,534,870[5]	4,191,150[5] 7,255,192[5] 10,233,063[5]
Intercompany Loan Agreement among The Allstate Corporation, Allstate Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.	2010 2011 2012	149,971,764 399,830,632[6] 0[7]	149,971,764[6] 0[7] 0[7]	149,971,764[6] 399,830,632[6] 0[7]	149,971,764 399,830,632[6] 0[7]
Agreement for the Settlement of State and Local Tax Credits among Allstate Insurance Company and certain affiliates effective January 1, 2007.	2010 2011 2012	835,435 1,391,107 0	236,540[8] 205,904[8] 0	474,132[8] 1,095,601[8] 0	N/A

[1]	Each identified Related Person is a Party to the transaction.
[2]	Total amounts paid to the Internal Revenue Service.
[3]	Total fees collected for all bank accounts covered under the transaction
[4]	Fees paid under the transaction
[5]	Gross amount of expense received under the transaction
[6]	Amount loaned and repaid
[7]	No loans outstanding at year end
[8]	Value of transfer transaction
[9]	Net reinsurance expense
[10]	No transactions in 2012

Reinsurance Agreements between Allstate Life Insurance Company and Allstate Life Insurance Company of New York: Reinsurance Agreement effective January 1, 1984, as amended by Amendment No. 1 effective September 1, 1984, Amendment No.2 effective January 1, 1987, Amendment No.3 effective October 1, 1988, Amendment No.4 effective January 1, 1994, Amendment No.5 effective December 31, 1995, Amendment No. 6 effective December 1, 2007, and Amendment No. 7; Assumption Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective July 1, 1984; Reinsurance Agreement effective January 1, 1986, as amended by Amendment No. 1 effective December 31, 1995 and Amendment No. 2 effective December 1, 1995; Reinsurance Agreement effective January 1, 1991, as amended by Amendment No. 1 effective December 31, 1995; Stop Loss Reinsurance Agreement effective December 31.	2010 2011 2012	(27,988,981) [9] (6,682,876) [9] 111,523,048[9]	(27,988,981)[9] (6,682,876)[9] (10,577,108)[9]	N/A	N/A
Assignment and Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company.	2010 2011 2012	10,459,692[5] 14,875,149[5] 10,741,767[5]	1,658,404[5] 7,085,880[5] 4,042,532[5]	0[5] 0[5] 0[5]	0[5] 0[5] 0[5]
Investment Advisory Agreement and Amendment to Services Agreement as of January 1, 2002 between Allstate Insurance Company, Allstate Investments, LLC and Allstate Life Insurance Company of New York	2010 2011 2012	9,670,558[5] 9,850,648[5] 12,095,533[5]	0[5] 0[5] 0[5]	0[5] 0[5] 0[5]	0[5] 0[5] 0[5]

Policies and Procedures for Review and Approval of Related Person Transactions:

All intercompany agreements to which Allstate Life of New York is a party are approved by Allstate Life of New York’s Board of Directors as well as by the board of any other affiliate of The Allstate Corporation which is a party to the agreement. Intercompany agreements are also submitted for approval to the New York State Insurance Department, Allstate Life of New York’s domestic regulator pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Allstate Life of New York’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Allstate Life of New York, all directors and executive officers of Allstate Life of New York are subject to the Allstate Code of Ethics (“Code”). The Code includes a written conflict of interest policy that was adopted by the Board of Directors of the Allstate Corporation, the ultimate parent company of Allstate Life of New York. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Allstate, or in a business that has a relationship with Allstate, must be disclosed to Human Resources. Human Resources will work with representatives from the Law Department, including Enterprise Business Conduct, to determine whether an actual conflict of interest exists. Each director and executive officer must sign a Code of Ethics certification annually.

Independence Standards for Directors

Outside directors of Allstate New York are subject to independence standards based on New York insurance law. Generally, these independence standards require that an independent director cannot be an employee or a beneficial owner of a controlling interest in Allstate Life of New York or any other affiliate of The Allstate Corporation. Applying these independence standards, Ms. Alazraki, Mr. Johnson, Mr. O’Brien, Mr. Raben, and Ms. Slater are independent.

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this S-1 registration statement, Allstate Life of New York has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Allstate Life of New York has been determined that Ms. Alazraki, Mr. Johnson, Mr. O’Brien, Mr. Raben, and Ms. Slater are considered to be independent.

Other Information

A section entitled “Experts” is added to your prospectus as follows:

Experts

The financial statements and the related financial statement schedules included herein have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

Legal Matters

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate New York’s right to issue such Contracts under applicable state insurance law, have been passed upon by Angela K. Fontana, General Counsel of Allstate New York.

Principal Underwriter

Allstate Distributors, LLC (“ADLLC”) serves as the principal underwriter and distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC, an affiliate of Allstate Life Insurance Company of New York, is a wholly owned subsidiary of Allstate Life Insurance Company. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

Administration

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) whereby, PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with se 2 , inc., of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby se 2 , inc. provides certain business process outsourcing services with respect to the Contracts. se 2 , inc. may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2012, consisted of the following: Keane BPO, LLC (administrative services) located at 100 City Square, Boston, MA 02129; RR Donnelly Global Investment Markets (compliance printing and mailing) located at 111 South Wacker Drive, Chicago, IL 60606; Jayhawk File Express, LLC (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; Co-Sentry.net, LLC (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; Convey Compliance Systems, Inc. (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Spangler Graphics, LLC (compliance mailings) located at 29305 44th Street, Kansas City, KS 66106; Veritas Document Solutions, LLC (compliance mailings) located at

913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; EquiSearch Services, Inc. (lost shareholder search) located at 11 Martime Avenue, Suite 665, White Plains, NY 10606; ZixCorp Systems, Inc. (email encryption) located at 2711 N. Haskell Ave., Suite 2300, Dallas, TX 75204; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

                        SUPPLEMENT, DATED JULY 6, 2011,
                  TO THE PROSPECTUS FOR YOUR VARIABLE ANNUITY
                                   ISSUED BY

                        ALLSTATE LIFE INSURANCE COMPANY
                  ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of August 19, 2011 (the Closure Date), the following variable sub-accounts available in your Variable Annuity will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

Invesco V.I. Basic Value Fund-Series I
Invesco V.I. Basic Value Fund-Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                       Supplement, dated October 18, 2010,
                   to the Prospectus for your Variable Annuity
                                    Issued by

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

This supplement amends the prospectus for your Variable Annuity contract issued by Allstate Life Insurance Company or Allstate Life Insurance Company of New
York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-accounts available in the above-referenced Variable Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-accounts as of the Closure Date:

                Invesco V.I. Capital Appreciation Fund--Series I
                Invesco V.I. Capital Appreciation Fund--Series II

Contract owners who have contract value invested in these variable sub-accounts as of the Closure Date may continue to submit additional investments into the variable sub-accounts thereafter, although they will not be permitted to invest in the variable sub-accounts if they withdraw or otherwise transfer their entire contract value from the variable sub-accounts following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-accounts as of the Closure Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          LINCOLN BENEFIT LIFE COMPANY

                   Supplement, dated October 18, 2010, to the
                    following Prospectuses, as supplemented:

                      Allstate Provider, dated May 1, 2002
                       Premier Planner, dated May 1, 2004

This supplement amends the above-referenced prospectuses for certain Variable
Annuity contracts issued by Allstate Life Insurance Company or Allstate Life
Insurance Company of New York or Lincoln Benefit Life Company, as applicable.

Effective as of November 19, 2010 (the Closure Date), the following variable sub-account available in the Allstate Provider and Premier Planner Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in the variable sub-account as of the Closure Date:

              Goldman Sachs VIT Strategic International Equity Fund

Contract owners who have contract value invested in this variable sub-account as of the Closure Date may continue to submit additional investments into the variable sub-account thereafter, although they will not be permitted to invest in the variable sub-account if they withdraw or otherwise transfer their entire contract value from the variable sub-account following the Closure Date.
Contract owners who do not have contract value invested in the variable sub-account as of the Closure Date will not be permitted to invest in this variable sub-account thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closure.

If you have any questions, please contact your financial representative or our
Variable Annuity Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

   Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                   Allstate Life Insurance Company of New York

                        Supplement Dated August 31, 2010
                  to the following Prospectus, as supplemented:

     The Custom Portfolio Variable Annuity Prospectus, dated April 30, 2005

We are issuing this supplement to announce that the Delaware VIP Trend Series is expected to merge into the Delaware VIP Smid Cap Growth Series in October 2010.

To reflect this merger, all references and information relating to the Delaware
VIP Trend Series are hereby deleted as of the merger date. To further reflect this merger, the section entitled "Investment Alternatives: The Variable
Sub-Accounts" is amended by adding the Delaware VIP Smid Cap Growth Series to the table of available Portfolios, and denoting that the Portfolio seeks capital appreciation.

If you have any questions, please contact your financial representative or our
Annuities Service Center at (800) 457-8207. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you.

                         ALLSTATE LIFE INSURANCE COMPANY
                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

                         Supplement Dated July 23, 2010
                 To the following Prospectuses, as supplemented

                 Allstate Provider Prospectus, dated May 1, 2002
                 Allstate Provider Prospectus, dated May 1, 2004
                Custom Portfolio Prospectus, dated April 30, 2005
                    STI Classic Prospectus, dated May 1, 2003
                 SelectDirections Prospectus, dated May 1, 2003
                SelectDirections Prospectus, dated April 30, 2005

This supplement amends certain disclosure contained in the above-referenced prospectuses for certain variable annuity contracts issued by Allstate Life
Insurance Company or Allstate Life Insurance Company of New York, as applicable.

Effective as of August 30, 2010 (the Closure Date), the following variable sub-accounts available, as applicable, in the above-referenced Variable
Annuities will be closed to all contract owners except those contract owners who have contract value invested in either of these variable sub-accounts as of the
Closure Date:

                 Oppenheimer High Income Fund/VA (Initial Class)
          Oppenheimer Small- & Mid-Cap Growth Fund/VA (Initial Class)*

Contract owners who have contract value invested in either of these variable sub-accounts as of the Closure Date may continue to submit additional investments into the respective variable sub-account thereafter, although they will not be permitted to invest in the respective variable sub-account if they withdraw or otherwise transfer their entire contract value from the respective variable sub-account following the Closure Date. Contract owners who do not have contract value invested in the respective variable sub-account as of the Closure
Date will not be permitted to invest in these variable sub-accounts thereafter.

Dollar cost averaging and/or auto-rebalancing, if elected by a contract owner, will not be affected by the closures.

If you have any questions, please contact your financial representative or our
Annuities Service Center at (800) 457-7617. Our representatives are available to assist you from 7:30 a.m. to 5 p.m. Central time.

Please read the prospectus supplement carefully and then file it with your important papers. No other action is required of you

* Note: Oppenheimer Small- & Mid-Cap Growth Fund/VA was formerly known as
  Oppenheimer MidCap Fund/VA.

                       Supplement Dated December 31, 2009
                   To the Prospectus for Your Variable Annuity
                                    Issued By
                         Allstate Life Insurance Company
                   Allstate Life Insurance Company of New York
                          Lincoln Benefit Life Company

This supplement amends the prospectus for your variable annuity contract issued by Allstate Life Insurance Company, Allstate Life Insurance Company of New York,
or Lincoln Benefit Life Company.

The following provision is added to your prospectus:

WRITTEN REQUESTS AND FORMS IN GOOD ORDER. Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in "good order."
Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

If you have any questions, please contact your financial representative or call our Customer Service Center at 1-800-457-7617. If you own a Putnam contract, please call 1-800-390-1277.

     For future reference, please keep this supplement together with your prospectus.

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                        Supplement dated August 14, 2009
                 To the following Prospectuses, as supplemented:

                 Allstate Provider, Prospectus Dated May 1, 2002
                SelectDirections, Prospectus Dated April 30, 2005
               AIM Lifetime Plus, Prospectus Dated April 30, 2005
              AIM Lifetime Plus II, Prospectus Dated April 30, 2005
                Custom Portfolio, Prospectus Dated April 30, 2005

This prospectus supplement amends certain disclosure contained in the prospectuses referenced above for your variable annuity contract issued by
Allstate Life Insurance Company of New York ("Allstate New York").

The "Annual Reports and Other Documents" Section is deleted and replaced with the following:

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission ("SEC") recently adopted rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 12h-
7 exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. Each of the variable annuities described in the prospectuses referenced above fall within the exemption provided under rule 12h-7. Allstate
New York is hereby providing notice that it is electing to rely on the exemption provided under rule 12h-7 effective as of the date of this prospectus supplement or as soon as possible thereafter, and will be suspending filing reports under the Exchange Act.

The SEC allows us to "incorporate by reference" information that we file with the SEC into this prospectus supplement which means that incorporated documents are considered part of this prospectus supplement. We can disclose important information to you by referring you to those documents. This prospectus supplement incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 18, 2009, and our Quarterly
Report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on
May 12, 2009.

Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 758565,
Topeka, KS 66675-8565 or by calling 1-800-457-8207. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see http://www.sec.gov).

                   Allstate Life Insurance Company of New York

                               AIM Lifetime Plus

                              AIM Lifetime Plus II

                       Allstate Provider Variable Annuity

                                Custom Portfolio

                               Select Directions

                       Supplement, dated May 1, 2009

This supplement amends certain disclosure contained in the prospectus for certain annuity contracts issued by Allstate Life Insurance Company of New York.

Under the "More Information" section, the subsection entitled "Legal Matters" is deleted and replaced with the following:

LEGAL MATTERS

Certain matters of state law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under applicable state insurance law, have been passed upon by Susan L. Lees, General
Counsel of Allstate New York.

The "Annual Reports and Other Documents" section is deleted and replaced with the following:

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate Life Insurance Company of New York ("Allstate New York") incorporates by reference into the prospectus its latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by its latest annual report, including filings made on
Form 10-Q and Form 8-K. In addition, all documents subsequently filed by
Allstate New York pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
Act also are incorporated into the prospectus by reference. Allstate New York will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Allstate New York, P.O. Box 70178,
Philadelphia, PA 19176 or by calling 1-877-234-8688. Allstate New York files periodic reports as required under the Securities Exchange Act of 1934. The public may read and copy any materials that Allstate New York files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C.
20549. The public may obtain information on the operation of the Public
Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an
Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC (see
http://www.sec.gov).

EXPERTS

In the prospectus for Allstate Provider Variable Annuity, the section entitled
"Experts" is deleted.

AIM LIFETIME PLUS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") has issued the
AIM Lifetime Plus(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include the fixed account ("FIXED
ACCOUNT") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate
Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following funds
("FUNDS") of AIM Variable Insurance Funds (Series I shares):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

*    Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

**   Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.

                THE SECURITIES AND EXCHANGE
                COMMISSION HAS NOT APPROVED
                OR DISAPPROVED THE
                SECURITIES DESCRIBED IN
                THIS PROSPECTUS, NOR HAS IT
                PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS
                PROSPECTUS. ANYONE WHO
                TELLS YOU OTHERWISE IS
                COMMITTING A FEDERAL CRIME.

                THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
IMPORTANT       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
 NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                THE CONTRACTS ARE NOT FDIC INSURED.

                THE CONTRACTS WERE ONLY
                AVAILABLE IN NEW YORK, BUT
                ARE NO LONGER AVAILABLE FOR
                SALE.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov) You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        13
     Transfers                                                                15
  Expenses                                                                    17
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:                                                           24
     Allstate New York                                                        24
     The Variable Account                                                     24
     The Funds                                                                24
     The Contract                                                             25
     Non-Qualified Annuities Held Within a Qualified Plan                     25
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE
CONTRACTS WERE FIRST OFFERED                                                  35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" and/or "us")                                       1, 24
Anniversary Values                                                            22
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
*Contract                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         6
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Funds                                                                         24
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                       12
Issue Date                                                                     6
Market Value Adjustment                                                    5, 14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              24
Variable Sub-Account                                                          12

*    The AIM Lifetime Plus(SM) Variable Annuity is a group contract, and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE                         PAYMENTS You can purchase a Contract with as
                                 little as $5,000 ($2,000 for "QUALIFIED
                                 CONTRACTS", which are Contracts issued with
                                 qualified plans). You can add to your Contract
                                 as often and as much as you like, but each
                                 payment must be at least $500 ($100 for
                                 automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract by returning it to
                                 us within 10 days after receipt ("CANCELLATION
                                 PERIOD"). Upon cancellation, as permitted by
                                 federal or state law, we will return your
                                 purchase payments adjusted to reflect the
                                 investment experience of any amounts allocated
                                 to the Variable Account. The adjustment will
                                 reflect the deduction of mortality and expense
                                 risk charges and administrative expense
                                 charges.
-------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.45% of average daily net assets

                                 .    Annual contract maintenance charge of $35
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 19 investment alternatives
ALTERNATIVES                     including:

                                 .    the Fixed Account (which credits interest
                                      at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account, or to find out how the Variable
                                 Sub-Accounts have performed, please call us at
                                 1-800-692-4682.
-------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years).
-------------------------------------------------------------------------------
DEATH BENEFITS                   If you or the Annuitant (if the Contract is
                                 owned by a non-living person) die before the
                                 PAYOUT START DATE, we will pay the death
                                 benefit described in the Contract.
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. Transfers to the Fixed Account
                                 must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "CONTRACT YEAR," which we measure from
                                 the date we issue your contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at anytime during the Accumulation Phase.
                                 Full or partial withdrawals are available under
                                 limited circumstances on or after the Payout
                                 Start Date.

                                 In general, you must withdraw at least $50 at a
                                 time. ($1,000 for withdrawals made during the
                                 Payout Phase.) Withdrawals taken prior to
                                 annuitization (referred to in this prospectus
                                 as the Payout Phase) are generally considered
                                 to come from the earnings in the Contract
                                 first. If the Contract is tax-qualified,
                                 generally all withdrawals are treated as
                                 distributions of earnings. Withdrawals of
                                 earnings are taxed as ordinary income and, if
                                 taken prior to age 59 1/2, may be subject to an
                                 additional 10% federal tax penalty. A
                                 withdrawal charge and MARKET VALUE ADJUSTMENT
                                 also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 20. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date              Accumulation Phase       Date                Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

Number of Complete Years Since We Received the Purchase Payment    0    1    2    3    4    5    6     7+
Being Withdrawn
-----------------------------------------------------------------------------------------------------------
Applicable Charge                                                  7%   6%   5%   4%   3%   2%   1%    0%
-----------------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                                $35.00**
-----------------------------------------------------------------------------------------------------------
Transfer Fee                                                                     $10.00***
-----------------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 10% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
-------------------------------------------------------------------------------

FUND ANNUAL EXPENSES
(as a percentage of Fund average daily net assets) (1)

The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the
Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                              ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                 0.75%     1.16%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3  Years   5  Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $842     $1,283     $1,746     $3,278
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $800     $1,158     $1,538     $2,866
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year   3  Years   5  Years   10 Years
-------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $302      $923      $1,566     $3,278
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $260      $798      $1,358     $2,866
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE
SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE ABOVE EXAMPLES ASSUME A MORTALITY AND EXPENSE RISK CHARGE OF 1.35%, AN
ADMINISTRATIVE EXPENSE CHARGE OF 0.10% AND AN ANNUAL CONTRACT CHARGE OF $35. THE
ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN THE EXPENSE TABLE
WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date we first offered the
Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) Variable Annuity is a contract between you, the
Contract owner, and Allstate New York, a life insurance company. As the Contract
Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies,
     and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Owner will be considered a non-living person for purpose of this section and the Death Benefit section. The maximum issue age of a Contract owner is age 90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract Owner is a living person you may change the Annuitant prior to the
Payout Start Date. In our discretion, we may permit you to designate a joint
Annuitant, who is a second person on whose life income payments depend, on the
Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract Owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed
Income Payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any Death
Benefit or guaranteed income benefit if there are no surviving primary
Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written

                                  9 PROSPECTUS

notice to change a Beneficiary, we are entitled to rely on the most recent
Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the Death Benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the Death Benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified
Contract). All subsequent Purchase Payments must be $500 or more. The maximum
Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment.
You may make Purchase Payments of at least $500 at any time prior to the Payout
Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make additional purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your
Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: P.O. BOX
82656, LINCOLN, NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time

                                  10 PROSPECTUS

(3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m.
Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next
Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account Options.
Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and any applicable charges that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value,

CONTRACT VALUE

Your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the sum of Sub-Account values in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE
THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the
Fund. You should carefully review the Fund prospectus before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital
 Fund - Series I          A I M ADVISORS, INC..
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series
 I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

*    A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

**   Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth
     Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach
     $200 million. During the closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the
     Fund.

***  Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will change to long-term growth of capital and current income.

**** The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S.
     Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic
     Trends Fund - Series I will change its name to AIM V.I. Demographic Trends
     Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT
RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE
FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND
ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL
RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed
Account. The Fixed Account supports our insurance and annuity obligations. The
Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed
Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each payment or transfer. If you do not select a Guarantee Period, we will assign the same period(s) you selected for your most recent purchase payment(s), if available.

Each purchase payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at
1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

                                  13 PROSPECTUS

HOW WE CREDIT INTEREST.

We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. At the end of the Guarantee Period, we will automatically renew the Guarantee Period value to a new Guarantee Period of the shortest duration available, to be established on the day the previous Guarantee Period expired, or to the Money
Market Variable Sub-account if no Guarantee Periods are available at the time of expiration of the previous Guarantee Period. Please consult with your representative. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a Guarantee Period of the shortest duration available or the Money Market Variable Sub-account. The new Guarantee Period will begin on the day the previous Guarantee Period ends.
Please consult with your representative. The new interest rate will be the rate in effect on the 1/ST/ day of the New Period; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee
Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more
Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, transfers, and amounts applied to an Income Plan from a Guarantee
Period, other than those taken or applied during the 30 day period after such
Guarantee Period expires, are

                                  14 PROSPECTUS

subject to a Market Value Adjustment. A Market Value Adjustment also will apply when you apply amounts currently invested in a Guarantee Period to an Income
Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the
Settlement Value described below in the "Death Benefit Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a
Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 18; or

..    to satisfy the IRS minimum distribution rules.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an
Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an
Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. on any Valuation Date using the
Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee
Period for 10 days or more, we will pay interest as required by applicable law.
Any interest would be payable from the date we receive the transfer request to the date we make the transfer. If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the

                                  15 PROSPECTUS

proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock
Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the
Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying
Fund, we will impose the trading limitations as described below under "Trading
Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a

                                  16 PROSPECTUS

result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. In addition, for Contracts issued on or after May 1,
2000, if we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will also restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable
Sub-Account, or the 1 year Guarantee Period of the Fixed Account, to any other
Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable
Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the
next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I.
Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation
Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract
Value allocated to the better performing segments.

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$35 contract maintenance charge from your Contract Value invested in each

                                  17 PROSPECTUS

Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account on a Contract Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.35%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Fund
Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 10% of purchase payments without paying the charge. Unused portions of this 10% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by;

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn by

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is
lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value
Adjustment. You should consult your

                                  18 PROSPECTUS

own tax counsel or other tax advisers regarding any withdrawals.

We reserve the right to waive the withdrawal charge with respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with ALFS, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8 above.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any
Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-
Account.

If you request a total withdrawal, we may require that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the
Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

                                  19 PROSPECTUS

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging or the Automatic Fund Rebalancing Programs.

Depending on fluctuations in the accumulation unit value of the Variable
Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the
Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce the Contract Value to less than
$1,000, we may treat it as a request to withdraw your entire Contract Value.
Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional
Purchase Payment to restore your Contract's value to the contractual minimum of
$1,000. Your Contract will terminate if you withdraw all of your Contract Value.
We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its
Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes. Your Contract will terminate if you withdraw all of your Contract Value.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan.
The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support the variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule,

                                  20 PROSPECTUS

longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn.
To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen; or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1)   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3)   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

                                  21 PROSPECTUS

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies; or

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving
Contract owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon death of an Annuitant, we will pay the death benefit to the current Contract owner.

We will not settle any death claim until we receive DUE PROOF OF DEATH.

We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit; or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death benefit; or

3.   the Contract Value on the DEATH BENEFIT ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, partial withdrawals and charges made since that Death Benefit Anniversary.
     A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th
     Contract Anniversaries are the first three Death Benefit Anniversaries; or

4.   the greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a
     Contract Anniversary, increased by purchase payments made since that
     Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract
     Anniversary prior to the earlier of: (i) the date we determine the death benefit; or (ii) the deceased's 75th birthday or 5 years after the Issue
     Date, if later.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

We will determine the value of the death benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death. If we receive a request after 4:00 p.m.
Eastern Time (3:00 p.m. Central Time) on a Valuation Date, we will process the request as of the end of the following Valuation Date.

DEATH BENEFIT PAYMENTS

If the new Owner is your spouse, the new Owner may:

1.   elect to receive the Death Benefit in a lump sum, or

2.   elect to apply the Death Benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    The life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options above, the Contract will continue in the Accumulation

                                  22 PROSPECTUS

Phase as if the death had not occurred. If the Contract is continued in the
Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Benefit over the
     Contract Value will be allocated to the Sub-Accounts of the Variable
     Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the Death Benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the new Owner is not your spouse but is a living person, the new Owner may:

1)   elect to receive the Death Benefit in a lump sum, or

2)   elect to apply the Death Benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options above, then the new
Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the Death Benefit (the next Valuation Date, if we receive the completed request for settlement of the Death Benefit after 3 p.m. Central
Time). Unless otherwise instructed by the new Owner, the excess, if any, of the
Death Benefit over the Contract Value will be allocated to the Money Market
Variable Sub-Account. The new Owner may exercise all rights as set forth in the
TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement
Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

If the new Owner is a corporation, trust, or other non-living person:

(a)  The new Owner may elect, within 180 days of the date of death, to receive the Death Benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death
     Benefit, the Contract Value under this option will be the Death Benefit.
     Unless otherwise instructed by the new Owner, the excess, if any of the
     Death Benefit over the Contract Value will be allocated to the Money Market
     Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

 If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is

                                  23 PROSPECTUS

a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the Death Benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the
     Death Benefit, the Contract Value under this option will be the Death
     Benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the
     Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Annuitant.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance
Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.
Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant.
We do not guarantee the investment performance of the Variable Account, its
Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

                                  24 PROSPECTUS

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the
1940 Act. We also may add new Variable Sub-Accounts that invest in underlying
Funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended
("EXCHANGE ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed .56%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account.

We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

                                  25 PROSPECTUS

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  27 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with

                                  29 PROSPECTUS

all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  32 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, 2940 S. 84TH STREET, LINCOLN, NE
68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING
FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

BASIC POLICY

For the period beginning January 1 and ending December 31,     1996     1997      1998      1999       2000
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.988
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.988  $    14.15
 Number of Units Outstanding, End of Period                       --        --        --    12,661      53,890
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   13.162
 Accumulation Unit Value, End of Period                           --        --        --  $ 13.162  $    12.43
 Number of Units Outstanding, End of Period                       --        --        --     6,382      24,499
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     8.82
 Number of Units Outstanding, End of Period                       --        --        --        --      11,309
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.855  $ 11.387  $ 12.739  $ 14.979  $   21.350
 Accumulation Unit Value, End of Period                      $11.387  $ 12.739  $ 14.979  $ 21.350  $    18.75
 Number of Units Outstanding, End of Period                    7,681   161,013   287,336   425,748     456,761
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $   11.655
 Accumulation Unit Value, End of Period                           --        --        --  $ 11.655  $    12.55
 Number of Units Outstanding, End of Period                       --        --        --     3,948      18,297
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.926  $ 11.699  $ 14.496  $ 18.243  $   24.138
 Accumulation Unit Value, End of Period                      $11.699  $ 14.496  $ 18.243  $ 24.138  $    20.33
 Number of Units Outstanding, End of Period                    5,371   167,625   361,890   645,133     674,689
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     --        --        --        --  $   10.000
 Accumulation Unit Value, End of Period                           --        --        --        --  $     7.89
 Number of Units Outstanding, End of Period                       --        --        --        --      32,307
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.086  $ 10.934  $ 11.789  $ 12.035  $   12.002
 Accumulation Unit Value, End of Period                      $10.934  $ 11.789  $ 12.035  $ 12.002  $    11.55
 Number of Units Outstanding, End of Period                    4,618    58,958   146,644   227,201     204,561
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.080  $ 10.164  $ 10.834  $ 11.829  $   11.189
 Accumulation Unit Value, End of Period                      $10.164  $ 10.834  $ 11.829  $ 11.189  $    12.15
 Number of Units Outstanding, End of Period                        0    39,009   301,983   108,494      99,531
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.892  $ 11.466  $ 14.338  $ 18.954  $   25.263
 Accumulation Unit Value, End of Period                      $11.466  $ 14.338  $ 18.954  $ 25.263  $    19.80
 Number of Units Outstanding, End of Period                    2,384    97,039   220,831   383,214     403,785
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --  $ 10.000  $    9.957
 Accumulation Unit Value, End of Period                           --        --        --  $  9.957  $     7.95
 Number of Units Outstanding, End of Period                       --        --        --     1,751         834

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.168  $ 11.953  $ 12.598  $ 14.340  $   21.914
 Accumulation Unit Value, End of Period                      $11.953  $ 12.598  $ 14.340  $ 21.914  $    15.90
 Number of Units Outstanding, End of Period                    5,404    85,934   136,898   220,690     245,480
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $10.023  $ 10.369  $ 10.745  $ 11.126  $   11.479
 Accumulation Unit Value, End of Period                      $10.369  $ 10.745  $ 11.126  $ 11.479  $    11.98
 Number of Units Outstanding, End of Period                    4,373    42,128    87,010   137,433      95,879
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 9.800  $ 11.090  $ 13.520  $ 17.644  $   22.589
 Accumulation Unit Value, End of Period                      $11.090  $ 13.520  $ 17.644  $ 22.589  $    19.00
 Number of Units Outstanding, End of Period                    5,921   180,440   405,246   987,076   1,000,356
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     --        --        --        --          --
 Accumulation Unit Value, End of Period                           --        --        --        --          --
 Number of Units Outstanding, End of Period                       --        --        --        --          --

For the period beginning January 1 and ending December 31,     2001      2002      2003      2004
--------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  14.15  $ 10.308  $  7.856  $  9.809
 Accumulation Unit Value, End of Period                      $ 10.308  $  7.856  $  9.809  $ 10.809
 Number of Units Outstanding, End of Period                    51,176    37,549    30,613    28,619
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $  12.43  $ 10.849  $  8.865  $ 10.167
 Accumulation Unit Value, End of Period                      $ 10.849  $  8.865  $ 10.167  $ 10.774
 Number of Units Outstanding, End of Period                    29,494    29,105    30,281    23,748
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.200  $  8.594  $ 11.319
 Accumulation Unit Value, End of Period                      $ 11.200  $  8.594  $ 11.319  $ 12.390
 Number of Units Outstanding, End of Period                     6,325    22,360    26,204    45,919
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   8.82  $  6.736  $  4.902  $  6.046
 Accumulation Unit Value, End of Period                      $  6.736  $  4.902  $  6.046  $  6.238
 Number of Units Outstanding, End of Period                     8,408    33,025    34,736    36,134
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  18.75  $ 14.176  $ 10.569  $ 13.491
 Accumulation Unit Value, End of Period                      $ 14.176  $ 10.569  $ 13.491  $ 14.178
 Number of Units Outstanding, End of Period                   393,890   342,465   300,657   272,332
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.55  $ 11.369  $  8.812  $ 11.757
 Accumulation Unit Value, End of Period                      $ 11.369  $  8.812  $ 11.757  $ 13.383
 Number of Units Outstanding, End of Period                    15,528    17,080    14,370    15,343
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  20.33  $ 15.460  $ 12.863  $ 15.774
 Accumulation Unit Value, End of Period                      $ 15.460  $ 12.863  $ 15.774  $ 16.941
 Number of Units Outstanding, End of Period                   590,855   490,936   436,022   385,401

                                  36 PROSPECTUS

AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   7.89  $  5.294  $  3.537  $  4.793
 Accumulation Unit Value, End of Period                      $  5.294  $  3.537  $  4.793  $  5.114
 Number of Units Outstanding, End of Period                    23,934    21,406    21,473    20,823
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.55  $ 11.788  $ 11.886  $ 12.797
 Accumulation Unit Value, End of Period                      $ 11.788  $ 11.886  $ 12.797  $ 13.248
 Number of Units Outstanding, End of Period                   179,226   153,878   158,069   118,523
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  12.15  $ 12.738  $ 13.759  $ 13.706
 Accumulation Unit Value, End of Period                      $ 12.738  $ 13.759  $ 13.706  $ 13.855
 Number of Units Outstanding, End of Period                   110,454   147,016    91,728    73,112
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.80  $ 12.901  $  8.777  $ 11.353
 Accumulation Unit Value, End of Period                      $ 12.901  $  8.777  $ 11.353  $ 12.110
 Number of Units Outstanding, End of Period                   338,025   291,782   263,392   237,475
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   7.95  $  7.443  $  6.908  $  8.717
 Accumulation Unit Value, End of Period                      $  7.443  $  6.908  $  8.717  $  9.558
 Number of Units Outstanding, End of Period                     4,833     5,236     4,236     4,779
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  15.90  $ 11.980  $  9.957  $ 12.665
 Accumulation Unit Value, End of Period                      $ 11.980  $  9.957  $ 12.665  $ 15.480
 Number of Units Outstanding, End of Period                   213,691   190,512   160,288   141,698
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.357  $  9.950  $ 12.486
 Accumulation Unit Value, End of Period                      $ 11.357  $  9.950  $ 12.486  $ 14.007
 Number of Units Outstanding, End of Period                     2,829    13,588    15,110    19,232
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  11.98  $ 12.231  $ 12.198  $ 12.092
 Accumulation Unit Value, End of Period                      $ 12.231  $ 12.198  $ 12.092  $ 12.000
 Number of Units Outstanding, End of Period                   151,830   129,079    84,943    46,009
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $  19.00  $ 16.376  $ 11.256  $ 13.877
 Accumulation Unit Value, End of Period                      $ 16.376  $ 11.256  $ 13.877  $ 14.466
 Number of Units Outstanding, End of Period                   881,690   685,598   606,188   538,069
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 11.090
 Number of Units Outstanding, End of Period                        --        --        --     4,500
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --  $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --  $ 12.230
 Number of Units Outstanding, End of Period                        --        --        --    61,438

*    The Contracts were first offered on October 14, 1996. The inception date of the following Variable Sub-Accounts is October 14, 1996: AIM V.I. Capital
     Appreciation - Series I Sub-Account, AIM V.I. Diversified Income - Series I
     Sub-Account, AIM V.I. Government Securities - Series I Sub-Account, AIM
     V.I. Growth - Series I Sub-Account, AIM V.I. Core Equity - Series I
     Sub-Account, AIM V.I. International Growth - Series I Sub-Account, AIM V.I.
     Money Market - Series I Sub-Account, AIM V.I. Premier Equity - Series I
     Sub-Account. The inception date of the AIM V.I. Aggressive Growth - Series
     I Sub-Account, AIM V.I. Balanced - Series I Sub-Account, AIM V.I. Capital
     Development - Series I Sub-Account, and AIM V.I. High Yield - Series I
     Sub-Account is October 25, 1999. The inception date of the AIM V.I. Blue
     Chip - Series I Sub-Account and AIM V.I. Dent Demographic Trends - Series I
     Sub-Account is January 3, 2000. The inception date of the AIM V.I. Basic
     Value - Series I Sub-Account and AIM V.I. Mid Cap Core Equity - Series I
     Sub-Account is October 1, 2001. The inception date of the AIM V.I.
     Technology - Series I Sub-Account and the AIM V.I. Utilities - Series I
     Sub-Account is October 15, 2004.The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.35% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-Account that invests in that Fund will be made.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year
Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract                $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of  Contract
 Year 3:
Step 2. Calculate the                     .10 X $10,000.00 = $1,000.00
 Preferred Withdrawal
 Amount:
Step 3. Calculate the                     I = 4.50%
 Market Value Adjustment:                 J = 4.20%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .042) X (2) = .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value
                                          Adjustment:

                                           = .0054 X ($11,411.66 - $1,000.00) = $56.22

Step 4. Calculate the                     .05 X ($10,000.00 - $1,000.00 + $56.22) = $452.81
 Withdrawal Charge:
Step 5. Calculate the                     $11,411.66 - $452.81 +  $56.22 = $11,015.07
 amount received by a
 Contract owner as a result
 of full withdrawal at the
 end of Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End   $10,000.00 X  (1.045)/3/ = $11,411.66
 of Contract Year 3:
Step 2. Calculate the Preferred           .10 X $10,000.00 = $1,000.00
 Withdrawal Amount:
Step 3. Calculate the Market Value        I = 4.50%
 Adjustment:                              J = 4.80%

                                              730 days
                                          N = -------- = 2
                                              365 days

                                          Market Value Adjustment Factor: .9 X (I - J) X N =
                                          .9 X (.045 - .048) X (2) = - .0054

                                          Market Value Adjustment = Market Value Adjustment
                                          Factor X Amount Subject to Market Value Adjustment:

                                           -.0054 X ($11,411.66 - $1,000.00) = $-56.22

Step 4. Calculate the Withdrawal Charge:  .05 X ($10,000.00 - $1,000.00 - $56.22) = $447.19
Step 5. Calculate the amount received by
 a Contract owner as a result of full
 withdrawal at the end of Contract Year
 3:                                       $11,411.66 - $447.19 - $56.22 = $10,908.25

                                  39 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  40 PROSPECTUS

AIM LIFETIME PLUS(SM) II VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the AIM Lifetime Plus(SM) II Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 21 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include 3 fixed account options

("FIXED ACCOUNT OPTIONS") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS")
of the Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each
Variable Sub-Account invests exclusively in shares of one of the following funds
("FUNDS") of AIM Variable Insurance Funds, Inc. (SERIES I SHARES):

AIM V.I. AGGRESSIVE GROWTH FUND - SERIES I           AIM V.I. GOVERNMENT SECURITIES FUND -
AIM V.I. BALANCED FUND - SERIES I*                    SERIES I
AIM V.I. BASIC VALUE FUND - SERIES I                 AIM V.I. GROWTH FUND - SERIES I
AIM V.I. BLUE CHIP FUND - SERIES I                   AIM V.I. HIGH YIELD FUND - SERIES I
AIM V.I. CAPITAL APPRECIATION FUND - SERIES I        AIM V.I. INTERNATIONAL GROWTH FUND -
AIM V.I. CAPITAL DEVELOPMENT FUND - SERIES I          SERIES I
AIM V.I. CORE EQUITY FUND - SERIES I                 AIM V.I. MID CAP CORE EQUITY FUND -
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND - SERIES I**    SERIES I
AIM V.I. DIVERSIFIED INCOME FUND - SERIES I          AIM V.I. MONEY MARKET FUND - SERIES I
                                                     AIM V.I. PREMIER EQUITY FUND - SERIES I
                                                     AIM V.I. TECHNOLOGY FUND - SERIES I
                                                     AIM V.I. UTILITIES FUND - SERIES I

*    Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I.

**   Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site
(http:www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site (http:\\www.sec.gov).

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
                       OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS
                       PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU
                       OTHERWISE IS COMMITTING A FEDERAL CRIME.

IMPORTANT NOTICES      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                       THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                       CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS WERE ONLY AVAILABLE IN NEW YORK, BUT ARE NO
                       LONGER AVAILABLE FOR SALE.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account Options                                                13
     Transfers                                                                15
  Expenses                                                                    18
  Other Expenses                                                              19
  Access To Your Money                                                        19

                                                                            PAGE
                                                                            ----
  Income Payments                                                             20
  Death Benefits                                                              22
OTHER INFORMATION
  More Information:
     Allstate New York                                                        25
     The Variable Account                                                     25
     The Funds                                                                25
     The Contract                                                             26
     Non-Qualified Annuities Held Within a Qualified Plan                     26
     Legal Matters                                                            26
  Taxes                                                                       27
  Annual Reports and Other Documents                                          34
APPENDIX A-ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS
OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST
OFFERED                                                                       35
APPENDIX B-MARKET VALUE ADJUSTMENT                                            39
 STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                        41

--------------------------------------------------------------------------------

                                  2 PROSPECTUS

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We and/or "Us")                                        1, 25
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Fund Rebalancing Program                                            17
Beneficiary                                                                    9
Cancellation Period                                                            4
Contract*                                                                     26
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     22
Dollar Cost Averaging Option                                                  13
Dollar Cost Averaging Program                                                 17
Due Proof of Death                                                            22
Enhanced Death Benefit Option                                                 23

                                                                            PAGE
                                                                            ----
Fixed Account Options                                                         13
Funds                                                                         25
Guarantee Periods                                                             13
Income Plans                                                                  20
Investment Alternatives                                                        4
Issue Date                                                                     6
Market Value Adjustment                                                       14
Payout Phase                                                                   6
Payout Start Date                                                             20
Preferred Withdrawal Amount                                                   18
Right to Cancel                                                               10
SEC                                                                            1
Settlement Value                                                              22
Systematic Withdrawal Program                                                 20
Tax Qualified Contracts                                                       30
Treasury Rate                                                                 15
Valuation Date                                                                10
Variable Account                                                              25
Variable Sub-Account                                                          12

*    The AIM Lifetime Plus(SM) II Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with an initial
                                 purchase payment of $5,000 ($2,000 for
                                 "QUALIFIED CONTRACTS," which are Contracts
                                 issued with QUALIFIED PLANS). You can add to
                                 your Contract as often and as much as you like,
                                 but each payment must be at least $500 ($100
                                 for automatic purchase payments to the variable
                                 investment options). You must maintain a
                                 minimum account size of $1,000.
-------------------------------------------------------------------------------

RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt ("CANCELLATION PERIOD"). Upon
                                 cancellation, as permitted by federal or state
                                 law, we will return your purchase payments
                                 adjusted to reflect the investment experience
                                 of any amounts allocated to the Variable
                                 Account. The adjustment will reflect the
                                 deduction of mortality and expense risk charges
                                 and administrative expense charges.
-------------------------------------------------------------------------------

EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.10% of average daily net Assets
                                      (1.30% if you select the ENHANCED DEATH
                                      BENEFIT OPTION)

                                 .    Annual contract maintenance charge of $35
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Fund pays expenses that you
                                 will bear indirectly if you invest in a
                                 Variable Sub-Account.
-------------------------------------------------------------------------------

INVESTMENT                       The Contract offers 21 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credit
                                      interest at rates we guarantee), and

                                 .    18 Variable Sub-Accounts investing in
                                      Funds offering professional money
                                      management by A I M Advisors, Inc.

                                 To find out current rates being paid on the
                                 Fixed Account Options, or to find out how the
                                 Variable Sub-Accounts have performed, please
                                 call us at 1-800-692-4682.

-------------------------------------------------------------------------------

SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 .    AUTOMATIC FUND REBALANCING PROGRAM

                                 .    AUTOMATIC ADDITIONS PROGRAM

                                 .    DOLLAR COST AVERAGING PROGRAM

                                 .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------

INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH                            BENEFITS If you or the Annuitant (if the
                                 Contract is owned by a non-living person) die
                                 before the PAYOUT START DATE, we will pay the
                                 death benefit described in the Contract. We
                                 also offer an Enhanced Death Benefit Option.
-------------------------------------------------------------------------------

TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each "CONTRACT YEAR," which we measure from
                                 the date we issue your contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------

WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals are
                                 available under limited circumstances on or
                                 after the Payout Start Date.

                                 In general, you must withdraw at least $50 at a
                                 time ($1,000 for withdrawals made during the
                                 Payout Phase.) Withdrawals in the Payout Phase
                                 are only available if the Payout Option is a
                                 Variable Income Payment using Guaranteed
                                 Payments for a Specified Period. Withdrawals
                                 taken prior to annuitization (referred to in
                                 this prospectus as the Payout Phase) are
                                 generally considered to come from the earnings
                                 in the Contract first. If the Contract is
                                 tax-qualified, generally all withdrawals are
                                 treated as distributions of earnings.

                                 Withdrawals of earnings are taxed as ordinary
                                 income and, if taken prior to age 59 1/2, may
                                 be subject to an additional 10% federal tax
                                 penalty. A withdrawal charge and MARKET VALUE
                                 ADJUSTMENT also may apply.
-------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 21 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Account Options. If you invest in the Fixed Account
Options, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 20. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date         Accumulation Phase        Date                   Payout Phase
---------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Fund expenses, please refer to the accompanying prospectuses for the Funds.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1      2   3    4     5    6     7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%    5%   4%   3%    2%   1%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of the Contract Value as of the beginning of the Contract Year without incurring a withdrawal charge or
     Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic fund rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES

(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

WITHOUT ENHANCED DEATH BENEFIT OPTION                                      1.00%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.10%
--------------------------------------------------------------------------------
WITH ENHANCED DEATH BENEFIT OPTION                                         1.20%
Mortality and Expense Risk Charge
--------------------------------------------------------------------------------
Administrative Expense Charge                                              0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                      1.30%
--------------------------------------------------------------------------------

FUND ANNUAL EXPENSES

(as a percentage of Fund average daily net assets) (1) The next table shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Funds may have agreed to waive their fees and/or reimburse Fund expenses in order to keep the Funds' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement.

More detail concerning each Fund's fees and expenses appears in the prospectus for each Fund.

                             ANNUAL FUND EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Fund Operating Expenses/(1)/
(expenses that are deducted from Fund assets,
which may include management fees, distribution
and/or services
(12b-1) fees, and
other expenses)                                                  0.75%    1.16%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Fund average daily net assets (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Fund fees and expenses. The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period,
     and

..    elected the Enhanced Death Benefit Option.

The first line of the example assumes that the maximum fees and expenses of any of the Funds are charged. The second line of the example assumes that the minimum fees and expenses of any of the Funds are charged. Your actual expenses may be higher or lower than those shown below.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

                                 1 Year   3 Years    5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Fund Expenses                     $797      $1,215    $1,658     $3,129
------------------------------------------------------------------------
Costs Based on Minimum Annual
Fund Expenses                     $755      $1,088    $1,447     $2,711
------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years   5 Years    10 Years
------------------------------------------------------------------------
Costs Based on Maximum
Annual Fund Expenses              $287      $877      $1,490     $3,129
------------------------------------------------------------------------
Costs Based on Minimum
Annual Fund Expenses              $245      $751      $1,280     $2,711
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE
SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY FUND EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE ABOVE EXAMPLES ASSUME THE ELECTION OF THE ENHANCED DEATH BENEFIT OPTION,
WITH A MORTALITY AND EXPENSE RISK CHARGE OF 1.20%, AN ADMINISTRATIVE EXPENSE
CHARGE OF 0.10% AND AN ANNUAL CONTRACT MAINTENANCE CHARGE OF $35. IF THE
ENHANCED DEATH BENEFIT HAS NOT ELECTED, THE EXPENSE FIGURES SHOWN ABOVE WOULD BE
SLIGHTLY LOWER. THE ABOVE EXAMPLES ASSUME TOTAL ANNUAL FUND EXPENSES LISTED IN
THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date we first offered the
Contracts. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The AIM Lifetime Plus(SM) II Variable Annuity is a contract between you, the
Contract Owner, and Allstate New York, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner or Annuitant dies,
     and

..    any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death
Benefit section. The maximum age of the oldest Contract owner cannot exceed age
90 as of the date we receive the completed application to purchase the Contract.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provision, if the sole surviving Contract Owner dies before the Payout Start Date (See section titled "Death Benefits" for details.) If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a
Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to

                                  9 PROSPECTUS

change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No Owner has the right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified
Contract). All subsequent Purchase Payments must be $500 or more. The maximum
Purchase Payment is $2,000,000 without prior approval. We reserve the right to change the minimum Purchase Payment and to change the maximum Purchase Payment.
You may make Purchase Payments of at least $500 at any time prior to the Payout
Start Date. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account Options) by automatically transferring amounts from your bank account. Please consult with your sales representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our servicing center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 2940 S. 84TH
STREET, LINCOLN, NE 68506-4142).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus.) You may return it by delivering it or mailing

                                  10 PROSPECTUS

it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed
Account Options. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. If your
Contract is qualified under ode Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the issue date, the Contract Value is equal to the initial purchase payment.
Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable
Sub-Accounts you have selected, plus the value of your investment in the Fixed
Account Options.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Fund in which the Variable Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date. We also determine a separate set of Accumulation Unit
Values reflecting the cost of the Enhanced Death Benefit Option described on page 23.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE
THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the
Fund. You should carefully review the Fund prospectuses before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.

SERIES I SHARES:        EACH FUND SEEKS*:               INVESTMENT ADVISOR
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
 Growth Fund - Series
 I**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund   As high a total return as
 - Series I***           possible, consistent with
                         preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital
 Fund - Series I         with a secondary objective of
                         current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
 Development Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Growth of capital                A I M ADVISORS, INC..
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
 Demographic Trends
 Fund - Series I****
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
 Income Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income
 Securities Fund -       consistent with reasonable
 Series I                concern for safety of
                         principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -  Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
 Growth Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
 Equity Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current
 Fund - Series I         income as is consistent with
                         the preservation of capital
                         and liquidity
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital
 Equity Fund - Series    with income as a secondary
 I                       objective
-------------------------------------------------------------------------------
AIM V.I. Technology     Capital growth
 Fund - Series I
-------------------------------------------------------------------------------
AIM V.I. Utilities      Capital growth and current
 Fund - Series I         income
-------------------------------------------------------------------------------

*    A Fund's investment objective(s) may be changed by the Fund's Board of
     Trustees without shareholder approval.

**   Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth
     Fund - Series I, the Fund may periodically suspend or limit the offering of its shares and it will be closed to new participants when Fund assets reach
     $200 million. During closed periods the Fund will accept additional investments from existing Contract owners maintaining an allocation in the
     Fund.

***  Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. In addition, the Fund's objective will cahnge to long-term growth of capital and current income.

***  The AIM V.I. Dent Demographic Trends Fund - Series I is sub-advised by H.S.
     Dent Advisors, Inc. Effective July 1, 2005, the AIM V.I. Dent Demographic
     Trends Fund - Series I will change its name to AIM V.I. Demographic Trends
     Fund - Series I. In addition, H.S. Dent Advisors, Inc. will no longer be the sub-advisor to the Fund effective June 30, 2005.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE FUNDS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE INVESTMENT
RISK THAT THE FUNDS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES. SHARES OF THE
FUNDS

                                  12 PROSPECTUS

ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK AND
ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL
RESERVE BOARD OR ANY OTHER AGENCY.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed
Account. You may choose from among 3 Fixed Account Options, including 2 DOLLAR
COST AVERAGING FIXED ACCOUNT OPTIONS ("DOLLAR COST AVERAGING OPTION"), and the
option to invest in one or more GUARANTEE PERIODS. The Fixed Account Options may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed
Account Option does not entitle you to share in the investment experience of the
Fixed Account.

DOLLAR COST AVERAGING OPTION. You may establish a Dollar Cost Averaging Program, as described on page 17, by allocating purchase payments to the Dollar Cost
Averaging Option either for 6 months (the "6 Month Dollar Cost Averaging
Option") or for 12 months (the "12 Month Dollar Cost Averaging Option"). Your purchase payments that you allocate to the Dollar Cost Averaging Option will earn interest for the period you select at the current rate in effect at the time of allocation. Rates may differ from those available for the Guarantee
Periods described below.

We will credit interest daily at a rate that will compound over the 6 or 12 month period to the annual interest rate we guaranteed at the time of allocation. You must transfer all of your money out of the 6 or 12 Month Dollar
Cost Averaging Options to other investment alternatives in equal monthly installments beginning within 30 days of allocation. The number of monthly installments must be no more than 6 for the 6 Month Dollar Cost Averaging
Option, and no more than 12 for the 12 Month Dollar Cost Averaging Option.

If we do not receive allocation instructions from you within one month of the date of the payment, the payment plus associated interest will be transferred to the Money Market Variable Sub-Account in equal monthly installments using the longest transfer period being offered at the time the Purchase Payment is made.

At the end of the applicable transfer period, any nominal amounts remaining in the Dollar Cost Averaging Option will be allocated to the Money Market Variable
Sub-Account.

You may not transfer funds from other investment alternatives to the Dollar Cost
Averaging Option.

Transfers out of the Dollar Cost Averaging Option do not count towards the 12 transfers you can make without paying a transfer fee.

We may declare different interest rates for different amounts allocated to the
Dollar Cost Averaging Option depending on when they were allocated. For current interest rate information, please contact your Financial Advisor or our Customer
Service unit at 1-800-692-4682.

GUARANTEE PERIODS

Each payment or transfer allocated to a Guarantee Period earns interest at a specified rate that we guarantee for a period of years. Guarantee Periods may range from 1 to 10 years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer. We reserve the right to limit the number of additional purchase payments that you may allocate to this Option. Please consult with your sales representative for more information. Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE
INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR
GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Allstate New York at
1-800-692-4682. The interest rates we credit for the Dollar Cost Averaging
Option will never be less than 3% annually.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                                  13 PROSPECTUS

The following example illustrates how a purchase payment allocated to a
Guarantee Period would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00

Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                    $10,920.25

Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66

Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
     $11,925.19

Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict current or future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   Take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   Instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment; or

4)   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, transfers, and amounts applied to an Income Plan from a Guarantee
Period, other than those taken or applied during the 30 day period after such
Guarantee Period expires, are subject to a Market Value Adjustment. A Market
Value Adjustment also will apply when you apply amounts currently invested in a
Guarantee Period to an Income Plan (unless applied during the 30 day period after such Guarantee Period expires). A Market Value Adjustment may apply in the calculation of the Settlement Value described below in the "Death Benefit
Amount" section below. We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a
Market Value Adjustment to a withdrawal you make:

                                  14 PROSPECTUS

..    within the Preferred Withdrawal Amount as described on page 18, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract. Death benefits will not be subject to a negative Market Value Adjustment.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an
Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an
Income Plan.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value into the Dollar
Cost Averaging Option. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer. Transfers you make as part of a Dollar Cost
Averaging Program or Automatic Fund Rebalancing Program do not count against the
12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 4:00 p.m. Eastern Time on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from the Fixed
Account Options for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

                                  15 PROSPECTUS

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time. In the event that the New York Stock
Exchange closes early, i.e., before 4:00 p.m. Eastern Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the
Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Fund and raise its expenses, which can impair Fund performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Funds also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying
Fund, we will impose the trading limitations as described below under "Trading
Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract Year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Fund or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Funds that they intend to restrict the purchase, exchange, or redemption of Fund shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Fund shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Funds that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Fund has indicated that the transfers interfere with Fund management or otherwise adversely impact the Fund; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Fund.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Fund may experience the adverse effects of market timing and excessive trading described above.

                                  16 PROSPECTUS

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S.
mail thereby refusing to accept transfer requests via telephone, facsimile,
Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable
Sub-Account, the Dollar Cost Averaging Option, or interest credited from the 3,
5, 7 or 10 year Guarantee Periods, to any Variable Sub-Account. The interval between transfers may be monthly, quarterly, semi-annually, or annually.
Transfers made through dollar cost averaging must be $50 or more. You may not use dollar cost averaging to transfer amounts into the Dollar Cost Averaging
Option.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC FUND REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account Options will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable
Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the
next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I.
Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Fund Rebalancing Program is available only during the Accumulation
Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract
Value allocated to the better performing segments.

                                  17 PROSPECTUS

EXPENSES

As a Contract owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$35 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

.. total purchase payments equal $50,000 or more, or

..    all money is allocated to the Fixed Account Options, as of the Contract
     Anniversary.

After the Payout Start Date, we will waive this charge if:

..    as of the Payout Start Date, the Contract Value is $50,000 or more, or

..    all income payments are fixed amount income payments.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.00%
of the average daily net assets you have invested in the Variable Sub-Accounts
(1.20% if you select the Enhanced Death Benefit Option). The mortality and expense risk charge is for all the insurance benefits available with your
Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional .20% for the
Enhanced Death Benefit Option to compensate us for the additional risk that we accept by providing the rider.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Fund Rebalancing
Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of the Contract Value as of the beginning of that Contract
Year without paying the charge. Unused portions of this 15% "PREFERRED
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract. Thus, for tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is

                                  18 PROSPECTUS

lower.We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; and

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals may be subject to tax penalties or income tax and a Market Value
Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Fund whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Funds. For a summary of current estimates of those charges and expenses, see pages 7-8.

We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 20.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any
Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account Options.
To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, we may request that you return your Contract to us. We also will deduct a Contract Maintenance Charge of $35, unless we have waived the Contract Maintenance Charge on your Contract.

Withdrawals taken prior to annuitization (referred to in this prospectus as the
Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

                                  19 PROSPECTUS

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Options for up to 6 months or shorter period if required by law. If we delay payment or transfer for 10 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. Systematic
Withdrawals are not available from the Dollar Cost Averaging Option. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Fund Rebalancing Program.

Depending on fluctuations in the accumulation unit value of the Variable
Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we may treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce the Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract value whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contact and give you at least 30 days in which to make an additional
Purchase Payment to restore your Contract's value to the contractual minimum of
$1,000. If we terminate your Contract, we will distribute to you its Contract
Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan.
The Payout Start Date must be no later than the Annuitant's 90th birthday.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.
Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will

                                  20 PROSPECTUS

continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn.
To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account Options on the
Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed Account Option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the
Fixed Account Options to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value
Adjustment, less applicable taxes to your Income Plan on the Payout Start Date.
If the Contract owner has not made any purchase payments for at least 3 years preceding the Payout Start Date, and either the Contract Value is less than
$2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

                                  21 PROSPECTUS

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. We calculate the fixed income payments by:

1)   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

2)   deducting any applicable premium tax; and

3)   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1.   any Contract owner dies or,

2.   the Annuitant dies, if the Contract owner is not a living person.

We will pay the death benefit to the new Contract owner who is determined immediately after the death. The new Contract owner would be a surviving
Contract owner or, if none, the Beneficiary(ies). In the case of the death of an
Annuitant, we will pay the death benefit to the current Contract owner. A request for payment of the death benefit must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

Where there are multiple beneficiaries, we will only value the death benefit at the time the first beneficiary submits the necessary documentation in good order. Any death benefit amounts attributable to any beneficiary which remain in the investment divisions are subject to investment risk.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1.   the Contract Value as of the date we determine the death benefit, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death benefit, or

3.   the sum of all purchase payments reduced by a withdrawal adjustment, as defined below, or

4.   the greatest of the Contract Value on each DEATH BENEFIT ANNIVERSARY prior to the date we determine the death benefit, increased by purchase payments made since that Death Benefit Anniversary and reduced by a withdrawal adjustment as defined below.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect deduction of any applicable withdrawal charges, contract maintenance charges, and premium taxes.

A "Death Benefit Anniversary" is every seventh Contract Anniversary during the
Accumulation Phase. For example, the 7th, 14th, and 21st Contract Anniversaries are the first three Death Benefit Anniversaries.

The "withdrawal adjustment" is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  is the withdrawal amount;

(b)  is the Contract Value immediately prior to the withdrawal; and

(c)  is the value of the applicable death benefit alternative immediately prior to the withdrawal.

Please see Appendix B to this prospectus, which contains examples of the application of the withdrawal adjustment.

We will determine the value of the death benefit as of the end of the Valuation
Date on which we receive a complete request for payment of the death benefit. If we receive a request after 4:00 p.m. Eastern Time on a Valuation Date,

                                  22 PROSPECTUS

we will process the request as of the end of the following Valuation Date.

ENHANCED DEATH BENEFIT OPTION

If the oldest Contract owner and Annuitant is less than or equal to age 80 as of the date we receive the completed application, the Enhanced Death Benefit
Option, is an optional benefit that you may select. If the Contract owner is a living individual, the Enhanced Death Benefit applies only for the death of the
Contract owner. If the Contract owner is not a living individual, the enhanced death benefit applies only for the death of the Annuitant. For Contracts with the Enhanced Death Benefit Rider, the death benefit will be the greatest of (1)
through (4) above, or (5) the Enhanced Death Benefit, described below. The
Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any state nonforfeiture laws which govern the Contract.

ENHANCED DEATH BENEFIT. The Enhanced Death Benefit on the Issue Date is equal to the initial purchase payment. On each Contract Anniversary, we will recalculate your Enhanced Death Benefit to equal the greater of your Contract Value on that date, or the most recently calculated Enhanced Death Benefit. We also will recalculate your Enhanced Death Benefit whenever you make an additional purchase payment or a partial withdrawal. Additional purchase payments will increase the
Enhanced Death Benefit dollar-for-dollar. Withdrawals will reduce the Enhanced
Death Benefit by an amount equal to a withdrawal adjustment computed in the manner described above under "Death Benefit Amount." In the absence of any withdrawals or purchase payments, the Enhanced Death Benefit will be the greatest of all Contract Anniversary Contract Values on or before the date we calculate the death benefit.

We will calculate ANNIVERSARY VALUES for each Contract Anniversary prior to the oldest Contract owner's or the oldest Annuitant's, if the Contract owner is not a living person, 85th birthday. After age 85, we will recalculate the Enhanced
Death Benefit only for purchase payments and withdrawals. The Enhanced Death
Benefit will never be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.

DEATH BENEFIT PAYMENTS

IF THE NEW OWNER IS YOUR SPOUSE, THE NEW OWNER MAY:

1.   elect to receive the death benefit in a lump sum, or

2.   elect to apply the death benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the
Contract is continued in the Accumulation Phase, the following restrictions apply:

..    On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received the completed request for settlement of the death benefit (the next Valuation Date, if we receive the completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the
     Contract Value will be allocated to the Sub-Accounts of the Variable
     Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for settlement of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

..    transfer all or a portion of the excess among the Variable Sub-Accounts;

..    transfer all or a portion of the excess into the Guaranteed Maturity Fixed
     Account and begin a new Guarantee Period; or

..    transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in your
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

IF THE NEW OWNER IS NOT YOUR SPOUSE BUT IS A LIVING PERSON, THE NEW OWNER MAY:

1)   elect to receive the death benefit in a lump sum, or

2)   elect to apply the death benefit to an Income Plan. Payments from the
     Income Plan must begin within 1 year of the date of death and must be payable throughout:

..    the life of the new Owner; or

                                  23 PROSPECTUS

..    for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

..    over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options then the new Owner must receive the Contract Value payable within 5 years of your date of death. The
Contract Value will equal the amount of the death benefit as determined as of the Valuation Date on which we received a completed request for settlement of the death benefit (the next Valuation Date, if we receive a completed request for settlement of the death benefit after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the
Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this
5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement
Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

IF THE NEW OWNER IS A CORPORATION, TRUST, OR OTHER NON-LIVING PERSON:

(a)  The new Owner may elect to receive the death benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the Death
     Benefit, the Contract Value under this option will be the death benefit.
     Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market
     Variable Sub-Account. The new Owner may exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase
     Payments may be added to the Contract under this election. Withdrawal
     Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date and the Contract Owner is a non-living person, the following apply:

(a)  The Contract Owner may elect to receive the death benefit in a lump sum; or

(b)  If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the
     Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the TRANSFERS provision during this 5 year period. No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

                                  24 PROSPECTUS

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, NY 11788-5107. Our service center located in Northbrook, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("ALLSTATE LIFE"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate Insurance
Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 18 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant.
We do not guarantee the investment performance of the Variable Account, its
Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE FUNDS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the
1940 Act. We also may add new Variable Sub-Accounts that invest in underlying
Funds. We will notify you in advance of any changes.

                                  25 PROSPECTUS

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.
It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Fund. The boards of trustees of these Funds monitor for possible conflicts among Variable Accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of trustees may require a Variable Account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc.* ("ALFS"), located at 3100 Sanders Road, Northbrook, IL
60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("EXCHANGE
ACT"), and is a member of the NASD.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8 1/2% of any purchase payments. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. A persistency bonus is not expected to exceed 1.2%, on an annual basis, of the purchase payments considered in connection with the bonus. These commissions are intended to cover distribution expenses. Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract owner records;

..    Contract owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator fr more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  26 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  27 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  28 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  29 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  30 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  31 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  32 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

                                  33 PROSPECTUS

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, 2940 S. 84TH STREET, LINCOLN, NE
68506-4142 (telephone: 1-800-692-4682).

                                  34 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITHOUT THE ENHANCED
DEATH BENEFIT OPTION

For the period beginning January 1 and ending December 31,      2000       2001      2002      2003       2004
-----------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   13.988  $  14.15  $  8.049  $  6.157   $  7.714
 Accumulation Unit Value, End of Period                      $    14.15  $  8.049  $  6.157  $  7.714   $  8.530
 Number of Units Outstanding, End of Period                      53,890   238,485   200,136   197,069    198,533
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $   13.162  $  12.43  $  8.541  $  7.003   $  8.060
 Accumulation Unit Value, End of Period                      $    12.43  $  8.541  $  7.003  $  8.060   $  8.571
 Number of Units Outstanding, End of Period                      24,499   329,610   320,917   290,941    274,548
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.210  $  8.632   $ 11.408
 Accumulation Unit Value, End of Period                              --  $ 11.210  $  8.632  $ 11.408   $ 12.532
 Number of Units Outstanding, End of Period                          --    38,643   120,510   141,541    146,383
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   10.000  $   8.82  $  6.784  $  4.955   $  6.133
 Accumulation Unit Value, End of Period                      $     8.82  $  6.784  $  4.955  $  6.133   $  6.349
 Number of Units Outstanding, End of Period                      11,309   507,018   549,430   546,965    519,012
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.350  $  18.75  $  7.233  $  5.411   $  6.932
 Accumulation Unit Value, End of Period                      $    18.75  $  7.233  $  5.411  $  6.932   $  7.311
 Number of Units Outstanding, End of Period                     456,761   284,137   242,299   241,264    226,743
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.655  $  12.55  $ 10.536  $  8.195   $ 10.971
 Accumulation Unit Value, End of Period                      $    12.55  $ 10.536  $  8.195  $ 10.971   $ 12.533
 Number of Units Outstanding, End of Period                      18,297    67,296    63,097    59,597     39,783
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   24.138  $  20.33  $  6.944  $  5.798   $  7.134
 Accumulation Unit Value, End of Period                      $    20.33  $  6.944  $  5.798  $  7.134   $  7.689
 Number of Units Outstanding, End of Period                     674,689   426,488   397,515   369,211    378,980
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $   10.000  $   7.89  $  5.332  $  3.575   $  4.861
 Accumulation Unit Value, End of Period                      $     7.89  $  5.332  $  3.575  $  4.861   $  5.205
 Number of Units Outstanding, End of Period                      32,307   191,409   143,535   156,869    137,352
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   12.002  $  11.55  $ 10.095  $ 10.214   $ 11.036
 Accumulation Unit Value, End of Period                      $    11.55  $ 10.095  $ 10.214  $ 11.036   $ 11.464
 Number of Units Outstanding, End of Period                     204,561    76,653    85,995    84,651     83,355
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.189  $  12.15  $ 11.357  $ 12.311   $ 12.306
 Accumulation Unit Value, End of Period                      $    12.15  $ 11.357  $ 12.311  $ 12.306   $ 12.484
 Number of Units Outstanding, End of Period                      99,531   187,943   248,521   167,459    152,610
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   25.263  $  19.80  $  5.446  $  3.718   $  4.826
 Accumulation Unit Value, End of Period                      $    19.80  $  5.446  $  3.718  $  4.826   $  5.166
 Number of Units Outstanding, End of Period                     403,785   302,438   270,471   271,832    265,169
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $    9.957  $   7.95  $  7.547  $  7.028   $  8.900
 Accumulation Unit Value, End of Period                      $     7.95  $  7.547  $  7.028  $  8.900   $  9.793
 Number of Units Outstanding, End of Period                         834    35,116    36,928   103,920     49,255

                                  35 PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   21.914  $  15.90  $  6.136  $  5.117   $  6.532
 Accumulation Unit Value, End of Period                      $    15.90  $  6.136  $  5.117  $  6.532   $  8.012
 Number of Units Outstanding, End of Period                     245,480   141,910   129,999   152,651    206,187
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --  $ 10.000  $ 11.367  $  9.994   $ 12.585
 Accumulation Unit Value, End of Period                              --  $ 11.367  $  9.994  $ 12.585   $ 14.167
 Number of Units Outstanding, End of Period                          --     3,984    21,093    31,766     29,472
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   11.479  $  11.98  $ 10.751  $ 10.759   $ 10.703
 Accumulation Unit Value, End of Period                      $    11.98  $ 10.751  $ 10.759  $ 10.703   $ 10.659
 Number of Units Outstanding, End of Period                      95,879   186,834   148,120   104,438     97,730
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $   22.589  $  19.00  $  7.602  $  5.243   $  6.487
 Accumulation Unit Value, End of Period                      $    19.00  $  7.602  $  5.243  $  6.487   $  6.786
 Number of Units Outstanding, End of Period                   1,000,356   623,432   589,373   560,684    523,477
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 11.117
 Number of Units Outstanding, End of Period                          --        --        --        --     36,911
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                              --        --        --        --   $ 12.259
 Number of Units Outstanding, End of Period                          --        --        --        --     53,862

*    The Contracts were first offered on January 17, 2000. All Variable
     Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core
     Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund -
     Series I, which were first offered on October 15, 2004. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.00% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-account that invests in that Portfolio will be made.

                                  36 PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED* WITH THE ENHANCED DEATH
BENEFIT OPTION

For the period beginning January 1 and ending December 31,     2000      2001      2002      2003       2004
--------------------------------------------------------------------------------------------------------------
AIM V.I. AGGRESSIVE GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.985  $  8.016  $  6.119   $  7.651
 Accumulation Unit Value, End of Period                      $ 10.985  $  8.016  $  6.119  $  7.651   $  8.444
 Number of Units Outstanding, End of Period                   102,502   198,010   219,455   202,257    178,359
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.729  $  8.506  $  6.960   $  7.995
 Accumulation Unit Value, End of Period                      $  9.729  $  8.506  $  6.960  $  7.995   $  8.485
 Number of Units Outstanding, End of Period                    75,164   345,629   371,207   354,606    328,989
AIM V.I. BASIC VALUE - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.204  $  8.610   $ 11.357
 Accumulation Unit Value, End of Period                            --  $ 11.204  $  8.610  $ 11.357   $ 12.451
 Number of Units Outstanding, End of Period                        --    17,531    51,089    59,320     55,305
AIM V.I. BLUE CHIP - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.837  $  6.757  $  4.924   $  6.083
 Accumulation Unit Value, End of Period                      $  8.837  $  6.757  $  4.924  $  6.083   $  6.285
 Number of Units Outstanding, End of Period                   177,304   474,975   497,574   476,681    449,033
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.513  $  7.203  $  5.378   $  6.876
 Accumulation Unit Value, End of Period                      $  9.513  $  7.203  $  5.378  $  6.876   $  7.237
 Number of Units Outstanding, End of Period                   131,409   235,836   252,981   236,372    215,174
AIM V.I. CAPITAL DEVELOPMENT - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 11.566  $ 10.493  $  8.145   $ 10.883
 Accumulation Unit Value, End of Period                      $ 11.566  $ 10.493  $  8.145  $ 10.883   $ 12.407
 Number of Units Outstanding, End of Period                     7,338    19,877    20,402    17,651     16,020
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.080  $  6.915  $  5.762   $  7.077
 Accumulation Unit Value, End of Period                      $  9.080  $  6.915  $  5.762  $  7.077   $  7.612
 Number of Units Outstanding, End of Period                   136,401   356,510   352,466   321,497    297,145
AIM V.I. DENT DEMOGRAPHIC TRENDS - SERIES I SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  7.902  $  5.310  $  3.554   $  4.822
 Accumulation Unit Value, End of Period                      $  7.902  $  5.310  $  3.554  $  4.822   $  5.153
 Number of Units Outstanding, End of Period                    78,274   164,204   168,918   142,509    127,214
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  9.833  $ 10.054  $ 10.152   $ 10.947
 Accumulation Unit Value, End of Period                      $  9.833  $ 10.054  $ 10.152  $ 10.947   $ 11.349
 Number of Units Outstanding, End of Period                     6,486    40,016    55,291    54,298     46,642
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.770  $ 11.311  $ 12.236   $ 12.207
 Accumulation Unit Value, End of Period                      $ 10.770  $ 11.311  $ 12.236  $ 12.207   $ 12.358
 Number of Units Outstanding, End of Period                    15,884    96,743   129,085   105,262     88,690
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.312  $  5.424  $  3.696   $  4.788
 Accumulation Unit Value, End of Period                      $  8.312  $  5.424  $  3.696  $  4.788   $  5.114
 Number of Units Outstanding, End of Period                   122,705   241,384   245,046   206,466    194,304
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.015  $  7.516  $  6.985   $  8.829
 Accumulation Unit Value, End of Period                      $  8.015  $  7.516  $  6.985  $  8.829   $  9.695
 Number of Units Outstanding, End of Period                    15,188    36,553    32,747    35,695     36,742

                                 37  PROSPECTUS

AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.096  $  6.110  $  5.086   $  6.479
 Accumulation Unit Value, End of Period                      $  8.096  $  6.110  $  5.086  $  6.479   $  7.931
 Number of Units Outstanding, End of Period                   108,706    96,654   102,940    94,381     87,589
AIM V.I. MID CAP CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --  $ 10.000  $ 11.361  $  9.969   $ 12.528
 Accumulation Unit Value, End of Period                            --  $ 11.361  $  9.969  $ 12.528   $ 14.075
 Number of Units Outstanding, End of Period                        --     3,675    19,816    26,343     26,487
AIM V.I. MONEY MARKET - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $ 10.468  $ 10.707  $ 10.694   $ 10.617
 Accumulation Unit Value, End of Period                      $ 10.468  $ 10.707  $ 10.694  $ 10.617   $ 10.552
 Number of Units Outstanding, End of Period                    15,332   121,447   140,442    81,551     72,126
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                $ 10.000  $  8.772  $  7.570  $  5.211   $  6.434
 Accumulation Unit Value, End of Period                      $  8.772  $  7.570  $  5.211  $  6.434   $  6.718
 Number of Units Outstanding, End of Period                   212,887   470,018   497,394   460,643    410,137
AIM V.I. TECHNOLOGY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 11.102
 Number of Units Outstanding, End of Period                        --        --        --        --     42,692
AIM V.I. UTILITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                      --        --        --        --   $ 10.000
 Accumulation Unit Value, End of Period                            --        --        --        --   $ 12.242
 Number of Units Outstanding, End of Period                        --        --        --        --     32,969

*    The Contracts were first offered on January 17, 2000. All Variable
     Sub-Accounts were first offered under the Contracts on January 17, 2000, except the AIM V.I. Basic Value Fund - Series I and AIM V.I. Mid Cap Core
     Equity Fund - Series I, which commenced operations on October 1, 2001, and the AIM V.I. Technology Fund - Series I and the AIM V.I. Utilities Fund -
     Series I, which were first offered on October 15, 2004. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.20% and an administrative charge of 0.10%.

**   Effective July 1, 2005, the AIM V.I. Balanced Fund-Series I will change its name to AIM V.I. Basic Balanced Fund-Series I. Effective July 1, 2005, a
     corresponding change in the name of the Variable Sub-Account that invests in that Fund will be made.

***  Effective July 1, 2005, the AIM V.I. Dent Demographic Trends Fund - Series
     I will change its name to AIM V.I. Demographic Trends Fund - Series I.
     Effective July 1, 2005, a corresponding change in the name of the Variable
     Sub-Account that invests in that Fund will be made.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period.

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used. If N is one year or less, J will be the 1-year
Treasury Rate.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:
..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  39 PROSPECTUS

                       EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000

Guarantee Period: 5 years

Treasury Rate (at the time the Guarantee Period was established): 4.50%

Assumed Net Annual Earnings Rate in Money Market Variable Sub-Account: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Free Withdrawal  15% X $10,000.00 X (1.045)/2/ = $1,638.04
 Amount:

Step 3. Calculate the Market Value     I = 4.50%
 Adjustment:                           J = 4.20%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9 X
                                       (I - J) X N = .9 X (.045 - .042) X
                                       (730/365) = .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value Adjustment
                                       = .0054 X ($11,411.66 - $1,638.04)
                                       = $52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 +
Charge:                                $52.78) = $420.74

Step 5. Calculate the amount received  $11,411.66 - $420.74 + $52.78 =
by a Contract owner as a result of     $11,043.70
full withdrawal at the end of
Contract Year 3:

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at    $10,000.00 X (1.045)/3/ = $11,411.66
End of Contract Year 3:

Step 2. Calculate the Preferred        .15 X $10,000.00 X (1.045)/2/ = $1,638.04
Withdrawal Amount:

Step 3. Calculate the Market Value     I = 4.5%
Adjustment:                            J = 4.8%

                                           730 days
                                       N = -------- = 2
                                           365 days

                                       Market Value Adjustment Factor: .9
                                       X (I - J) X N =
                                       .9 X (.045 - .048) X (730/365) =
                                       - .0054

                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject to Market Value
                                       Adjustment:
                                       = -.0054 X ($11,411.66 -
                                       $1,638.04)  = -$52.78

Step 4. Calculate the Withdrawal       .05 X ($10,000.00 - $1,638.04 -
Charge:                                $52.78) = $415.46

Step 5. Calculate the amount received  $11,411.66 - $415.46 - $52.78 =
by a Contract owner as a result of     $10,943.42
full withdrawal at the end of
Contract Year 3:

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS

THE CONTRACT

                              Purchase of Contracts

CALCULATION OF ACCUMULATION UNIT VALUES

NET INVESTMENT FACTOR

CALCULATION OF VARIABLE INCOME PAYMENTS

CALCULATION OF ANNUITY UNIT VALUES

GENERAL MATTERS

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                  Premium Taxes

                                  Tax Reserves

EXPERTS

FINANCIAL STATEMENTS

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

ALLSTATE PROVIDER VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-692-4682 PROSPECTUS DATED MAY 1, 2002

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("ALLSTATE NEW YORK") is offering the Allstate Provider Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 42 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives including 3 fixed account options
("FIXED ACCOUNT") and 39 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the
Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following mutual fund portfolios ("Portfolios"):

AIM Variable Insurance Funds             Franklin Templeton Variable Insurance
The Dreyfus Socially Responsible Growth     Products Trust (VIP)
   Products Trust Fund, Inc.             Goldman Sachs Variable Insurance Trust
Dreyfus Stock Index Fund                   (VIT)
Dreyfus Variable Investment Fund (VIF)   MFS Variable Insurance Trust
Fidelity Variable Insurance Products     The Universal Institutional Funds, Inc.
   Fund (VIP)

WE (ALLSTATE NEW YORK) have filed a Statement of Additional Information, May 1,
2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page D-1 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

            THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
            DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS IT
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANYONE WHO
            TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

            THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT HAVE
            RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY
IMPORTANT   EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT DEPOSITS OR
 NOTICES    OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL
            REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
            RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

            THE CONTRACTS ARE NOT FDIC INSURED.

            THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE

OVERVIEW
   Important Terms                                                             3
   The Contract at a Glance                                                    4
   How the Contract Works                                                      6
   Expense Table                                                               7
   Financial Information                                                      13

CONTRACT FEATURES
   The Contract                                                               13
   Purchases                                                                  14
   Contract Value                                                             15
   Investment Alternatives                                                    16
      The Variable Sub-Accounts                                               16
      The Fixed Account                                                       19
      Transfers                                                               22
   Expenses                                                                   23
   Access To Your Money                                                       25
   Income Payments                                                            26
   Death Benefits                                                             27

OTHER INFORMATION
   More Information:                                                          29
      ALLSTATE NEW YORK                                                       29
      The Variable Account                                                    29
      The Portfolios                                                          30
      The Contract                                                            29
      Tax Qualified Plans                                                     30
      Legal Matters                                                           30
   Taxes                                                                      31
   Annual Reports and Other Documents                                         36
   Performance Information                                                    36
   Experts                                                                    36
   APPENDIX A - MARKET VALUE ADJUSTMENT                                       37
   APPENDIX B - WITHDRAWAL ADJUSTMENT EXAMPLES                                39

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE

   Accumulation Phase                                                          6
   Accumulation Unit                                                          15
   Accumulation Unit Value                                                    15
   ALLSTATE NEW YORK ("We" or "Us")                                           29
   Anniversary Values                                                         28
   Annuitant                                                                  13
   Automatic Additions Program                                                14
   Automatic Portfolio Rebalancing Program                                    23
   Beneficiary                                                                13
   Cancellation Period                                                        14
   Contract*                                                                  29
   Contract Anniversary                                                        5
   Contract Owner ("You")                                                     13
   Contract Value                                                             15
   Contract Year                                                               4
   Death Benefit Anniversary                                                  27
   Dollar Cost Averaging Program                                              23
   Due Proof of Death                                                         28
   Fixed Accounts                                                             19
   Guarantee Periods                                                          19
   Income Plan                                                                26
   Investment Alternatives                                                    16
   Issue Date                                                                  6
   Market Value Adjustment                                                    21
   Payout Phase                                                                6
   Payout Start Date                                                           6
   Portfolios                                                                 30
   Preferred Withdrawal Amount                                                24
   Qualified Contracts                                                        33
   Right to Cancel                                                            14
   SEC                                                                         1
   Settlement Value                                                           27
   Systematic Withdrawal Program                                              25
   Treasury Rate                                                              21
   Valuation Date                                                             14
   Variable Account                                                           29
   Variable Sub-Account                                                       16

*    The Allstate Provider Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS   You can purchase a Contract with as little as $3,000 ($2,000 for a "QUALIFIED CONTRACT," which is a Contract issued with a qualified plan). You can add to your Contract as often and as much as you like, but each payment must be at least $100,
                    $500 for allocations to the Fixed Account. You must maintain a minimum account size of $1,000.

RIGHT TO CANCEL     You may cancel your Contract within 10 days after receipt
                    (60 days if you are exchanging another contract for the
                    Contract described in this prospectus) ("CANCELLATION
                    PERIOD"). Upon cancellation we will return your purchase
                    payments adjusted to the extent federal or state law permits to reflect the investment experience of any amounts
                    allocated to the Variable Account.

EXPENSES            You will bear the following expenses:

                    .    Total Variable Account annual fees equal to 1.25% of
                         average daily net assets

                    .    Annual contract maintenance charge of $30 (with certain
                         exceptions)

                    .    Withdrawal charges ranging from 0% to 7% of payment
                         withdrawn (with certain exceptions)

                    .    Transfer fee of $10 after 12th transfer in any CONTRACT
                         YEAR (fee currently waived)

                    .    State premium tax (New York currently does not impose
                         one).

                    In addition, each Portfolio pays expenses that you will bear indirectly if you invest in a Variable Sub-Account.

INVESTMENT          The Contract offers 42 investment alternatives including:
ALTERNATIVES

                    .    3 Fixed Account Options (which credit interest at rates
                         we guarantee), and

                    .    39 Variable Sub-Accounts investing in portfolios
                         ("Portfolios") offering professional money management
                         by:

                    .    A I M Advisors, Inc.

                    .    The Dreyfus Corporation

                    .    Fidelity Management & Research Company

                    .    Franklin Advisers, Inc.

                    .    Franklin Mutual Advisers, LLC

                    .    Goldman Sachs Asset Management

                    .    Goldman Sachs Asset Management International

                    .    MFS Investment Management/(R)/

                    .    Miller Anderson & Sherrerd, LLP

                    .    Morgan Stanley Asset Management

                    .    Oppenheimer Funds, Inc.

                    .    Templeton Global Advisors Limited

                    .    Templeton Investment Counsel, LLC

                    .    Templeton Asset Management LTD.

                    To find out current rates being paid on the Fixed Account, or to find out how the Variable Sub-Accounts have performed, please call us at 1-800-692-4682.

                                  4 PROSPECTUS

SPECIAL SERVICES    For your convenience, we offer these special services:

                    .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                    .    AUTOMATIC ADDITIONS PROGRAM

                    .    DOLLAR COST AVERAGING PROGRAM

                    .    SYSTEMATIC WITHDRAWAL PROGRAM

INCOME PAYMENTS     You can choose fixed income payments, variable income
                    payments, or a combination of the two. You can receive your income payments in one of the following ways:

                    .    life income with guaranteed payments

                    .    a joint and survivor life income with guaranteed
                         payments

                    .    guaranteed payments for a specified period (5 to 30
                         years)

DEATH BENEFITS      If you die before the PAYOUT START DATE, we will pay the
                    death benefit described in the Contract.

TRANSFERS           Before the Payout Start Date, you may transfer your Contract value ("CONTRACT VALUE") among the investment alternatives, with certain restrictions. Transfers to the Fixed Account
                    must be at least $500.

                    We do not currently impose a fee upon transfers. However, we reserve the right to charge $10 per transfer after the 12th transfer in each "CONTRACT YEAR," which we measure from the date we issue your Contract or a Contract anniversary
                    ("CONTRACT ANNIVERSARY").

WITHDRAWALS         You may withdraw some or all of your Contract Value at any time during the Accumulation Phase. Full or partial
                    withdrawals also are available under limited circumstances on or after the Payout Start Date.

                    In general, you must withdraw at least $50 at a time ($1,000 for withdrawals made during the Payout Phase). Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 40 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Accounts. If you invest in the Fixed Accounts, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 26. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                      Payout Start
Date            Accumulation Phase             Date             Payout Phase
----------   -----------------------   --------------------   ----------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any questions about how the
Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes because New York currently does not impose premium taxes on annuities. For more information about Variable Account expenses, see "Expenses,"
below. For more information about Portfolio expenses, please refer to the accompanying prospectuses for the Portfolios.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years
Since We Received the Purchase
Payment Being Withdrawn               0    1    2    3    4    5    6   7+
----------------------------------  ---  ---  ---  ---  ---  ---  ---  ---
Applicable Charge                     7%   6%   5%   4%   3%   2%   1%  0%
Annual Contract Maintenance Charge                   $30.00**
Transfer Fee                                         $10.00***

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

**   We will waive this charge in certain cases. See "Expenses."

***  Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE DEDUCTED FROM EACH VARIABLE
SUB-ACCOUNT)

Mortality and Expense Risk Charge       1.15%*
Administrative Expense Charge           0.10%
Total Variable Account Annual Expense   1.25%

                                  7 PROSPECTUS

PORTFOLIO ANNUAL EXPENSES (as a percentage of Portfolio average daily net assets)/1/ (After contractual Reductions and Reimbursements)

                                       (1)

                                                                                                  Total
                                                             Management   12b-1     Other       Portfolio
Portfolio                                                       Fees       Fees   Expenses   Annual Expenses
----------------------------------------------------------   ----------   -----   --------   ---------------
AIM V.I. Balanced Fund - Series I                               0.75%      N/A      0.37%         1.12%
AIM V.I. Core Equity Fund - Series I (2)                        0.61%      N/A      0.21%          .82%
AIM V.I. Diversified Income Fund - Series I                     0.60%      N/A      0.33%         0.93%
AIM V.I. Government Securities Fund - Series I                  0.50%      N/A      0.58%         1.08%
AIM V.I. Growth Fund - Series I                                 0.62%      N/A      0.26%         0.88%
AIM V.I. International Growth Fund - Sereis I (2)               0.73%      N/A      0.32%         1.05%
AIM V.I. Premier Equity Fund - Series I (2)                     0.60%      N/A      0.25%         0.85%
The Dreyfus Socially Responsible Growth Fund, Inc.:
Initial Shares                                                  0.75%      N/A      0.03%         0.78%
Dreyfus Stock Index Fund: Initial Shares                        0.25%      N/A      0.01%         0.26%
Dreyfus VIF - Growth & Income Portfolio: Initial Shares         0.75%      N/A      0.05%         0.80%
Dreyfus VIF - Money Market Portfolio                            0.50%      N/A      0.08%         0.58%
Fidelity VIP Contrafund Portfolio  - Initial Class (3)          0.58%      N/A      0.10%         0.68%
Fidelity VIP Equity-Income Portfolio - Initial Class (3)        0.48%      N/A      0.10%         0.58%
Fidelity VIP Growth Portfolio - Initial Class (3)               0.58%      N/A      0.10%         0.68%
Fidelity VIP High Income Portfolio - Initial Class (3)          0.58%      N/A      0.13%         0.71%
Franklin Small Cap Fund-Class 2 (4,5)                           0.45%     0.25%     0.31%         1.01%
Mutual Shares Securities Fund - Class 2 (4)                     0.60%     0.25%     0.19%         1.04%
Templeton Developing Markets Securities Fund - Class 2 (4)      1.25%     0.25%     0.32%         1.82%
Templeton Foreign Securities Fund - Class 2 (4,6,7)             0.68%     0.25%     0.22%         1.15%
Templeton Growth Securities Fund - Class 2 (4,8)                0.80%     0.25%     0.05%         1.10%
Goldman Sachs VIT Capital Growth Fund (9)                       0.75%      N/A      0.94%         1.69%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund (9)            0.75%      N/A      0.47%         1.22%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund (9)                 0.70%      N/A      0.12%         0.82%
Goldman Sachs VIT International Equity Fund (9)                 1.00%      N/A      1.05%         2.05%
MFS Emerging Growth Series - Initial Class (10)                 0.75%      N/A      0.12%         0.87%
MFS Investors Trust Series - Initial Class (10)                 0.75%      N/A      0.15%         0.90%
MFS New Discovery Series (10,11)                                0.90%      N/A      0.16%         1.06%
MFS Research Series - Initial Class (10)                        0.75%      N/A      0.15%         0.90%
Oppenheimer Aggressive Growth Fund/VA                           0.64%      N/A      0.04%         0.68%
Oppenheimer Capital Appreciation Fund/VA                        0.64%      N/A      0.04%         0.68%
Oppenheimer Global Securities Fund/VA                           0.64%      N/A      0.06%         0.70%
Oppenheimer Main Street Growth & Income Fund/VA                 0.68%      N/A      0.05%         0.73%
Oppenheimer Strategic Bond Fund/VA(12)                          0.74%      N/A      0.05%         0.79%
Van Kampen UIF Core Plus Fixed Income Portfolio (13,14)         0.40%      N/A      0.31%         0.71%
Van Kampen UIF Equity Growth Portfolio (13,14)                  0.55%      N/A      0.36%         0.91%
Van Kampen UIF Global Equity Portfolio (13,14)                  0.80%      N/A      0.48%         1.28%
Van Kampen UIF Mid Cap Value Portfolio (13,14)                  0.75%      N/A      0.35%         1.10%
Van Kampen UIF Value Portfolio (13,14)                          0.55%      N/A      0.38%         0.93%

(1)  Figures shown in the Table are for the year ended December 31, 2001(except as otherwise noted).

(2)  Effective May 1, 2002 the AIM V.I. Growth and Income Fund, AIM V.I.
     International Equity Fund and AIM V.I. Value Fund changed their names to the AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund and AIM
     V.I. Premier Equity Fund, respectively.

(3)  Actual "Total Portfolio Annual Expenses" were lower because a portion of

                                  8 PROSPECTUS

     the brokerage commissions that the Portfolios paid was used to reduce the
     Portfolios' expenses. In addition, through arrangements with the
     Portfolios' custodian, credits realized as a result of uninvested cash balances are used to reduce a portion of the Portfolios' custodian expenses. These offsets may be discontinued at any time. Had these offsets been taken into account, "Total Portfolio Annual Expenses" would have been
     0.64% for Contrafund Portfolio, 0.57% for Equity-Income Portfolio, 0.65%
     for Growth Portfolio and 0.70% for High Income Portfolio.

(4)  The Portfolio's Class 2 distribution plan or "rule 12b-1 plan" is described in the Portfolio's prospectus.

(5)  The manager had agreed in advance to make an estimated reduction of 0.08%
     to its management fee to reflect reduced services resulting from the
     Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the
     Securities and Exchange Commission. Without this reduction, "Total
     Portfolio Annual Expenses" would have been 1.09%.

(6)  Effective May 1, 2002 the Templeton International Securities Fund - Class 2
     changed its name to the Templeton Foreign Securities Fund - Class 2.

(7)  The manager had agreed in advance to make an estimated reduction of 0.01%
     to its management fee to reflect reduced services resulting from the
     Portfolio's investment in a Franklin Templeton money fund. This reduction is required by the Portfolio's Board of Trustees and an order of the
     Securities and Exchange Commission. Without this reduction, "Total
     Portfolio Annual Expenses" would have been 1.16%.

(8)  The Portfolio administration fee is paid indirectly through the management fee.

(9)  "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses. Goldman
     Sachs Asset Management and Goldman Sachs Asset Management International,
     the investment advisers, have voluntarily agreed to reduce or limit certain other expenses (excluding management fees, taxes, interest, brokerage fees, litigation, indemnification and other extraordinary expenses) to the extent
     "Total Portfolio Annual Expenses" exceed 1.00% for Capital Growth Fund,
     1.00% for CORESM Small Cap Equity Fund, 0.90% for CORESM U.S. Equity Fund
     and 1.35% for International Equity Fund. With these limitations taken into consideration, "Management Fees", "Rule 12b-1 Fees", "Other Expenses" and
     "Total Portfolio Annual Expenses" were as follows:

                                                                                        Total
                                                   Management   12b-1    Other        Portfolio
Portfolio                                             Fees       Fees   Expenses   Annual Expenses
------------------------------------------------   ----------   -----   --------   ---------------
Goldman Sachs VIT Capital Growth Fund                 0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) Small Cap Equity Fund      0.75%      N/A      0.25%         1.00%
Goldman Sachs VIT CORE(SM) U.S. Equity Fund           0.70%      N/A      0.11%         0.81%
Goldman Sachs VIT International Equity Fund           1.00%      N/A      0.35%         1.35%

(10) Each Portfolio has an expense offset arrangement which reduces the
     Portfolios' custodian fee based upon the amount of cash maintained by the
     Portfolio with its custodian and dividend disbursing agent. Each Portfolio may enter into other such arrangements and directed brokerage arrangements, which would also have the effect of reducing the Portfolios' expenses.
     "Other Expenses" do not take these expense reductions into account, and are therefore higher than the actual expenses of the Portfolios. Had these fee reductions been taken into account, "Total Portfolio Annual Expenses" would have been lower and would equal 0.86% for Emerging Growth Series, 0.89% for
     Investors Trust Series, 1.05% for New Discovery Series and 0.89 for
     Research Series.

(11) MFS has contractually agreed, subject to reimbursement, to bear expenses for the Portfolio such that "Other Expenses" (after taking into account the expense offset arrangement described in note 10 above), do not exceed 0.15%
     of the average daily net assets of the Portfolios during the current fiscal year. Without these fee arrangements "Total Portfolio Annual Expenses"
     would have been 1.09%. These contractual fee arrangements will continue at least until May 1, 2003, unless changed with the consent of the board of trustees which oversee the Portfolios.

(12) Oppenheimer Funds, Inc. (OFI) will reduce the management fee by 0.10% as long as the fund's trailing 12-month performance at the end of the quarter is in the fifth Lipper peer-group quintile; and by 0.05% as long as it is in the fourth quintile. If the fund emerges from a "penalty box" position for a quarter but then slips back in the next quarter, OFI will reinstate the waiver. The waiver is voluntary and may be terminated by the Manager at any time.

(13) "Total Portfolio Annual Expenses" listed in the table above reflect gross ratios prior to any voluntary waivers/ reimbursements of expenses by the adviser. For the year ended December 31, 2001, the management fee was reduced to reflect the voluntary waiver of a portion or all of the

                                  9 PROSPECTUS

     management fee and the reimbursement by the Portfolios' adviser to the extent "Total Portfolio Annual Expenses" exceed the following percentages:

     Van Kampen UIF Core Plus Fixed Income Portfolio 0.70%; Van Kampen UIF
     Equity Growth Portfolio 0.85%; Van Kampen UIF Global Value Equity Portfolio
     1.15%; Van Kampen UIF Mid Cap Value Portfolio 1.05%; Van Kampen UIF Value
     Portfolio 0.85%. The adviser may terminate this voluntary waiver at any time at its sole discretion. After such reductions, the "Management Fees",
     "Rule 12b-1 Fees", "Other Expenses" and "Total Portfolio Annual Expenses"
     were as follows:

                                                                                       Total
                                                  Management   12b-1    Other        Portfolio
Portfolio                                            Fees       Fees   Expenses   Annual Expenses
-----------------------------------------------   ----------   -----   --------   ---------------
Van Kampen UIF Core Plus Fixed Income Portfolio      0.39%      N/A      0.31%         0.70%
Van Kampen UIF Equity Growth Portfolio               0.49%      N/A      0.36%         0.85%
Van Kampen UIF Global Equity Portfolio               0.67%      N/A      0.48%         1.15%
Van Kampen UIF Mid Cap Value Portfolio               0.70%      N/A      0.35%         1.05%
Van Kampen UIF Value Portfolio                       0.47%      N/A      0.38%         0.85%

(14) Effective May 1, 2002 the Portfolios have been re-branded and have changed names from Morgan Stanley UIF Fixed Income Portfolio to Van Kampen UIF Core
     Plus Fixed Income Portfolio, Morgan Stanley UIF Equity Growth Portfolio to
     Van Kampen UIF Equity Growth Portfolio, Morgan Stanley UIF Global Value
     Equity Portfolio to Van Kampen UIF Global Value Equity Portfolio, Morgan
     Stanley UIF Mid Cap Value Portfolio to Van Kampen UIF Mid Cap Value
     Portfolio and Morgan Stanley UIF Value Portfolio to Van Kampen UIF Value
     Portfolio.

                                  10 PROSPECTUS

EXAMPLE 1

The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $1,000 in a Variable Sub-Account,

..    earned a 5% annual return on your investment, and

..    earned a 5% annual return on your investment, surrendered your Contract, or began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES YOU MAY BE REQUIRED TO PAY IF YOU
SURRENDER YOUR CONTRACT OR RECEIVE INCOME PAYMENTS. THE EXAMPLE DOES NOT INCLUDE
DEDUCTIONS FOR PREMIUM TAXES BECAUSE NEW YORK DOES NOT CHARGE PREMIUM TAXES ON
ANNUITIES.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $76     $111    $148      $279
AIM V.I. Core Equity                            $73     $101    $133      $248
AIM V.I. Diversified Income                     $74     $105    $138      $259
AIM V.I. Government Securities                  $76     $109    $146      $275
AIM V.I. Growth                                 $73     $103    $136      $254
AIM V.I. International Growth                   $75     $109    $144      $272
AIM V.I. Premier Equity                         $73     $102    $134      $251
The Dreyfus Socially Responsible Growth, Inc.   $72     $100    $130      $244
Dreyfus Stock Index                             $67     $ 84    $103      $187
Dreyfus VIF - Growth & Income                   $73     $101    $131      $246
Dreyfus VIF - Money Market                      $70     $ 94    $120      $222
Fidelity VIP Contrafund                         $71     $ 97    $125      $233
Fidelity VIP Equity-Income                      $70     $ 94    $120      $222
Fidelity VIP Growth                             $71     $ 97    $125      $233
Fidelity VIP High Income                        $72     $ 98    $127      $236
Franklin Small Cap                              $75     $107    $142      $268
Mutual Shares Securities                        $75     $108    $144      $271
Templeton Developing Markets                    $75     $108    $144      $271
Templeton Foreign Securities                    $76     $112    $150      $282
Templeton Growthl Securitie                     $76     $110    $147      $277
Goldman Sachs VIT Capital Growth                $82     $128    $177      $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $77     $114    $153      $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $73     $101    $133      $248
Goldman Sachs VIT International Equity          $85     $139    $195      $369
MFS Emerging Growth                             $73     $103    $135      $253
MFS Investors Trust                             $74     $104    $137      $256
MFS New Discovery                               $75     $109    $145      $273
MFS Research                                    $74     $104    $137      $256
Oppenheimer Aggressive Growth/VA                $71     $ 97    $125      $233
Oppenheimer Capital AppreciationVA              $71     $ 97    $125      $233
Oppenheimer Global Securities/VA                $64     $ 76    $ 89      $158
Oppenheimer Main Street Growth & Income/VA      $72     $ 99    $128      $238
Oppenheimer Strategic Bond/VA                   $73     $101    $131      $245
Van Kampen UIF Core Plus Fixed Income           $72     $ 98    $127      $236
Van Kampen UIF Equity Growth                    $74     $104    $137      $257
Van Kampen UIF Global Equity                    $74     $105    $138      $259
Van Kampen UIF Mid Cap Value                    $78     $110    $156      $277
Van Kampen UIF Value                            $78     $116    $156      $295

                                  11 PROSPECTUS

EXAMPLE 2

Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving income payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Variable Sub-Account                          1 Year  3 Years  5 Years  10 Years
--------------------------------------------- ------  -------  -------  --------
AIM V.I. Balanced                               $25     $ 77     $131     $279
AIM V.I. Core Equity                            $22     $ 67     $116     $248
AIM V.I. Diversified Income                     $23     $ 71     $121     $259
AIM V.I. Government Securities                  $25     $ 75     $129     $275
AIM V.I. Growth                                 $22     $ 69     $119     $254
AIM V.I. International Growth                   $24     $ 75     $127     $272
AIM V.I. Premier Equity                         $22     $ 68     $117     $251
The Dreyfus Socially Responsible Growth, Inc.   $21     $ 66     $113     $244
Dreyfus Stock Index                             $16     $ 50     $ 86     $187
Dreyfus VIF - Growth & Income                   $22     $ 67     $114     $246
Dreyfus VIF - Money Market                      $19     $ 60     $103     $222
Fidelity VIP Contrafund                         $20     $ 63     $108     $233
Fidelity VIP Equity-Income                      $19     $ 60     $103     $222
Fidelity VIP Growth                             $20     $ 63     $108     $233
Fidelity VIP High Income                        $24     $ 64     $110     $236
Franklin Small Cap                              $24     $ 73     $125     $268
Mutual Shares Securities                        $24     $ 74     $127     $271
Templeton Developing Markets                    $25     $ 74     $127     $271
Templeton Foreign Securities                    $25     $ 78     $133     $282
Templeton Growthl Securitie                     $25     $ 76     $130     $277
Goldman Sachs VIT Capital Growth                $31     $ 94     $160     $335
Goldman Sachs VIT CORE(SM) Small Cap Equity     $26     $ 80     $136     $289
Goldman Sachs VIT CORE(SM) U.S. Equity          $22     $ 67     $116     $248
Goldman Sachs VIT International Equity          $34     $105     $178     $369
MFS Emerging Growth                             $22     $ 69     $118     $253
MFS Investors Trust                             $23     $ 70     $120     $256
MFS New Discovery                               $24     $ 75     $128     $273
MFS Research                                    $23     $ 70     $120     $256
Oppenheimer Aggressive Growth/VA                $20     $ 63     $108     $233
Oppenheimer Capital AppreciationVA              $20     $ 63     $108     $233
Oppenheimer Global Securities/VA                $13     $ 42     $ 72     $158
Oppenheimer Main Street Growth & Income/VA      $21     $ 65     $111     $238
Oppenheimer Strategic Bond/VA                   $22     $ 67     $114     $245
Van Kampen UIF Core Plus Fixed Income           $21     $ 64     $110     $236
Van Kampen UIF Equity Growth                    $23     $ 70     $120     $257
Van Kampen UIF Global Equity                    $23     $ 71     $121     $259
Van Kampen UIF Mid Cap Value                    $25     $ 76     $130     $277
Van Kampen UIF Value                            $27     $ 82     $139     $295

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. THE EXAMPLES ASSUME THAT ANY PORTFOLIO EXPENSE WAIVERS
OR REIMBURSEMENT ARRANGEMENTS DESCRIBED IN THE FOOTNOTES ON PAGE 8-9 ARE IN
EFFECT FOR THE TIME PERIODS PRESENTED ABOVE. YOUR ACTUAL EXPENSES MAY BE LESSER
OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LESSER
OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE
CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON
AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000.

                                  12 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

No Accumulation Unit Values are reported because as of the date of this prospectus, no sales of the Contract had occurred.

To obtain more information on each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of
Additional Information. The financial statements of ALLSTATE NEW YORK also appear in the Statement of Additional Information. The Variable Account
Financial Statements do not reflect any assets attributed to the Contracts offered by this prospectus because no sales of the Contract have occurred as of the date of this prospectus.

THE CONTRACT

CONTRACT OWNER

The Allstate Provider Variable Annuity is a contract between you, the Contract
Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die, any surviving Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application.

Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "QUALIFIED
CONTRACT" to refer to a Contract issued with a qualified plan. See "Qualified
Contracts" on page 33.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a natural person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 27. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a
Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to

                                  13 PROSPECTUS

receiving the written notice. Accordingly, if you wish to change your
Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract
Owner is not a natural person), we will divide the death benefit among your
Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment.

Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for allocations to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service center located in Vernon Hills, Illinois (mailing address: 300 N.
Milwaukee Ave., Vernon Hills, IL 60061.

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after

                                  14 PROSPECTUS

you receive the Contract (60 days if you are exchanging another contract for the
Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable
Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Section
408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  15 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 39 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectuses for the Portfolios. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:              EACH PORTFOLIO SEEKS:
----------------------  -----------------------------
AIM VARIABLE INSURANCE FUNDS

AIM V.I. Balanced       Achieve as high a total
Fund*                   return as possible,
                        consistent with preservation
                        of capital.

AIM V.I. Core Equity    Growth of capital with a
Fund***                 secondary objective of
                        current income
                                                       AIM ADVISORS, INC.
AIM V.I. Diversified    A high level of current
Income Fund*            income

AIM V.I. Government     A high level of current
Securities Fund*        income consistent with a
                        reasonable concern for safety
                        of principal

AIM V.I. Growth Fund*   Growth of capital

AIM V.I. International  Long-term growth of capital
Growth Fund****

AIM V.I. Premier        Long-term growth of capital.
Equity Fund*****        Income is a secondary
                        objective.

THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; THE DREYFUS STOCK INDEX
FUND; AND THE DREYFUS VARIABLE INVESTMENT FUND (VIF) (COLLECTIVELY, THE
DREYFUS FUNDS)

The Dreyfus Socially    Capital growth and,
Responsible Growth      secondarily, current income
Fund, Inc.

Dreyfus Stock Index     To match the total return
Fund                    Stock Price Index of the
                        Standard & Poor's(C) 500
                        Composite                      THE DREYFUS CORPORATION

Dreyfus VIF Growth &    Long-term capital growth,
Income Portfolio        income current and growth of
                        income, consistent with
                        reasonable investment risk

Dreyfus VIF Money       A high level of current
Market Portfolio        income as is consistent with
                        the preservation of capital
                        and the maintenance of
                        liquidity

FIDELITY VARIABLE INSURANCE PRODUCTS FUND

Fidelity VIP            Reasonable income
Equity-Income
Portfolio
                                                       FIDELITY MANAGEMENT &
Fidelity VIP Growth     Capital appreciation           RESEARCH COMPANY
Portfolio

Fidelity VIP High       High level of current income
Income Portfolio        while also considering growth
                        of capital

Fidelity VIP            Portfolio Long-term capital
Contrafund(R)           appreciation

                                  16 PROSPECTUS

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (VIP) -- CLASS 2

Franklin Small Cap      Long-term capital growth       FRANKLIN ADVISERS, INC.
Fund

Mutual Shares           Capital appreciation.          FRANKLIN MUTUAL
Securities Fund         Secondary goal is income.      ADVISORS, LLC.

Templeton Developing    Long-term capital              TEMPLETON ASSET
Markets Securities      Appreciation                   MANAGEMENT LTD.
Fund

Templeton Growth        Long-term capital growth       TEMPLETON GLOBAL
Securities Fund                                        ADVISORS LIMITED

Templeton               Long-term capital growth       TEMPLETON INVESTMENT
International                                          COUNSEL, LLC.
Securities Fund

GOLDMAN SACHS VARIABLE INSURANCE TRUST (VIT)

Goldman Sachs VIT       Long-term growth of capital
Capital Growth Fund
                                                       GOLDMAN SACHS ASSET
Goldman Sachs VIT       Long-term growth of capital    MANAGEMENT
Core(SM)Small Cap
Equity Fund

Goldman Sachs VIT       Long-term growth of capital
Core(SM)U.S. Equity     and dividend income
Fund

Goldman Sachs VIT       Long-term capital              GOLDMAN SACHS ASSET
International Equity    appreciation                   MANAGEMENT INTERNATIONAL
Fund

MFS(R) VARIABLE INSURANCE TRUST(SM)

MFS Emerging Growth     Long-term growth of capital
Series

MFS Investors Trust     Long-term growth of capital    MFS INVESTMENT
Series**                with a secondary objective to  MANAGEMENT(R)
                        seek reasonable current
                        income

MFS New Discovery       Capital appreciation
Series

MFS Research Series     Long-term growth of capital
                        and future income

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

Van Kampen UIF Equity   Long-term capital
Growth******            appreciation

Van Kampen UIF Core     Above-average total return     MORGAN STANLEY ASSET
Plus Fixed              over a market cycle of three   MANAGEMENT
Income******            to five years

Van Kampen UIF Global   Long-term capital
Equity******            appreciation

Van Kampen UIF Mid Cap  Above-average total return
Value******             over a market cycle of three
                        to five years

Van Kampen UIF          Above-average total return     MILLER ANDERSON &
Value******             over a market cycle of three   SHERRERD, LLP
                        to five years

OPPENHEIMER VARIABLE ACCOUNT FUNDS

Oppenheimer Aggressive  Capital appreciation
Growth Fund/VA

Oppenheimer Capital     Capital appreciation
Appreciation Fund/VA
                                                       OPPENHEIMER FUNDS, INC.
Oppenheimer Global      Long-term capital
Securities Fund/VA      appreciation

Oppenheimer Main        High total return, which
Street Growth & Income  includes growth in the value
Fund/VA                 of its shares as well as
                        current income, from equity
                        and debt securities

Oppenheimer Strategic   High level of current income
Bond Fund/VA

                                  17 PROSPECTUS

*      The Portfolio's investment objectives may be changed by the Portfolio's
       Board of Trustees without shareholder approval.

**     Effective May 1, 2001, the MFS Growth with Income Series changed its name to MFS Investors Trust Series, and changed its investment policies.

***    Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
       Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****   Effective May 1, 2002, the Portfolio changed its name from AIM V.I.
       International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

*****  Effective May 1, 2002, the Portfolio changed its name from AIM V.I. Value
       Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****** Effective May 1, 2002, the Portfolio changed its name from Morgan Stanley to Van Kampen. We have made a corresponding change in the name of the
       Variable Sub-Account that invests in that Portfolio.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WTH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS ARE RESULT OF VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER AS LEVELS THAN THE INVESTMENT RESULTS OF A
SIMILARLY NAMED RETAIL MUTUAL FUND.

                                  18 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT OPTIONS

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to The
Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed
Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option. You must transfer all of your money out of the
Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month Dollar Cost Averaging
Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable Sub-Account
unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transfering Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 23.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to
The Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA
Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option. You must transfer all of your money out of the
Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Twelve Month Dollar Cost
Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF Money Market Variable
Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 23.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost
Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the
Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account
Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

 Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a GUARANTEE PERIOD. Guarantee Periods may range from 1 to 10 years. We are

                                  19 PROSPECTUS

currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your sales representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative or ALLSTATE NEW YORK at
1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment ......... .........................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                                                                   END OF CONTRACT YEAR
                                              --------------------------------------------------------------
                                                YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                              ----------   ----------   ----------   ----------   ----------
Beginning Contract Value...................   $10,000.00
   X (1 + Annual Interest Rate)               x    1.045
                                              ----------
                                              $10,450.00

Contract Value at end of Contract Year.....                $10,450.00
   X (1 + Annual Interest                                  x    1.045
                                                           ----------
                                                           $10,920.25

Contract Value at end of Contract Year.....                             $10,920.25
   X (1 + Annual Interest Rate)                                              1.045
                                                                        ----------
                                                                        $11,411.66

Contract Value at end of Contract Year.....                                          $11,411.66
   X (1 + Annual Interest Rate)                                                      x    1.045
                                                                                     ----------
                                                                                     $11,925.19

Contract Value at end of Contract Year.....                                                       $11,925.19
   X (1 + Annual Interest Rate)                                                                        1.045
                                                                                                  ----------
                                                                                                  $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  20 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee
Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee
Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more
Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market
Value Adjustment. We will pay interest from the day the Guarantee Period expired until the date of the transfer. The interest will be the rate for the Shortest
Guarantee Period then being offered; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select this Program at any time during the Accumulation Phase, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this Program at any time. For additional information on the Automatic Laddering
Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL
AMOUNT, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 24, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin
Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury

                                  21 PROSPECTUS

Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives at any time. The minimum amount that you may transfer into a Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

EXCESSIVE TRADING LIMITS

We reserve the right to limit transfers among the Variable Sub-Accounts in any
Contract year, or to refuse any Variable Sub-Account transfer request, if:

..    we believe, in our sole discretion, that excessive trading by such Contract
     Owner or Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or the share prices of the corresponding Portfolio or would be to the disadvantage of other Contract owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or groups of transfers would have a detrimental effect on the prices of
     Portfolio shares.

We may apply the restrictions in any manner reasonably designed to prevent transfers that we consider disadvantageous to other Contract Owners.

                                  22 PROSPECTUS

                          DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, or the the Six Month DCA Fixed Account, or the Twelve Month DCA Fixed Account
Option, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee. In addition, we will not apply the Market
Value Adjustment to these transfers.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing
Program, we will automatically rebalance the Contract Value in each Variable
Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Balanced Variable Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced Variable Sub-Account and use the money to buy more units in the Fidelity VIP Growth Variable
Sub-Account so that the percentage allocations would again be 40% and 60%
respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and Automatic Portfolio Rebalancing
programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an

                                  23 PROSPECTUS

annual rate of 1.15% of the average daily net assets you have invested in the
Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

WITHDRAWAL CHARGE

We may assess a withdrawal charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. A schedule showing how the charge declines appears on page 6. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the charge.
Unused portions of this 15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the withdrawal charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct withdrawal charges, if applicable, from the amount paid. For purposes of the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a withdrawal charge in the following situations:

..    on the Payout Start Date (a withdrawal charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS minimum distribution rules for the
     Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the

                                  24 PROSPECTUS

Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of these charges and expenses, see pages 8-10. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the
Portfolios.

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 25.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any withdrawal charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age
59 1/2, may be subject to an additional 10% federal tax penalty.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract.

Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your Contract and give you ast least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of
$1,000. If we terminate your Contract, we will distribute to you its Contract
Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  25 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant or
Income Plan 2 with guaranteed payments for 10 years if you have desginated joint
Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the
Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed

                                  26 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1. adjusting the portion of the Contract Value in the Fixed Account on the
Payout Start Date by any applicable Market Value Adjustment;

2. deducting any applicable premium tax; and

3. applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age. However, we reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract Owner is not a natural person.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies).

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the death benefit, or

2. the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
Contract Value) on the date we determine the death benefit, or

3. the Contract Value on the DEATH BENEFIT

                                  27 PROSPECTUS

ANNIVERSARY immediately preceding the date we determine the death benefit, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A "Death Benefit Anniversary"
is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three
Death Benefit Anniversaries, or

4. the greatest of the Anniversary Values as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract
Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i) the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits.

The value of the death benefit will be determined at the end of the Valuation
Date on which we receive a complete request for payment of the death benefit, which includes Due Proof of Death.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

We will not settle any death claim until we receive Due Proof of Death. We will accept the following documentation as Due Proof of Death:

..    a certified copy of a death certificate; or

..    a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

..    any other proof acceptable to us.

DEATH BENEFIT PAYMENTS

A death benefit will be paid:

1. if the new Contract Owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2. if the death benefit is paid as of the day the value of the death benefit is determined.

Otherwise, the Settlement Value will be paid. The new Contract Owner may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

We reserve the right to waive the 180 day limit on a non-discriminatory basis.
The Settlement Value paid will be the Settlement Value next computed on or after the requested distribution date for payment, or on the mandatory distribution date of 5 years after the date of death.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

If the Contract Owner eligible to receive the death benefit is not a natural person, the Contract Owner may elect to receive the distribution upon death in one or more distributions. However, the entire value of the Contract must be distributed within five years after the date of death.

If the Contract Owner is a natural person, the Contract Owner may elect to receive the distribution upon death either in one or more distributions, or by periodic payments through an Income Plan. Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

..    the life of the Contract Owner; or

..    a period not to exceed the life expectancy of the Contract Owner; or

..    the life of the Contract Owner with payments guaranteed for a period not to exceed the life expectancy of the Contract Owner.

If the surviving spouse of the deceased Contract Owner is the sole new Contract
Owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. The
Contract may only be continued once.

If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value
Adjustment, determined as of the date of the withdrawal, will apply. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

                                  28 PROSPECTUS

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is One Allstate Drive, Farmingville, New York 11738. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in A+g rating to Allstate New York due to its group affiliation with
Allstate Life. Standard & Poor's Insurance Rating Service assigns an AA+ (Very
Strong) financial strength rating and Moody's Investors Service assigns an Aa2
(Excellent) financial strength rating to Allstate New York, sharing the same ratings of its parents, Allstate Life. These ratings do not reflect the performance of the Variable Account.We may from time to time advertise these ratings in our sales literature.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 39 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the National Association of Securities
Dealers, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commission paid to broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales to broker-dealers will not exceed 6.25% of any purchase payments.
These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each

                                  29 PROSPECTUS

particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

TAX QUALIFIED PLANS

If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

LEGAL MATTERS

JordenBurt LLP, Washington, D.C., has advised ALLSTATE NEW YORK on certain federal securities law matters. All matters of New York law pertaining to the
Contracts, including the validity of the Contracts and ALLSTATE NEW YORK's right to issue such Contracts under New York insurance law, have been passed upon by
Michael J. Velotta, General Counsel of Allstate New York.

                                  30 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

ALLSTATE NEW YORK is taxed as a life insurance company under Part I of
Subchapter L of the Internal Revenue Code. Since the Variable Account is not an
entity separate from ALLSTATE NEW YORK, and its operations form a part of
ALLSTATE NEW YORK, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law,
ALLSTATE NEW YORK believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, ALLSTATE NEW
YORK does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore ALLSTATE NEW YORK does not intend to make provisions for any such taxes. If ALLSTATE NEW YORK is taxed on investment income or capital gains of the Variable Account, then ALLSTATE NEW
YORK may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified"
according to Treasury Department regulations, and

3. ALLSTATE NEW YORK is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although ALLSTATE NEW YORK does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The
Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and
Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you

                                  31 PROSPECTUS

being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income.

ALLSTATE NEW

YORK does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.

It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract
Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract
Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age
59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the
Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions,

                                  32 PROSPECTUS

any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age
59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s)
must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by ALLSTATE NEW YORK (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, ALLSTATE NEW YORK is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

                               QUALIFIED CONTRACTS

The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA.
Contracts may be used as investments with certain qualified plans such as:

..    Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
     Code;

..    Roth IRAs under Section 408A of the Code;

..    Simplified Employee Pension Plans under Section 408(k) of the Code;

..    Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
     408(p) of the Code;

..    Tax Sheltered Annuities under Section 403(b) of the Code;

..    Corporate and Self Employed Pension and Profit Sharing Plans under Sections
     401 and 403; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Section 457.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income.
"Qualified distributions" are

                                  33 PROSPECTUS

any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth
IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA may not invest in life insurance contracts. However, an IRA
(e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.

The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the
Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the
Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

ALLSTATE NEW YORK reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified
Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 59 1/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the
Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for
IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to
Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, ALLSTATE NEW YORK is
required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. ALLSTATE NEW YORK is required to withhold federal income

                                  34 PROSPECTUS

tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from
Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, ALLSTATE NEW YORK is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.

If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement
Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the
Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and
401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k)
qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    separates from service,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where ALLSTATE NEW YORK is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a)
and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION
PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive

                                  35 PROSPECTUS

benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the
Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.

ANNUAL REPORTS AND OTHER DOCUMENTS

ALLSTATE NEW YORK's annual report on Form 10-K for the year ended December 31,
2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000948255. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http:// www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at: Customer Service, P.O. Box 94038, Palatine, Illinois
60094-4038 (telephone: 1-800-692-4682).

PERFORMANCE INFORMATION

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and withdrawal charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or withdrawal charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable
Sub-Accounts will be based on the historical performance of the corresponding
Portfolios for the periods beginning with the inception dates of the Portfolios and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow
Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman
Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money,
Barron's, Business Week, USA Today, and statistical services, including Lipper
Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey,
the Variable Annuity Research Data Survey, and SEI.

EXPERTS

The financial statements of Allstate New York as of December 31, 2001 and 2000
and for each of the three years in the period ended December 31, 2001 and related financial statement schedules incorporated herein by reference from the
Annual Report on Form 10-K of Allstate New York and from the STatement of
Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority as experts in accounting and auditing.

The financial statements of the Variable Accounts as of December 31, 2001 and
for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by
Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  36 PROSPECTUS

APPENDIX A MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transefered (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarentee
Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1. Calculate
Contract Value at End
of Contract Year 3:          $10,000.00 X  (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal Amount:  .15 X 10,000.000 = $1,500.00

Step 3. Calculate the        I = 4.5%
Market Value Adjustment:     J = 4.2%
                             N = 730 days
                             ------------ = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I - J) X N
                             = .9 X (.045 - .042) X (730/365) = .0054

                             Market Value Adjustment = Market Value Adjustment
                             Factor x Amount Subject to Market Value Adjustment:
                             = .0054 X ($11,411.66 - $1,500.00) = $53.32

Step 4. Calculate the
Withdrawal Charge:           = .05 X (10,000.00 - 1,500.00 + 53.52) = $427.68

Step 5. Calculate the amount
received by a Contract Owner
as a result of full
withdrawal at the end of
Contract Year 3:             11,411.66 - 427.68 + 53.52 = $11,037.50

                                  37 PROSPECTUS

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract
Value at End of Contract
Year 3:                      10,000.00 X (1.045)/3/ = $11,411.66

Step 2. Calculate the
Preferred Withdrawal
Amount:                      .15 X 10,000.00 = $1,500.00

Step 3. Calculate the
Market Value Adjustment:     I = 4.5%
                             J = 4.8%
                             N = 730 days
                                 -------- = 2
                                 365 days

                             Market Value Adjustment Factor: .9 X (I-J) X N
                             = .9 X (.045 - .048) X (730/365) = -.0054

                             Market Value Adjustment = Market Value Adjustment
                             Factor X Amount Subject to Market Value Adjustment:
                             -.0054 X (11,411.66 - 1,500.00) = -$53.52

Step 4. Calculate the
Withdrawal Charge:           .05 X (10,000.00 - 1,500.00 - 53.52) = $422.32

Step 5. Calculate the
amount received by a
Contract Owner as a result
of full withdrawal at the
end of Contract Year 3:      11,411.66 - 422.32 - 53.52 = $10,935.82

                                  38 PROSPECTUS

APPENDIX B
WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2002

Initial Purchase Payment: $50,000

Death Benefit Amount

                                                            Death Benefit
                                                 Contract       Value
                             Contract Value    Transaction      After                              Greatest
 Date   Type of Occurence   Before Occurrence     Amount      Occurence    Anniversary Value  Anniversary Value
------  ------------------  -----------------  -----------  -------------  -----------------  -----------------
1/1/01      Issue Date                --         $50,000       $50,000          $50,000            $50,000
1/1/02       Contract
           Anniversary           $55,000              --       $55,000          $50,000            $55,000
7/1/02  Partial Withdrawal       $60,000         $15,000       $45,000          $37,500            $41,250

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $50,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $12,500
Adjusted Death Benefit                                                  $37,500

GREATEST ANNIVERSARY VALUE DEATH BENEFIT
PARTIAL WITHDRAWAL AMOUNT                                    (w)        $15,000
Contract Value Immediately Prior to Partial Withdrawal       (a)        $60,000
Value of Applicable Death Benefit Amount Immediately
Prior to Partial Withdrawal                                  (d)        $55,000
Withdrawal Adjustment                                   [(w)/(a)]x(d)   $13,750
Adjusted Death Benefit                                                  $41,250

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  39 PROSPECTUS

CUSTOM PORTFOLIO VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-692-4682
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("ALLSTATE NEW YORK") is offering the Custom Portfolio Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 29 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives include 3 fixed account options
("FIXED ACCOUNT") and 26 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the
Allstate Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS               DREYFUS STOCK INDEX FUND
FIDELITY(R) VARIABLE INSURANCE PRODUCTS    DREYFUS VARIABLE INVESTMENT FUND
                                            (VIF)
FRANKLIN TEMPLETON VARIABLE INSURANCE
 PRODUCTS TRUST                            WELLS FARGO VARIABLE TRUST FUNDS
OPPENHEIMER VARIABLE ACCOUNT FUNDS         DELAWARE VIP TRUST
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
 FUND, INC.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 40 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

              THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
              DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR HAS
              IT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A FEDERAL CRIME.

              THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
IMPORTANT     HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS
              OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE CONTRACTS ARE NOT
 NOTICES      DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED BY SUCH INSTITUTIONS
              OR ANY FEDERAL REGULATORY AGENCY. INVESTMENT IN THE CONTRACTS
              INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF
              PRINCIPAL.

              THE CONTRACTS ARE NOT FDIC INSURED.

              THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     11
     The Variable Sub-Accounts                                                11
     The Fixed Account                                                        13
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        20
  Income Payments                                                             21

                                                                            PAGE
                                                                            ----
Death Benefits                                                                23
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Taxes                                                                       29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUE                                            34
APPENDIX B-MARKET VALUE ADJUSTMENT                                            37
APPENDIX C-WITHDRAWAL ADJUSTMENT EXAMPLE                                      39
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         40

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                             6
Accumulation Unit                                                             11
Accumulation Unit Value                                                       11
Allstate New York ("We" or "Us")                                               1
Anniversary Values                                                            23
Annuitant                                                                      9
Automatic Additions Program                                                   10
Automatic Portfolio Rebalancing Program                                       18
Beneficiary                                                                    9
Cancellation Period                                                           11
Contract*                                                                      9
Contract Anniversary                                                           5
Contract Owner ("You")                                                         9
Contract Value                                                                 5
Contract Year                                                                  5
Death Benefit Anniversary                                                     24
Dollar Cost Averaging Program                                                 18
Due Proof of Death                                                            24
Fixed Account                                                                 13

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                             14
Income Payments                                                               21
Investment Alternatives                                                       11
Issue Date                                                                     6
Market Value Adjustment                                                       16
Payout Phase                                                                   6
Payout Start Date                                                             21
Portfolios                                                                    27
Preferred Withdrawal Amount                                                   20
Tax Qualified Contracts                                                       32
Right to Cancel                                                               11
SEC                                                                            1
Settlement Value                                                              24
Systematic Withdrawal Program                                                 21
Treasury Rate                                                                 16
Valuation Dates                                                               11
Variable Account                                                              26
Variable Sub-Account                                                          11

*    The Allstate Custom Portfolio Variable Annuity is a group contract and your ownership is represented by certificates. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                You can purchase a Contract with as little as
                                 $3,000 ($2,000 for a "QUALIFIED CONTRACT" which
                                 is a Contract issued with a qualified
                                 endorsement). You can add to your Contract as
                                 often and as much as you like, but each payment
                                 must be at least $100. For allocations to the
                                 Fixed Account the minimum payment must be at
                                 least $500. You must maintain a minimum account
                                 size of $1,000.
--------------------------------------------------------------------------------
RIGHT TO CANCEL                  You may cancel your Contract within 10 days
                                 after receipt (60 days if you are exchanging
                                 another contract for the Contract described in
                                 this prospectus) ("CANCELLATION PERIOD"). Upon
                                 cancellation we will return your purchase
                                 payments adjusted to the extent federal or
                                 state law permits to reflect the investment
                                 experience of any amounts allocated to the
                                 Variable Account.
--------------------------------------------------------------------------------
EXPENSES                         You will bear the following expenses:

                                 .    Total Variable Account annual fees equal
                                      to 1.25% of average daily net assets

                                 .    Annual contract maintenance charge of $30
                                      (with certain exceptions)

                                 .    Withdrawal charges ranging from 0% to 7%
                                      of payment withdrawn (with certain
                                      exceptions)

                                 .    Transfer fee of $10 after 12th transfer in
                                      any CONTRACT YEAR (fee currently waived)

                                 .    State premium tax (New York currently does
                                      not impose one).

                                 In addition, each Portfolio pays expenses that
                                 you will bear indirectly if you invest in a
                                 Variable Sub-Account.

-------------------------------------------------------------------------------
INVESTMENT                       The Contract offers 29 investment alternatives
ALTERNATIVES                     including:

                                 .    3 Fixed Account Options (which credits
                                      interest at rates we guarantee), and

                                 .    26 Variable Sub-Accounts investing in
                                      Portfolios offering professional money
                                      management by:

                                 .    A I M Advisors, Inc.

                                 .    Fidelity Management & Research Company

                                 .    Templeton Investment Counsel, LLC

                                 .    OppenheimerFunds, Inc.

                                 .    The Dreyfus Corporation

                                 .    Wells Fargo Funds Management, LLC

                                 .    Delaware Management Company

                                 To find out current rates being paid on the
                                 Fixed Account, or to find out how the Variable
                                 Sub-Accounts have performed, please call us at
                                 1-800-692- 4682.

--------------------------------------------------------------------------------
SPECIAL SERVICES                 For your convenience, we offer these special
                                 services:

                                 . AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                                 . AUTOMATIC ADDITIONS PROGRAM

                                 . DOLLAR COST AVERAGING PROGRAM

                                 . SYSTEMATIC WITHDRAWAL PROGRAM

                                  4 PROSPECTUS

--------------------------------------------------------------------------------
INCOME PAYMENTS                  You can choose fixed income payments, variable
                                 income payments, or a combination of the two.
                                 You can receive your income payments in one of
                                 the following ways:

                                 .    life income with guaranteed payments

                                 .    a joint and survivor life income with
                                      guaranteed payments

                                 .    guaranteed payments for a specified period
                                      (5 to 30 years)
--------------------------------------------------------------------------------
DEATH BENEFITS                   If you die before the PAYOUT START DATE, we
                                 will pay the death benefit described in the
                                 Contract.
--------------------------------------------------------------------------------
TRANSFERS                        Before the Payout Start Date, you may transfer
                                 your Contract value ("CONTRACT VALUE") among
                                 the investment alternatives, with certain
                                 restrictions. Transfers to the Fixed Account
                                 must be at least $500.

                                 We do not currently impose a fee upon
                                 transfers. However, we reserve the right to
                                 charge $10 per transfer after the 12th transfer
                                 in each Contract Year, which we measure from
                                 the date we issue your Contract or a Contract
                                 anniversary ("CONTRACT ANNIVERSARY").

--------------------------------------------------------------------------------
WITHDRAWALS                      You may withdraw some or all of your Contract
                                 Value at any time during the Accumulation
                                 Phase. Full or partial withdrawals also are
                                 available under limited circumstances on or
                                 after the Payout Start Date. In general, you
                                 must withdraw at least $50 at a time ($1,000
                                 for withdrawals made during the Payout Phase).
                                 Withdrawals taken during the Accumulation Phase
                                 are generally considered to come from the
                                 earnings in the Contract first. If the Contract
                                 is tax-qualified, generally all withdrawals are
                                 treated as distributions of earnings.
                                 Withdrawals of earnings are taxed as ordinary
                                 income and, if taken prior to age 59 1/2, may
                                 be subject to an additional 10% federal tax
                                 penalty. A withdrawal charge and MARKET VALUE
                                 ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 29 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 22. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                  Payout Start
Date            Accumulation Phase         Date                Payout Phase
--------------------------------------------------------------------------------------------------
You buy      You save for retirement   You elect to receive   You can receive    Or you can receive
a Contract                             income payments or     income payments    income payments
                                       receive a lump sum     for a set period   for life
                                       payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-692-4682 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables show the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase
 Payment Being Withdrawn                                 0    1    2    3    4    5    6     7
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                $30.00/(1)/
--------------------------------------------------------------------------------
(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
--------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
--------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
--------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES

(as a percentage of Portfolio average daily net assets)/(1)/

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.26%    1.14%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets
     (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

Example 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years    10 Years
-------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $785     $1,181     $1,601     $3,015
-------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $695     $  909     $1,144     $2,088
-------------------------------------------------------------------------

EXAMPLE 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841      $1,431     $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $185      $569      $  974     $2,088
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE
DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values for each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Allstate
New York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The Custom Portfolio Variable Annuity is a contract between you, the Contract
Owner, and Allstate New York, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract
Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new
Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)).
The endorsements required to qualify these annuities under the Internal Revenue
Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 23. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies)
entitled to receive

                                  9 PROSPECTUS

benefits under the Contract when all primary Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of
Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

No owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the
Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes and tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO
ASSIGN YOUR CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for an allocation to the Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments we will accept. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice, in good order, of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS

center located in Vernon Hills, Illinois (mailing address: 300 N. Milwaukee Ave,
Vernon Hills, Illinois 60061).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 26 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

                                  11 PROSPECTUS

PORTFOLIO:                 EACH PORTFOLIO SEEKS        INVESTMENT ADVISER:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS - SERIES I SHARES: (*)
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund -   As high a total return as
 Series I /1/               possible, consistent with
                            preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Capital           Growth of capital
 Appreciation Fund -
 Series I
-------------------------------------------------------------------------------
AIM V.I. Government        High level of current        A I M ADVISORS, INC.
 Securities Fund - Series   income consistent with
 I                          reasonable concern for
                            safety of principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund -     Growth of capital
 Series I
-------------------------------------------------------------------------------
AIM V.I. High Yield Fund   High level of current
 - Series I                 income
-------------------------------------------------------------------------------
AIM V.I. International     Long-term growth of
 Growth Fund - Series I     capital
-------------------------------------------------------------------------------
AIM V.I. Premier Equity    Long-term growth of
 Fund - Series I            capital with income as a
                            secondary objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP               Long-term capital
 Contrafund(R) Portfolio    appreciation.
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP               Reasonable income by
 Equity-Income Portfolio    investing primarily in
 - Initial Class            income-producing equity
                            securities. In
                            choosing these
                            securities, the
                            fund will also
                            consider the
                            potential for
                            capital
                            appreciation. The           FIDELITY MANAGEMENT
                            fund's & goal               RESEARCH COMPANY
                            is to achieve a
                            yield which
                            exceeds the
                            composite yield on
                            the securities
                            comprising the S&P
                            500.
-------------------------------------------------------------------------------
Fidelity VIP Growth        To achieve capital
 Portfolio - Initial        appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth        To provide capital growth
 Opportunities Portfolio
 - Initial Class
-------------------------------------------------------------------------------
Fidelity VIP Overseas      Long-term growth of
 Portfolio - Initial        capital.
 Class
-------------------------------------------------------------------------------
DELAWARE VIP TRUST
-------------------------------------------------------------------------------
Delaware VIP Small Cap     Capital appreciation
 Value Series - Standard                               DELAWARE MANAGEMENT
 Class                                                 COMPANY
-------------------------------------------------------------------------------
Delaware VIP Trend Series  Long-term capital
 - Standard Class           appreciation
-------------------------------------------------------------------------------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.; DREYFUS STOCK INDEX FUND;
AND DREYFUS VARIABLE INVESTMENT FUND (VIF)
-------------------------------------------------------------------------------
The Dreyfus Socially       Capital growth and,
 Responsible Growth Fund,   secondarily, current
 Inc.: Initial Shares       income
-------------------------------------------------------------------------------
Dreyfus Stock Index Fund,  To match the total return
 Inc.: Initial Shares       of the Standard & Poor's   THE DREYFUS CORPORATION
                            500 Composite Stock Price
                            Index
-------------------------------------------------------------------------------
Dreyfus VIF -              Long-term capital growth
 Appreciation Portfolio:    consistent with the
 Initial Shares /(2)/       preservation of capital.
                             Its secondary goal is
                            current income.
-------------------------------------------------------------------------------
Dreyfus VIF - Money        A high level of current
 Market Portfolio           income as is consistent
                            with the preservation of
                            capital and the
                            maintenance of liquidity
-------------------------------------------------------------------------------
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
-------------------------------------------------------------------------------
FTVIP Templeton Global     High total return
 Asset Allocation Fund -                               TEMPLETON INVESTMENT
 Class 2                                               COUNSEL, LLC
-------------------------------------------------------------------------------
FTVIP Templeton Foreign    Long-term capital growth.
 Securities Fund - Class
 2
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Aggressive     Capital appreciation by
 Growth Fund/VA             investing in "growth
                            type"  companies.
-------------------------------------------------------------------------------
Oppenheimer Main Street    High total return (which
 Fund/VA                    includes growth in the     OPPENHEIMERFUNDS, INC.
                            value of its shares as
                            well as current income)
                            from equity and debt
                            securities.
-------------------------------------------------------------------------------
Oppenheimer Strategic      A high level of current
 Bond Fund/VA               income principally
                            derived from interest on
                            debt securities.
-------------------------------------------------------------------------------
WELLS FARGO VARIABLE TRUST FUNDS
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term total return,
 Asset Allocation Fund      consistent with
 /(3)/                      reasonable risk
-------------------------------------------------------------------------------
Wells Fargo Advantage      Long-term capital           WELLS FARGO FUNDS
 Equity Income Fund/(4)/    appreciation and           MANAGEMENT, LLC
                            above-average dividend
                            income
-------------------------------------------------------------------------------
Wells Fargo Advantage      Total return comprised of
 Large Company Core Fund    long-term capital
 /(5)/                      appreciation and current
                            income
-------------------------------------------------------------------------------

*    The Portfolio's investment objective(s) may be changed by the Portfolio's
     Board of Trustees without shareholder approval.

(1)  Effective July 1, 2005, the AIM V.I. Balanced Fund- Series I will change its name to AIM V.I Basic Balanced Fund-Series I. In addition, the
     Portfolio's objective will change to long-term growth of capital and current income.

(2)  Sub-Advised by Fayez Sarofim & Co.

(3)  Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name toWells Fargo Advantage Asset Allocation Fund. The Portfolio's
     objective has not changed.

(4)  Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. The Portfolio's objective has not changed.

(5)  Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to
     Wells Fargo Advantage Large Company Core Fund. In addition, the Portfolio's objective has changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY
NAMED RETAIL MUTUAL FUND.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general account assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to a Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the
Six Month Dollar Cost Averaging Fixed Account Option ("Six Month DCA Fixed
Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at

                                  13 PROSPECTUS

the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option.

You must transfer all of your money out of the Six Month DCA Fixed Account
Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF
Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Dreyfus Money Market Variable Sub-Account in this manner may not be consistent with the theory of Dollar Cost Averaging described on page 18.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION. Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed Account Option ("Twelve Month DCA
Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option.

You must transfer all of your money out of the Twelve Month DCA Fixed Account
Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Dreyfus VIF
Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Dreyfus VIF Money
Market Variable Sub-Account in equal monthly installments. Transferring Account
Value to the Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 18.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Dollar Cost
Averaging Fixed Account will be allocated to the Dreyfus VIF Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK. We bear the investment risk for all amounts allocated to the
Six Month DCA Fixed Account Option and the Twelve Month DCA Fixed Account
Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current interest rate information, please contact your representative or our customer support unit at 1-800-692-4682.

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a
Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We

                                  14 PROSPECTUS

will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion.
We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your representative or
Allstate New York at 1-800-692-4682. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

                              END OF CONTRACT YEAR

                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract
 Value................  $10,000.00
 X (1 +Annual Interest
 Rate)                     X 1.045
                        ----------
                        $10,450.00
Contract Value at end
 of Contract Year.....              $10,450.00
 X (1 + Annual
 Interest Rate)                        X 1.045
                                    ----------
                                    $10,920.25
Contract Value at end
 of Contract Year.....                          $10,920.25
 X (1 + Annual
 Interest Rate)                                    X 1.045
                                                ----------
                                                $11,411.66
Contract Value at end
 of Contract Year.....                                      $11,411.66
 X (1 + Annual
 Interest Rate)                                                X 1.045
                                                            ----------
     $11,925.19
Contract Value at end
 of Contract Year.....                                                   $11,925.19
 X (1 + Annual
 Interest Rate)                                                             X 1.045
                                                                         ----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a Withdrawal
Charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   Take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   Instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment. We will pay interest from the day the Guarantee
     Period expired until the date of the transfer. The interest will be the rate for the shortest Guarantee Period then being offered; or

4)   Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not

                                  15 PROSPECTUS

     adjust the amount withdrawn to include a Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawal of earnings are taxed as ordinary income, and, if taken prior to age 59 1/2, may be subject to an additional tax penalty

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the
Accumulation Phase, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-692-4682.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the PREFERRED WITHDRAWAL
AMOUNT, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 19, or

..    to satisfy the IRS minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                                  16 PROSPECTUS

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a
Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-692-4682, if you first send us a completed authorization form. The cut off time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or

                                  17 PROSPECTUS

excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity.
Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
     Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable
     Sub-Account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..    the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s). If we determine that a Contract Owner has engaged in a pattern of market timing or excessive trading activity involving multiple Variable Sub-Accounts, we will also require that all future transfer requests be submitted through regular U.S.
mail thereby refusing to accept transfer requests via telephone, facsimile,
Internet, or overnight delivery.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar
Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio
Rebalancing Program, we will

                                  18 PROSPECTUS

automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed
Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Balanced - Series I Sub-Account
Variable Sub-Account and 60% to be in the Fidelity VIP Growth - Initial Class
Sub-Account Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Balanced - Series I Sub-Account Variable Sub-Account now
represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Balanced - Series I Sub-Account
Variable Sub-Account and use the money to buy more units in the Fidelity VIP
Growth - Initial Class Sub-Account Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and automatic Portfolio Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that
Contract. We assess this charge each day during the Accumulation Phase and the
Payout Phase. We guarantee that we will not raise this charge.

                                  19 PROSPECTUS

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

WITHDRAWAL CHARGE We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn.
Beginning on January 1, 2004, if you make a withdrawal before the Payout Start
Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7. During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this
15% "PREFERRED WITHDRAWAL AMOUNT" are not carried forward to future Contract
Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxable as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 7-8. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable
Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-
Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your
Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000.
If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in

                                  21 PROSPECTUS

writing of the change at least 30 days before the scheduled Payout Start Date.
Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one annuitant or
Income Plan 2 with guaranteed payments for 10 years if you have designated a joint Annuitant. After the Payout Start Date, you may not make withdrawals
(except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the investment in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from
60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENT FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS).
Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the
Contract Value at the Payout Start Date. New York does not currently impose a premium tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed

                                  22 PROSPECTUS

Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, if any, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by applicable law to use the same income payment tables for men and women.
Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan, and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate. For qualified plans, where it is appropriate, we may use income payment tables that do not distinguish on the basis of sex.

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b)  the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation
Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

                                  23 PROSPECTUS

A complete request for settlement of the death proceeds must include DUE PROOF
OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS

If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the
Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1.   the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death proceeds, or

3.   the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A
     "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract
     Anniversaries are the first three Death Benefit Anniversaries, or

4.   the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary.
     Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a)  = the withdrawal amount,

(b)  = the Contract Value immediately prior to the withdrawal, and

(c)  = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect the deduction of any applicable
Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge"
section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse does not elect one of these options, the Contract will continue in the Accumulation

                                  24 PROSPECTUS

Phase as if the death had not occurred. If the Contract is continued in the
Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the
Contract Value will be allocated to the Sub-Accounts of the Variable Account.
This excess will be allocated in proportion to your Contract Value in those
Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation
Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii.  transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in the
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 21), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c.   If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner
     may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the new Contract Owner dies prior to the omplete liquidation of the Contract
Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original
Contract Owner's death.

3.   If the new Contract Owner is a corporation or other type of non-living person:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   If the new Contract Owner does not elect the option above, then the new
     Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death
     Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next
     Valuation Date if we receive the request after 3:00 p.m. Central Time).
     Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may
     make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract
Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the following apply:

1.   If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b.   the youngest Beneficiary. You may change the Annuitant before the Payout
     Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b.   If the Contract Owner does not elect the option above, then the Contract
     Owner must receive the Contract Value payable within 5 years of the
     Annuitant's date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18)
     during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

                                  25 PROSPECTUS

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living
Contract Owner from the date of the Annuitant's death to the date on which the
Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.
Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located 100 Motor Parkway, Hauppauge, New York 11788-5107. Our service center is located in Vernon Hills, Illinois.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life") , a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable
Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 26 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We

                                  26 PROSPECTUS

may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable
Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new
Variable Sub-Accounts that invest in additional portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the NASD.

Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales to broker-dealers will not exceed 8.5% of any purchase payments. These commissions are intended to cover distribution expenses. From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

                                  27 PROSPECTUS

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. We no longer issue deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

TAXES

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  29 PROSPECTUS

announced that the regulations

do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL
IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.

Generally, we do

                                  34 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees
(commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section
401(a): a qualified plan fiduciary or an annuitant owner.

..    A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..    An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owner by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section
401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary
form is required in order to change the beneficiary of an annuitant owned
Qualified Plan contract.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION

PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate New York no longer issues annuity contracts to employer sponsored qualified retirement plans. Contracts that have been previously sold to State and Local government and Tax-Exempt organization Deferred Compensation Plans will be administered consistent with the rules for contracts intended to qualify under Section
401(a).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's annual report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656
(telephone: 1-800-692-4682).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,                        2000      2001      2002      2003       2004
---------------------------------------------------------------------------------------------------------------------------------
AIM V.I. BALANCED - SERIES I SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.154  $  8.881  $  7.270   $  8.354
 Accumulation Unit Value, End of Period                                          $10.154  $  8.881  $  7.270  $  8.354   $  8.870
 Number of Units Outstanding, End of Period                                       26,413   122,945   252,907   290,005    278,556
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.242  $  7.001  $  5.230   $  6.689
 Accumulation Unit Value, End of Period                                          $ 9.242  $  7.001  $  5.230  $  6.689   $  7.043
 Number of Units Outstanding, End of Period                                       10,595    65,809   134,666   161,621    175,396
AIM V.I. GOVERNMENT SECURITIES - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.807  $ 11.356  $ 12.290   $ 12.226
 Accumulation Unit Value, End of Period                                          $10.807  $ 11.356  $ 12.290  $ 12.226   $ 12.423
 Number of Units Outstanding, End of Period                                       12.496    51,574   205,419   280,241    227,477
AIM V.I. GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.338  $  5.443  $  3.710   $  4.809
 Accumulation Unit Value, End of Period                                          $ 8.338  $  5.443  $  3.710  $  4.809   $  5.139
 Number of Units Outstanding, End of Period                                       14,487    66,340   103,684   128,420    114,786
AIM V.I. HIGH YIELD - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.362  $  7.845  $  7.294   $  9.223
 Accumulation Unit Value, End of Period                                          $ 8.362  $  7.845  $  7.294  $  9.223   $ 10.132
 Number of Units Outstanding, End of Period                                        7,031    27,476    54,243    74,581    106,724
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.989  $  6,787  $  5.652   $  7.203
 Accumulation Unit Value, End of Period                                          $ 8.989  $  6.787  $  5.652  $  7.203   $  8.820
 Number of Units Outstanding, End of Period                                        6,197    51,835    95,690    96,516     92,690
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  8.980  $  7.754  $  5.339   $  6.595
 Accumulation Unit Value, End of Period                                          $ 8.980  $  7.754  $  5.339  $  6.595   $  6.889
 Number of Units Outstanding, End of Period                                       29,890   132,390   194,292   196,079    182,257
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.950  $  8.621  $  7.718   $  9.791
 Accumulation Unit Value, End of Period                                          $ 9.950  $  8.621  $  7.718  $  9.791   $ 11.165
 Number of Units Outstanding, End of Period                                       16,726    54,431   130,889   142,815    143,910
FIDELITY VIP EQUITY-INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.810  $ 10.145  $  8.320   $ 10.708
 Accumulation Unit Value, End of Period                                          $10.810  $ 10.145  $  8.320  $ 10.708   $ 11.794
 Number of Units Outstanding, End of Period                                        1,655    98,345   343,378   427,122    427,302
 FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.389  $  7.634  $  5.269   $  6.913
 Accumulation Unit Value, End of Period                                          $ 9.389  $  7.634  $  5.269  $  6.913   $  7.057
 Number of Units Outstanding, End of Period                                       12,984   111,676   271,819   292,079    287,423
FIDELITY VIP GROWTH OPPORTUNITIES - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.350  $  7.901  $  6.098   $  7.820
 Accumulation Unit Value, End of Period                                          $ 9.350  $  7.901  $  6.098  $  7.820   $  8.278
 Number of Units Outstanding, End of Period                                        4,746    23,416    49,139    63,281     75,230
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.314  $  7.251  $  5.707   $  8.081
 Accumulation Unit Value, End of Period                                          $ 9.314  $  7.251  $  5.707  $  8.081   $  9.068
 Number of Units Outstanding, End of Period                                        4,880    29,515    84,428    84,019     86,851

                                        36 PROSPECTUS

FTVIP TEMPLETON GLOBAL ASSET ALLOCATION - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.443  $  9.286  $  8.768   $ 11.425
 Accumulation Unit Value, End of Period                                          $10.443  $  9.286  $  8.768  $ 11.425   $ 13.055
 Number of Units Outstanding, End of Period                                          632    13,934    25,836    37,170     38,129
FTVIP TEMPLETON FOREIGN SECURITIES - CLASS 2 SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.522  $  8.728  $  7.019   $  9.164
 Accumulation Unit Value, End of Period                                          $10.522  $  8.728  $  7.019  $  9.164   $ 10.276
 Number of Units Outstanding, End of Period                                        7,881    44,999   110,201   121,630    115,042
OPPENHEIMER AGGRESSIVE GROWTH/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.162  $  6.218  $  4.434   $  5.499
 Accumulation Unit Value, End of Period                                          $ 9.162  $  6.218  $  4.434  $  5.499   $  6.504
 Number of Units Outstanding, End of Period                                       10,578   137,154   289,514   301,948    293,993
OPPENHEIMER MAIN STREET/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.274  $  8.227  $  6.597   $  8.256
 Accumulation Unit Value, End of Period                                          $ 9.274  $  8.227  $  6.597  $  8.256   $  8.924
 Number of Units Outstanding, End of Period                                       35,354   173,074   401,718   494,003    512,442
OPPENHEIMER STRATEGIC BOND/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.320  $ 10.685  $ 11.336   $ 13.218
 Accumulation Unit Value, End of Period                                          $10.320  $ 10.685  $ 11.336  $ 13.218   $ 14.185
 Number of Units Outstanding, End of Period                                        8,730    96,313   220,809   276,973    263,324
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.249  $  7.071  $  4.962   $  6.174
 Accumulation Unit Value, End of Period                                          $ 9.249  $  7.071  $  4.962  $  6.174   $  6.475
 Number of Units Outstanding, End of Period                                       11.070    32,951    39,724    41,869     39,582
DREYFUS STOCK INDEX FUND, INC.: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.409  $  8.159  $  6.255   $  7.929
 Accumulation Unit Value, End of Period                                          $ 9.409  $  8.159  $  6.255  $  7.929   $  8.663
 Number of Units Outstanding, End of Period                                       28,181   185,335   611,361   703,922    677,882
DREYFUS VIF - APPRECIATION: INITIAL SHARES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.931  $  8.894  $  7.314   $  8.752
 Accumulation Unit Value, End of Period                                          $ 9.931  $  8.894  $  7.314  $  8.752   $  9.079
 Number of Units Outstanding, End of Period                                        1,285    27,925    80,006    97,355     93,398
DREYFUS VIF - MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                         --        --        --  $ 10.000   $  8.752
 Accumulation Unit Value, End of Period                                               --        --        --  $  9.957   $  9.911
 Number of Units Outstanding, End of Period                                           --        --        --   398,378    329,692
WELLS FARGO ADVANTAGE ASSET ALLOCATION SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.012  $  9.198  $  7.916   $  9.544
 Accumulation Unit Value, End of Period                                          $10.012  $  9.198  $  7.916  $  9.544   $ 10.306
 Number of Units Outstanding, End of Period                                          667    13,021    54,392    66,680     59,351
WELLS FARGO ADVANTAGE EQUITY INCOME SUB-ACCOUNT ****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 10.429  $  9.741  $  7.766   $  9.679
 Accumulation Unit Value, End of Period                                          $10.429  $  9.741  $  7.766  $  9.679   $ 10.617
 Number of Units Outstanding, End of Period                                          264     8,467    23,695    25,815     30,383
WELLS FARGO ADVANTAGE LARGE COMPANY CORE SUB-ACCOUNT *****
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.048  $  7.218  $  5.286   $  6.451
 Accumulation Unit Value, End of Period                                          $ 9.048  $  7.218  $  5.286  $  6.451   $  6.904
 Number of Units Outstanding, End of Period                                          390     4,893    20,443    40,250     55,986
DELAWARE VIP SMALL CAP VALUE - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $ 11.593  $ 12.802  $ 11.934   $ 16.732
 Accumulation Unit Value, End of Period                                          $11.593  $ 12.802  $ 11.934  $ 16.732   $ 20.073
 Number of Units Outstanding, End of Period                                        7,204    45,515   133,174   157,546    161,967
DELAWARE VIP TREND - STANDARD CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                                    $10.000  $  9.265  $  7.745  $  6.124   $  8.170
 Accumulation Unit Value, End of Period                                          $ 9.265  $  7.745  $  6.124  $  8.170   $  9.084
 Number of Units Outstanding, End of Period                                        5,514    24,184    80,076   112,774    114,856

                                  37 PROSPECTUS

*     The Contracts were first offered on June 1, 2000. The Accumulation Unit
      Values in this table reflect a mortality and expense risk charge of 1.15%
      and an administrative charge of 0.10%. All of the Variable Sub-Accounts, with the exception of the Dreyfus VIF - Money Market Sub-Account which was first offered on April 30, 2003, were first offered under the Contracts on
      June 1, 2000.

**    Effective July 1, 2005, the AIM V.I. Balanced Fund -Series I will change its name to AIM V.I Basic Balanced Fund-Series I. Effective July 1, 2005,
      a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio will be made.

***   Effective April 11, 2005 the Wells Fargo VT Asset Allocation Fund changed its name to Wells Fargo Advantage Asset Allocation Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

****  Effective April 11, 2005 the Wells Fargo VT Equity Income Fund changed its name to Wells Fargo Advantage Equity Income Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***** Effective April 11, 2005 the Wells Fargo VT Growth Fund changed its name to Wells Fargo Advantage Large Company Core Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  38 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.
If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Free Withdrawal
Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee
Period at any time other than during the 30 day period after such Guarantee
Period expires.

                                  39 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

                   EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred  .15 X $10,000.00 = $1,500.00
 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 MARKET VALUE ADJUSTMENT FACTOR: .9 X (I - J)
                                 X N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:
                                 = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  40 PROSPECTUS

APPENDIX C

WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

                              Death Benefit Amount

                                       Contract                  Contract    Death Benefit    Greatest
                                     Value Before  Transaction  Value After   Anniversary    Anniversary
    Date       Type of Occurrence     Occurrence     Amount     Occurrence       Value          Value
---------------------------------------------------------------------------------------------------------
   1/1/05          Issue Date               --       $50,000      $50,000       $50,000        $50,000
---------------------------------------------------------------------------------------------------------
   1/1/06     Contract Anniversary     $55,000            --      $55,000       $50,000        $55,000
---------------------------------------------------------------------------------------------------------
   7/1/06      Partial Withdrawal      $60,000       $15,000      $45,000       $37,500        $41,250
---------------------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $12,500
                                                                        [(w)/(a)] X (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $13,750
                                                                        [(w)/(a)] * (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  41 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  42 PROSPECTUS

SELECTDIRECTIONS(SM) VARIABLE ANNUITY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

STREET ADDRESS: 2940 S. 84TH STREET, LINCOLN, NE 68506-4142 MAILING ADDRESS:
P.O. BOX 82656, LINCOLN, NE 68501-2656 TELEPHONE NUMBER: 1-800-632-3492
PROSPECTUS DATED APRIL 30, 2005

Allstate Life Insurance Company of New York ("Allstate New York") is offering the SelectDirections(SM) Variable Annuity, a group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 27 investment alternatives ("INVESTMENT
ALTERNATIVES"). The investment alternatives including 3 fixed accounts ("FIXED
ACCOUNT") and 24 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Allstate
Life of New York Separate Account A ("VARIABLE ACCOUNT"). Each Variable
Sub-Account invests exclusively in shares of one of the following underlying fund portfolios ("PORTFOLIOS"):

AIM VARIABLE INSURANCE FUNDS:            MFS(R) VARIABLE INSURANCE TRUST(SM):
-----------------------------            ------------------------------------
AIM V.I. Capital Appreciation Fund -     MFS Research Bond Series - Initial
 Series I                                 Class*
AIM V.I. Core Equity Fund - Series I     MFS High Income Series - Initial Class
AIM V.I. Diversified Income Fund -       MFS Investors Trust Series - Initial
 Series I                                 Class
AIM V.I. International Growth Fund -     MFS New Discovery Series - Initial
 Series I                                 Class
AIM V.I. Premier Equity Fund - Series I

FIDELITY(R) VARIABLE INSURANCE PRODUCTS: OPPENHEIMER VARIABLE ACCOUNT FUNDS:
----------------------------------------  -----------------------------------
  Fidelity VIP Contrafund(R) Portfolio - Oppenheimer Core Bond Fund/VA **
   Initial Class                         Oppenheimer Capital Appreciation
  Fidelity VIP Growth Portfolio - Initial Fund/VA
   Class                                 Oppenheimer Global Securities Fund/VA
  Fidelity VIP High Income Portfolio -   Oppenheimer High Income Fund/VA
   Initial Class                         Oppenheimer Main Street Small Cap
  Fidelity VIP Index 500 Portfolio -      Fund/VA
   Initial Class
  Fidelity VIP Investment Grade Bond     VAN KAMPEN LIFE INVESTMENT TRUST:
   Portfolio - Initial Class             ---------------------------------
  Fidelity VIP Overseas Portfolio -      Van Kampen LIT Comstock Portfolio,
   Initial Class                          Class I
                                         Van Kampen LIT Emerging Growth
                                          Portfolio, Class I
                                         Van Kampen LIT Government Portfolio,
                                          Class I
                                         Van Kampen LIT Money Market Portfolio,
                                          Class I

*    Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class.

**   Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA.

WE (Allstate New York) have filed a Statement of Additional Information, dated
April 30, 2005, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://
www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.

                       THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED
                       OR DISAPPROVED THE SECURITIES DESCRIBED IN THIS
                       PROSPECTUS, NOR HAS IT PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS. ANYONE WHO TELLS YOU
                       OTHERWISE IS COMMITTING A FEDERAL CRIME.

                       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
      IMPORTANT        THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                       INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
       NOTICES         CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR
                       GUARANTEED BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY
                       AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT
                       RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                       THE CONTRACTS ARE NOT FDIC INSURED.

                       THE CONTRACTS ARE ONLY AVAILABLE IN NEW YORK.

                                  1 PROSPECTUS

                                                                            PAGE
                                                                            ----
OVERVIEW
  Important Terms                                                              3
  The Contract at a Glance                                                     4
  How the Contract Works                                                       6
  Expense Table                                                                7
  Financial Information                                                        9
CONTRACT FEATURES
  The Contract                                                                 9
  Purchases                                                                   10
  Contract Value                                                              11
  Investment Alternatives                                                     12
     The Variable Sub-Accounts                                                12
     The Fixed Account                                                        14
     Transfers                                                                17
  Expenses                                                                    19
  Access To Your Money                                                        21
  Income Payments                                                             22

                                                                            PAGE
                                                                            ----
  Death Benefits                                                              24
OTHER INFORMATION
  More Information:                                                           26
     Allstate New York                                                        26
     The Variable Account                                                     26
     The Portfolios                                                           27
     The Contract                                                             27
     Non-Qualified Annuities Held Within a Qualified Plan                     28
     Legal Matters                                                            28
  Federal Tax Matters                                                         29
  Annual Reports and Other Documents                                          35
APPENDIX A-ACCUMULATION UNIT VALUES AND NUMBER OF ACCUMULATION
UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS
WERE FIRST OFFERED                                                            38
APPENDIX B -MARKET VALUE ADJUSTMENT                                           38
APPENDIX C - WITHDRAWAL ADJUSTMENT EXAMPLE                                    40
STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS                         41

                                  2 PROSPECTUS

IMPORTANT TERMS

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
                                                                            ----
Accumulation Phase                                                            6
Accumulation Unit                                                            11
Accumulation Unit Value                                                      11
Allstate New York ("We" or "Us")                                              1
Anniversary Values                                                           24
Annuitant                                                                     9
Automatic Additions Program                                                  10
Automatic Portfolio Rebalancing Program                                      18
Beneficiary                                                                   9
Cancellation Period                                                           4
Contract*                                                                     9
Contract Anniversary                                                          5
Contract Owner ("You")                                                        9
Contract Value                                                                5
Contract Year                                                                 4
Death Benefit Anniversary                                                    24
Dollar Cost Averaging Program                                                18
Due Proof of Death                                                           24
Fixed Account                                                                14

                                                                            PAGE
                                                                            ----
Guarantee Periods                                                            15
Income Plans                                                                 22
Investment Alternatives                                                      12
Issue Date                                                                    6
Market Value Adjustment                                                      16
Payout Phase                                                                  6
Payout Start Date                                                             6
Portfolios                                                                   27
Preferred Withdrawal Amount                                                  20
Right to Cancel                                                              11
SEC                                                                           1
Settlement Value                                                             24
Systematic Withdrawal Program                                                21
Tax Qualified Contracts                                                      32
Treasury Rate                                                                16
Valuation Dates                                                              11
Variable Account                                                             26
Variable Sub-Account                                                         12

*    The SelectDirections(SM) Variable Annuity is a group contract and your ownership is represented by certificates. References to "CONTRACT" in this prospectus include certificates, unless the context requires otherwise.

                                  3 PROSPECTUS

THE CONTRACT AT A GLANCE

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS      You can purchase a Contract with as little as
                       $3,000 ($2,000 for a "QUALIFIED CONTRACT" which is a
                       Contract issued with a qualified endorsement). You can
                       add to your Contract as often and as much as you like,
                       but each payment must be at least $100. You must maintain
                       a minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL        You may cancel your Contract within 10 days after receipt
                       (60 days if you are exchanging another contract for the
                       Contract described in this prospectus) ("CANCELLATION
                       PERIOD"). Upon cancellation we will return your purchase
                       payments adjusted, to the extent federal or state law
                       permits, to reflect the investment experience of any
                       amounts allocated to the Variable Account.
-------------------------------------------------------------------------------
EXPENSES               You will bear the following expenses:

                       .    Total Variable Account annual fees equal to 1.25% of
                            average daily net assets

                       .    Annual contract maintenance charge of $30 (with
                            certain exceptions)

                       .    Withdrawal charges ranging from 0% to 7% of payment
                            withdrawn (with certain exceptions)

                       .    Transfer fee of $10 after 12th transfer in any
                            CONTRACT YEAR (fee currently waived)

                       .    State premium tax (New York currently does not
                            impose one).

                       In addition, each Portfolio pays expenses that you will
                       bear indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT             The Contract offers 27 investment alternatives
ALTERNATIVES           including:

                       .    3 Fixed Account Options (which credits interest at
                            rates we guarantee), and

                       .    24 Variable Sub-Accounts investing in Portfolios
                            offering professional money management by:

                       .    A I M Advisors, Inc.

                       .    Fidelity Management & Research Company

                       .    MFS(TM) Investment Management

                       .    OppenheimerFunds, Inc.

                       .    Van Kampen Asset Management

                       To find out current rates being paid on the Fixed
                       Account, or to find out how the Variable Sub-Accounts
                       have performed, please call us at 1-800-632-3492.
-------------------------------------------------------------------------------
SPECIAL SERVICES       For your convenience, we offer these special services:

                       .    AUTOMATIC PORTFOLIO REBALANCING PROGRAM

                       .    AUTOMATIC ADDITIONS PROGRAM

                       .    DOLLAR COST AVERAGING PROGRAM

                       .    SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS        You can choose fixed income payments, variable income
                       payments, or a combination of the two. You can receive
                       your income payments in one of the following ways:

                       .    life income with guaranteed payments

                       .    joint and survivor life income with guaranteed
                            payments

                       .    guaranteed payments for a specified period (5 to 30
                            years)
-------------------------------------------------------------------------------

                                  4 PROSPECTUS

DEATH BENEFITS         If you die before the PAYOUT START DATE, we will pay the
                       death benefit described in the Contract.
-------------------------------------------------------------------------------
TRANSFERS              Before the Payout Start Date, you may transfer your
                       Contract value ("CONTRACT VALUE") among the investment
                       alternatives, with certain restrictions. Transfers to the
                       Fixed Account must be at least $500.

                       We do not currently impose a fee upon transfers. However,
                       we reserve the right to charge $10 per transfer after the
                       12th transfer in each "Contract Year," which we measure
                       from the date we issue your Contract or a Contract
                       anniversary ("CONTRACT ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS            You may withdraw some or all of your Contract Value at
                       anytime during the Accumulation Phase. Full or partial
                       withdrawals also are available under limited
                       circumstances on or after the Payout Start Date.

                       In general, you must withdraw at least $50 at a time
                       ($1,000 for withdrawals made during the Payout Phase).
                       Withdrawals taken during the Accumulation Phase are
                       generally considered to come from the earnings in the
                       Contract first. If the Contract is tax-qualified,
                       generally all withdrawals are treated as distributions of
                       earnings. Withdrawals of earnings are taxed as ordinary
                       income and, if taken prior to age 59 1/2, may be subject
                       to an additional 10% federal tax penalty. A withdrawal
                       charge and MARKET VALUE ADJUSTMENT also may apply.
--------------------------------------------------------------------------------

                                  5 PROSPECTUS

HOW THE CONTRACT WORKS

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 27 investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them.
You do this during what we call the "ACCUMULATION PHASE" of the Contract. The
Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable
Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS")
described on page 22. You receive income payments during what we call the
"PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select.
During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable
Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                Payout Start
Date            Accumulation Phase       Date                 Payout Phase
-------------------------------------------------------------------------------------------------
You buy    You save for retirement   You elect to receive    You can receive    Or you can receive
a Contract                           income payments or      income payments    income payments
                                     receive a lump sum      for a set period   for life
                                     payment

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner, or if there is none, the
BENEFICIARY will exercise the rights and privileges provided by the Contract.
See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if none, to your
Beneficiary. See "Death Benefits."

Please call us at 1-800-632-3492 if you have any question about how the Contract works.

                                  6 PROSPECTUS

EXPENSE TABLE

The following tables describe the fees and expenses that you will pay when buying, owning, making withdrawals or surrendering the Contract. The first table describes the fees and expenses that you will pay when you make a withdrawal, surrender the Contract, or transfer Contract Value among the investment alternatives. Premium taxes are not reflected in the tables because New York currently does not impose premium taxes on annuities.

CONTRACT OWNER TRANSACTION EXPENSES

Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5    6     7+
 Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        7%   6%   5%   4%   3%   2%   1%    0%
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00**
-------------------------------------------------------------------------------------------------

*    Each Contract Year, you may withdraw up to 15% of purchase payments without incurring a Withdrawal Charge or a Market Value Adjustment.

**   Applies solely to the thirteenth and subsequent transfers within a Contract
     Year, excluding transfers due to dollar cost averaging or automatic portfolio rebalancing. We are currently waiving the transfer fee.

The next tables describe the fees and expenses that you will pay periodically during the time you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge                                  $30.00/(1)/
--------------------------------------------------------------------------------

(1)  We will waive this charge in certain cases.

VARIABLE ACCOUNT ANNUAL EXPENSES
 (AS A PERCENTAGE OF DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.15%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.25%
-------------------------------------------------------------------------------

PORTFOLIO ANNUAL EXPENSES (AS A PERCENTAGE OF PORTFOLIO AVERAGE DAILY NET
ASSETS)(1)

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the
Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                            ANNUAL PORTFOLIO EXPENSES

                                                               Minimum   Maximum
--------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses
(expenses that are deducted from Portfolio
assets, which may include
management fees, and
other expenses)                                                  0.10%    1.14%
--------------------------------------------------------------------------------

(1)  Expenses are shown as a percentage of Portfolio average daily net assets
     (before any waiver or reimbursement) as of December 31, 2004.

                                  7 PROSPECTUS

EXAMPLES

EXAMPLE 1

This Example is intended to help you compare the cost of investing in the
Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable
Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount that you would bear directly or indirectly if you:

..    invested $10,000 in the Contract for the time periods indicated,

..    earned a 5% annual return on your investment, and

..    surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLES DO NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO
PAY IF YOU SURRENDER YOUR CONTRACT.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below, because of variations in a Portfolio's expense ratio from year to year.

                                 1 Year    3 Years    5 Years   10 Years
------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses                 $785     $1,181    $1,601     $3,015
------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses                 $678     $  859    $1,059     $1,911
------------------------------------------------------------------------

EXAMPLE 2

 This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.

                                  1Year     3Years     5Years    10Years
------------------------------------------------------------------------
Costs Based on
Maximum Annual
Portfolio Expenses                $275      $841       $1,431    $3,015
------------------------------------------------------------------------
Costs Based on
Minimum Annual
Portfolio Expenses                $168      $519       $  889    $1,911
------------------------------------------------------------------------

PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF
PAST OR FUTURE EXPENSES. YOUR RATE OF RETURN MAY BE HIGHER OR LOWER THAN 5%,
WHICH IS NOT GUARANTEED. THE EXAMPLES DO NOT ASSUME THAT ANY PORTFOLIO EXPENSE
WAIVERS OR REIMBURSEMENT ARRANGEMENTS ARE IN EFFECT FOR THE PERIODS PRESENTED.
THE EXAMPLES REFLECT THE FREE WITHDRAWAL AMOUNTS, IF APPLICABLE, AND THE
DEDUCTION OF THE ANNUAL CONTRACT MAINTANENCE CHARGE OF $30 EACH YEAR.

                                  8 PROSPECTUS

FINANCIAL INFORMATION

To measure the value of your investment in the Variable Sub-Accounts during the
Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT."
Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Attached as Appendix A to this prospectus are tables showing the Accumulation
Unit Values of each Variable Sub-Account since the date the Contracts were first offered. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the
Statement of Additional Information. The financial statements of Allstate New
York also appear in the Statement of Additional Information.

THE CONTRACT

CONTRACT OWNER

The SelectDirections(SM) Variable Annuity is a contract between you, the
Contract Owner, and Allstate New York, a life insurance company. As the Contract
Owner, you may exercise all of the rights and privileges provided to you by the
Contract. That means it is up to you to select or change (to the extent permitted):

..    the investment alternatives during the Accumulation and Payout Phases,

..    the amount and timing of your purchase payments and withdrawals,

..    the programs you want to use to invest or withdraw money,

..    the income payment plan you want to use to receive retirement income,

..    the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..    the Beneficiary or Beneficiaries who will receive the benefits that the
     Contract provides when the last surviving Contract Owner dies, and

..    any other rights that the Contract provides.

If you die prior to the Payout Start Date, the new Contract Owner will be the surviving Owner. If there is no surviving Owner, the new Contract Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Contract
Owner may exercise the rights and privileges provided by the Contract, except that if the new Contract Owner took ownership as the Beneficiary, the new
Contract Owner's rights will be subject to any restrictions previously placed upon the Beneficiary.

The Contract cannot be jointly owned by both a non-living person and a living person. If the Owner is a Grantor Trust, the Contract Owner will be considered a non-living person for purposes of the Death of Owner and Death of Annuitant provisions of your Contract. The maximum age of the oldest Contract Owner cannot exceed 85 as of the date we receive the completed application. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

The Contract can alo be purchased as an IRA or TSA (also known as 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract.

ANNUITANT

The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. The maximum age of the oldest Annuitant cannot exceed 85 as of the date we receive the completed application. If the Contract Owner is a living person you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

..    the youngest Contract Owner, if living, otherwise

..    the youngest Beneficiary.

BENEFICIARY

The Beneficiary is the person who may elect to receive the death benefit or become the new Contract Owner subject to the Death of Owner provision if the sole surviving Contract Owner dies before the Payout Start Date. See "Death
Benefits" on page 24. If the sole surviving Contract Owner dies after the Payout
Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more primary and contingent Beneficiaries when you apply for a Contract. The primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Contract upon the death of the sole surviving Contract Owner. The contingent Beneficiary is the Beneficiary(ies)
entitled to receive benefits under the Contract when all primary

                                  9 PROSPECTUS

Beneficiaries predecease the sole surviving Contract Owner.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of
Beneficiary form to be signed and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form, whether or not the Annuitant is living when we receive the notice. Each change is subject to any payment made by us or any other action we take before we accept the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you do not name a Beneficiary or, if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

..    your spouse or, if he or she is no longer alive,

..    your surviving children equally, or if you have no surviving children,

..    your estate.

If more than one Beneficiary survives you, we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT

Only an Allstate New York officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the
Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT

You may not assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of qualified plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH YOUR ATTORNEY BEFORE TRYING TO ASSIGN YOUR
CONTRACT.

PURCHASES

MINIMUM PURCHASE PAYMENTS

Your initial purchase payment must be at least $3,000 ($2,000 for a Qualified
Contract). All subsequent purchase payments must be $100 ($500 for allocation to the Fixed Account or the Dollar Cost Averaging Fixed Account) or more. You may make purchase payments at any time prior to the Payout Start Date. We reserve the right to limit the maximum amount of purchase payments, or reduce the minimum purchase payment we will accept. We reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM

You may make subsequent purchase payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Please consult with your Personal Financial Representative for detailed information.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payments among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the investment alternatives.

We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive, in good order, written notice of the change.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our service

                                  10 PROSPECTUS

center located in Lincoln, Nebraska (mailing address: P.O. Box 82656, Lincoln,
NE 68501-2656).

We are open for business each day Monday through Friday that the New York Stock
Exchange is open for business. We also refer to these days as "VALUATION DATES."
Our business day closes when the New York Stock Exchange closes, usually 4:00
p.m. Eastern Time (3:00 p.m. Central Time). If we receive your purchase payment after 4:00 p.m. Eastern Time (3:00 p.m. Central Time) on any Valuation Date, we
will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

RIGHT TO CANCEL

You may cancel the Contract by returning it to us within the Cancellation
Period, which is the 10 day period after you receive the Contract (60 days if you are exchanging another contract for the Contract described in this prospectus). You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. Upon cancellation, as permitted by federal or state law, we will return your purchase payments allocated to the Variable Account after an adjustment to the extent federal or state law permits to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code Section 408(b), we will refund the greater of any purchase payment or the Contract Value.

CONTRACT VALUE

On the Issue Date, the Contract Value is equal to the initial purchase payment.
Your Contract Value at any other time during the Accumulation Phase is equal to the sum of the value as of the most recent Valuation Date of your Accumulation
Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

ACCUMULATION UNITS

To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation
Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the
Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable
Sub-Account to your Contract. Withdrawals and transfers from a Variable
Sub-Account would, of course, reduce the number of Accumulation Units of that
Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE

As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

..    changes in the share price of the Portfolio in which the Variable
     Sub-Account invests, and

..    the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees
(currently waived) separately for each Contract. They do not affect Accumulation
Unit Value. Instead, we obtain payment of those charges and fees by redeeming
Accumulation Units. For details on how we calculate Accumulation Unit Value, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUSES FOR THE PORTFOLIOS THAT ACCOMPANY THIS
PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH PORTFOLIO ARE VALUED,
SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE
CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

                                  11 PROSPECTUS

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS

You may allocate your purchase payments to up to 24 Variable Sub-Accounts. Each
Variable Sub-Account invests in the shares of a corresponding Portfolio. Each
Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the accompanying prospectus for the Portfolio. You should carefully review the Portfolio prospectuses before allocating amounts to the Variable Sub-Accounts.

PORTFOLIO:               EACH PORTFOLIO SEEKS:         INVESTMENT ADVISOR:
-------------------------------------------------------------------------------
AIM VARIABLE INSURANCE FUNDS
-------------------------------------------------------------------------------
AIM V.I. Capital         Growth of capital
 Appreciation Fund -
 Series I*
-------------------------------------------------------------------------------
AIM V.I. Core Equity     Growth of capital
 Fund - Series I*                                        A I M ADVISORS, INC.
-------------------------------------------------------------------------------
AIM V.I. Diversified     High level of current income
 Income Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. International   Long-term growth of capital
 Growth Fund - Series
 I*
-------------------------------------------------------------------------------
AIM V.I. Premier Equity  Long-term growth of capital
 Fund - Series I*         with income as a secondary
                          objective
-------------------------------------------------------------------------------
FIDELITY(R) VARIABLE INSURANCE PRODUCTS
-------------------------------------------------------------------------------
Fidelity VIP             Long-term capital
 Contrafund(R)            appreciation.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
Fidelity VIP Growth      To achieve capital
 Portfolio - Initial      appreciation.
 Class
-------------------------------------------------------------------------------
Fidelity VIP High        High level of current
 Income Portfolio -       income, while also
 Initial Class            considering growth of          FIDELITY MANAGEMENT &
                          capital.                       RESEARCH COMPANY
-------------------------------------------------------------------------------
Fidelity VIP Index 500   Investment results that
 Portfolio - Initial      correspond to the total
 Class                    return of common stocks
                          publicly traded in
                          the United States,
                          as represented by
                          the Standard &
                          Poor's 500(SM) Index
                          (S&P 500(R)).
-------------------------------------------------------------------------------
Fidelity VIP Investment As high a level of
 current Grade Bond Portfolio - income as is
 consistent Initial Class with the
 preservation of capital.
-------------------------------------------------------------------------------
Fidelity VIP Overseas Long-term growth of
capital.
 Portfolio - Initial
 Class
-------------------------------------------------------------------------------
MFS(R) VARIABLE INSURANCE TRUST(SM)
-------------------------------------------------------------------------------
MFS Research Bond        To provide total return
 Series - Initial         (high current income and
 Class**                  long-term growth of
                          capital)
-------------------------------------------------------------------------------
MFS High Income Series   High current income by
 - Initial Class          investing primarily in a
                          professionally managed         MFS(TM) INVESTMENT
                          diversified portfolio of       MANAGEMENT
                          fixed income securities,
                          some of which may involve
                          equity features
-------------------------------------------------------------------------------
MFS Investors Trust      To provide long-term growth
 Series - Initial Class   of capital and secondarily
                          to provide reasonable
                          current income
-------------------------------------------------------------------------------
MFS New Discovery        Capital appreciation.
 Series - Initial Class
-------------------------------------------------------------------------------

                                  12 PROSPECTUS

OPPENHEIMER VARIABLE ACCOUNT FUNDS
-------------------------------------------------------------------------------
Oppenheimer Core Bond    High level of current
 Fund/VA***               income. As a secondary
                          objective, the
                          Portfolio seeks
                          capital appreciation
                          when consistent with
                          its primary
                          objective.
-------------------------------------------------------------------------------
Oppenheimer Capital      Capital appreciation by
 Appreciation Fund/VA     investing in securities of
                          well-known, established
                          companies.
-------------------------------------------------------------------------------
Oppenheimer Global       Long-term capital               OPPENHEIMERFUNDS, INC.
 Securities Fund/VA       appreciation by investing a
                          substantial portion
                          of assets in
                          securities of
                          foreign issuers,
                          growth-type
                          companies, cyclical
                          industries and
                          special situations
                          that are considered
                          to have appreciation
                          possibilities.
-------------------------------------------------------------------------------
Oppenheimer High Income  A high level of current
 Fund/VA                  income from investment in
                          high-yield fixed-income
                          securities.
-------------------------------------------------------------------------------
Oppenheimer Main Street  Capital appreciation.
 Small Cap Fund/VA
-------------------------------------------------------------------------------
VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------------------------------------------------------
Van Kampen LIT Comstock  Capital growth and income      VAN KAMPEN ASSET
 Portfolio, Class I       through investments in        MANAGEMENT
                          equity securities,
                          including common stocks,
                          preferred stocks and
                          securities convertible into
                          common and preferred
                          stocks.
-------------------------------------------------------------------------------
Van Kampen LIT Emerging  Capital appreciation.
 Growth Portfolio,
 Class I
-------------------------------------------------------------------------------
Van Kampen LIT           High current return
 Government Portfolio,    consistent with
 Class I                  preservation of capital
-------------------------------------------------------------------------------
Van Kampen LIT Money     Protection of capital and
 Market Portfolio,        high current income through
 Class I                  investments in money market
                          instruments.
-------------------------------------------------------------------------------

*    The Portfolio's investment objective(s) may be changed by the Portfolio's
     Board of Trustees without shareholder approval

..**  Effective May 1, 2005, the MFS Bond Series-Initial Class will change its name to MFS Research Bond Series-Initial Class. In addition, the
     Portfolio's objective will change as described above.

***  Effective April 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA. The Portfolio's objective has not changed.

AMOUNTS YOU ALLOCATE TO VARIABLE SUB-ACCOUNTS MAY GROW IN VALUE, DECLINE IN
VALUE, OR GROW LESS THAN YOU EXPECT, DEPENDING ON THE INVESTMENT PERFORMANCE OF
THE PORTFOLIOS IN WHICH THOSE VARIABLE SUB-ACCOUNTS INVEST. YOU BEAR THE
INVESTMENT RISK THAT THE PORTFOLIOS MIGHT NOT MEET THEIR INVESTMENT OBJECTIVES.
SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR
ENDORSED BY ANY BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

VARIABLE INSURANCE PORTFOLIOS MIGHT NOT BE MANAGED BY THE SAME PORTFOLIO
MANAGERS WHO MANAGE RETAIL MUTUAL FUNDS WITH SIMILAR NAMES. THESE PORTFOLIOS ARE
LIKELY TO DIFFER FROM SIMILARLY NAMED RETAIL FUNDS IN ASSETS, CASH FLOW, AND TAX
MATTERS. ACCORDINGLY, THE HOLDINGS AND RESULTS OF A VARIABLE INSURANCE PORTFOLIO
CAN BE EXPECTED TO BE HIGHER OR LOWER THAN THE INVESTMENT RESULTS OF A SIMILARLY
NAMED RETAIL MUTUAL FUND.

                                  13 PROSPECTUS

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT

You may allocate all or a portion of your purchase payments to the Fixed Account
Options. We will credit a minimum annual interest rate of 3% to money you allocate to any of the Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account Option does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTIONS

SIX MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program allocating purchase payments to the Six Month Dollar Cost Averaging Fixed Account Option
("Six Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for six months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Six
Month DCA Fixed Account Option. You must transfer all of your money out of the
Six Month DCA Fixed Account Option to the Variable Sub-Accounts in six equal monthly installments. If you discontinue the Six Month DCA Fixed Account Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the
Six Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT
Money Market Variable Sub-Account in equal monthly installments. Transferring
Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

TWELVE MONTH DOLLAR COST AVERAGING FIXED ACCOUNT OPTION

Under this Option, you may establish a Dollar Cost Averaging Program by allocating purchase payments to the Twelve Month Dollar Cost Averaging Fixed
Account Option ("Twelve Month DCA Fixed Account Option"). We will credit interest to purchase payments you allocate to this Option for twelve months at the current rate in effect at the time of allocation. We will credit interest daily at a rate that will compound at the annual interest rate we guaranteed at the time of allocation.

We will follow your instructions in transferring amounts monthly from the Twelve
Month DCA Fixed Account Option. You must transfer all of your money out of the
Twelve Month DCA Fixed Account Option to the Variable Sub-Accounts in twelve equal monthly installments. If you discontinue the Dollar Cost Averaging Option before the end of the transfer period, we will transfer the remaining balance in this Option to the Van Kampen LIT Money Market Variable Sub-Account unless you request a different investment alternative. No transfers are permitted into the
Twelve Month DCA Fixed Account.

For each purchase payment allocated to this Option, your first monthly transfer will occur at the end of the first month following such purchase payment. If we do not receive an allocation from you within one month of the date of payment, we will transfer the payment plus associated interest to the Van Kampen LIT
Money Market Variable Sub-Account in equal monthly installments. Transferring
Account Value to the Van Kampen LIT Money Market Variable Sub-Account in this manner may not be consistent with the theory of dollar cost averaging described on page 19.

At the end of the transfer period, any nominal amounts remaining in the Six
Month Dollar Cost Averaging Fixed Account or the Twelve Month Term Dollar Cost
Averaging Fixed Account will be allocated to the Van Kampen LIT Money Market
Variable Sub-Account.

Transfers out of the Dollar Cost Averaging Fixed Account Options do not count towards the 12 transfers you can make without paying a transfer fee.

INVESTMENT RISK

We bear the investment risk for all amounts allocated to the Six Month DCA Fixed
Account Option and the Twelve Month DCA Fixed Account Option. That is because we guarantee the current interest rates we credit to the amounts you allocate to either of these Options, which will never be less than the minimum guaranteed rate in the Contract. Currently, we determine, in our sole discretion, the amount of interest credited in excess of the guaranteed rate.

We may declare more than one interest rate for different monies based upon the date of allocation to the Six Month DCA Fixed Account Option and the Twelve
Month DCA Fixed Account Option. For current rate information, please contact your representative or our customer support unit at 1-800-632-3492.

                                  14 PROSPECTUS

GUARANTEE PERIODS

Under this option, each payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a
Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods. You select one or more Guarantee Periods for each purchase payment or transfer. If you do not select the Guarantee Period for a purchase payment or transfer, we will assign the shortest Guarantee Period available under the Contract for such payment or transfer.

Each payment or transfer allocated to a Guarantee Period must be at least $500.
We reserve the right to limit the number of additional purchase payments that you may allocate to the Fixed Account. Please consult with your Personal
Financial Representative for more information.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for
Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your Personal Financial Representative or Allstate
New York at 1-800-632-3492. The interest rate will never be less than the minimum guaranteed amount stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period.

The following example illustrates how a purchase payment allocated to the Fixed
Account would grow, given an assumed Guarantee Period and effective annual interest rate:

Purchase Payment....................................................    $10,000
Guarantee Period....................................................    5 years
Annual Interest Rate................................................      4.50%

Total Interest Credited During Guarantee Period = $2,461.82 ($12,461.82-$10,000)

END OF CONTRACT YEAR

                                             YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                                           ----------  ----------  ----------  ----------  ------------
Beginning Contract Value.................  $10,000.00
 X (1 + Annual Interest Rate)                 X 1.045
                                           ----------
                                           $10,450.00

Contract Value at end of Contract Year...              $10,450.00
 X (1 + Annual Interest                                   X 1.045
                                                       ----------
                                                       $10,920.25

Contract Value at end of Contract Year...                          $10,920.25
 X (1 + Annual Interest Rate)                                         X 1.045
                                                                   ----------
                                                                   $11,411.66

Contract Value at end of Contract Year...                                      $11,411.66
 X (1 + Annual Interest Rate)                                                     X 1.045
                                                                               ----------
                                                                               $11,925.19

Contract Value at end of Contract Year...                                                   $11,925.19
 X (1 + Annual Interest Rate)                                                                  X 1.045
                                                                                           -----------
                                                                                            $12,461.82

This example assumes no withdrawals during the entire 5 year Guarantee Period.
If you were to make a withdrawal, you may be required to pay a Withdrawal
Charge. In addition, the amount withdrawn may be increased or decreased by a
Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10%
federal tax penalty. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract.

                                  15 PROSPECTUS

RENEWALS. At least 15 but not more than 45 days prior to the end of each
Guarantee Period, we will mail you a notice asking you what to do with your money, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)   take no action. We will automatically apply your money to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2)   instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous
     Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)   instruct us to transfer all or a portion of your money to one or more
     Variable Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a
     Market Value Adjustment. We will pay interest from the day the Guarantee
     Period expired until the date of the transfer. The interest will be the rate for the Shortest Guarantee Period then being offered; or

4)   withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a
     Market Value Adjustment. You may also be required to pay premium taxes and withholding (if applicable). The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee
     Period of the shortest duration available. The new Guarantee Period will begin on the day the previous Guarantee Period ends. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

Under our automatic laddering program ("Automatic Laddering Program"), you may choose, in advance, to use Guarantee Periods of the same length for all renewals. You can select the Automatic Laddering Program at any time during the
Accumulation Phase, including on the Issue Date. We will apply renewals to
Guarantee Periods of the selected length until you direct us in writing to stop.
We may stop offering the Automatic Laddering Program at any time. For additional information on the Automatic Laddering Program, please call our customer service center at 1-800-632-3492.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Preferred Withdrawal
Amount, and transfers from a Guarantee Period, other than those taken during the
30 day period after such Guarantee Period expires, are subject to a Market Value
Adjustment. A Market Value Adjustment also applies when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30 day period after such Guarantee Period expires). A positive Market Value Adjustment will apply to amounts currently invested in a
Guarantee Period that are paid out as death benefits. We will not apply a Market
Value Adjustment to a transfer you make as part of a Dollar Cost Averaging
Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

..    within the Preferred Withdrawal Amount as described on page 20, or

..    to satisfy the IRS minimum distribution rules for a qualified Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the
Guarantee Period when you remove your money. "TREASURY RATE" means the U.S.
Treasury Note Constant Maturity Yield as reported in Federal Reserve Board
Statistical Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value
Adjustment and any withdrawal charge, premium taxes, and income tax withholding
(if applicable) could reduce the amount you receive upon full withdrawal of your
Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee
Period is higher than the applicable current Treasury Rate for a period equal to the time remaining in the Guarantee Period, then the Market Value Adjustment will result in a higher amount payable to you or transferred. Conversely, if the
Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable Treasury Rate for a period equal to the time remaining in the
Guarantee Period, then the Market Value Adjustment will result in a lower amount payable to you or transferred.

For example, assume that you purchase a Contract and you select an initial
Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is
4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market
Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be

                                  16 PROSPECTUS

negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS

TRANSFERS DURING THE ACCUMULATION PHASE

During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. The minimum amount that you may transfer into a
Guarantee Period is $500. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Portfolio on the same day as one transfer. Transfers you make as part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program do
not count against the 12 free transfers per Contract Year.

We will process transfer requests that we receive before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for that Date. We will process requests completed after 4:00 p.m. Eastern
Time (3:00 p.m. Central Time) on any Valuation Date using the Accumulation Unit
Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request.
If we decide to postpone transfers from the Fixed Account for 10 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces your value in such
Guarantee Period to less than $500, we will treat the request as a transfer of the entire value in such Guarantee Period.

We reserve the right to waive any transfer fees and restrictions.

TRANSFERS DURING THE PAYOUT PHASE

During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any portion of your right to receive fixed income payments into variable income payments.

You may not make any transfers for the first 6 months after the Payout Start
Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your income payments consisting of fixed income payments. Your transfers must be at least 6 months apart.

TELEPHONE TRANSFERS

You may make transfers by telephone by calling 1-800-632-3492, if you first send us a completed authorization form. The cut off-time for telephone transfer requests is 4:00 p.m. Eastern Time (3:00 p.m. Central Time). In the event that the New York Stock Exchange closes early, i.e., before 4:00 p.m. Eastern Time
(3:00 p.m. Central Time), or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair
Portfolio performance. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

                                  17 PROSPECTUS

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable
Sub-Accounts, not all market timing or excessive trading is identifiable or preventable. Imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it first occurs. To the extent that such trading activity occurs prior to detection and the imposition of trading restrictions, the portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any
Contract year, or to refuse any transfer request, if:

..    we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable
     Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..    we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of
     Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..    the total dollar amount being transferred, both in the aggregate and in the transfer request;

..    the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a sub-account in a short period of time can constitute market timing);

..    whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain
     Sub-account underlying portfolios that we have identified as being susceptible to market timing activities;

..    whether the manager of the underlying portfolio has indicated that the transfers interfere with portfolio management or otherwise adversely impact the portfolio; and

..    the investment objectives and/or size of the Sub-account underlying portfolio.

If we determine that a contract owner has engaged in market timing or excessive trading activity, we will restrict that contract owner from making future additions or transfers into the impacted Sub-account(s). If we determine that a contract owner has engaged in a pattern of market timing or excessive trading activity involving multiple Sub-accounts, we will also require that all future transfer requests be submitted through regular U.S. mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. Any Sub-account or transfer restrictions will be uniformly applied.

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

DOLLAR COST AVERAGING PROGRAM

Through the Dollar Cost Averaging Program, you may automatically transfer a set amount every month during the Accumulation Phase from any Variable Sub-Account, the Six Month Dollar Cost Averaging Fixed Account, or the Twelve Month Dollar
Cost Averaging Fixed Account, to any other Variable Sub-Account. You may not use dollar cost averaging to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract
Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.

Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM

Once you have allocated your money among the Variable Sub-Accounts, the performance of each Variable Sub-Account may cause a shift in the percentage you allocated to each Variable Sub-Account. If you select our Automatic Portfolio
Rebalancing Program, we will

                                  18 PROSPECTUS

automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed
Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

Assume that you want your initial purchase payment split among 2 Variable
Sub-Accounts. You want 40% to be in the AIM V.I. Capital Appreciation Variable
Sub-Account and 60% to be in the Fidelity VIP Growth Variable Sub-Account. Over
the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Capital Appreciation
Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Capital
Appreciation Variable Sub-Account and use the money to buy more units in the
Fidelity VIP Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

The Automatic Portfolio Rebalancing Program is available only during the
Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your
Contract Value allocated to the better performing segments.

You may not use the Dollar Cost Averaging and the Automatic Portfolio
Rebalancing programs at the same time.

EXPENSES

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE

During the Accumulation Phase, on each Contract Anniversary, we will deduct a
$30 contract maintenance charge from your Contract Value invested in each
Variable Sub-Account in proportion to the amount invested. We also will deduct a full contract maintenance charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver, described below. During the Payout
Phase, we will deduct the charge proportionately from each income payment.

The charge is for the cost of maintaining each Contract and the Variable
Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies.
We cannot increase the charge. We will waive this charge if:

..    total purchase payments equal $50,000 or more, or

..    all of your money is allocated to the Fixed Account on a Contract
     Anniversary.

MORTALITY AND EXPENSE RISK CHARGE

We deduct a mortality and expense risk charge daily at an annual rate of 1.15%
of the average daily net assets you have invested in the Variable Sub-Accounts.
The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk
(expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.

ADMINISTRATIVE EXPENSE CHARGE

We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given
Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase.
We guarantee that we will not raise this charge.

TRANSFER FEE

We do not currently impose a fee upon transfers among the investment alternatives. However, we reserve the right to charge $10 per transfer after the
12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Automatic Portfolio
Rebalancing Program.

                                  19 PROSPECTUS

WITHDRAWAL CHARGE

We may assess a Withdrawal Charge of up to 7% of the purchase payment(s) you withdraw in excess of the Preferred Withdrawal Amount, adjusted by a Market
Value Adjustment. The charge declines by 1% annually to 0% after 7 complete years from the day we receive the purchase payment being withdrawn. Beginning on
January 1, 2004, if you make a withdrawal before the Payout Start Date, we will apply the Withdrawal Charge percentage in effect on the date of the withdrawal, or the Withdrawal Charge percentage in effect on the following day, whichever is lower. A schedule showing how the Withdrawal Charge declines appears on page 7.
During each Contract Year, you can withdraw up to 15% of purchase payments without paying the Withdrawal Charge. Unused portions of this 15% "PREFERRED
WITHDRAWAL AMOUNT" are not carried forward to future Contract Years.

We determine the Withdrawal Charge by:

..    multiplying the percentage corresponding to the number of complete years since we received the purchase payment being withdrawn, times

..    the part of each purchase payment withdrawal that is in excess of the
     Preferred Withdrawal Amount, adjusted by a Market Value Adjustment.

We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest purchase payments first. However, for federal income tax purposes, please note that withdrawals are considered to have come first from earnings in the
Contract, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

..    on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive income payments for a specified period of less than 120 months);

..    the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..    withdrawals taken to satisfy IRS required minimum distribution rules for the Contract; or

..    withdrawals made after all purchase payments have been withdrawn.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the
Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. Withdrawals may also be subject to a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

PREMIUM TAXES

Currently, we do not make deductions for premium taxes under the Contract because New York does not charge premium taxes on annuities. We may deduct taxes that may be imposed in the future from purchase payments or the Contract Value when the tax is incurred or at a later time.

DEDUCTION FOR VARIABLE ACCOUNT INCOME TAXES

We are not currently making a provision for such taxes. In the future, however, we may make a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable
Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Federal Tax Matters section.

OTHER EXPENSES

Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectuses for the Portfolios. For a summary of the maximum and minimum amounts for these charges and expenses, see pages 8-9. We may receive compensation from the investment advisers or administrators of the Portfolios for administrative services we provide to the Portfolios.

                                  20 PROSPECTUS

ACCESS TO YOUR MONEY

You can withdraw some or all of your Contract Value at any time prior to the
Payout Start Date. Full or partial withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our customer service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel
Accumulation Units in an amount equal to the withdrawal and any applicable
Withdrawal Charge and premium taxes.

Withdrawals taken during the Accumulation Phase are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable
Sub-Account.

If you request a total withdrawal, you must return your Contract to us.

POSTPONEMENT OF PAYMENTS

We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1.   The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2.   An emergency exists as defined by the SEC; or

3.   The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to
6 months or a shorter period if required by law. If we delay payment or transfer for 10 business days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start
Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the
Dollar Cost Averaging Program or the Automatic Portfolio Rebalancing Program.

Depending on fluctuations in the net asset value of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE

If your request for a partial withdrawal would reduce the amount in any
Guarantee Period to less than $500, we will treat it as a request to withdraw the entire amount invested in such Guarantee Period. If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we will inform you in writing of our intention to terminate your
Contract and give you at least 30 days in which to make an additional purchase payment to restore your Contract's value to the contractual minimum of $1,000.
If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

                                  21 PROSPECTUS

INCOME PAYMENTS

PAYOUT START DATE

The Payout Start Date is the day that we apply your money to an Income Plan. The
Payout Start Date must be no later than the day the Annuitant reaches age 90, or the 10th Contract Anniversary, if later. You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS

An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of
Income Plan until 30 days before the Payout Start Date. If you do not select an
Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years if you have designated only one Annuitant, or
Income Plan 2 with guaranteed payments for 10 years if you have designated joint
Annuitants. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

..    fixed income payments;

..    variable income payments; or

..    a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis". Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the
Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from
60 to 360 months.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under
this plan, we make periodic income payments for at least as long as either the
Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint
Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30
YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3).
In that case you may terminate all or part of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable income payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. You will also have a limited ability to make transfers from the Variable Account portion of the income payments to increase the proportion of your income payments consisting of fixed income payments. You may not, however, convert any

                                  22 PROSPECTUS

portion of your right to receive fixed income payments into variable income payments. We deduct applicable premium taxes, if any, from the Contract Value at the Payout Start Date. New York does not currently impose a Premium Tax.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout
Start Date to fixed income payments. If you wish to apply any portion of your
Fixed Account balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start
Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable
Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments.

We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the Contract
Value is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

..    terminate the Contract and pay you the Contract Value, adjusted by any
     Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..    reduce the frequency of your payments so that each payment will be at least
     $20.

VARIABLE INCOME PAYMENTS

The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments. Your variable income payments may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolio and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the
Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the variable income payments stays level if the net investment return equals the assumed investment rate. Please refer to the
Statement of Additional Information for more detailed information as to how we determine variable income payments.

FIXED INCOME PAYMENTS

We guarantee income payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the fixed income payments by:

1.   adjusting the portion of the Contract Value in the Fixed Account on the
     Payout Start Date by any applicable Market Value Adjustment;

2.   deducting any applicable premium tax; and

3.   applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 10 business days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS

The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                                  23 PROSPECTUS

DEATH BENEFITS

We will pay the death proceeds prior to the Payout Start Date on:

(a)  the death of any Contract Owner, or

(b)  the death of the Annuitant, if the Contract is owned by a non-living person.

We will pay the death proceeds to the new Contract Owner as determined immediately after the death. The new Contract Owner would be a surviving
Contract Owner or, if none, the Beneficiary(ies). In the case of a Contract owned by a non-living owner, upon the death of the Annuitant, we will pay the death proceeds to the current Contract Owner.

We will determine the value of the death proceeds as of the end of the Valuation
Date on which we receive a complete request for settlement of the death proceeds. If we receive a request after 3 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.

A complete request for settlement of the death proceeds must include DUE PROOF
OF DEATH. We will accept the following documentation as "Due Proof of Death:"

..    a certified copy of the death certificate,

..    a certified copy of a decree of a court of competent jurisdiction as to the finding of death, or

..    any other proof acceptable to us.

DEATH PROCEEDS If we receive a complete request for settlement of the death proceeds within 180 days of the date of the death of any Contract Owner, or the death of the Annuitant, if the Contract is owned by a non-living owner, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Contract Value or the Settlement
Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

If we do not receive a complete request for settlement of the death proceeds within 180 days of the date of death, the death proceeds are equal to the greater of:

1)   the Contract Value as of the date we determine the death proceeds; or

2)   the Settlement Value as of the date we determine the death proceeds.

DEATH BENEFIT AMOUNT

Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

1.   the Contract Value as of the date we receive a complete request for settlement of the death proceeds, or

2.   the SETTLEMENT VALUE (that is, the amount payable on a full withdrawal of
     Contract Value) on the date we determine the death proceeds, or

3.   the Contract Value on the Death Benefit Anniversary immediately preceding the date we receive a complete request for settlement of the death proceeds, adjusted by any purchase payments, withdrawal adjustment as defined below, and charges made since that Death Benefit Anniversary. A
     "DEATH BENEFIT ANNIVERSARY" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract
     Anniversaries are the first three Death Benefit Anniversaries, or

4.   the greatest of the Anniversary Values as of the date we receive a complete request for settlement of the death proceeds. An "ANNIVERSARY VALUE" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any withdrawal adjustment, as defined below, since that anniversary.
     Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i)  the date we determine the death benefit, or

(ii) the deceased's 75th birthday or 5 years after the Issue Date, if later.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount,

(b) = the Contract Value immediately prior to the withdrawal, and

(c) = the value of the applicable death benefit alternative immediately prior to the withdrawal.

See Appendix C for an example representative of how the withdrawal adjustment applies.

In calculating the Settlement Value, the amount in each individual Guarantee
Period may be subject to a Market Value Adjustment. A Market Value Adjustment
will apply to amounts in a Guarantee Period, unless we calculate the Settlement
Value during the 30-day period after the expiration of the Guarantee Period.
Also, the Settlement Value will reflect the deduction of any applicable
Withdrawal Charges, contract maintenance charges, and premium taxes. Contract maintenance charges will be pro rated for the part of the Contract Year elapsed as of the date we determine the Settlement Value, unless your Contract qualifies for a waiver of such charges described in the "Contract Maintenance Charge"
section above.

DEATH BENEFIT PAYMENTS
DEATH OF OWNER

                                  24 PROSPECTUS

1.   If your spouse is the sole surviving Contract Owner, or is the sole
     Beneficiary:

a.   Your spouse may elect to receive the Death Proceeds in a lump sum; or

b.   Your spouse may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" above), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of your spouse; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of your spouse; or

iii. over the life of your spouse with a guaranteed number of payments from 5 to
     30 years but not to exceed the life expectancy of your spouse.

c.   If your spouse does not elect one of these options, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the
     Contract is continued in the Accumulation Phase, the following conditions apply: The Contract Value of the continued Contract will be the Death
     Proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Variable Sub-Accounts as of the end of the Valuation Date on which we receive the complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central Time), except that any portion of this excess attributable to the Fixed Account Options will be allocated to the money market Variable Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

i.   transfer all or a portion of the excess among the Variable Sub-accounts;

ii.  transfer all or a portion of the excess into the Fixed Account and begin a new Guarantee Period; or

iii. transfer all or a portion of the excess into a combination of Variable
     Sub-Accounts and the Fixed Account.

Any such transfer does not count as one of the free transfers allowed each
Contract Year and is subject to any minimum allocation amount specified in the
Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value
Adjustment.

Prior to the Payout Start Date, the Death Proceeds of the continued Contract will be described under "Death Benefit Amount."

Only one spousal continuation is allowed under the Contract.

2.   If the new Contract Owner is not your spouse but is a living person or if there are multiple living-person new Contract Owners:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   The new Contract Owner may elect to receive the Death Proceeds paid out under one of the Income Plans (described in "Income Payments" on page 22), subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income payments must be payable:

i.   over the life of the new Contract Owner; or

ii.  for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Contract Owner; or

iii. over the life of the new Contract Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Contract Owner.

c.   If the new Contract Owner does not elect one of the options above, then the new Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner
     may make transfers (as described in "Transfers During the Payout Phase" on page 18) during this 5 year period. No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

We reserve the right to offer additional options upon the death of the Contract
Owner.

If the new Contract Owner dies prior to the complete liquidation of the Contract
Value, then the new Contract Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original
Contract Owner's death.

                                  25 PROSPECTUS

3.   If the new Contract Owner is a corporation or other type of non-living person:

a.   The new Contract Owner may elect to receive the Death Proceeds in a lump sum; or

b.   If the new Contract Owner does not elect the option above, then the new
     Contract Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death
     Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next
     Valuation Date if we receive the request after 3:00 p.m. Central Time).
     Unless otherwise instructed by the new Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the new Contract Owner may
     make transfers (as described in "Transfers During the Payout Phase" on page
     18) during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal charges will be waived during this 5 year period.

We reserve the right to make additional options available to the new Contract
Owner upon the death of the Contract Owner.

If any new Contract Owner is a non-living person, all new Contract Owners will be considered to be non-living persons for the above purposes. Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Contract Owner from the date of your death to the date on which the Death Proceeds is paid.

DEATH OF ANNUITANT

If the Annuitant who is not also the Contract Owner dies prior to the Payout
Start Date, the following apply:

1.   If the Contract Owner is a living person, then the Contract will continue with a new Annuitant, who will be:

a.   the youngest Contract Owner; otherwise

b.   the youngest Beneficiary. You may change the Annuitant before the Payout
     Start Date.

2.   If the Contract Owner is a non-living person:

a.   The Contract Owner may elect to receive the Death Proceeds in a lump sum;
     or

b.   If the Contract Owner does not elect the option above, then the Contract
     Owner must receive the Contract Value payable within 5 years of the
     Annuitant's date of death. The Contract Value will equal the amount of the
     Death Proceeds as determined as of the end of the Valuation Date on which we receive a complete request for settlement of the Death Proceeds (the next Valuation Date if we receive the request after 3:00 p.m. Central
     Time). Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the money market Variable Sub-Account. Henceforth, the Contract Owner may make transfers (as described in "Transfers During the Payout Phase" on page 18)
     during this 5 year period.

No additional purchase payments may be added to the Contract under this election. Withdrawal Charges will be waived during this 5 year period.

We reserve the right to make additional options available to the Contract Owner upon the death of the Annuitant.

Under any of these options, all ownership rights are available to the non-living
Contract Owner from the date of the Annuitant's death to the date on which the
Death Proceeds is paid.

MORE INFORMATION

ALLSTATE NEW YORK

Allstate New York is the issuer of the Contract. Allstate New York is a stock life insurance company organized under the laws of the State of New York.

Allstate New York was incorporated in 1967 and was known as "Financial Life
Insurance Company" from 1967 to 1978. From 1978 to 1984, Allstate New York was known as "PM Life Insurance Company." Since 1984 the company has been known as
"Allstate Life Insurance Company of New York."

Allstate New York is currently licensed to operate in New York. Our home office is located at 100 Motor Parkway, Hauppauge, New York 11788-5107.

Allstate New York is a wholly owned subsidiary of Allstate Life Insurance
Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of
Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. With the exception of the directors' qualifying shares, all of the outstanding capital stock of Allstate
Insurance Company is owned by The Allstate Corporation.

THE VARIABLE ACCOUNT

Allstate New York established the Allstate Life of New York Separate Account A on December 15, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the

                                  26 PROSPECTUS

management of the Variable Account or Allstate New York.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under New York law. That means we account for the Variable
Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the
Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of
Allstate New York.

The Variable Account consists of multiple Variable Sub-Accounts, 24 of which are available through the Contracts. Each Variable Sub-Account invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS

DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date, the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable
Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN PORTFOLIOS. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the
Contract, we may eliminate that Portfolio and substitute shares of another eligible investment portfolio. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new
Variable Sub-Accounts that invest in additional Portfolios. We will notify you in advance of any changes.

CONFLICTS OF INTEREST. Certain of the Portfolios sell their shares to Variable
Accounts underlying both variable life insurance and variable annuity contracts.

It is conceivable that in the future it may be unfavorable for variable life insurance Variable Accounts and variable annuity Variable Accounts to invest in the same Portfolio. The boards of directors of these Portfolios monitor for possible conflicts among Variable Accounts buying shares of the Portfolios.

Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a Variable Account to comply with such laws could cause a conflict. To eliminate a conflict, a
Portfolio's board of directors may require a Variable Account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a Variable
Account withdrawing because of a conflict.

THE CONTRACT

DISTRIBUTION. ALFS, Inc. ("ALFS"), located at 3100 Sanders Road, Northbrook,
Illinois 60062, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life Insurance Company. ALFS is a registered broker-dealer under the Securities and Exchange Act of 1934, as amended
("Exchange Act"), and is a member of the NASD, Inc.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to

                                  27 PROSPECTUS

broker-dealers may vary, but we estimate that the total commissions paid on all
Contract sales to broker-dealers will not exceed 8.5% of any purchase payments.

These commissions are intended to cover distribution expenses.

From time to time, we may offer additional sales incentives of up to 1% of purchase payments to broker-dealers who maintain certain sales volume levels.

Allstate New York does not pay ALFS a commission for distribution of the
Contracts. The underwriting agreement with ALFS provides that we will reimburse
ALFS for any liability to Contract Owners arising out of services rendered or
Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the
Contracts and the Variable Account. We provide the following administrative services, among others:

..    issuance of the Contracts;

..    maintenance of Contract Owner records;

..    Contract Owner services;

..    calculation of unit values;

..    maintenance of the Variable Account; and

..    preparation of Contract Owner reports.

We will send you Contract statements and transaction confirmations at least annually. The annual statement details values and specific Contract data for each particular Contract. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

NON-QUALIFIED ANNUITIES HELD WITHIN A QUALIFIED PLAN

If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitaitons on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate Life Insurance Company of New York no longer issues deferred annuities to employer spnsored qualified retirement plans.

LEGAL MATTERS

All matters of New York law pertaining to the Contracts, including the validity of the Contracts and Allstate New York's right to issue such Contracts under New
York insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate New York.

                                  28 PROSPECTUS

FEDERAL TAX MATTERS

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. ALLSTATE
NEW YORK MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR
TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances.
If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

Allstate New York is taxed as a life insurance company under Part I of
Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate New York, and its operations form a part of Allstate New York, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the
Contract. Under existing federal income tax law, Allstate New York believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate New York does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate New York does not intend to make provisions for any such taxes. If Allstate New York is taxed on investment income or capital gains of the Variable Account, then Allstate New York may impose a charge against the
Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..    the Contract Owner is a natural person,

..    the investments of the Variable Account are "adequately diversified"
     according to Treasury Department regulations, and

..    Allstate New York is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

GRANTOR TRUST OWNED ANNUITY. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the surviving Contract Owner. Since the trust will be the surviving Contract Owner in all cases, the Death Benefit will be payable to the trust notwithstanding any beneficiary designation on the annuity contract. A trust, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment;
or 2) payment deferred up to five years from date of death.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be
"adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate New York does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury
Department

                                  29 PROSPECTUS

announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a
Contract owner to be treated as the owner of the separate account. The Treasury
Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate New York does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the
Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period.
The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..    if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..    if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such
     Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract
     Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..    if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

..    if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..    if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any

                                  30 PROSPECTUS

premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2.
However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or becoming totally disabled,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made under an immediate annuity, or

..    attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

TAX FREE EXCHANGES UNDER INTERNAL REVENUE CODE SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

PARTIAL EXCHANGES. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the
Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate New York (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Allstate New York is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate New York is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien.
Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN.
A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all

                                  31 PROSPECTUS

countries nor do

all tax treaties provide an exclusion or lower withholding rate for annuities.

                             TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified
Contracts are contracts purchased as or in connection with:

..    Individual Retirement Annuities (IRAs) under Code Section 408(b);

..    Roth IRAs under Code Section 408A;

..    Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..    Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section
     408(p);

..    Tax Sheltered Annuities under Code Section 403(b);

..    Corporate and Self Employed Pension and Profit Sharing Plans under Code
     Section 401; and

..    State and Local Government and Tax-Exempt Organization Deferred
     Compensation Plans under Code Section 457.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits,
Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information. Allstate New York no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate New
York can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate New York does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain qualified plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM AN INDIVIDUALLY OWNED TAX QUALIFIED CONTRACT. If
you make a partial withdrawal under a Tax Qualified Contract other than a Roth
IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions)
bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income.
"Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made to a beneficiary after the Contract Owner's death,

..    attributable to the Contract Owner being disabled, or

..    made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, Tax Qualified Contracts (excluding
Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND TAX QUALIFIED CONTRACTS. Pursuant to the Code and IRS
regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA)
may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the
Death Benefits offered by your Contract do not constitute life insurance under these regulations.

                                  32 PROSPECTUS

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract
Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate New York reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM TAX QUALIFIED CONTRACTS. A 10%
penalty tax applies to the taxable amount of any premature distribution from a
Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..    made on or after the date the Contract Owner attains age 59 1/2,

..    made as a result of the Contract Owner's death or total disability,

..    made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..    made after separation from service after age 55 (does not apply to IRAs),

..    made pursuant to an IRS levy,

..    made for certain medical expenses,

..    made to pay for health insurance premiums while unemployed (applies only for IRAs),

..    made for qualified higher education expenses (applies only for IRAs), and

..    made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON TAX QUALIFIED CONTRACTS. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

INCOME TAX WITHHOLDING ON TAX QUALIFIED CONTRACTS. Generally, Allstate New York
is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate New York is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a
"direct rollover" of such amounts to an IRA or eligible retirement plan.
Eligible rollover distributions generally include all distributions from Tax
Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..    required minimum distributions, or,

..    a series of substantially equal periodic payments made over a period of at least 10 years, or,

..    a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..    hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate New York is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default.
If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S.
residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate New York as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien or to certain other 'foreign persons'. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer

                                  33 PROSPECTUS

identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The
U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an
Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual
Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual
Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or
Annuity may be converted or "rolled over" to a Roth Individual Retirement
Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

ANNUITIES HELD BY INDIVIDUAL RETIREMENT ACCOUNTS (COMMONLY KNOWN AS CUSTODIAL

IRAS). Code Section 408 permits a custodian or trustee of an Individual
Retirement Account to purchase an annuity as an investment of the Individual
Retirement Account. If an annuity is purchased inside of an Individual
Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

Generally, the death benefit of an annuity held in an Individual Retirement
Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement
Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1)   The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)   The deceased Annuitant was the beneficial owner of the Individual
     Retirement Account;

3)   We receive a complete request for settlement for the death of the
     Annuitant; and

4)   The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)  The Annuitant's surviving spouse is the sole beneficiary of the Individual
     Retirement Account;

(b)  The Annuitant's surviving spouse has elected to continue the Individual
     Retirement Account as his or her own Individual Retirement Account; and

(c)  The custodian or trustee of the Individual Retirement Account has continued
     the Individual Retirement Account pursuant to the surviving spouse's election.

SIMPLIFIED EMPLOYEE PENSION IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE IRA). Code Section 408(p)
allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS
(TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND
YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations.
Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after
12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..    attains age 59 1/2,

..    severs employment,

..    dies,

..    becomes disabled, or

..    incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate New York is directed to transfer some or all of the Contract Value to another 403(b) plan.
Generally, we do

                                  34 PROSPECTUS

not accept funds in 403(b) contracts that are subject to the Employee Retirement
Income Security Act of 1974 (ERISA).

ANNUAL REPORTS AND OTHER DOCUMENTS

Allstate New York's Annual Report on Form 10-K for the year ended December 31,
2004, is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus.
Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR"
system using the identifying number CIK No. 0000839759. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P.O. Box 82656, Lincoln, NE 68501-2656
(telephone: 1-800-632-3492).

                                  35 PROSPECTUS

APPENDIX A

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH
VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

For the period beginning January 1 and ending December 31,         2000      2001      2002      2003       2004
------------------------------------------------------------------------------------------------------------------
AIM V.I. CAPITAL APPRECIATION - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.63  $  5.779  $  4.317   $  5.521
 Accumulation Unit Value, End of Period                           $  7.63  $  5.779  $  4.317  $  5.521   $  5.813
 Number of Units Outstanding, End of Period                         1,991    35,576    91,317   117,184    160,308
AIM V.I. CORE EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.18  $  6.231  $  5.195   $  6.382
 Accumulation Unit Value, End of Period                           $  8.18  $  6.231  $  5.195  $  6.382   $  6.868
 Number of Units Outstanding, End of Period                         1,488    34,966    62,419    79,425     94,314
AIM V.I. DIVERSIFIED INCOME - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.99  $ 10.223  $ 10.328   $ 11.141
 Accumulation Unit Value, End of Period                           $  9.99  $ 10.223  $ 10.328  $ 11.141   $ 11.555
 Number of Units Outstanding, End of Period                           364     5,443    24,375    33,509     47,763
AIM V.I. INTERNATIONAL GROWTH - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.66  $  6.538  $  5.444   $  9.938
 Accumulation Unit Value, End of Period                           $  8.66  $  6.538  $  5.444  $  9.938   $  8.496
 Number of Units Outstanding, End of Period                           305    11,638    15,358    20,763     28,603
AIM V.I. PREMIER EQUITY - SERIES I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.67  $  7.482  $  5.153   $  6.365
 Accumulation Unit Value, End of Period                           $  8.67  $  7.482  $  5.153  $  6.365   $  6.648
 Number of Units Outstanding, End of Period                        21,939    71,223   158,710   177,633    197,713
FIDELITY VIP CONTRAFUND(R) - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.39  $  8.138  $  7.285   $  9.242
 Accumulation Unit Value, End of Period                           $  9.39  $  8.138  $  7.285  $  9.242   $ 10.539
 Number of Units Outstanding, End of Period                         2,196    31,995    97,646   147,589    197,911
FIDELITY VIP GROWTH - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.53  $  6.934  $  4.786   $  6.279
 Accumulation Unit Value, End of Period                           $  8.53  $  6.934  $  4.786  $  6.279   $  6.410
 Number of Units Outstanding, End of Period                        27,151    90,481   208,536   257,920    354,754
FIDELITY VIP HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.40  $  7.317  $  7.474   $  9.393
 Accumulation Unit Value, End of Period                           $  8.40  $  7.317  $  7.474  $  9.393   $ 10.166
 Number of Units Outstanding, End of Period                            33    20,582    43,029    63,385    103,282
FIDELITY VIP INDEX 500 - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.04  $  7.845  $  6.025   $  7.640
 Accumulation Unit Value, End of Period                           $  9.04  $  7.845  $  6.025  $  7.640   $  8.345
 Number of Units Outstanding, End of Period                             0    67,571   215,402   267,570    404,671
 FIDELITY VIP INVESTMENT GRADE BOND - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.44  $ 11.179  $ 12.181   $ 12.655
 Accumulation Unit Value, End of Period                           $ 10.44  $ 11.179  $ 12.181  $ 12.655   $ 13.054
 Number of Units Outstanding, End of Period                           132    26,618   143,699      202,    195,735
FIDELITY VIP OVERSEAS - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.97  $  6.982  $  5.496   $  7.781
 Accumulation Unit Value, End of Period                           $  8.97  $  6.982  $  5.496  $  7.781   $  8.732
 Number of Units Outstanding, End of Period                            92    25,188    36,513    43,249     52,535
MFS RESEARCH BOND - INITIAL CLASS SUB-ACCOUNT **
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.39  $ 11.150  $ 11.993   $ 12.949
 Accumulation Unit Value, End of Period                           $ 10.39  $ 11.150  $ 11.993  $ 12.949   $ 13.563
 Number of Units Outstanding, End of Period                             0    18,271   100,799   121,895    110,249

                                  36 PROSPECTUS

MFS HIGH INCOME - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.22  $  9.298  $  9.417   $ 10.969
 Accumulation Unit Value, End of Period                           $  9.22  $  9.298  $  9.417  $ 10.969   $ 11.823
 Number of Units Outstanding, End of Period                           108    10,338     9,733    15,277     49,548
MFS INVESTORS TRUST - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.73  $  8.078  $  6.305   $  7.605
 Accumulation Unit Value, End of Period                           $  9.73  $  8.078  $  6.305  $  7.605   $  8.363
 Number of Units Outstanding, End of Period                             0    27,560    73,504    87,690    114,180
MFS NEW DISCOVERY - INITIAL CLASS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.89  $  8.336  $  5.628   $  7.432
 Accumulation Unit Value, End of Period                           $  8.89  $  8.336  $  5.628  $  7.432   $  7.817
 Number of Units Outstanding, End of Period                         6,891    19,369    66,020    77,933     86,243
OPPENHEIMER CORE BOND/VA SUB-ACCOUNT ***
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.20  $ 10.857  $ 11.695   $ 12.332
 Accumulation Unit Value, End of Period                           $ 10.20  $ 10.857  $ 11.695  $ 12.332   $ 12.847
 Number of Units Outstanding, End of Period                             0    25,776   106,484   121,184    143,175
OPPENHEIMER CAPITAL APPRECIATION/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.95  $  7.723  $  5.578   $  7.213
 Accumulation Unit Value, End of Period                           $  8.95  $  7.723  $  5.578  $  7.213   $  7.617
 Number of Units Outstanding, End of Period                            91   107,889   186,591   237,209    299,956
OPPENHEIMER GLOBAL SECURITIES/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.63  $  8.363  $  6.431   $  9.082
 Accumulation Unit Value, End of Period                           $  9.63  $  8.363  $  6.431  $  9.082   $ 10.687
 Number of Units Outstanding, End of Period                             0    41,075    84,628   108,776    130,413
OPPENHEIMER HIGH INCOME/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   9.46  $  9.520  $  9.176   $ 11.232
 Accumulation Unit Value, End of Period                           $  9.46  $  9.520  $  9.176  $ 11.232   $ 12.087
 Number of Units Outstanding, End of Period                             0    23,570    52,432    63,049     95,050
OPPENHEIMER MAIN STREET SMALL CAP/VA SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   8.73  $  8.589  $  7.146   $ 10.187
 Accumulation Unit Value, End of Period                           $  8.73  $  8.589  $  7.146  $ 10.187   $ 12.013
 Number of Units Outstanding, End of Period                           240    22,387    77,910   119,444    164,702
VAN KAMPEN LIT COMSTOCK, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  11.58  $ 11.154  $  8.894   $ 11.505
 Accumulation Unit Value, End of Period                           $ 11.58  $ 11.154  $  8.894  $ 11.505   $ 13.379
 Number of Units Outstanding, End of Period                           337    38,811   117,684   175,133    232,285
VAN KAMPEN LIT EMERGING GROWTH, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $   7.47  $  5.053  $  3.369   $  4.237
 Accumulation Unit Value, End of Period                           $  7.47  $  5.053  $  3.369  $  4.237   $  4.478
 Number of Units Outstanding, End of Period                        16,637    65,356   138,721   171,774    182,412
VAN KAMPEN LIT GOVERNMENT, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                          --        --  $ 10.000  $ 10.642   $ 10.692
 Accumulation Unit Value, End of Period                                --        --  $ 10.642  $ 10.692   $ 10.999
 Number of Units Outstanding, End of Period                            --        --    46,592    56,776     48,986
VAN KAMPEN LIT MONEY MARKET, CLASS I SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                     $ 10.00  $  10.14  $ 10.381  $ 10.377   $ 10.305
 Accumulation Unit Value, End of Period                           $ 10.14  $ 10.381  $ 10.377  $ 10.305   $ 10.258
 Number of Units Outstanding, End of Period                             0   129,426   199,118   192,771    199,636

*    The Contracts were first offered on September 22, 2000. The Accumulation
     Unit Values in this table reflect a mortality and expense risk charge of
     1.15% and an administrative expense charge of 0.10%. All of the Variable
     Sub-Accounts were first offered under the Contracts on September 19, 2000, with the exception of the Van Kampen LIT Government, Class I Sub-Account
     that was first offered April 30, 2002.

**   Effective May 1, 2005, the MFS Bond Series - Initial Class will change its name to MFS Research Bond Series - Initial Class. We will make a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

***  Effective Apil 29, 2005, the Oppenheimer Bond Fund/VA changed its name to
     Oppenheimer Core Bond Fund/VA. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Portfolio.

                                  37 PROSPECTUS

APPENDIX B MARKET VALUE ADJUSTMENT

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to N years for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request.
If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15.

The Market Value Adjustment factor is determined from the following formula:

..9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value
Adjustment factor by the amount transferred (in excess of the Preferred
Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a
Guarantee Period at any time other than during the 30 day period after such
Guarantee Period expires.

                                  38 PROSPECTUS

EXAMPLES OF MARKET VALUE ADJUSTMENT

Purchase Payment: $10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Guaranteed Interest Rate: 4.50%

5 Year Treasury Rate at the time the Guarantee Period is established: 4.50%

Full Surrender: End of Contract Year 3

NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/ = $11,411.66
 Value at End of Contract Year
 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:

Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.2%

                                      730 days
                                  N = -------- = 2
                                      365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .042) X (730/365) = .0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = .0054 X ($11,411.66 - $1,500.00) = $53.32

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1.  Calculate Contract      $10,000.00 X (1.045)/3/  = $11,411.66
 Value at End of Contract Year 3:
Step 2. Calculate the Preferred .15 X
 $10,000.00 = $1,500.00 Withdrawal Amount:
Step 3. Calculate the Market      I = 4.5%
 Value Adjustment:                J = 4.8%

                                       730 days
                                   N = -------- = 2
                                       365 days

                                 Market Value Adjustment Factor: .9 X (I - J) X
                                 N = .9 X (.045 - .048) X (730/365) = -.0054

                                 Market Value Adjustment = Market Value
                                 Adjustment Factor X Amount Subject to Market
                                 Value Adjustment:

                                  = -.0054 X ($11,411.66 - $1,500.00) = -$53.52

                                  39 PROSPECTUS

APPENDIX C WITHDRAWAL ADJUSTMENT EXAMPLE

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000

Death Benefit Amount

-----------------------------------------------------------------------------------------------
                             Contract                  Contract                     Greatest
                Type       Value Before  Transaction  Value After  Death Benefit   Anniversary
   Date     of Occurrence   Occurrence     Amount     Occurrence    Anniversary       Value
                 Value
-----------------------------------------------------------------------------------------------
  1/1/05      IssueDate         --         $50,000      $50,000       $50,000        $50,000
-----------------------------------------------------------------------------------------------
  1/1/06      Contract       $55,000         --         $55,000       $50,000        $55,000
             Anniversary
-----------------------------------------------------------------------------------------------
  7/1/06       Partial       $60,000       $15,000      $45,000       $37,500        $41,250
             Withdrawal
-----------------------------------------------------------------------------------------------

Withdrawal adjustment equals the partial withdrawal amount divided by the
Contract Value immediately prior to the partial withdrawal multiplied by the value of the applicable death benefit amount alternative immediately prior to the partial withdrawal.

DEATH BENEFIT ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $50,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $12,500
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $37,500
--------------------------------------------------------------------------------------------------------------
GREATEST ANNIVERSARY VALUE DEATH BENEFIT
--------------------------------------------------------------------------------------------------------------
PARTIAL WITHDRAWAL AMOUNT                                                     (w)               $15,000
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                        (a)               $60,000
--------------------------------------------------------------------------------------------------------------
Value of Applicable Death Benefit Amount Immediately Prior to Partial         (d)               $55,000
Withdrawal
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                    [(w)/(a)] X (d)        $13,750
--------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                          $41,250
--------------------------------------------------------------------------------------------------------------

Please remember that you are looking at a hypothetical example, and that your investment performance may be greater or less than the figures shown.

                                  40 PROSPECTUS

STATEMENT OF ADDITIONAL INFORMATION

              Additions, Deletions or Substitutions of Investments

                                  The Contract

                              Purchase of Contracts

                     Calculation of Accumulation Unit Values

                     Calculation of Variable Income Payments

                                 General Matters

                                Incontestability

                                   Settlements

                  Safekeeping of the Variable Account's Assets

                                     Experts

                              Financial Statements

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH
SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE
ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS
PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                  41 PROSPECTUS

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

              Registration fees................   $        0
              Cost of printing and engraving...   $        0
              Legal fees.......................   $        0
              Accounting fees..................   $    6,600
              Mailing fees.....................   $        0

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company of New York ("Registrant")
provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of
Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity;
provided that payment of such claims had not been agreed to or denied by
Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exhibit No. Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to
Pre-Effective Amendment No. 1 to Registrant's Form N-4 Registration Statement
(File No. 033-65381) dated September 23, 1996.)

(2) None

3(i) Restated Certificate of Incorporation of Allstate Life Insurance Company
of New York dated December 2, 2003. Incorporated herein by reference to Exhibit
3(i) to Allstate Life Insurance Company of New York's Annual Report on Form 10-K
for 2003, SEC File No. 333-100029.

3(ii) Amended By-Laws of Allstate Life Insurance Company of New York dated
December 16, 1998.  Incorporated herein by reference to Exhibit 3(ii) to
Allstate Life Insurance Company of New York's Annual Report on Form 10-K for
1998, SEC File No. 333-100029.

(4)(a) Form of AIM Lifetime Plus(SM) Variable Annuity Contract (Incorporated
herein by reference to Pre-Effective Amendment No. 1 to Form N-4 Registration
Statement of Allstate Life of New York Separate Account A (File No. 033-65381)
dated September 23, 1996.)

(b) Form of AIM Lifetime Plus(SM) II Variable Annuity Contract (Incorporated
herein by reference to Post-Effective Amendment No. 4 to Form N-4 Registration
Statement of Allstate Life of New York Separate Account A (File No. 033-65381)
dated November 12, 1999.)

(c) Form of "Allstate Custom Portfolio," "Allstate Provider" or
"SelectDirections(SM)" Variable Annuity Contract (Incorporated herein by reference to Form N-4 Registration Statement of Allstate Life of New York
Separate Account A (File No. 333-94785) dated January 14, 2000.)

(d) Form of Amendatory Endorsement to Add Dollar Cost Averaging Fixed Accounts
to the "Allstate Custom Portfolio", "Allstate Provider", or "SelectDirections"
Variable Annuity (Incorporated herein by reference to Post-Effective Amendment
No. 23 to Form N-4 Registration Statement of Allstate Life of New York Separate
Account A (File No. 333-94785) dated April 20, 2001.)

(e) Form of Amendatory Endorsement for Transfer Limitations under the "Allstate
Custom Portfolio", "Allstate Provider", or "SelectDirections" Variable Annuity
(Incorporated herein by reference to Post-Effective Amendment No. 23 to Form N-4
Registration Statement of Allstate Life of New York Separate Account A (File No.
333-94785) dated April 20, 2001.)

(f) Form of Death Benefit Endorsement (Previously filed in Post-Effective
Amendment No. 1 to this Registration Statement (File No. 333-100029) dated April
11, 2003.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Pre-Effective Amendment No. 1 to Form S-3 Registration Statement
of Allstate Life Insurance Company of New York (File No. 033-65355) dated
September 23, 1996.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to Form S-3 Registration
Statement of Allstate Life Insurance Company of New York (File No. 033-65355)
dated November 12, 1999.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 1 to the Form S-3 Registration
Statement (File No.333-95703) dated February 14, 2000.)

(5)(d) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 3 to the Form S-3 Registration Statement (File
No.333-95703) dated July 21, 2000.)

(5)(e) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement on Form S-3
(File No. 333-95703) dated August 21, 2000.)

(5)(f) Opinion of General Counsel Re: Legality (Incorporated herein by reference to Registrant's Form S-3 Initial Registration Statement (File No. 333-61846)
dated May 30, 2001.)

(5)(g) Opinion of General Counsel Re: Securities registered (Previously filed in
Registrant's Form S-3 Initial Registration Statement (File No. 333-100029) dated
September 24, 2002.)

(5)(h) Opinion of General Counsel Re: Legality (Incorporated by reference to
Registrant's Form S-3 Registration Statement (File No. 333-158183) dated March
24, 2009)

(5)(i) Opinion of General Counsel Re: Legality (Incorporated by reference to
Registrant's Form S-1 Registration Statement (File No. 333-180370) dated March
27, 2012)

(8) None

(9) None

(10)  Material Contracts

10.1  Form of Amended and Restated Service and Expense Agreement among Allstate
      Insurance Company, The Allstate Corporation and certain affiliates effective January 1, 2004. Incorporated herein by reference to Exhibit
      10.1 to Allstate Life Insurance Company's Annual Report on Form 10-K for
      2007. (SEC File No.000-31248)

10.2  Form of Amendment No. 1 effective January 1, 2009 to Amended and Restated
      Service and Expense Agreement between Allstate Insurance Company, The
      Allstate Corporation and certain affiliates dated as of January 1, 2004.
      Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed February 17, 2010.
      (SEC File No. 000-31248)

10.3  Letter Agreement among Allstate Insurance Company, The Allstate
      Corporation and certain affiliates, including Allstate Life Insurance
      Company of New York, effective December 1, 2007. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company's Current
      Report on Form 8-K filed May 23, 2008. (SEC File No. 000-31248)

10.4  New York Insurer Supplement to Amended and Restated Service and Expense
      Agreement among Allstate Insurance Company, The Allstate Corporation,
      Allstate Life Insurance Company of New York and Intramerica Life Insurance
      Company, effective March 5, 2005. Incorporated herein by reference to
      Exhibit 10.2 to Allstate Life Insurance Company's Quarterly Report on Form
      10-Q for quarter ended June 30, 2005. (SEC File No. 000-31248)

10.5  Investment Advisory Agreement and Amendment to Service Agreement as of
      January 1, 2002 between Allstate Insurance Company, Allstate Investments,
      LLC and Allstate Life Insurance Company of New York.  Incorporated herein by reference to Exhibit 10.2 to Allstate Life Insurance Company of New
      York's Quarterly Report on Form 10-Q for quarter ended March 31, 2002.
      (SEC File No. 333-61846)

10.6  Underwriting Agreement by and among Allstate Life Insurance Company of New
      York and Allstate Distributors, LLC (ALFS, Inc., merged with and into
      Allstate Distributors, LLC effective September 1, 2011) effective
      October 1, 1996. Incorporated herein by reference to Exhibit 10.1 to
      Allstate Life Insurance Company of New York's Quarterly Report on Form
      10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.7  Principal Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C., effective May 1, 2000.
      Incorporated herein by reference to Exhibit 10.2 to Allstate Life
      Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.8  Amendment Number One effective October 1, 2002 to the Principal
      Underwriting Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, L.L.C. dated May 1, 2000.  Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company of
      New York's Quarterly Report on Form 10-Q for the quarter ended March 31,
      2006. (SEC File No.333-100029)

10.9  Selling Agreement between Allstate Life Insurance Company of New York,
      Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate
      Distributors, LLC effective September 1, 2011) and Allstate Financial
      Services, LLC effective May 1, 2005. Incorporated herein by reference to
      Exhibit 10.7 to Allstate Life Insurance Company's Annual Report on Form
      10-K for 2003. (SEC File No. 000-31248)

10.10 Reinsurance Agreement between Allstate Life Insurance Company and Allstate
      Life Insurance Company of New York effective January 1, 1984 as amended by
      Amendment No. 1 effective September 1, 1984, Amendment No.2 effective
      January 1, 1987, Amendment No.3 effective October 1, 1988, Amendment No. 4 effective January 1, 1994 and Amendment No. 5 effective December 31, 1995.
      Incorporated herein by reference to Exhibit 10.6 to Allstate Life
      Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.11 Amendment No. 6 to Reinsurance Agreement between Allstate Life Insurance
      Company and Allstate Life Insurance Company of New York effective December
      1, 2007. Incorporated herein by reference to Exhibit 10.11 of Allstate
      Life Insurance Company of New York's Post-Effective Amendment No.2 to Form
      S-1 filed on April 8, 2010 (File No. 333-158183).

10.12 Amendment No. 7 to Reinsurance Agreement between Allstate Life Insurance
      Company and Allstate Life Insurance Company of New York effective November
      1, 2009.  Incorporated herein by reference to Exhibit 10.12 of Allstate
      Life Insurance Company of New York's Post-Effective Amendment No. 2 to
      Form S-1 filed on April 8, 2010 (File No. 333-158183).

10.13 Assumption Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective July 1, 1984.
      Incorporated herein by reference to Exhibit 10.7 to Allstate Life
      Insurance Company of New York's Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.14 Reinsurance Agreement between Allstate Life Insurance Company and Allstate
      Life Insurance Company of New York, effective January 1, 1986, as amended by Amendment No.1 effective December 31, 1995 and Amendment No. 2 effective December 1, 1995. Incorporated herein by reference to Exhibit
      10.8 to Allstate Life Insurance Company of New York's Quarterly Report on
      Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-61846)

10.15 Reinsurance Agreement between Allstate Life Insurance Company and Allstate
      Life Insurance Company of New York, effective January 1, 1991, as amended by Amendment No.1 effective December 31, 1995.  Incorporated herein by reference to Exhibit 10.9 to Allstate Life Insurance Company of New York's
      Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File
      No. 333-61846)

10.16 Stop Loss Reinsurance Agreement between Allstate Life Insurance Company and Allstate Life Insurance Company of New York effective December 31,
      2001. Incorporated herein by reference to Exhibit 10.16 to Allstate Life
      Insurance Company of New York's Annual Report on Form 10-K for 2003. (SEC
      File No. 333- 100029)

10.17 Intercompany Loan Agreement between The Allstate Corporation, Allstate
      Life Insurance Company, Lincoln Benefit Life Company and other certain subsidiaries of The Allstate Corporation dated February 1, 1996.
      Incorporated herein by reference to Exhibit 10.24 of Allstate Life
      Insurance Company's Annual Report on Form 10-K for 2006. (SEC File No.
      000-31248)

10.18 Form of Pledge and Security Agreement between Road Bay Investments, LLC and Allstate Life Insurance Company of New York dated as of March 9, 2011.
      Incorporated herein by reference to Exhibit 10.26 of Allstate Life
      Insurance Company of New York's Post-Effective Amendment No. 3 to Form S-1
      filed on April 12, 2011. (File No. 333-158183)

10.19 Form of Asset Purchase Agreement between Allstate Life Insurance Company of New York and Road Bay Investments, LLC dated as of March 9, 2011.
      Incorporated herein by reference to Exhibit 10.27 of Allstate Life
      Insurance Company of New York's Post-Effective Amendment No. 3 to Form S-1
      filed on April 13, 2011. (File No. 333-158183)

10.20 Form of Tax Sharing Agreement by and among The Allstate Corporation and certain affiliates dated as of November 12, 1996. Incorporated herein by reference to Exhibit 10.24 to Allstate Life Insurance Company's Annual
      Report Form 10-K for 2007. (SEC File No. 000-31248)

10.21 Agreement for the Settlement of State and Local Tax Credits among Allstate
      Insurance Company and certain affiliates effective January 1, 2007.
      Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company of New York's Current Report on Form 8-K filed February
      21, 2008. (SEC File No. 333-100029)

10.22 Administrative Agreement between Allstate Life Insurance Company, Allstate
      Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors,
      LLC effective September 1, 2011) and Allstate Life Insurance Company of
      New York effective June 1, 1993. Incorporated herein by reference to
      Exhibit 10.22 to Allstate Life Insurance Company of New York's Annual
      Report on Form 10-K for 2008. (SEC File No. 333-100029)

10.23 Administrative Services Agreement between Allstate Life Insurance Company of New York and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective
      January 1, 2002. Incorporated herein by reference to Exhibit 10.23 to
      Allstate Life Insurance Company of New York's Annual Report on Form 10-K
      for 2008. (SEC File No. 333-100029)

10.24 Assignment & Delegation of Administrative Services Agreements,
      Underwriting Agreements, and Selling Agreements entered into on
      September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company,
      Allstate Life Insurance Company of New York, Allstate Distributors, LLC,
      Charter National Life Insurance Company, Intramerica Life Insurance
      Company, Allstate Financial Services, LLC and Lincoln Benefit Life
      Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life
      Insurance Company's Current Report on Form 8-K filed September 1, 2011.
      (SEC File No. 000-31248)

11.   None

12.   None

15.   Not Applicable.

16.   Letter re change in certifying accountant. Not Applicable.

21.   Subsidiaries of the registrant. Not Applicable.

23.   Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24) Powers of Attorney for Marcia D. Alazraki, Anurag Chandra, Don Civgin,
Angela K. Fontana, Cleveland Johnson, Jr., Wilford J. Kavanaugh, Jesse E.
Merten, Kenneth R. O'Brien, Samuel H. Pilch, John R. Raben, Jr., Phyllis Hill
Slater, Mary C. Springberg.  Filed herewith.

99. Experts. Filed herewith.

Exhibit List for XBRL Docs:
---------------------------

101.INS  XBRL Instance Document

101.SCH  XBRL Taxonomy Extension Schema

101.CAL  XBRL Taxonomy Extension Calculation Linkbase

101.DEF  XBRL Taxonomy Extension Definition Linkbase

101.LAB  XBRL Taxonomy Extension Label Linkbase

101.PRE  XBRL Taxonomy Extension Presentation Linkbase

16(b) Financial statement schedules required by Regulation S-X (17 CFR Part 210)
and Item 11(e) of Form S-1 are included in Part I.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of
1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the registrant, Allstate Life Insurance Company of New York, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of
Illinois on the 2nd day of April, 2013.

                             ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                                            (REGISTRANT)

                             By: /s/ ANGELA K. FONTANA
                                 ----------------------------------------
                                 Angela K. Fontana, Director, Vice President,
                                 General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the
2nd day of April, 2013.

*/MARCIA D. ALAZRAKI             Director
------------------------------
Marcia D. Alazraki

*/ANURAG CHANDRA                 Director
------------------------------
Anurag Chandra

*/DON CIVGIN                     Director, Chairman of the Board, President and
------------------------------   Chief Executive Officer (Principal Executive
Don Civgin                       Officer)

/s/ ANGELA K. FONTANA            Director
------------------------------
Angela  K. Fontana

*/CLEVELAND JOHNSON, JR.         Director
------------------------------
Cleveland Johnson, Jr.

*/WILFORD J. KAVANAUGH           Director
------------------------------
Wilford Kavanaugh

*/JESSE E. MERTEN                Director, Senior Vice President and Chief
------------------------------   Financial Officer (Principal Financial
Jesse E. Merten                  Officer)

*/KENNETH R. O'BRIEN             Director
------------------------------
Kenneth R. O'Brien

*/SAMUEL H. PILCH                Director, Senior Group Vice President and
------------------------------   Controller (Principal Accounting Officer)
Samuel H. Pilch

*/JOHN R. RABEN, JR.             Director
------------------------------
John R. Raben, Jr.

*/PHYLLIS H. SLATER              Director
------------------------------
Phyllis H. Slater

*/MARY C. SPRINGBERG             Director
------------------------------
Mary C. Springberg

*/   By Angela K. Fontana, pursuant to Power of Attorney filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No. Description

(23)   Consent of Independent Registered Public Accounting Firm

(24)   Powers of Attorney for Marcia D. Alazraki, Anurag Chandra, Don Civgin,
       Angela K. Fontana, Cleveland Johnson, Jr., Wilford J. Kavanaugh, Jesse E.
       Merten, Kenneth R. O'Brien, Samuel H. Pilch, John R. Raben, Jr., Phyllis
       Hill Slater, Mary C. Springberg.

99.    Experts

101.INS  XBRL Instance Document

101.SCH  XBRL Taxonomy Extension Schema

101.CAL  XBRL Taxonomy Extension Calculation Linkbase

101.DEF  XBRL Taxonomy Extension Definition Linkbase

101.LAB  XBRL Taxonomy Extension Label Linkbase

101.PRE  XBRL Taxonomy Extension Presentation Linkbase